As filed with the Securities and Exchange Commission on August 12, 2021
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Markforged Holding Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3559	98-154859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
480 Pleasant St.
Watertown, MA 02472
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Shai Terem
Chief Executive Officer
Markforged Holding Corporation
480 Pleasant St.
Watertown, MA 02472
(866) 496-1805
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth J. Gordon, Esq. Michael J. Minahan, Esq. Michael R. Patrone, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Stephen Karp General Counsel and Secretary Markforged Holding Corporation 480 Pleasant St. Watertown, MA 02472 (866) 496-1805

Approximate date of commencement of proposed sale of the securities to the public
: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per security		Proposed maximum aggregate offering price	Amount of registration fee
Common stock	155,874,248	(2)	$10.28	(3)	$1,602,387,269.44	$174,82 1
Warrants	3,150,000	(4)	$1.81	(5)	$5,701,500.00	$623
Common stock	3,150,000	(6)	$10.28	(7)	$32,382,000.00	$3,533
Total	162, 174 , 248				$1,640,470,769.44	$178,977

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions are also being registered.

(2)
The number of shares of common stock being registered represents the sum of (a) 134,874,248 shares of common stock issued to certain shareholders in connection with the Merger and (b) 21,000,000 shares of common stock issued to certain qualified institutional buyers and accredited investors in private placements consummated in connection with the PIPE Investment (as defined herein).

(3)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of common stock of Markforged Holding Corporation on the New York Stock Exchange (“NYSE”) on August 9, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC) in accordance with Rule 457(c) of the Securities Act.

(4)	The number of warrants being registered represents 3,150,000 warrants to purchase shares of common stock issued to a shareholder of AONE (the “private placement warrants”).
(5)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants of Markforged Holding Corporation on NYSE on August 9, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC) in accordance with Rule 457(c) of the Securities Act.

(6)
Reflects the shares of common stock that may be issued to certain shareholders upon the exercise of outstanding private placement warrants with each warrant exercisable for one share of common stock, subject to adjustment, for an exercise price of $11.50 per share.

(7)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2021
PROSPECTUS FOR
155,874,248 SHARES OF COMMON STOCK
3,150,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK
AND
3,150,000 SHARES OF COMMON STOCK UNDERLYING WARRANTS
OF
MARKFORGED HOLDING CORPORATION

This prospectus relates to (i) the resale of 21,000,000 shares of common stock issued in the PIPE Investment (as defined below) by certain of the Selling Securityholders, (ii) the resale of 134,874,248 shares of common stock, par value $0.0001 per share (the “common stock”) issued in connection with the Merger (as defined below) by certain of the selling securityholders named in this prospectus and (iii) up to an aggregate of 3,150,000 shares of our common stock that may be issued upon exercise of warrants to purchase shares of common stock that were issued to the Sponsor (the “private placement warrants”) held by the Selling Securityholders. This prospectus also relates to the resale of up to 3,150,000 of the private placement warrants.
On July 14, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2021, by and among one, a Cayman Islands exempted company (“AONE”), Caspian Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of AONE (“Merger Sub”), and MarkForged, Inc., a Delaware corporation (“Markforged”). As contemplated by the Merger Agreement, AONE was domesticated as a Delaware corporation and changed its name to “Markforged Holding Corporation” (the “Domestication”). Following the Domestication, Merger Sub merged with and into Markforged, the separate corporate existence of Merger Sub ceased and Markforged survived as a wholly owned subsidiary of Markforged Holding Corporation. (“MFHC”) (the “Merger” and, together with the Domestication, the “Business Combination”).
We are registering the resale of shares of common stock and warrants as required by the subscription agreements, entered into by and among AONE and certain qualified institutional buyers and accredited investors relating to the purchase of shares of common stock in private placements consummated in connection with the Business Combination.
We are also registering the resale of other shares of common stock held by certain of our shareholders.
We will receive the proceeds from any exercise of the warrants for cash, but not from the resale of any of the securities registered hereby by the Selling Securityholders.
We will bear all costs, expenses and fees in connection with the registration of the securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the securities.
Trading of our common stock and warrants began on the New York Stock Exchange (“NYSE”) on July 15, 2021, under the ticker symbols “MKFG” and “MKFG WS”, respectively. Prior to the Domestication, AONE’s Class A ordinary shares, par value $0.0001 per share (the “AONE Class A ordinary shares”), and AONE warrants to purchase AONE Class A ordinary shares traded on the New York Stock Exchange (“NYSE”) under the ticker symbols “AONE” and “AONEWS”, respectively. On August 9, 2021, the closing sale prices of our common stock and warrants as reported by the NYSE were $10.18 and $1.81, respectively.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 15 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of shares of common stock issuable upon the exercise of stock options and warrants, and the settlement of restricted stock units. We will receive proceeds from any exercise of the warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where such offer or sale are not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
The Selling Securityholders and their permitted transferees may use this shelf registration statement to sell securities from time to time through any means described in the section titled “
Plan of Distribution
”. More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled
“Where You Can Find More Information”
.
Unless the context indicates otherwise, references in this prospectus to the “company”, “ Markforged Holding Corporation”, “we”, “us”, “our” and similar terms refer to Markforged Holding Corporation (f/k/a one) and its consolidated subsidiaries. References to “AONE” refer to our predecessor company prior to the consummation of the Business Combination (the “Closing”, and the date of the consummation of the Business Combination, the “Closing Date”). References to “Markforged” refer to MarkForged, Inc. prior to the Closing.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information
”.

TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or
™
symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Markforged Holding Corporation does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“2013 Incentive Plan” are to Markforged’s 2013 Stock Option and Grant Plan, as amended from time to time;

•	“2021 Incentive Plan” are to the Markforged Holding Corporation 2021 Stock Option and Incentive Plan;

•	“2021 ESPP” are to the Markforged Holding Corporation 2021 Employee Stock Purchase Plan;

•	“AONE” are to one , prior to its domestication as a corporation in the State of Delaware;

•	“AONE Class A ordinary shares” are to AONE’s Class A ordinary shares, par value $0.0001 per share;

•	“AONE Class B ordinary shares” are to AONE’s Class B ordinary shares, par value $0.0001 per share;

•
“AONE Initial Shareholders” are to the Sponsor and Michelle Gill, Lachy Groom, Gautam Gupta, Pierre Lamond, Laura de Petra and Catherine Spear, who collectively own all of the AONE Class B ordinary shares.

•
“AONE units” and “units” are to the units of AONE, each unit representing one AONE Class A ordinary share and one-fourth
of one redeemable warrant to acquire one AONE Class A ordinary share, that were offered and sold by AONE in its initial public offering and registered pursuant to the IPO registration statement (less the number of units that have been separated into the underlying public shares and underlying warrants upon the request of the holder thereof);

•	“ASC” are to Accounting Standards Codification;

•	“Business Combination” are to the Domestication together with the Merger;

•
“Cayman Constitutional Documents” are to AONE’s Amended and Restated Memorandum and Articles of Association, as amended from time to time, (the “Existing Memorandum” and the “Existing Articles,” respectively);

•	“Closing” are to the closing of the Business Combination;

•	“Continental” are to Continental Stock Transfer & Trust Company;

•	“COVID-19” are to the novel coronavirus pandemic;

•
“COVID-19
Measures” are to any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, Governmental Order, Action, directive, guidelines or recommendations promulgated by any Governmental Authority that has jurisdiction over Markforged or its subsidiaries, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or response to
COVID-19,
including the Coronavirus Aid, Relief, and Economic Security Act and the Families First Coronavirus Response Act;

•	“DGCL” are to the General Corporation Law of the State of Delaware, as amended;

•	“Domestication” are to the domestication of Markforged Holding Corporation as a corporation incorporated in the State of Delaware;

•
“Employee Transactions” are to share repurchase agreements entered into by Markforged and certain of its stockholders, pursuant to which Markforged will repurchase certain Markforged common stock and/or settle for cash certain Markforged Options;

•	“Employee Transactions Value” are to the aggregate dollar amount paid or payable by Markforged pursuant to the Employee Transactions;

•	“Equity Value” are to $1,700,000,000 minus the Employee Transactions Value;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•
“Exchange Ratio” are to an amount equal to (a) the Equity Value, divided by
 (b) $10.00,
 divided by
 (c) the sum of (i) the Aggregate Fully Diluted Markforged Common Stock and (ii) the Markforged Share Reserve Amount as of immediately prior to the Effective Time;

•
“founder shares” are to the AONE Class B ordinary shares purchased by the Sponsor in a private placement prior to the initial public offering, and the AONE Class A ordinary shares that will be issued upon the conversion thereof;

•	“GAAP” are to accounting principles generally accepted in the United States of America;

•	“initial public offering” are to AONE’s initial public offering that was consummated on August 20, 2020;

•	“IPO registration statement” are to the Registration Statement on Form S-1 (333-240203) filed by AONE in connection with its initial public offering, which became effective on August 17, 2020;

•	“IRS” are to the U.S. Internal Revenue Service;

•	“JOBS Act” are to the Jumpstart Our Business Startups Act of 2012;

•	“Markforged Awards” are to Markforged Options and Markforged RSUs;

•	“Markforged common stock” are to shares of Markforged common stock, par value $0.0001 per share;

•	“Markforged Holding Corporation” are to AONE after the Domestication and its name change from one ;

•	“Markforged Holding Common Stock” are to shares of Markforged Holding Corporation common stock, par value $0.0001 per share;

•	“Markforged Holding Options” are to options to purchase shares of Markforged Holding Common Stock;

•
“Markforged Options” are to an option to purchase shares of Markforged common stock under the 2013 Incentive Plan or otherwise granted to an employee, director, independent contractor or other service provider of Markforged outside of the 2013 Incentive Plan;

•	“Markforged Holding RSUs” are to restricted stock units based on shares of Markforged Holding Common Stock;

•	“Markforged RSUs” are to restricted stock units based on shares of Markforged common stock;

•	“Markforged Share Reserve Amount” are to that number of shares of Markforged common stock available for issuance in respect of Markforged Awards not yet granted under the 2013 Incentive Plan;

•	“Markforged Stockholders” are to the stockholders of Markforged and holders of Markforged Awards prior to the Business Combination;

•	“Merger” are to the merger of Merger Sub with and into Markforged, with Markforged surviving the merger as a wholly owned subsidiary of Markforged Holding Corporation;

•	“Merger Sub” are to Caspian Merger Sub Inc., a Delaware corporation and subsidiary of AONE;

•	“NYSE” are to the New York Stock Exchange;

•	“ordinary shares” are to the AONE Class A ordinary shares and the AONE Class B ordinary shares, collectively;

•
“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

•	“PIPE Investment” are to the purchase of shares of Markforged Holding Common Stock pursuant to the Subscription Agreements;

•	“PIPE Investment Amount” are to the aggregate gross purchase price received by AONE prior to or substantially concurrently with Closing for the shares in the PIPE Investment;

•	“PIPE Investors” are to those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements;

•	“Preferred Stock Conversion” are to each share of Markforged preferred stock converting into one share of Markforged common stock;

•
“private placement warrants” are to the AONE private placement warrants outstanding as of the date of this prospectus and the warrants of Markforged Holding Corporation issued as a matter of law upon the conversion thereof at the time of the Domestication;

•	“pro forma” are to giving pro forma effect to the Business Combination;

•	“public shareholders” are to holders of public shares, whether acquired in AONE’s initial public offering or acquired in the secondary market;

•
“public shares” are to the AONE Class A ordinary shares (including those that underlie the units) that were offered and sold by AONE in its initial public offering and registered pursuant to the IPO registration statement or the shares of Markforged Holding Common Stock issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

•
“public warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by AONE in its initial public offering and registered pursuant to the IPO registration statement or the redeemable warrants of Markforged Holding Corporation issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;

•	“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents;

•
“Registration Rights Agreement” are to the Registration Rights Agreement to be entered into at Closing, by and among Markforged Holding Corporation, certain former stockholders of Markforged, the Sponsor and certain directors and officers of AONE prior to the Effective Time;

•	“RSU” are to restricted stock units;

•	“Sarbanes Oxley Act” are to the Sarbanes-Oxley Act of 2002;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“Sponsor” are to A-star, a Cayman Islands limited liability company;

•
“Sponsor Support Agreement” are to that certain Support Agreement, dated February 23, 2021, by and among the Sponsor, AONE, the AONE Initial Shareholders and Markforged, as amended and modified from time to time, attached hereto as Annex B;

•
“Stockholder Support Agreement” are to that certain Stockholder Support Agreement, entered into on February 23, 2021, by and among Markforged Holding Corporation, the Sponsor and certain shareholders of Markforged, attached hereto as Annex C;

•	“Subscription Agreements” are to the subscription agreements pursuant to which the PIPE Investment were consummated;

•	“trust account” are to the trust account established at the consummation of AONE’s initial public offering at J.P. Morgan Chase Bank, N.A. and maintained by Continental, acting as trustee;

•	“Trust Agreement” are to the Investment Management Trust Agreement, dated August 17, 2020, by and between AONE and Continental Stock Transfer & Trust Company, as trustee; and

•	“warrants” are to the public warrants and the private placement warrants.
Unless otherwise stated in this prospectus or the context otherwise requires, all references in this prospectus to AONE Class A ordinary shares, shares of Markforged Holding Common Stock or warrants include such securities underlying the units.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for our future operations of Markforged Holding Corporation. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	the effect of uncertainties related to the COVID-19 pandemic;

•	the expected growth of the additive manufacturing industry;

•	our anticipated growth and our ability to achieve and maintain profitability in the future;

•	the impact of the regulatory environment and complexities with compliance related to such environment on us;

•	our ability to respond to general economic, political and business conditions;

•	our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;

•	the success of our marketing efforts and our ability to expand our customer base;

•	our ability to develop new products, features and functionality that are competitive and meet market needs;

•	our ability to maintain an effective system of internal controls over financial reporting; and our ability to grow and manage growth profitably and retain key employees;

•	our inability to realize the anticipated benefits of the Business Combination;

•	the outcome of legal or governmental proceedings that may be instituted against us; and

•	other factors detailed under the section titled “ Risk Factors ”.
These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section titled “Where You Can Find Additional Information”.
Unless context otherwise requires, references in this prospectus to the “company”, “we”, “us” or “our” refer to the business of Markforged, which became the business of Markforged Holding Corporation following the Closing.
Company Overview
Our platform, The Digital Forge, is an intuitive additive manufacturing platform powering engineers, designers and manufacturing professionals globally. The Digital Forge combines precise & reliable 3D printers and metal and composite proprietary materials seamlessly with its cloud-based learning software offering to empower manufacturers to create more resilient and agile supply chains. Founded in 2013 by two
MIT-educated
engineers, Markforged is based in greater Boston, Massachusetts, where we have our own in-house
manufacturing facility and where we design all of our industrial 3D printers, software and metal and composite proprietary materials.
Designed to scale into the future, our software-enabled platform delivers clear value today to thousands of customers (including both direct customers and customers of our value added resellers that have purchased one or more of our products) around the world. We have printed millions of parts, meeting customer needs across the entire product development lifecycle, including prototyping, tooling, production and aftermarket spares and replacement parts as well as mid-volume
and high-volume production parts. Blue chip customers in leading-edge industries such as aerospace, military and defense, industrial automation, space exploration, healthcare and automotive rely on our platform for mission-critical, end-use
parts
on-demand
and at the
point-of-need.
Our portfolio of rugged 3D printers include: (i) desktop printers that produce quality parts in settings where space is limited, (ii) industrial composite printers that provide powerful, predictable functionality through their software, sensors, materials and print modes and (iii) metal printers that can fabricate strong, complex metal parts in a variety of advanced metals. Across all our models, our powerful yet easy-to-use
platform, and our industrial-grade materials, enable engineers to make functional parts for manufacturing environments and other demanding applications.
Our software platform was developed alongside our first printers and shipped as a fully integrated solution. As we have grown, we have continued to develop and scale our software, providing a single platform to interact with each of our hardware devices and driving consistent reliability for our customers. From simple file storage and versioning to accessible live telemetry, our products are designed to address the unseen minutiae that can inhibit manufacturers’ productivity. In a manufacturing ecosystem inundated with non-intuitive
user experiences, the simplicity and power of our software drives adoption of our platform with higher customer satisfaction and retention rates.
Today, manufacturers face many limitations from idea generation to finished industrial goods. Part design is inherently limited by traditional subtractive manufacturing methods, such as Computer Numerically Controlled (“CNC”) machining. In addition, in many cases, the existing manufacturing workforce does not have the necessary skills to meet the demands of the next generation of manufacturing, which is embracing digital technologies.

We envision a different future where smart 3D printers distributed in networks that extend directly to the point-of-need
can overcome these limitations. We are making this future a reality today. For example, a military customer stations Markforged printers in combat zones to create digital supply chains, producing parts in the field, on-demand.
A state government customer recently sponsored a pandemic-readiness project that distributed 300 Markforged printers across the state to create a large emergency alert system for manufacturing physical parts on demand. As a further example, a global consumer products company has utilized Markforged printers in more than 30 factories to optimize assembly line production. As we continue to innovate with faster, larger and more precise machines capable of reliably printing more specific materials, we expect to see examples like these scale in both the value they deliver our customers and the impact of additive technology on the broader manufacturing industry.
In 2014, we first commercialized our patented Continuous Fiber Reinforcement (“CFR”), which is a process that uses continuous strands of composite fibers to make parts as strong as and capable of replacing aluminum. In 2018, we released the Metal X system, which is now capable of printing
17-4
PH Stainless Steel, Copper, H13 Tool Steel, Inconel 635, and A2 and D2 Tool Steel in a shop or office environment. These products connect to our secure cloud infrastructure and are controlled via web browser, providing a single, simple digital workflow for printing both carbon fiber and metal for organizations that scale from one user to thousands. We have the ability to leverage data from our existing global fleet of printers connected to cloud architecture to enhance our research and development capabilities for the future benefit of our customers. The data generated by our fleet of thousands of connected printers flows into Blacksmith, an
AI-powered,
closed-loop manufacturing solution, which is currently offered as a software subscription.
For the years 2012 to 2020, according to the Wohlers Report 2021, the additive manufacturing industry grew at a CAGR of 24%, from $2 billion in 2012 to $12 billion in 2020. The Wohlers Report 2021 projects that for the 10 year period of 2020 to 2030, the additive manufacturing industry will grow at a similar CAGR of 25%, reaching $115 billion in 2030. As additive manufacturing technology adoption spreads across the $13 trillion global manufacturing industry, we believe we are well-positioned to take advantage of these trends due to our industry-leading materials, broad portfolio of products, and a cloud architecture that continually learns and will improve our global fleet of industrial printers.
The Markforged team combines cutting-edge technical expertise with industry experience in commercializing new technologies. Our co-founders,
Gregory Mark, an aeronautics and astronautics engineer, and David Benhaim, a computer science engineer, both of whom are graduates of MIT, have helped to transform 3D printing by bringing the power of agile software to industrial manufacturing. Shai Terem, our President and Chief Executive Officer, is a veteran of the digital printing technology industry - previously serving as President of the Americas at Kornit, where he led an aggressive and successful restructuring of the region and, prior to that, as Americas VP of Finance & Operations for Stratasys, where he held several operational responsibilities within the company.
Industry Background
Traditional Manufacturing Faces Many Limitations.
Engineers and product developers are constrained by the physical parameters of conventional manufacturing processes. These parameters define the design possibilities, adding cost and lead time to manufacturing programs and placing firm boundaries on the performance of parts and products. Additive manufacturing lifts many of these limitations, opening up new design capabilities that allow engineers to harness and sustain measurable advantages in durability, weight and customizability.
Traditional manufacturing faces significant limitations that impact profitability and market responsiveness. In mature economies, like the United States, manufacturers find it increasingly difficult to hire the skilled technicians required to operate the legacy equipment that powers a majority of manufacturing operations. According to a 2020 report from The Economist, the generation of specialized tool and die makers that are exiting the labor market and the emerging workforce that is replacing these individuals are trained on completely different educational foundations built on information technology and digital aptitude.
We believe this phenomenon will intensify the struggle to find skilled technicians for businesses that fail to adopt modern manufacturing technologies.
Traditional manufacturing equipment and labor conditions require complex networks of supply sources or “nodes”, connected to one or more manufacturing hubs. These manufacturing hubs rely on intricate chains of logistics and distribution to deliver their products to the market and into the hands of end customers. Each supply node, manufacturing site and logistics bridge represents a single point of failure that has the potential to compromise business continuity and customer relationships in the event of disruptions. For example, the
COVID-19
pandemic caused plant shutdowns, shipping port closures, labor strikes and myriad unforeseen changes in operating conditions. Digital manufacturing decouples part production from these complex and vulnerable supply chains, empowering individual “Makers” and large, global businesses alike to position fabrication capabilities as close to the point of need as possible.
This flexibility also allows modern manufacturers to adapt to changing demand signals with greater responsiveness. As an example, in the early months of the
COVID-19
pandemic, the collective 3D printing community was able to quickly produce early batches of face shields and other personal protective equipment (“PPE”). In contrast, many traditional manufacturers struggled in the face of global supply chain disruptions and significant spikes in demand for key products.
According to a Forbes article published on October 18, 2019, approximately 20% of every dollar in manufacturing is wasted. Additionally, the complex web of logistics and transportation required to convert raw material into goods in end customers’ hands adds many wasteful steps. These factors increase costs to manufacturing programs and incur substantial carbon footprints. As modern businesses seek opportunities to reduce their ecological impacts, both due to proactive and conscientious attitudes as well as government regulations and emissions penalties, digital manufacturing solutions like The Digital Forge present a viable means of producing products more sustainably and at a lower cost.
Our Growth Strategy
Our future growth is driven by a
five-key
strategy:

•
Continue to Fuel Integrated Platform with Software Solutions.
Our integrated platform is designed to scale in both capability and size over time. As we invest additional resources into the feature set of our platform, we expect to be able to solve more customer problems and applications. As we solve more problems, customers will print more parts. As we print more parts, more data will be generated, making our premium software solutions, including Blacksmith and enterprise-grade fleet management, smarter. As our premium software solutions get smarter, we will be able to print better, more accurate parts. As we print better parts, more customers will adopt our premium software solutions, which will continue to drive this growth and improvement cycle more rapidly.

•
Expand Customer Use Cases and Applications.
As we develop printers that are faster, larger and more precise, and add new industrial materials to our capabilities, we continually expand the possible use cases for our customers. We regularly release new printers, software functionality and materials that customers may apply to a variety of new problems and use cases.

•	Drive Deeper, More Efficient Go-To-Market Coverage. As we grow our global distribution footprint and drive optimizations in our go-to-market model, we will grow our sales. For example, in the last year, we formed partnerships with global distributors, such as DesignPoint, Hawk Ridge Systems, LLC, GovSmart, Inc., MLC CAD Systems, LLC, Mark3D UK Limited, Würth Additive Group, Phillips Corporation and others, providing scale and access to hundreds of thousands of potential manufacturing customers across the world.

•
Expand Position as a Trusted Brand.
Due to the innovative technology that we have invented, which is addressing significant global problems in manufacturing, we have the opportunity to invest resources to build a meaningful industrial technology brand. As our brand grows, we expect to generate more organic interest in our products, lowering our cost-to-acquire
customers, which will facilitate our growth and improvement cycle and help expand our business.

•	Target Strategic M&A Opportunities. With increased resources, we have the opportunity to grow inorganically by acquiring companies with technologies and people to complement our platform and team.
The Digital Forge
The Digital Forge is the intuitive additive manufacturing platform for modern manufacturers, bringing the power and speed of agile software development to industrial manufacturing. Composed of hardware, software and materials working seamlessly as a unified platform, it is purpose-built to integrate into our customers’ existing manufacturing ecosystems and eliminate the barriers between design and functional parts. The Digital Forge adopters can achieve immediate benefits through savings of time and money on end-use
parts. Through increased adoption, the platform can drive competitive advantages by making our customers’ entire operations more efficient and responsive.
3D Printers
We offer a rugged line of 3D printers all designed around one goal - putting functional parts in our customers’ hands. Our machines combine high build quality, intuitive user experience and broad platform connectivity. Featuring unibody aluminum frames and precision mechanical components, our printers produce reliable, repeatable results.
We offer three principal categories of 3D printers and systems:

•
Desktop
: Our Desktop 3D Printers are precision-built professional machines designed to reliably print quality parts. These printers deliver precise results with a smaller form factor, making them ideal when space is at a premium.

•	Industrial : Our Industrial 3D Printers provide best-in-class predictability and functionality through sensors, software, materials and print modes.

•	Metal : Our Metal 3D Printers fabricate complex metal parts in a variety of advanced metals.
We also offer the Onyx Pro and Mark Two desktop composite printers, the X3 and X5 industrial composite printers, a ruggedized X7 Field Edition composite printer, and the
Wash-1
and
Sinter-1,
which are components of the Metal X system.
Materials
We offer the only industrial 3D printing family for fabricating Composite, Continuous Fiber and Metal parts on the same platform. All the materials available for printing on The Digital Forge are safe and easy to handle and offer a high degree of flexibility for part design and manufacturing. Our 3D printers are simple to use and do not require intensive buildouts or trained technicians. We currently offer the following materials:

•	Composite: Onyx ™ , Onxy FR, Onyx FR-A, Onyx ESD and Nylon.

•	Continuous Fiber: Carbon Fiber, Carbon Fiber FR, Carbon Fiber FR-A, Aramid Fiber (Kevlar ® ), HSHT Fiberglass, and Fiberglass.

•	Metal: 17-4 PH Stainless Steel, Copper, Inconel 625, H13 Tool Steel, and A2 and D2 Tool Steel.
Our customers can print the right material for the right applications. If a customer requires strength and low weight, composites can replace metal parts and accelerate production times. If customers need something to withstand high temperatures and provide wear resistance, metals can be utilized. In addition, customers can combine parts made of different materials for even higher-performing parts using the CFR process.
CFR augments traditional Fused Filament Fabrication (“FFF”) technology, enabling our printers to reinforce FFF parts with continuous fibers. A
CFR-capable
machine uses two extrusion systems for two unique materials: one for conventional FFF polymer filament, and a second for long strand continuous fibers. Continuous fibers are laid down in-layer,
replacing FFF infill. As a result, a
CFR-capable
printer can print both traditional
FFF-only
parts or CFR parts (FFF parts reinforced with continuous fibers).
CFR represents a step-change improvement in part performance for only an incremental increase in effort. CFR parts are significantly stronger (up to 25 times stronger than ABS plastics) and can replace machined aluminum parts. The process is inherently flexible: simple enough for anyone to use and powerful enough to enable deep customization of part mechanical properties. This means that an engineer can reinforce a part with continuous fibers with two clicks of a button and customize reinforcement on a layer-by-layer
basis on the same platform. With five available fibers and multiple reinforcement techniques that can be granularly configured, parts can be highly customized for applications. We believe the capabilities that CFR enables are unmatched by current alternatives.
Software
Our software pairs advanced 3D printing software with the first connected additive manufacturing platform. Our software is an integrated platform designed to help customers get from design to part quickly. It empowers users to take control of their manufacturing workflow in three ways:

•
Advanced part slicing and printing.
Our software is an integrated, connected platform designed to take customers from CAD to functional part quickly. The browser-based workflow is secure, fast and intuitive. Users can design parts for printing with a single click, or drill deeply into part settings to specially optimize part properties. Our software fully integrates with all of Markforged’s 3D printers, enabling customers to create builds, print parts, and monitor prints in a seamless workflow.

•
Integrated cloud part repository.
A secure part library enables customers to dynamically manage engineering projects of any size. Our software’s part files are securely stored and can be versioned, edited and printed anywhere.
Easy-to-use
filters and folders enable customers to quickly store and find the parts they need when they need it.

•
Real time enterprise-grade fleet management accessible through premium software subscriptions.
Our premium software subscription is designed to provide a single place to manage our customers’ printer fleets in real time, whether in one spot or worldwide. Users benefit from automatic updates while getting analytics, usage data and live telemetry. Our premium software will update automatically, unlocking new features and continuously improving printer performance. Support is fully integrated into the software experience and is directly accessible from both part and printer pages.

Risk Factors Summary
Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “
Risk Factors
” immediately following this prospectus summary, which illuminate challenges that we face in connection with the successful implementation of our strategy and the growth of our business. The following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of shares of our securities and result in a loss of all or a portion of your investment:

•
We have history of net losses and may not be able to achieve profitability for any period in the future or sustain cash flow from operating activities. We have a relatively limited operating history and have experienced rapid growth, which makes evaluating our current business and future prospects difficult and may increase the risk of your investment. Our operating results may fluctuate significantly from period-to-period.

•
The additive manufacturing industry in which we operate is characterized by rapid technological change, which requires us to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of our products.

•
A pandemic, epidemic, or outbreak of an infectious disease, such as the
COVID-19
pandemic, may materially and adversely affect our business and our financial results and could cause a disruption to the development of our products. The
COVID-19
pandemic caused a material disruption to our business in the second and third quarters of 2020.

•	We face significant competition in our industry. If we are unable to create new products or meet the demands of our customers, our business could be materially adversely affected.

•	We depend on our network of value-added resellers and our business could be materially adversely affected if they do not meet our expectations.

•
We depend heavily on third-party suppliers. If they or their facilities become unavailable or inadequate, our business could be adversely affected. We may experience significant delays in the design, production and launch of our additive manufacturing solutions and enhancements to existing products, and we may be unable to successfully commercialize products on our planned timelines.

•	We rely on a limited number of third-party logistics providers for distribution of our products, and their failure to distribute our products effectively would adversely affect our sales.

•
If demand for our products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.

•
Defects in new products or in enhancements to our existing products that give rise to product returns or warranty or other claims could result in material expenses, diversion of management time and attention and damage to our reputation.

•
We may be unable to consistently manufacture our products to the necessary specifications or in quantities necessary to meet demand at an acceptable cost or at an acceptable performance level. As manufacturing becomes a larger part of our operations, we will become exposed to accompanying risks and liabilities. We depend on a limited number of third-party contract manufacturers for a substantial portion of all of our manufacturing needs and any delay, disruption or quality control problems in their operations, including due to the
COVID-19
pandemic, could cause harm to our operations, including loss of market share and damage to our brand.

•
We have experienced, and expect to continue to experience, rapid growth and organizational change since inception. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or attract new employees and customers.

•
A real or perceived defect, security vulnerability, error or performance failure in our software or technical problems or disruptions caused by our third-party service providers could cause us to lose revenue, damage our reputation and expose us to liability.

•
Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United
States locations. Global economic, political and social conditions and uncertainties in the market that we serve may adversely impact our business.

•
A significant portion of our business depends on sales to the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.

•
We are, and have been in the recent past, subject to business and intellectual property litigation. We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply. We could face liability if our additive manufacturing solutions are used by our customers to print dangerous objects.

•
If we are unable to adequately protect our proprietary technology or obtain and maintain patent protection for our technology and products or if the scope of the patent protection obtained is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to ours, and our ability to successfully commercialize our technology and products may be impaired.

•
We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet its periodic reporting obligations.

THE OFFERING

Issuer	Markforged Holding Corporation

Shares of common stock offered by the Selling Securityholders	159,024,248 shares consisting of:
•	134,874,248 shares of common stock issued in connection with the Merger to certain of the Selling Securityholders;

•	21,000,000 shares of common stock issued in the PIPE Investment; and

•	3,150,000 shares of common stock issuable upon the exercise of the private placement warrants.

Warrants offered by the Selling Securityholders	3,150,000 of the private placement warrants.

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the securities registered under this prospectus for resale. See “ Plan of Distribution ”.

Use of proceeds	We will not receive any proceeds from the sale of the securities registered under this prospectus by the Selling Securityholders.

Lock-up restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods.

Risk factors	See “ Risk Factors ” and the other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

NYSE symbols	Our common stock and warrants are listed on NYSE under the symbols “MKFG” and “MKFG WS”, respectively.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”.
Risks Related to Markforged’s Business and Industry
Risks Related to Our Operating History
We have a history of net losses and may not be able to achieve profitability for any period in the future or sustain cash flow from operating activities.
We have a history of losses since our inception in 2013 and have funded our cash flow deficits primarily through the issuance of capital stock. As of June 30, 2021, we had an accumulated deficit of $100.7 million, including net losses of $21.0 million for the six months ended June 30, 2021, and $10.9 million for 2020 and $29.9 million for 2019. We expect to continue to incur operating losses and negative cash flow as we continue to invest significantly in research and development efforts, sales and marketing and other aspects of our business.
We cannot make any assurances that these investments will result in increased revenue or growth in our business. Additionally, as a public company, we expect our legal, accounting and other expenses to be substantially higher than the expenses we incurred as a private company. Furthermore, we may encounter unforeseen issues that require us to incur additional costs. Any such increased expenditures make it harder for us to achieve and maintain future profitability. Revenue growth and growth in our customer base may not be sustainable, and we may not achieve sufficient revenue to achieve or maintain profitability. While we have a revenue history, we expect to bring new additive manufacturing products to market that we anticipate will generate a substantial portion of our future revenue, and it is difficult for us to predict our future operating results. We may incur significant losses in the future for a number of reasons, including due to the other risks described in this prospectus, and we may encounter unforeseen expenses, difficulties, complications and delays and other unknown events. As a result, our losses may exceed forecasts, we may incur significant losses for the foreseeable future, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability. Accordingly, if we are not able to achieve or maintain profitability and we incur significant losses in the future, the market price of our common stock may decline, and you could lose part or all of your investment.
We have a relatively limited operating history and have experienced rapid growth, which makes evaluating our current business and future prospects difficult and may increase the risk of your investment.
Our ability to forecast our future operating results is subject to a number of uncertainties, including our ability to plan for and model future growth. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, as we continue to grow our business. If our assumptions regarding these uncertainties, which we use to plan our business, are incorrect or change in reaction to changes in our markets, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our business could suffer and the trading price of our stock may decline. We intend to derive a substantial portion of our revenues from sales of new and existing hardware products, which sales are non-recurring
and subject to significant risk and fluctuation.
It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

The financial projections included in this prospectus are based on our estimates and assumptions as of the dates indicated in this prospectus concerning various factors, which are subject to significant risks and uncertainties, many of which are beyond our control, and therefore actual results may differ materially. These estimates and assumptions include, among others: the continuing effects of the
COVID-19
pandemic, projections of the size and growth of the overall additive manufacturing industry, revenue growth for our existing products, our ability to develop and successfully commercialize new products and services, the mix of hardware, services and consumables revenue, the performance of our VARs, and cost assessments. These estimates and assumptions require the exercise of judgment and may not occur and are subject to various economic, business, competitive, regulatory, legislative, political and other factors beyond our control, including, for example, changes in customer demand, increased costs in our supply chain, and market acceptance of our products and services. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Our failure to achieve our projected results could harm the trading price of our securities and financial position.
Our operating results may fluctuate significantly from
period-to-period
and may fall below expectations in any particular period, which could adversely affect the market price of our common stock.
Our quarterly results of operations may fluctuate significantly from period-to-period.
Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. If our revenue or operating results fall below the expectations of investors or any securities analysts that follow our company in any period, the price of our common stock would likely decline. Each of the risks described in this section, as well as other factors, may affect our operating results. For example, factors that may cause our operating results to fluctuate include:

•	the degree of market acceptance of our products;

•	our ability to compete with competitors and new entrants into our markets;

•	changes in our pricing policies or those of our competitors, including our response to price competition;

•	the effectiveness of our securing new orders and fulfilling existing orders;

•	the impact of the COVID-19 pandemic on our customers, suppliers, manufacturers and operations;

•	the mix of products that we sell during any period;

•	the timing of our sales and deliveries of our products to customers;

•	changes in the amount that we spend to develop and manufacture new products or technologies;

•	timing of expenditures to develop and bring to market new or enhanced products and the generation of revenue from those products;

•	changes in the amounts that we and our value added resellers (“VARs”) spend to promote our products;

•	changes in the cost of satisfying our warranty obligations and servicing our products, including with respect to our obligations related to our “success plan” offerings;

•	litigation-related expenses and/or liabilities;

•	unforeseen liabilities or difficulties in integrating our acquisitions or newly acquired businesses;

•	disruptions to our internal and third-party manufacturing facilities and processes;

•	disruptions to our information technology systems or our third-party contract manufacturers;

•	disruptions to our global supply chain;

•	the geographic distribution of our sales;

•	general economic and industry conditions that affect customer demand; and

•	changes in accounting rules and tax laws.
In addition, sales of our products are subject to the adoption and capital expenditure cycles of our customers sales cycle, and seasonality among our customers may cause our revenues and operating results to fluctuate from period to period. Accordingly, we typically experience increased sales during the fourth quarter and, to a lesser extent, the third quarter of our fiscal year relative to the first and second quarters. Additionally, for our more complex solutions, which may require additional facilities investment and installation support, potential customers may spend a substantial amount of time performing internal assessments prior to making a purchase decision. This may cause us to devote significant effort in advance of a potential sale without any guarantee of receiving any related revenues. As a result, revenues and operating results for future periods are difficult to predict with any significant degree of certainty, which could lead to adverse effects on our inventory levels and overall financial condition. Accordingly, you should not rely on quarter-over-quarter and year-over-year comparisons of our results as an indicator of our future performance.
The global
COVID-19
pandemic has significantly affected our business and operations.
The
COVID-19
pandemic and efforts to control its spread have significantly curtailed the movement of people, goods and services worldwide. In light of the uncertain situation relating to the spread of
COVID-19,
we have taken precautionary measures intended to minimize the risk of the virus to our employees, our customers and the communities in which we operate. These measures include temporarily closing our offices to visitors and limiting the number of employees in our offices to those that are deemed essential for manufacturing and research purposes, as well as virtualizing, postponing or canceling customer, employee and industry events.
The
COVID-19
pandemic has also created many negative headwinds that present risks to our business and results of operations. For example, it has generally disrupted the operations of our customers and prospective customers, and may continue to disrupt their operations, including as a result of travel restrictions and/or business shutdowns, uncertainty in the financial markets or other harm to their business and financial results. These disruptions have caused reduced capital expenditures by our existing customers and potential new customers, which negatively impacted our sales, especially during the period between March 2020 and May 2020 in which we experienced a decrease in sales compared to the relevant period in 2019. This reduction was particularly prevalent among customers that are large companies purchasing our more expensive products that require greater on-site
installation support. Further, in April 2020, we conducted a reduction in force as a result of reduced demand for our products and uncertainty about future revenues. Because the future effects of the
COVID-19
pandemic are unpredictable, the impact could be more prolonged and significant in the future. These disruptions could result in further reductions to capital expenditure budgets, delayed purchasing decisions, longer sales cycles, extended payment terms or missed payments, and postponed or canceled projects, any of which would negatively impact our business and operating results, including sales and cash flows. We cannot predict the long-term impact that the
COVID-19
pandemic may have on our business and cannot guarantee that it will not be materially negative. Although vaccines have recently become available to the public and states, including Massachusetts where our headquarters is located, have begun to ease certain restrictions, we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, the ongoing effects of the
COVID-19
pandemic and/or the precautionary measures that we have adopted may create operational and other challenges, any of which could harm our business and results of operations.
Historically, a significant portion of our field sales, customer training events and other application services have been conducted in person, and the rollout of our new products has historically been supported by our participation at industry conferences. Currently, as a result of the work and travel restrictions related to the
COVID-19
pandemic, and the precautionary measures that we have adopted, most of our field sales and professional services activities are being conducted remotely, which has resulted in a decrease in our travel expenditures. However, we have begun
in-person
interactions at trade shows and other customer events where permitted. We expect our travel expenditures to increase in the future, which could negatively impact our financial condition and results of operations. As of the date of this prospectus, we do not yet know the extent of the negative impact of such restrictions and precautionary measures on our ability to attract new customers or retain and expand our relationships with existing customers over the near and long term.
In addition, many of our suppliers are experiencing operational challenges as a result of
COVID-19,
which in turn may destabilize our supply chain or otherwise have an adverse effect on our ability to provide products to our customers. Our suppliers may have to temporarily close a facility for disinfecting after employees tested positive for
COVID-19,
face staffing shortages from employees who are sick or apprehensive about coming to work or be overwhelmed by unexpected demand. Because of measures we took to increase inventory, the difficulties experienced by our suppliers have had minimal impact on our ability to ship products to our customers; however, these measures had a negative impact on short-term profitability and if the
COVID-19
pandemic continues, it may negatively affect our inventory and delay delivery to our customers, which in turn will adversely affect our revenue and results of operations. If our suppliers are unable to deliver the materials we require on a timely basis, we cannot guarantee that we will be able to locate alternative sources of supply for our products on acceptable terms, or at all. If we are unable to adequately purchase appropriate amounts of inventory, our business and results of operations may be materially and adversely affected.
Additionally, the
COVID-19
pandemic has impacted, and may continue to impact, our headquarters, which is our primary corporate office, sales and marketing center and has also impacted our in-house
manufacturing location, including through the effects of facility closures, reductions in operating hours and other social distancing efforts. For example, if even a small number of our employees who work in clusters relating to critical functions such as manufacturing, procurement, supply chain, and research and development, test positive for
COVID-19,
the entire business function could be temporarily shut down to ensure the safety of our employees and the effectiveness of business would be severely impacted. Additionally, while Massachusetts and other states have begun to ease restrictions on in-person
operations, we cannot predict whether these conditions and concerns will continue or whether we will experience more significant or frequent disruptions in the future, including the complete closure of one or more of our facilities. Furthermore, as a result of the
COVID-19
pandemic, we have required all employees who are able to do so to work remotely on a full-time or partial basis. It is possible that widespread remote work arrangements may have a negative impact on our operations, the execution of our business plans, the productivity and availability of key personnel and other employees necessary to conduct our business, and on third party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions. If a natural disaster, power outage, connectivity issue or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in increased consumer privacy, data security and fraud risks, and our understanding of applicable legal and regulatory requirements, as well as the latest guidance from regulatory authorities in connection with the
COVID-19
pandemic, may be subject to legal or regulatory challenge, particularly as regulatory guidance evolves in response to future developments.
More generally, the
COVID-19
pandemic has had, and is expected to continue to have, an adverse effect on economies and financial markets globally, leading to a continued economic downturn, which is expected to decrease technology spending generally and could adversely affect demand for our platforms and services. It is not possible at this time to estimate the full impact that
COVID-19
will have on our business, as the impact will depend on future developments, which are highly uncertain and cannot be predicted.
To the extent the
COVID-19
pandemic adversely affects our business, financial condition and results of operations, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section, including but not limited to, those related to our ability to increase sales to existing and new customers, continue to perform on existing contracts, develop and deploy new technologies, expand our marketing capabilities and sales organization, generate sufficient cash flow to service our indebtedness, and comply with the covenants in the agreements that govern our indebtedness.

Risks Related to the Additive Manufacturing Industry
The additive manufacturing industry in which we operate is characterized by rapid technological change, requiring continual innovation and development of new products and innovations to meet constantly evolving customer demands.
Our revenues are derived from the sale of 3D printers and related materials and services. The additive manufacturing market is subject to rapid innovation and technological change and our customers’ needs are rapidly evolving. While we intend to invest substantial resources to remain on the forefront of technological development, continuing advances in additive manufacturing technology, changes in customer requirements and preferences and the emergence of new standards, regulations and certifications could adversely affect adoption of our products. Our ability to compete in the additive manufacturing market depends, in large part, on our success in developing and introducing new 3D printers and technology, in improving our existing products and technology and qualifying new materials which our systems can support. We believe that we must continuously enhance and expand the functionality and features of our products and technologies in order to remain competitive. However, we may not be able to:

•	predict future customer demand;

•	develop cost effective new products and technologies that address the increasingly complex needs of prospective customers;

•	enhance our existing products and technologies;

•	respond to technological advances and emerging industry standards and certifications on a cost-effective and timely basis;

•	adequately protect our intellectual property as we develop new products and technologies;

•	identify the appropriate technology or product to which to devote our resources; or

•	ensure the availability of cash resources to fund research and development.
Even if we successfully introduce new additive manufacturing products and technologies and enhance our existing products and technologies, it is possible that these will eventually supplant our existing products or that our competitors will develop new products and technologies that will replace our own. As a result, any of our products may be rendered obsolete or uneconomical by our or our competitors’ technological advances, leading to a loss in market share, decline in revenue and adverse effects to our business and prospects.
We face intense and growing competition in the additive manufacturing industry. Our inability to compete effectively with our competitors could affect our ability to achieve our anticipated market penetration and achieve or sustain profitability.
The additive manufacturing industry in which we operate is highly competitive. We compete for customers with a wide variety of producers of additive manufacturing equipment that creates 3D objects and end-use
parts, as well as with providers of materials and services for this equipment. Some of our existing and potential competitors are researching, designing, developing and marketing other types of products and services that may render our existing or future products obsolete, uneconomical or less competitive. Existing and potential competitors may also have substantially greater financial, technical, marketing and sales, manufacturing, distribution and other resources than us, including name recognition, as well as experience and expertise in intellectual property rights and operating within certain international markets or industry verticals, any of which may enable them to compete effectively against us. Moreover, many of our competitors have more extensive customer and partner relationships than we do, and may therefore be in a better position to identify and respond to market developments or changes in customer demands, including successfully developing technologies that outperform our technologies. Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features. For example, a number of companies that have substantial resources have announced that they are beginning production of 3D printers, which will further enhance the competition we face.

Future competition may arise from the development of allied or related techniques for equipment, materials, software and services that are not encompassed by our patents, from the issuance of patents to other companies that may inhibit our ability to develop certain products and from improvements to existing technologies.
We intend to continue to follow a strategy of continuing product development, VAR and distribution network expansion to enhance our competitive position to the extent practicable. But we cannot assure you that we will be able to maintain our current position or continue to compete successfully against current and future sources of competition. If we do not keep pace with technological change and introduce new products and technologies, demand for our products may decline, and our operating results may suffer.
Declines in the prices of our products and services, or in our volume of sales, together with our relatively inflexible cost structure, may adversely affect our financial results.
Our business is subject to price competition. Such price competition may adversely affect our results of operation, especially during periods of decreased demand. Decreased demand also adversely impacts the volume of our sales. If our business is not able to offset price reductions resulting from these pressures, or decreased volume of sales due to contractions in the market, by improved operating efficiencies and reduced expenditures, then our operating results will be adversely affected.
Although we generally do not have long-term supply agreements, certain of our operating costs are fixed and cannot readily be reduced, which has an impact on our operating results. To the extent the demand for our products slows, or the additive manufacturing market contracts, we may be faced with excess manufacturing capacity and related costs that cannot readily be reduced, which will adversely impact our financial condition and results of operations. Conversely, because we generally do not have long-term supply agreements, we are subject to the risk of significant cost increases by our suppliers.
Increased consolidation among our customers, suppliers and competitors in the additive manufacturing industry may have an adverse effect on our business and results of operations.
Increased consolidation in the additive manufacturing industry among our customers, suppliers and competitors may adversely affect our business and results of operations. Customer consolidation could lead to changes in buying patterns, slowdowns in spending, and impact our distribution channels. Moreover, the significant purchasing power of these large companies can increase pricing and competitive pressures for us, including the potential for decreases in our average selling prices. If one of our customers is acquired by another company that does not rely on us to provide it with products or relies on another provider of similar products, we may lose that customer’s business. Any of the foregoing results will adversely affect our business, financial condition and results of operations.
In addition, supplier consolidation may lead to increased prices of materials for our products, deployment delays and/or a disruption in output. In addition, such consolidation may exacerbate the risks relating to our dependence on a small number of suppliers for certain materials that are required to manufacture our products.
We may experience significant delays in the design, production and launch of our additive manufacturing solutions and enhancements to existing products, and we may be unable to successfully commercialize products on our planned timelines.
We have several additive manufacturing solutions and enhancements to existing products that are still under development. There are often delays in the design, testing, manufacture and commercial release of new products, and any delay in the launch of our products could materially damage our brand, business, growth prospects, financial condition and operating results. Even if we successfully complete the design, testing and manufacture for one or all of our products or enhancements under development, we may fail to develop a commercially successful product on the timeline we expect for a number of reasons, including:

•	misalignment between the products and customer needs;

•	length of sales cycles;

•	insufficient product innovation;

•	product quality and performance issues;

•	insufficient resources or qualified personnel to develop the product;

•	failure of the product to perform in accordance with the customer’s expectations and industry standards;

•	inability to procure parts of adequate quality needed to build the product on commercially acceptable terms, or at all;

•	insufficient labor or process stability to build the product to required specifications;

•	ineffective distribution, sales and marketing;

•	delay in obtaining any required regulatory approvals;

•	the impact of the COVID-19 pandemic on production and demand for our products;

•	unexpected production costs and delays; or

•	release of competitive products.
Our success in the market for the new products we develop will depend in part on our ability to prove our new products’ capabilities in a timely manner. Until demonstration, our customers may not believe that our products and/or technology have the capabilities they were designed to have or that we believe they have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a competitor, including another larger and more established company, may take longer than expected to make the decision to order our products, or may not have the budget or decision making authority to purchase the product. Significant revenue from new product investments may not be achieved for a number of years, if at all. If the timing of our launch of new products and/or of our customers’ acceptance of such products is different than our assumptions, our revenue and results of operations may be adversely affected.
Changes in our product mix may impact our gross margins and financial performance.
Our financial performance may be affected by the mix of products and services we sell during a given period. We expect to continue to offer products at a variety of price points. Sales of certain of our products have, or are expected to have, higher gross margin contributions than others. If our product mix shifts too far into lower gross margin products, or we are unable to maintain or increase gross margins, and we are not able to sufficiently reduce the engineering, production and other costs associated with those products or substantially increase the sales of our higher gross margin products, our profitability could be reduced. Additionally, the introduction of new products or services may further heighten quarterly fluctuations in gross profit and gross profit margins due to manufacturing ramp-up
and
start-up
costs. Relatedly, if our product mix shifts such that our production rates decrease, our product costs and margins may be negatively impacted. We may experience significant quarterly fluctuations in gross profit margins or operating income or loss due to the impact of the mix of products, channels or geographic areas in which we sell our products from period to period.
Forecasts of our market and market growth may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, there can be no assurance that our business will grow at similar rates, or at all.
Market opportunity estimates and growth forecasts included in this prospectus, including the expected size and growth of the markets for additive manufacturing technology and other markets in which we participate, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Even if these markets experience the forecasted growth described in this prospectus, we may not grow our business at similar rates, or at all. Our future growth is subject to many factors, including market adoption of our products, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this prospectus, including internally generated estimates and the third-party estimate that the size of the total addressable market is expected to be approximately $115 billion in 2030, should not be taken as indicative of our future growth. In addition, these forecasts may not adequately consider the impact of the current global
COVID-19
pandemic, and we cannot assure you that these forecasts will not be materially and adversely affected as a result.
Risks Related to Our Business Operations
Our failure to meet our customers’ price expectations would adversely affect our business and results of operations.
Demand for our product lines is sensitive to price. We believe our competitive pricing has been an important factor in our results to date. Therefore, changes in our pricing strategies can have a significant impact on our business and ability to generate revenue. Many factors, including our production and personnel costs, our competitors’ pricing and marketing strategies, our customers’ budgets, the value our products bring to our customers and our desire to hit revenue goals can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our products and product lines could be negatively impacted and our business, results of operations and brand could suffer.
Our revenue model is evolving and we may introduce new revenue models or avenues that may not be accepted by our customers and as such will not materialize.
We depend on our network of VARs and other distribution partners and if we fail to maintain successful relationships, or if they fail to perform, our ability to market, sell and distribute our products will be limited, and our business, financial position and results of operations will be harmed.
We rely heavily on our global network of VARs and other distribution partners to sell our products and to provide installation and support services to customers in their respective geographic regions. These VARs and other distribution partners may not be as effective in selling our products or installing and supporting our customers as we expect. Moreover, a VAR or other distribution partner may misrepresent the capabilities of our products without our knowledge either intentionally or unintentionally due to the inherent complexity of our products. Further, our VARs and other distribution partners can terminate their contracts with us at any time, and if our contracts with a significant number of VARs and other distribution partners, or with the most effective VARs and other distribution partners, were to terminate or if they would otherwise fail or refuse to sell certain of our products, we may not be able to find replacements that are as qualified or as successful in a timely manner, if at all.
Recruiting and retaining qualified VARs and other distribution partners and training them in our technologies requires significant time and resources. These VARs and other distribution partners may also market, sell and support other technologies in unrelated markets and may devote more resources to the marketing, sales and support of such products.
In addition, if our VARs and other distribution partners do not perform as anticipated, or if we are unable to secure qualified and successful VARs and other distribution partners, our sales will suffer, which would have an adverse effect on our revenues and operating results. Because we also depend upon our VARs and other distribution partners to provide installation and support services for products, if our VAR or distribution partner relationships were terminated or limited to certain products, we may face disruption in providing support for our customers, which would adversely affect our brand, reputation and our results of operations. Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and adversely affect our financial results and brand.

Further, we require that our VARs and other distribution partners adhere to all local laws and regulations, but it is possible that a VAR or other distribution partner could violate such laws or regulations, which could adversely impact our business, reputation and financial results and brand. Our indirect sales and distribution model could subject us to lawsuits, potential liability and brand and reputational harm if, for example, any of our VARs and other distribution partners misrepresent the functionality of our products or services to customers or violate laws or our corporate policies.
Additionally, while none of our VARS or other distribution partners represents more than 10% of our sales, a default by one or more VARs or other distribution partners with whom we have a significant receivables balance could have an adverse financial impact on our financial results. We have reviewed our policies that govern credit and collections and will continue to monitor them in light of current payment status and economic conditions. In addition, we try to reduce the credit exposures of our accounts receivable by instituting credit limits and additional checks. However, there can be no assurance that our efforts to identify potential credit risks will be successful. Our inability to timely identify VARs and other distribution partners that are credit risks could result in defaults at a time when such VARs and other distribution partners have high accounts receivable balances with us. Any such default would result in a significant charge against our earnings and adversely affect our results of operations and financial condition. Furthermore, a significant portion of our accounts receivable payment periods are greater than 90 days. During that time, the VAR or distribution partner may default on its obligations or we may otherwise be unable to collect the payments due to us, which could adversely affect our results of operations and financial condition.
If our suppliers become unavailable or inadequate, our customer relationships, results of operations and financial condition may be adversely affected.
We acquire certain of our materials, which are critical to the ongoing operation and future growth of our business, from several third parties. Generally, our third-party contract manufacturers contract directly with component suppliers with our guidance. We rely on our contract manufacturers to manage their supply chains. If one of our contract manufacturers has supply chain disruption, or our relationship with our contract manufacturer terminates, we could experience delays. We also source some materials directly from suppliers. While most manufacturing equipment and materials for our products are available from multiple suppliers, certain of those items are only available from limited sources. Should any of these suppliers become unavailable or inadequate, or impose terms unacceptable to us, such as increased pricing terms, we could be required to spend a significant amount of time and expense to develop alternate sources of supply, and we may not be successful in doing so on terms acceptable to us, or at all. As a result, the loss of a limited source supplier could adversely affect our brand and relationship with our customers as well as our results of operations and financial condition.
In the case of certain materials, we have specified a certain grade of a product to be used in our manufacturing process. While there are several potential suppliers of most of these component materials that we use, we currently choose to use only one or a limited number of suppliers for several of these components and materials. For those materials, we could be impacted by any changes our suppliers make to such materials, which could include specification changes, lead time or cancellation of the material. If there is not an alternate product available, replacement thereof would require significant engineering and manufacturing efforts by us to qualify a replacement. Additionally, if a supplier of such materials decided to terminate their relationship with us, we may face delays in our production as we seek out a replacement supplier. Our reliance on a single or limited number of vendors involves a number of risks, including:

•	potential shortages of some key components;

•	product performance shortfalls, if traceable to particular product components, since the supplier of the faulty component cannot readily be replaced;

•	discontinuation of a product or certain materials on which we rely;

•	potential insolvency of these vendors; and

•	reduced control over delivery schedules, manufacturing capabilities, quality and costs.

In addition, we evaluate new suppliers pursuant to our internal procedures. This process involves evaluations of varying durations, which may cause production delays if we were required to qualify a new supplier unexpectedly. We generally assemble our systems and parts based on our internal forecasts and the availability of raw materials, assemblies, components and finished goods that are supplied to us by third parties, which are subject to various lead times. If certain suppliers were to decide to discontinue production of an assembly, component or raw material that we use, the unanticipated change in the availability of supplies, or unanticipated supply limitations, could cause delays in, or loss of, sales, increased production or related costs and consequently reduced margins, and damage to our reputation. If we were unable to find a suitable supplier for a particular component, material or compound, we could be required to modify our existing products or the end-parts
that we offer to accommodate substitute components, material or compounds. While we monitor risk internally related to our sourcing (particularly concerning raw materials), there is no guarantee that will sufficiently protect us if we suddenly lose access to supplies unexpectedly.
Any shortage of a particular component, material or compound could materially and adversely affect our ability to manufacture our products and could lead to increased costs to acquire such resources which could adversely affect our business and financial condition. We have in the past experienced and may in the future experience materials shortages and price fluctuations of certain key components, materials and compounds, and the predictability of the availability and pricing of these components, materials and compounds may be limited. Shortages of components, materials or compounds or pricing fluctuations could be material in the future. In the event of a components, materials or compounds shortage, supply interruption or material pricing change from suppliers of these components, materials or compounds, we may not be able to develop alternate sources in a timely manner or at all in the case of sole or limited sources. Developing alternate sources of supply for these components, materials or compounds may be time-consuming, difficult, and costly and we may not be able to source these components, materials or compounds on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any of these components, materials or compounds, or the inability to obtain these components, materials or compounds from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our scheduled product deliveries to our customers. This could adversely affect our relationships with our customers and VARs and could cause delays in shipment of our products and adversely affect our operating results. In addition, increased component, material or compound costs could result in lower gross margins. Even where we are able to pass increased costs along to our customers, there may be a lapse of time before we are able to do so such that we must absorb the increased cost. If we are unable to buy these components, materials or compounds in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products to our customers, which may result in such customers using competitive products instead of ours.
Our business model is predicated, in part, on developing or expanding recurring revenues through the sale of our hardware, consumables, and services. If that recurring stream of revenues does not develop as expected, or if our business model changes as the industry evolves, our operating results may be adversely affected.
Our business model is dependent, in part, on our ability to develop, maintain and increase sales of our hardware, consumables, and services as they generate recurring revenues. Existing and future customers of our systems may not purchase our consumables and services at the same rate at which customers currently purchase those offerings. If our current and future customers purchase a lower volume of our consumables and services, resulting overall in lower purchases of consumables and services on average than with our current installed customer base, our recurring revenue stream relative to our total revenues would be reduced and our operating results would be adversely affected.
We rely on a limited number of third-party logistics providers for distribution of our products, and their failure to distribute our products effectively would adversely affect our sales.
We rely on a limited number of third-party logistics providers for shipping our products. Each third-party logistics provider stores our products in a limited number of warehouses where they prepare and ship our products based on digital instructions. The use of a limited number of third-party logistics providers increases the risk that a fire or damage from another type of disaster at any of the warehouses may result in a disruption of our commercialization efforts. Additionally, because we use a limited number of third-party logistics providers, if there is a disruption in the distribution channels of such third-party logistics providers, our business and financial condition could be adversely impacted.
If our third-party logistics providers do not fulfill their contractual obligations to us, or refuse or fail to adequately distribute our products, such as by shipping our products to the incorrect recipient, or the agreements are terminated without adequate notice, shipments of our products, and associated revenues, would be adversely affected. In addition, we expect that it may take a significant amount of time if we were required to change our third-party logistics providers and would require significant efforts to provide the systems support required for a new provider to effectively support our operations.
If demand for our products does not grow as expected, or if market adoption of additive manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline, and our business may be adversely affected.
We believe that the industrial manufacturing market, which today is dominated by conventional manufacturing processes that do not involve additive manufacturing technology, is undergoing a shift towards additive manufacturing. We may not be able to develop effective strategies to raise awareness among potential customers of the benefits of additive manufacturing technologies or our products may not address the specific needs or provide the level of functionality required by potential customers to encourage the continuation of this shift towards additive manufacturing. We must anticipate, sometimes several years in advance, the direction that the additive market is taking. We may not correctly anticipate the direction, which may lead us to invest in the wrong products, which may adversely affect our results of operation and financial condition. If additive manufacturing technology does not continue to gain broader market acceptance as an alternative to conventional manufacturing processes, or if the marketplace adopts additive manufacturing technologies that differ from our technologies, we may not be able to increase or sustain the level of sales of our products, and our operating results would be adversely affected as a result.
Defects in new products or in enhancements to our existing products that give rise to product returns or warranty or other claims could result in material expenses, diversion of management time and attention and damage to our reputation.
Our additive manufacturing solutions are complex and may contain undetected defects or errors when first introduced or as enhancements are released that, despite testing, are not discovered until after a machine has been used. We may not know which products are affected by defects. These defects could be systemic and could affect all of the products we shipped prior to discovery thereof. It may not be economically feasible to identify, replace or repair all affected products. In the event that the defect is severe enough or impacts customer safety, a product recall may be required. This could result in delayed market acceptance of those products or claims from VARs, customers or others, which may result in litigation, increased customer warranty, support and repair or replacement costs, damage to our reputation and business, or significant costs and diversion of support, management and engineering personnel to correct the defect or error. We may from time to time become subject to warranty or product liability claims related to product quality issues that may require us to take remedial action and could, regardless of merit, lead us to incur significant expenses, result in diversion of management time and attention, damage to our business and reputation and brand, and cause us to fail to retain existing customers or fail to attract new customers.
We attempt to include provisions in our agreements with customers that are designed to manage our exposure to potential liability for damages arising from defects or errors in our products. However, it is possible that these provisions may not be effective as a result of unfavorable judicial decisions or laws enacted in the future.

We may be unable to consistently manufacture our products to the necessary specifications or in quantities necessary to meet demand at an acceptable cost or at an acceptable performance level.
Our products are integrated solutions with many different components that work together. As such, a quality defect in a single component can compromise the performance of the entire solution. As we continue to grow and introduce new products, and as our products incorporate increasingly sophisticated technology, it will be increasingly difficult to ensure our products are produced in the necessary quantities without sacrificing quality. There is no assurance that we or our third-party manufacturers and any component suppliers will be able to continue to manufacture our products so that they consistently achieve the product specifications and quality that our customers expect. Relatedly, certain of our components are sourced by a single supplier and, if the supply became disrupted as a result of insufficient quality, service delays or any other factor, our manufacturing efforts may be adversely affected. Any future design issues, unforeseen manufacturing problems, such as contamination of our or such third-party facilities, equipment malfunctions, aging components, component obsolescence, business continuity issues, quality issues with components and materials sourced from third party suppliers, or failures to strictly follow procedures or meet specifications, may have a material adverse effect on our brand, business, financial condition and operating results. Furthermore, we or our third-party manufacturers may not be able to increase manufacturing to meet anticipated demand or may experience downtime.
In order to meet our customers’ needs, we attempt to forecast demand for our products and components used for the manufacture of our products. If we fail to accurately forecast this demand, we could incur additional costs or experience manufacturing delays and may experience lost sales or significant inventory carrying costs.
The risk of manufacturing defects or quality control issues is generally higher for new products, whether produced by us or a third-party manufacturer, products that are transitioned from one manufacturer to another, particularly if manufacturing is transitioned or initiated with a manufacturer we have not worked with in the past, and products that are transferred from one manufacturing facility to another. We cannot assure investors that we and our third-party manufacturers will be able to launch new products on time, transition manufacturing of existing products to new manufacturers, transition our manufacturing capabilities to a new location or transition manufacturing of any additional materials in-house
without manufacturing defects. An inability to manufacture products and components that consistently meet specifications, in necessary quantities and at commercially acceptable costs will have a negative impact and may have a material adverse effect on our brand, business, financial condition and results of operations.
Our commercial contracts generally contain product warranties and limitations on liability and we carry liability insurance in amounts that we believe are adequate for our risk exposure and commensurate with industry norms. However, commercial terms and our insurance coverage may not be adequate or available to protect our company in all circumstances, and we might not be able to maintain adequate insurance coverage for our business in the future at an acceptable cost. Any liability claim against us that is not covered by adequate insurance could adversely affect our consolidated results of operations and financial condition. Finally, any liability claim against us may cause harm to our brand, reputation and adversely impact our business.
We are dependent on the continued services and performance of our senior management and other key employees, as well as on our ability to successfully hire, train, manage and retain qualified personnel.
Our future performance depends on the continued services and contributions of our executive team, founders and other key employees to execute on our business plan and to identify and pursue new opportunities and product innovations. Such persons may resign at any time and the loss of their services could delay or prevent the successful implementation of our strategy, commercialization of new applications for our systems or other products, or could otherwise adversely affect our ability to manage our company effectively and carry out our business plan. There is no assurance that if any senior executive, founder or other key employee leaves in the future, we will be able to rapidly replace him or her and transition smoothly towards his or her successor, without any adverse impact on our operations.

Our ability to successfully pursue our growth strategy will also depend on our ability to attract, motivate and retain existing and new personnel. We experience intense competition for qualified senior management and other key personnel (including scientific, technical, manufacturing, engineering, financial and sales personnel) in the additive manufacturing industry, especially in the greater Boston area. Our personnel are generally employed on an at-will
basis, which means that they could terminate their employment with us at any time. There can be no assurance that we will be able to retain our current key personnel or attract new persons to join our organization in the future. Some of our competitors for these employees have greater resources and more experience, making it difficult for us to compete successfully for key personnel. These pressures could result in increased costs in order to provide competitive compensation packages to attract and retain key personnel. Moreover, new employees may not be as productive as we expect since we may face challenges in adequately integrating them into our workforce and culture. If we cannot attract and retain sufficiently qualified technical employees for our research product development activities, as well as experienced sales and marketing personnel, we may be unable to develop and commercialize new products and enhancements to existing products.
As manufacturing becomes a larger part of our operations, we will become exposed to accompanying risks and liabilities.
In-house
and outsourced manufacturing has been and continues to be a significant part of our business. As a result, we expect to continue to be subject to various risks associated with the manufacturing and supply of products, including the following:

•
If we fail to supply products in accordance with contractual terms, including terms related to time of delivery and performance specifications, we may be required to repair or replace defective products and may become liable for direct, special, consequential and other damages, even if manufacturing or delivery was outsourced;

•	Raw materials used in the manufacturing process, labor and other key inputs may become scarce, obsolete and expensive, causing our costs to exceed cost projections and associated revenues;

•
Manufacturing processes typically involve large machinery, fuels and chemicals, any or all of which may lead to accidents involving bodily harm, destruction of facilities and environmental contamination and associated liabilities;

•
As our manufacturing operations expand, we expect that a significant portion of our manufacturing will be done in regions outside the United States, either by third-party contractors or in a plant owned by the Company. Any manufacturing done in such locations presents risks associated with quality control, currency exchange rates, foreign laws and customs, timing and loss risks associated with international transportation and potential adverse changes in the political, legal and social environment in the host county;

•
We have made, and may be required to make, representations as to our right to supply and/or license intellectual property and to our compliance with laws. Such representations are usually supported by indemnification provisions requiring us to defend our customers and otherwise make them whole if we license or supply products that infringe on third-party technologies or violate government regulations;

•
As our manufacturing operations scale, so will our dependence on skilled labor at both in-house
and third-party manufacturing facilities. If we are unable to obtain and maintain skilled labor resources, we may unable to meet customer production demands; and

•
With scaling production volume, demand for our products may make up a significant percentage of global volume in select categories or commodities. Such commodities could be subject to large pricing swings due to the global political, legal and social environment and could cause our costs to exceed productions and associated revenues.

Any failure to adequately manage risks associated with the manufacture and supply of materials and products could adversely affect profits from that segment of our business and/or lead to significant liabilities, which would harm our brand, business, operations and financial condition.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.
We generally enter into
non-competition
agreements with our employees. These agreements prohibit our employees from competing directly with us or working for our competitors or clients for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. For example, in Massachusetts, where most of our employees are based, applicable law imposes a number of requirements to enter into a valid non-competition
agreement, and in California
non-competition
agreements with employees are generally unenforceable after termination of employment.
We expect to continue to experience rapid growth and organizational change. If we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service and customer satisfaction or attract new employees and customers.
We expect to continue to experience growth in our number of customers, sales, revenues and headcount. We expect to continue to make significant investments in our business, including investments in our infrastructure, software, technology, personnel headcount, facilities, marketing and sales efforts. If our business does not generate the level of revenue required to support our investment, our net sales and profitability will be adversely affected.
To manage growth in our operations and personnel, we will need to continue to scale and improve our operational, financial, and management controls, and our reporting systems and procedures, which will require significant capital expenditures, increasing our cost of operations and the reallocation of valuable management resources. As we scale, it may become more difficult and will require additional capital expenditures to maintain and increase the productivity of our employees, expand production, to address the needs of our actual and prospective customers, to further develop and enhance our products, and remain competitive against our competitors’ products. These enhancements and improvements will require significant capital expenditures, investments in additional headcount and other operating expenditures and allocation of valuable management and employee resources. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any future growth and expansion. There are no guarantees we will be able to do so in an efficient or timely manner, or at all.
As we acquire and invest in companies or technologies, we may not realize expected business, technological or financial benefits and the acquisitions or investments could prove difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our business, results of operations, and financial condition.
As part of our business strategy, we may evaluate and make investments in, or acquisitions of, complementary companies, products, software and technologies, to further grow and augment our business and product offerings. The success of any attempts to grow our business through acquisitions to complement our business depends in part on the availability of, our ability to identify, and our ability to engage and pursue suitable acquisition candidates. We may not be able to find suitable acquisition candidates, and we may not be able to complete acquisitions on favorable terms, if at all.
If we do complete future acquisitions, we cannot assure you that they will ultimately strengthen our competitive position or that they will be viewed positively by customers, financial markets or investors. Furthermore, future acquisitions could pose numerous additional risks to our operations, including:

•	diversion of management’s attention from existing operations;

•	unanticipated costs or liabilities associated with the acquisition, including risks associated with acquired intellectual property and/or technologies;

•	incurrence of acquisition-related costs, which would be recognized as a current period expense;

•
difficulties in, and the cost of, integrating personnel and cultures, operations, technologies, products and services which may lead to failure to achieve the expected benefits on a timely basis or at all;

•	challenges in achieving strategic objectives, cost savings and other anticipated benefits;

•	inability to maintain relationships with key customers, suppliers, vendors and other third parties on which the purchased business relies;

•	the difficulty of incorporating acquired technology and rights into our products and product portfolio and of maintaining quality and security standards consistent with our brand;

•	ineffective controls, procedures and policies inherited from the acquired company or during the transition and integration;

•	inability to generate sufficient revenue to offset acquisition and/or investment costs;

•	negative impact to our results of operations because of the depreciation of amounts related to acquired intangible assets, fixed assets, and deferred compensation;

•
requirements to record certain acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated;

•	the loss of acquired unearned revenue and unbilled unearned revenue;

•	recording goodwill or other long-lived asset impairment charges (if any) in the periods in which they occur, which could result in a significant charge to our earnings in any such period;

•	use of substantial portions of our available cash, issuance of dilutive equity or the incurrence of debt to consummate the acquisition;

•	potential write-offs of acquired assets or investments, and potential financial and credit risks associated with acquired customers;

•	tax effects and costs of any such acquisitions, including the related integration into our tax structure and assessment of the impact on the realizability of our future tax assets or liabilities;

•	the potential entry into new markets in which we have little or no experience or where competitors may have stronger market positions; and

•	currency and regulatory risks associated with conducting operations in foreign countries.
In addition, acquired technologies and intellectual property may be rendered obsolete or uneconomical by our own or our competitors’ technological advances. Management resources may also be diverted from operating our existing businesses to certain acquisition integration challenges. If we are unable to successfully integrate acquired businesses, our anticipated revenues and profits may be lower. Our profit margins may also be lower, or diluted, following the acquisition of companies whose profit margins are less than those of our existing businesses.
We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.
We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges and opportunities, including the need to develop new features or enhance our products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds if our existing sources of cash and any funds generated from operations do not provide us with sufficient capital. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges and opportunities could be significantly impaired, and our business may be adversely affected.
Risks Related to Third Parties
A real or perceived defect, security vulnerability, error or performance failure in our software or technical problems or disruptions caused by our third-party service providers could cause us to lose revenue, damage our reputation and expose us to liability.
Our hardware products rely upon our complementary software products which are inherently complex and, despite extensive testing and quality control, have in the past and may in the future contain defects or errors, especially when first introduced, or otherwise not perform as contemplated. As the use of our products, including products that were recently acquired or developed, expands to more sensitive, secure or mission critical uses by our customers, we may be subject to increased scrutiny, potential reputational risk or potential liability should our software fail to perform as contemplated in such deployments. We have in the past and may in the future need to issue corrective releases of our software to fix these defects, errors or performance failures and we may encounter technical problems when we attempt to perform routine maintenance or enhance our software, internal applications, and systems, which could require us to allocate significant research and development and customer support resources to address these problems and divert the focus of our management and research and development teams. In addition, our platform may be negatively impacted by technical issues experienced by our third-party service providers.
Our business, brands, reputation and ability to attract and retain customers depend upon the satisfactory performance, reliability and availability of our software products, which in turn, with respect to our planned software as a service (“SaaS”) offerings depend upon the availability of the internet and our third-party service providers. For example, for our SaaS offerings we outsource our cloud infrastructure to Amazon Web Services (“AWS”), our hosting provider, which hosts our software products. Our hosting provider runs its own platforms upon which our products depend, and we are, therefore, vulnerable to service interruptions at the hosting provider level. We do not control the operation of any of AWS’ data center hosting facilities, and they may be subject to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, terrorist attacks and similar events. They may also be subject to interruptions due to system failures, computer viruses, software errors or subject to breaches of computer hardware and software security, break-ins,
sabotage, intentional acts of vandalism and similar misconduct. And while we rely on service level agreements with our hosting provider, if they do not properly maintain their infrastructure or if they incur unplanned outages, our customers may experience performance issues or unexpected interruptions and we may not meet our service level agreement terms with our customers. We have experienced, and expect that in the future we may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints.
Any inefficiencies, security vulnerabilities, errors, defects, technical problems or performance failures with our software, internal applications and systems could reduce the quality of our products or interfere with our customers’ (and their users’) use of our products, which could negatively impact our brand and reputation, reduce demand, lead to a loss of customers or revenue, adversely affect our results of operations and financial condition, increase our costs to resolve such issues and subject us to financial penalties and liabilities under our service level agreements. Any limitation of liability provisions that may be contained in our customer agreements may not be effective as a result of existing or future applicable law or unfavorable judicial decisions. The sale and support of our products entail the risk of liability claims, which could be substantial in light of the use of our products in enterprise-wide environments. In addition, our insurance against this liability may not be adequate to cover a potential claim.
We depend on a limited number of third-party contract manufacturers for a substantial portion of all of our manufacturing needs and any delay, disruption or quality control problems in their operations, including due to the
COVID-19
pandemic, could cause harm to our operations, including loss of market share and damage to our brand.
We depend on third-party contract manufacturers for the production of our 3D printers and on third-party suppliers for the components and raw materials used in our products. While there are several potential manufacturers for most of these products, all of our products are manufactured, assembled, tested and generally packaged by a limited number of third-party manufacturers and several single source providers of certain supplies. In most cases, we rely on these manufacturers to procure components and, in some cases, subcontract engineering work. Our reliance on a limited number of contract manufacturers involves a number of risks, including:

•	unexpected increases in manufacturing and repair costs;

•	inability to control the quality and reliability of products;

•	inability to control delivery schedules;

•	potential liability for expenses incurred by third-party contract manufacturers in reliance on our forecasts that later prove to be inaccurate;

•	potential lack of adequate capacity to manufacture all or a part of the products we require;

•	potential labor unrest affecting the ability of the third-party manufacturers to produce our products; and

•	unexpected component or process obsolescence making key components unavailable.
If any of our third-party contract manufacturers experience a delay, disruption or quality control problems in their operations, including due to the
COVID-19
pandemic, or if a primary third-party contract manufacturer does not renew its agreement with us, our operations could be significantly disrupted and our product shipments could be delayed. Qualifying a new manufacturer and commencing volume production is expensive and time consuming. Ensuring that a contract manufacturer is qualified to manufacture our products to our standards is time consuming. In addition, there is no assurance that a contract manufacturer can scale its production of our products at the volumes and in the quality that we require. If a contract manufacturer is unable to do these things, we may have to move production for the products to a new or existing third-party manufacturer, which would take significant effort and our brand, business, results of operations and financial condition could be materially adversely affected. Finally, if a contract manufacturer producing a highly specified product changes its materials or is unable to meet our production demands, it could lead to specification changes, increased lead time or cancellation of the product.
As we contemplate moving manufacturing into different jurisdictions, we may be subject to additional significant challenges in ensuring that quality, processes, and costs, among other issues, are consistent with our expectations.
In addition, because we use a limited number of third-party contract manufacturers, increases in the prices charged may have an adverse effect on our results of operations, as we may be unable to find a contract manufacturer who can supply us at a lower price. As a result, the loss of a limited source supplier could adversely affect our relationships with our customers and our results of operations and financial condition.
All of our products must satisfy safety and regulatory standards and some of our products must also receive government certifications. We rely on third-party providers to conduct the tests that support our applications for most regulatory approvals for our products. As part of the certification process, our third-party contract manufacturers are subject to audit and must receive approvals from third-parties providing such certifications. Failure to meet these certifications by our third-party contract manufacturers could adversely impact our business. Moreover, if our third-party contract manufacturers fail to timely and accurately conduct the tests supporting our applications for regulatory approvals, we may be unable to obtain the necessary domestic or foreign regulatory approvals or certifications to sell our products in certain jurisdictions. As a result, we would be unable to sell our products and our sales and profitability could be reduced, our relationships with our sales channel could be harmed and our reputation and brand would suffer.
Our manufacturing facility and those of our third-party contract manufacturers and suppliers, as well as our customers’ facilities and our third-party logistics providers, are vulnerable to disruption due to natural or other disasters, strikes and other events beyond our control.
A major earthquake, fire, tsunami, hurricane, cyclone or other disaster, such as a major flood, seasonal storms, nuclear event or terrorist attack affecting our facilities or the areas in which they are located, or affecting those of our customers or third-party manufacturers, suppliers or fulfillment centers, could significantly disrupt our or their operations and delay or prevent product shipment or installation during the time required to repair, rebuild or replace our or their damaged manufacturing facilities. These delays could be lengthy and costly. If any of our facilities, or those of our third-party contract manufacturers, suppliers, third-party logistics providers or customers are negatively impacted by such a disaster, production, shipment and installation of our additive manufacturing machines could be delayed, which can impact the period in which we recognize the revenue related to that additive manufacturing machine sale. Additionally, customers may delay purchases of our products until operations return to normal. Even if we are able to respond quickly to a disaster, the continued effects of the disaster could create uncertainty in our business operations. In addition, concerns about terrorism, the effects of a terrorist attack, political turmoil, labor strikes, war or the outbreak of epidemic or pandemic diseases (including the outbreak of the coronavirus disease
COVID-19)
could have a negative effect on our operations and sales.
Risks Related to International Operations
Our existing and planned global operations subject us to a variety of risks and uncertainties that could adversely affect our business and operating results. Our business is subject to risks associated with selling machines and other products in non-United
States locations.
As of August 2021, our products and services are distributed across the world, and we derive a substantial percentage of our sales from these international markets. Accordingly, we face significant operational risks from doing business internationally.
Our operating results may be affected by volatility in currency exchange rates and our ability to effectively manage our currency transaction risks. Although we currently invoice customers in United States dollars, increases in the value of the dollar relative to foreign currencies may make our products less attractive to foreign customers. We may also incur currency transaction risks if we were to enter into either a purchase or a sale transaction using a different currency from the currency in which we report revenues. In such cases we may suffer an exchange loss because we do not currently engage in currency swaps or other currency hedging strategies to address this risk. As we realize our strategy to expand internationally, our exposure to currency risks may increase. Given the volatility of exchange rates, we can give no assurance that we will be able to effectively manage our currency transaction risks or that any volatility in currency exchange rates will not have an adverse effect on our results of operations.
The shipments of our products to foreign customers and/or
end-users
may be subject to tariffs and other restrictions imposed by the destination countries. As we procure equipment and materials from foreign suppliers, we may be required to pay import duties and comply with regulations imposed by the U.S. Customs and Border

Protection. Both the U.S. and foreign tariff rates and import restrictions may change from time to time, which could adversely impact our global operations, for example, by decreasing the price competitiveness of our products in foreign markets and/or by increasing our manufacturing costs.
Other risks and uncertainties we face from our global operations include:

•	difficulties in staffing and managing foreign operations;

•	limited protection for the enforcement of contract and intellectual property rights in certain countries where we may sell our products or work with suppliers or other third parties;

•	potentially longer sales and payment cycles and potentially greater difficulties in collecting accounts receivable;

•	costs and difficulties of customizing products for foreign countries;

•	challenges in providing solutions across a significant distance, in different languages and among different cultures;

•	laws and business practices favoring local competition;

•	being subject to a wide variety of complex foreign laws, treaties and regulations and adjusting to any unexpected changes in such laws, treaties and regulations, including local labor laws;

•	strict laws and regulations governing privacy and data security, including the European Union’s General Data Protection Regulation;

•	uncertainty and resultant political, financial and market instability arising from the United Kingdom’s exit from the European Union;

•	compliance with U.S. laws affecting activities of U.S. companies abroad, including the U.S. Foreign Corrupt Practices Act;

•	tariffs, trade barriers and other regulatory or contractual limitations on our ability to sell or develop our products in certain foreign markets;

•	operating in countries with a higher incidence of corruption and fraudulent business practices;

•	changes in regulatory requirements, including export controls, tariffs and embargoes, other trade restrictions, competition, corporate practices and data privacy concerns;

•	failure by our VARs or other distribution partners to comply with local laws or regulations, export controls, tariffs and embargoes or other trade restrictions;

•	potential adverse tax consequences arising from global operations;

•	seasonal reductions in business activity in certain parts of the world, particularly during the summer months in Europe and at year end globally;

•	rapid changes in government, economic and political policies and conditions; and

•	political or civil unrest or instability, terrorism or epidemics and other similar outbreaks or events.
In addition, additive manufacturing has been identified by the U.S. government as an emerging technology and is currently being further evaluated for national security impacts. We expect additional regulatory changes to be implemented that will result in increased and/or new export controls related to additive manufacturing technologies, components and related materials and software. These changes, if implemented, may result in our being required to obtain additional approvals and/or licenses to sell 3D printers in the global market.
Our failure to effectively manage the risks and uncertainties associated with our global operations could limit the future growth of our business and adversely affect our business and operating results.

Global economic, political and social conditions and uncertainties in the market that we serve may adversely impact our business.
Our performance depends on the financial health and strength of our customers, which in turn is dependent on the economic conditions of the markets in which we and our customers operate. Declines in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors all affect the spending behavior of potential customers. Economic uncertainty in Europe, the United States, India, Japan, China and other countries may cause customers and potential customers to further delay or reduce technology purchases.
We also face risks from financial difficulties or other uncertainties experienced by our suppliers, distributors or other third parties on which we rely. If third parties are unable to supply us with required materials or components or otherwise assist us in operating our business, our business could be harmed.
Other changes in U.S. social, political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could also adversely affect our business. In particular, on June 23, 2016, the U.K. held a referendum in which a majority of the eligible members of the electorate voted to leave the EU, commonly referred to as Brexit. Pursuant to Article 50 of the Treaty on EU, the U.K. ceased being a member state of the EU on January 31, 2020. The implementation period began February 1, 2020 and continued until December 31, 2020, during which U.K. continued to follow all of the EU’s rules, the EU’s pharmaceutical law remained applicable to the U.K. and the U.K.’s trading relationship remained the same. The U.K. and the EU have signed an
EU-UK
Trade and Cooperation Agreement, or TCA, which became provisionally applicable on January 1, 2021 and will become formally applicable once ratified by both the U.K. and the EU. This agreement provides details on how some aspects of the U.K. and EU’s relationship will operate going forwards however there are still many uncertainties and how the TCA will take effect in practice is still largely unknown. Additionally, there is a risk that other countries may decide to leave the European Union. This uncertainty surrounding this transition not only potentially affects our business in the United Kingdom and the European Union, but also may have an effect on global economic conditions and the stability of global financial markets, which in turn could have a material adverse effect on our business, financial condition and results of operations. In extreme cases, we could experience interruptions in production due to the processing of customs formalities or reduced customer spending in the wake of weaker economic performance. If global economic conditions remain volatile for a prolonged period or if European economies experience further disruptions, our results of operations could be adversely affected.
The effects of regulations relating to conflict minerals may adversely affect our business.
On August 22, 2012, under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted new requirements for companies that use certain minerals and metals, known as conflict minerals, in their products, whether or not these products are manufactured by third parties. These requirements require companies to research, disclose and report whether or not such minerals originate from the Democratic Republic of Congo and adjoining countries. The implementation of these requirements could adversely affect the sourcing, availability and pricing of such minerals if they are found to be used in the manufacture of our products, including our 3D printers or materials. In addition, we expect to continue to incur additional costs to comply with the disclosure requirements, including costs related to determining the source of any of the relevant minerals and metals used in our products. Since our supply chain is complex, we may not be able to sufficiently verify the origins for these minerals and metals used in our products through the due diligence procedures that we implement, which may harm our reputation. In such event, we may also face difficulties in satisfying customers who require that all of the components of our products are certified as conflict mineral free.

Risks Related to Sales of Products to U.S. and Foreign Governments
A significant portion of our business depends on sales to the public sector, and our failure to receive and maintain government contracts or changes in the contracting or fiscal policies of the public sector could have a material adverse effect on our business.
We derive a significant portion of our revenue from contracts that we have, either directly or through distribution partners and VARs, with federal, state, local and foreign governments and government agencies, and we believe that the success and growth of our business will continue to depend on our successful procurement of government contracts. For example, we have historically derived, and expect to continue to derive, a significant portion of our revenue from sales to agencies of the U.S. federal government and governments of other nations, either directly by us or through other distribution partners. Sales to such governments and their agencies are subject to a number of challenges and risks. The procurement process for governments and their agencies is highly competitive, time-consuming, and may, in certain circumstances, be subject to political influence. We incur significant up-front
time and expense, which subjects us to additional compliance risks and costs, without any assurance that we (or a third-party distributor or reseller) will win a contract.
Accordingly, our business, financial condition, results of operations, and prospects may be adversely affected by certain events or activities, including, but not limited to:

•	changes in fiscal or contracting policies or decrease in available government funding;

•	changes in government programs or applicable requirements;

•
changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding;

•
appeals, disputes or litigation relating to government procurement, including but not limited to bid protests by unsuccessful bidders on potential or actual awards of contracts to us or our partners by the government;

•	the adoption of new laws or regulations or changes to existing laws or regulations;

•
budgetary constraints, including automatic reductions as a result of “sequestration” or similar measures and constraints imposed by lapses in appropriations for the federal government or certain of its departments and agencies;

•	influence by, or competition from, third parties with respect to pending, new or existing contracts with government customers;

•
potential delays or changes in the government appropriations or procurement processes, including as a result of events such as war, incidents of terrorism, natural disasters, and public health concerns or epidemics, such as the
COVID-19
pandemic; and

•	increased or unexpected costs or unanticipated delays caused by other factors outside of our control, such as performance failures of our partners and subcontractors.
Any such event or activity, among others, could cause governments and governmental agencies to delay or refrain from purchasing our products and services in the future, reduce the size or payment amounts of purchases from existing or new government customers, or otherwise have an adverse effect on our business, results of operations, financial condition and prospects.
Government programs are limited by budgetary constraints and political considerations and are subject to uncertain future funding levels that could result in the termination of programs.
Government agency and department purchases are often strategic in nature and large in size. Therefore, reductions in funding levels that impact our customers could negatively affect the size of our customers’ orders or lead to cancellation of orders. Government contracts are often subject to more extensive scrutiny and publicity than commercial contracts. The number and terms of new government contracts signed can be affected significantly by political and economic factors, such as pending elections and revisions to government tax policies. Negative publicity related to our government contracts, regardless of its accuracy, may damage our business by affecting our ability to compete for new contracts. A decline in security-related government spending for any reason, or a shift away from programs that we address, could hurt our sales, put pressure on our prices and reduce our revenue and margins. Relatedly, the use of our products by militaries or other government agencies or departments in a way that is perceived negatively by the public could adversely affect our business and reputation.
A multi-year U.S. government program may be implemented through the award of many different individual contracts, grants, cooperative agreements and subcontracts or other subawards. For U.S. government programs, program funding is subject to congressional appropriations. Congress generally appropriates funds on a fiscal year basis even though a program may continue for several years. Government programs are often only partially funded initially, and additional funds are committed only as Congress makes further appropriations. The termination of a program or failure to commit funds to a program would result in a loss of anticipated future revenue attributable to that program, which could materially harm our business.
We are subject to audits by the U.S. government which could adversely affect our business.
U.S. government agencies routinely audit and investigate government contractors to monitor performance, cost allocations, cost accounting and compliance with applicable laws, regulations and standards. Since some of our contracts provide for cost reimbursement, the U.S. government has the right to audit our costs even after job completion and after we have billed and recognized the corresponding revenue. The U.S. government also may review the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allowed or improperly allocated to a specific contract will not be reimbursed, and any such costs that have already been reimbursed must be refunded, which would affect associated revenue that had already been recognized. While we intend to implement uniform procurement and compliance programs for all of our business, we may be subject to more risks from these audits until we are able to implement such a program effectively.
Responding to governmental audits, inquiries or investigations may involve significant expense and divert the attention of our management. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, damages, fines and suspension or debarment from doing business with U.S. government agencies. In addition, our reputation could be seriously harmed by allegations of impropriety, even if unfounded. Our internal controls may not prevent or detect all improper or illegal activities.
Our business is subject to laws and regulations that are more restrictive because we are a contractor and subcontractor to the U.S. government.
As a contractor and subcontractor to the U.S. government, we are subject to various laws and regulations that are more restrictive than those applicable to non-government
contractors, including the Federal Acquisition Regulations and its supplements, which comprehensively regulate the formation, administration and performance of U.S. government contracts, and the Truth in Negotiations Act and various other laws, which require certain certifications and disclosures. These laws and regulations, among other things:

•	require that we obtain and maintain material governmental authorizations and approvals to conduct our business as it is currently conducted;

•	require certification and disclosure of cost and pricing data in connection with certain contract negotiations;

•	impose rules that define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. government contracts;

•	restrict the use and dissemination of information classified for national security purposes and the export of certain products and technical data; and

•
impose requirements relating to ethics and business practices, which carry penalties for noncompliance ranging from monetary fines and damages to loss of the ability to do business with the U.S. government as a prime contractor or subcontractor.

In addition, we may be subject to industrial security regulations of the U.S. Department of Defense and other federal agencies that are designed to safeguard against unauthorized access by foreigners and others to classified and other sensitive U.S. government information. If we were to come under foreign ownership, control or influence, our U.S. government customers could terminate, or decide not to renew, our contracts, or we may be subjected to burdensome industrial security compliance measures. Such a situation could impair our ability to obtain new contracts and subcontracts. The government may also change its procurement practices or adopt new contracting rules and regulations that could be costly to satisfy or that could impair our ability to obtain new contracts.
Our contracts and those of our VARs with governments may impose requirements that may be unfavorable to us and that may have a material adverse effect on our growth prospects and operating results.
Most of our sales to government entities have been made indirectly through our VARs and other distribution partners. In some cases, we have entered contracts directly with government customers. There are inherent risks in contracting with governments and their agencies. Government customers can typically terminate, reduce orders under or otherwise modify any of its contracts with us or our VARs for its convenience (
i.e.
, without cause) whether or not we have failed to perform under the terms of the applicable contract. In such case, the government would not be required to pay our VARs or us for the lost profits for the unperformed work. A termination arising out of our VARs or our default could expose our VARs or us to liability and harm our VARs or our ability to compete for future contracts and orders. In addition to unfavorable termination provisions, our VARs or our U.S. government contracts and related regulations contain provisions that allow the U.S. government to unilaterally suspend our VARs or us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and potentially restrict exports of our products, services and associated materials.
Our VARs or our contracts with government agencies may subject our VARs or us to other risks and give the government additional rights and remedies not typically found in commercial contracts, including rights that allow the government to, for example:

•	obtain detailed cost or pricing information;

•	receive “most favored customer” pricing;

•
require us to prioritize orders from our government customers above our other customers’ existing orders, which we may fail to do and, even if we do prioritize such orders, may impact our relationships with our other customers;

•	perform routine audits;

•	impose equal employment and hiring standards;

•	require products to be manufactured in specified countries;

•	restrict non-U.S. ownership or investment in our company; and/or

•	pursue administrative, civil or criminal remedies for contractual violations.

These rights and remedies have the potential to limit our VARs or our sales to, and increase our VARs or our costs of, doing business with both government and commercial customers, which could materially adversely affect our growth prospects and operating results.
Additionally, we sometimes rely on our VARs and other distribution partners to satisfy certain regulatory obligations that we would otherwise have to satisfy if we sold directly to the government entities, and our VARs and other distribution partners may be unable or unwilling to satisfy these obligations in the future. In the event of such termination or change, it may be difficult for us to arrange for another VAR or other distribution partner to sell our solutions to these government entities in a timely manner, and we could lose sales opportunities during the transition.
Risks Related to Litigation and Liability
We are, and have been in the recent past, subject to business and intellectual property litigation.
We have been in the recent past involved in litigation, and we could be involved in additional litigation in the future. In March 2018, Desktop Metal, Inc. (“Desktop Metal”), a direct competitor in the additive manufacturing industry, brought a claim in Massachusetts federal court against us regarding patent infringement and trade secret misappropriation. We counterclaimed for trade secret misappropriation, breach of fiduciary duty, and other matters. A jury trial was held in July 2018 on Desktop Metal’s claims for patent infringement. We prevailed against Desktop Metal’s claims of patent infringement via a jury verdict that found no infringement of the asserted patents. A second jury trial began in September 2018 primarily in connection with our counterclaims, and the parties entered into a confidential settlement agreement (the “Settlement Agreement”) covering the disputes between them in October 2018. In October 2019, we submitted an Arbitration Demand with JAMS against Desktop Metal alleging breach of the parties’ Settlement Agreement pursuant to the non-disparagement
obligations therein, as well as a violation of M.G.L. c. 93A. Desktop Metal counterclaimed against us for breach of the parties’ Settlement Agreement pursuant to the confidentiality provision therein. The matter proceeded in confidential arbitration and a hearing was held in December 2020. The Arbitration decision was issued on February 26, 2021, and the Arbitrator ruled that neither we nor Desktop Metal were liable pursuant to their respective claims, and that neither party therefore owed any damages to the other.
In July 2021, Continuous Composites Inc. (“Continuous Composites”), a company based out of Idaho, brought a claim in the United States District Court for the District of Delaware against us regarding patent infringement. We intend to mount a vigorous defense against Continuous Composites in court. However, we can provide no assurance as to the outcome of any such disputes, and any such actions may result in judgments against us for significant damages. Resolution of any such matters can be prolonged and costly, and the ultimate results or judgments are uncertain due to the inherent uncertainty in litigation and other proceedings.
In addition, the additive manufacturing industry has been, and may continue to be, litigious, particularly with respect to intellectual property claims. Moreover, our potential liabilities are subject to change over time due to new developments, changes in settlement strategy or the impact of evidentiary requirements. Regardless of the outcome, litigation has resulted in the past, and may result in the future, in significant legal expenses and require significant attention and resources of management. As a result, any present or future litigation that may be brought against us by any third party could result in reputational harm, losses, damages and expenses that may have a significant adverse effect on our financial condition.
We could be subject to personal injury, property damage, product liability, warranty and other claims involving allegedly defective products that we supply.
The products we supply are sometimes used in potentially hazardous or critical applications, such as the assembled parts of an aircraft, medical device or automobile. The sale of our products and the provision of related services in general, and to customers in the foregoing industries in particular, exposes us to possible claims for property damage and personal injury or death, which may result from the use of these end-use
parts.

While we have not experienced any such claims to date, actual or claimed defects in the products we supply could result in our being named as a defendant in lawsuits asserting potentially large claims. We may be potentially liable, in significant amounts, and face significant harm to our reputation if an aircraft, medical or automotive part, component or accessory or any other aviation, medical or automotive product that we have sold, produced or repaired fails due to our fault, in whole or in part, or if an aircraft or automobile for which we have provided services or in which their parts are installed crashes, and the cause can be linked to those parts or cannot be determined. A similar risk arises in connection with sales of our products to customers in the aerospace industry to the extent that the parts produced by those products do not function properly and are responsible for damages. Our commercial contracts generally contain product warranties and limitations on liability and we carry liability insurance in amounts that we believe are adequate for our risk exposure and commensurate with industry norms. While we intend to monitor our insurance coverage as our business continues to grow, claims may arise in the future, and that insurance coverage may not be adequate or available to protect our consolidated company in all circumstances. Additionally, we might not be able to maintain adequate insurance coverage for our business in the future at an acceptable cost. Any liability claim against us that is not covered by adequate insurance could adversely affect our consolidated results of operations and financial condition. Finally, any liability claim against us may cause harm to our brand, reputation and adversely impact our business.
We could face liability if our additive manufacturing solutions are used by our customers to print dangerous objects.
Customers may use our 3D printers to print parts that could be used in a harmful way or could otherwise be dangerous. For example, there have been news reports that additive manufacturing machines were used to print guns or other weapons. We have little, if any, control over what objects our customers print using our products, and it may be difficult, if not impossible, for us to monitor and prevent customers from printing weapons with our products. Additionally, individuals or entities unaffiliated with us could disseminate plans or digital files that could be used with our products to produce parts and items that could be deemed illegal or harmful. While we have never printed weapons on any printers in our offices, there can be no assurance that we will not be held liable if someone were injured or killed by a weapon printed by a customer using one of our products. Additionally, association of such an incident with our products may cause harm to our brand reputation and adversely impact our business.
Third parties may produce or sell counterfeit or imitation versions of our materials.
Third parties may sell counterfeit or imitation versions of our materials that are inferior or pose safety risks. If consumers confuse these counterfeit products or materials for our products or materials or have a bad experience with the counterfeit products or materials, they might refrain from purchasing our products or materials in the future, which could harm our reputation and sales. Further, if third parties develop materials that compete favorably on price, and/or meet or exceed the quality and performance of our own materials, we may lose recurring revenue from lost sales of our materials. If we do not maintain favorable perceptions of our products and materials, and if we are unable to compete successfully with third party manufacturers of materials, our brand, business, financial condition, results of operations and cash flows could be adversely impacted.
Failure of our global operations to comply with anti-corruption laws and various trade restrictions, such as sanctions and export controls, could have an adverse effect on our business.
We operate in a number of countries throughout the world, including countries known to have a reputation for corruption. Doing business on a global basis requires us to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business.
We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories, including Cuba, Iran, Syria, North Korea and the Crimea Region of Ukraine. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the United States government has a renewed focus on export matters. For example, the Export Control Reform Act of 2018 and regulatory guidance thereunder have imposed additional controls, and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs. For instance, recent amendments to the U.S. Export Administration Regulations (“EAR”) increased restrictions on exports to certain “military end-users”
and for “military
end-uses”
by certain persons in China, Russia, or Venezuela, which requires us to perform due diligence on customers and end-users
in those countries for potential military connections.
We also need to monitor the changes in export-related laws and regulations, such as International Traffic in Arms Regulations (“ITAR”), and their applicability to our products and services. If our products or services become subject to the ITAR, we may be required to obtain licenses, clearances, or authorizations from various regulatory entities. If we are not allowed to export our products or services, or if the clearance process is burdensome, our ability to generate revenue would be adversely affected and our operating costs could increase.
In addition, international sales of certain of our products may be subject to local laws and regulations in foreign jurisdictions which we may not be familiar with. We may not be allowed to ship our products to certain countries without meeting their local laws and regulations. The failure to comply with any of these laws or regulations could adversely affect our ability to conduct our business and generate revenues.
We are committed to doing business in accordance with applicable anti-corruption laws and regulations and with applicable trade restrictions. We are subject, however, to the risk that our affiliated entities or our and our affiliates’ respective officers, directors, employees and agents (including distributors and VARs of our products) may take action determined to be in violation of such laws and regulations. Any violation by us or by any of these persons could result in substantial fines, sanctions, civil and/or criminal penalties, or curtailment of operations in certain jurisdictions, and might adversely affect our operating results. In addition, actual or alleged violations could damage our reputation and ability to do business.
Although we take precautions to prevent violations of applicable anti-corruption laws and regulations and applicable trade restrictions, we may have exported products in the past in apparent violation of the EAR. If we are found to be in violation of U.S. export control laws, it could result in substantial fines and penalties for us and for the individuals working for us. We may also be adversely affected through other penalties, reputational harm, loss of access to certain markets or otherwise.
We are subject to environmental, health and safety laws and regulations related to our operations and the use of our 3D printers and materials, which could subject us to compliance costs and/or potential liability.
We are subject to domestic and foreign environmental, health and safety laws and regulations governing our operations. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling, transport and disposal of chemicals and waste materials, the presence of specified substances in electrical products; the emission and discharge of hazardous materials into the ground, air or water; the investigation and cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees. As such, our operations, including our production activities, carry an inherent risk of environmental, health and safety liabilities. Under these laws and regulations, we could be subject to liability for improper disposal of chemicals and waste materials, including those resulting from the use of our systems and accompanying materials by end-users.
Accidents or other incidents that occur at our facilities or involve our personnel or operations could result in claims for damages against us. In the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake expensive remedial obligations. If our operations fail to comply with such laws or regulations, we may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities, or may be required to make significant expenditures to achieve compliance. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances that we generate, use, store, handle, transport, manufacture or dispose of), property damage or contribution claims. Some environmental laws allow for strict, joint and several liabilities for remediation costs, regardless of fault. We may be identified as a potentially responsible party under such laws. The amount of any costs, including fines or damages payments that we might incur under such circumstances could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition and results of operations and could adversely affect our reputation.
We may be subject to environmental laws and regulations concerning the import and export of chemicals and hazardous substances including, without limitation, the United States Toxic Substances Control Act (“TSCA”) and the Registration, Evaluation, Authorization and Restriction of Chemical Substances (“REACH”). These laws and regulations require the testing and registration of some chemicals that we ship along with, or that form a part of, our systems and other products. If we fail to comply with these or similar laws and regulations, we may be required to make significant expenditures to reformulate the chemicals that we use in our products and materials or incur costs to register such chemicals to gain and/or regain compliance. Additionally, we could be subject to significant fines or other civil and criminal penalties should we not achieve such compliance.
The cost of complying with current and future environmental, health and safety laws applicable to our operations, or the liabilities arising from releases of, or exposure to, hazardous substances, may result in future expenditures. Any of these developments, alone or in combination, could have an adverse effect on our business, financial condition and results of operations.
Aspects of our business are subject to laws and regulations governing privacy and data security. Changes in laws, regulations, and public perception concerning data protection and privacy, or changes in the interpretation or patterns of enforcement of existing laws and regulations, could impair our efforts to maintain and expand our customer base or the ability of our customers to use our services. Breaches of laws and regulations concerning data protection and privacy could expose us to significant fines and other penalties.
We hold personal information about a variety of individuals, such as our employees, prospects, and our customers. Processing of personal information is increasingly subject to legislation and regulation in numerous jurisdictions around the world.
For example, relevant applicable laws and regulations governing the collection, use, disclosure or other processing of personal information include, in the United States, rules and regulations promulgated under the authority of the Federal Trade Commission, the California Consumer Privacy Act of 2018 (the “CCPA”) and state breach notification laws. In particular, the CCPA, among other things, requires covered ‘Businesses’ to provide new disclosures to California consumers and afford such consumers new rights with respect to their personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation.
The CCPA has prompted a number of proposals for new federal and state-level privacy legislation. Such proposed legislation, if enacted, may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment of resources in compliance programs, impact strategies and the availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies.
Moreover, we maintain offices in the European Union (“EU”) (Ireland) and we have customers in the EU and the United Kingdom (“UK”). Accordingly, we are subject to the General Data Protection Regulation (EU) 2016/679 (the “GDPR”), and related member state implementing legislation, and to the UK’s Data Protection Act 2018 (collectively, “European Data Protection Law”). European Data Protection Law places obligations on controllers and processors of personal data, while establishing rights for individuals with respect to their personal data. European Data Protection Law is also explicitly extraterritorial in its application, and could affect our business activities in jurisdictions outside the EU and the UK. Additionally, European Data Protection Law imposes strict rules on the transfer of personal data outside of the EU to countries that do not ensure an adequate level of protection, like the United States. These transfers are prohibited unless an appropriate safeguard specified by the GDPR is implemented, such as the Standard Contractual Clauses (SCCs) or binding corporate rules. The Court of Justice of the European Union (the “CJEU”) recently deemed that these transfers need to be analyzed on a case-by-case
basis to ensure EU standards of data protection are met in the jurisdiction where the data importer is based. European regulators have issued recent guidance following the CJEU case that imposes significant new diligence requirements on transferring data outside the EU. Complying with this guidance is and will continue to be expensive and time consuming and may ultimately prevent us from transferring personal data outside the EU, which would cause significant business disruption. The GDPR imposes sanctions for violations up to the greater of €20 million and 4% of worldwide gross annual revenue, enables individuals to claim damages for violations and introduces the right for non-profit
organizations to bring claims on behalf of data subjects.
The regulatory framework governing the collection, processing, storage, use and sharing of personal information is rapidly evolving and is likely to continue to be subject to uncertainty and varying interpretations. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our services and platform capabilities. We cannot yet fully determine the impact these or future laws, rules, regulations and industry standards may have on our business or operations. Additionally, our customers may be subject to differing privacy laws, rules and legislation, which may mean that they require us to be bound by varying contractual requirements applicable to certain other jurisdictions. Adherence to such contractual requirements may impact our collection, use, processing, storage, sharing and disclosure of personal information and may mean we become bound by, or voluntarily comply with, self-regulatory or other industry standards relating to these matters that may further change as laws, rules and regulations evolve. We have incurred, and may continue to incur, significant expenses to comply with evolving mandatory privacy and security standards and protocols imposed by law, regulation, industry standards, shifting merchant and customer expectations, or contractual obligations, and we may not be able to respond quickly or effectively to regulatory, legislative and other developments. These changes may in turn impair our ability to offer our existing or planned features, products and services and/or increase our cost of doing business.
We publicly post documentation regarding our privacy practices. Although we endeavor to comply with our published policies and documentation, we may at times fail to do so or be alleged to have failed to do so. Any failure or perceived failure by us to comply with our privacy policies or any applicable privacy, security or data protection, information security or consumer-protection related laws, regulations, orders or industry standards could expose us to costly litigation, significant awards, fines or judgments, civil and/or criminal penalties or negative publicity, and could materially and adversely affect our business, financial condition and results of operations. The publication of our privacy policy and other documentation that provide promises and assurances about privacy and security can subject us to potential state and federal action if they are found to be deceptive, unfair, or misrepresentative of our actual practices, which could, individually or in the aggregate, materially and adversely affect our business, financial condition and results of operations.

We rely on our software and information technology systems to manage numerous aspects of our business and a disruption of these systems could adversely affect our business.
We rely on our information technology systems to manage numerous aspects of our business, including to efficiently purchase products from our suppliers, provide procurement and logistic services, ship products to our customers, receive orders from our customers, manage our accounting and financial functions, including our internal controls, and maintain our research and development data. Our information technology systems are an essential component of our business and any disruption could significantly limit our ability to manage and operate our business efficiently. A failure of our information technology systems to perform properly could disrupt our supply chain, product development and customer experience, which may lead to increased overhead costs and decreased sales and have an adverse effect on our reputation and our financial condition. In particular, our integrated software platform is an essential system that virtually all of our customers depend on for their design needs. If our integrated software platform were to fail, we could face adverse consequences to our results of operations, financial condition and business reputation. In addition, during the
COVID-19
pandemic, a substantial portion of our employees have conducted work remotely, making us more dependent on potentially vulnerable communications systems and making us more vulnerable to cyberattacks.
Although we take steps and incur significant costs to secure our information technology systems, including our computer systems, intranet and internet sites, email and other telecommunications and data networks, our security measures may not be effective and our systems may be vulnerable to damage or interruption. Disruption to our information technology systems could result from power outages, computer and telecommunications failures, computer viruses, cyber-attack or other security breaches, catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, acts of war, terrorism and usage errors by our employees.
Our reputation and financial condition could be adversely affected if, as a result of a significant cyber-event or otherwise:

•	our operations are disrupted or shut down;

•	our confidential, proprietary information is stolen or disclosed;

•	we incur costs or are required to pay fines in connection with stolen customer, employee or other confidential information; or

•	we must dedicate significant resources to system repairs or increase cyber security protection.
In addition, any unauthorized access, disclosure or other loss or unauthorized use of information or data could result in legal claims or proceedings, regulatory investigations or actions, and other types of liability under laws that protect the privacy and security of personal information, including federal, state and foreign data protection and privacy regulations, violations of which could result in significant penalties and fines. In addition, although we seek to detect and investigate all data security incidents, security breaches and other incidents of unauthorized access to our information technology systems and data can be difficult to detect and any delay in identifying such breaches or incidents may lead to increased harm and legal exposure.
The cost of investigating, mitigating and responding to potential data security breaches and complying with applicable breach notification obligations to individuals, regulators, partners and others can be significant. Our insurance policies may not be adequate to compensate us for the potential costs and other losses arising from such disruptions, failures or security breaches. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all. Further, defending a suit, regardless of its merit, could be costly, divert management attention and harm our reputation.
If our computer systems are damaged or cease to function properly, or, if we do not replace or upgrade certain systems, we may incur substantial costs to repair or replace them and may experience an interruption of our normal business activities or loss of critical data. Any such disruption could adversely affect our reputation and financial condition.

We also rely on information technology systems maintained by third parties, including third-party cloud computing services and the computer systems of our suppliers for both our internal operations and our customer-facing infrastructure related to our additive manufacturing solutions. These systems are also vulnerable to the types of interruption and damage described above but we have less ability to take measures to protect against such disruptions or to resolve them if they were to occur. Information technology problems faced by third parties on which we rely could adversely impact our business and financial condition as well as negatively impact our brand reputation.
Any unauthorized control or manipulation of our products’ systems could result in loss of confidence in us and our products and harm our business.
Our products contain complex information technology systems. For example, our additive manufacturing machines are designed with built-in
data connectivity to accept and install periodic remote updates from us to monitor, improve and update their functionality. We have designed, implemented and tested security measures intended to prevent unauthorized access to our information technology networks, our products and their systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, products and systems to gain control of, or to change, our products’ functionality, user interface and performance characteristics, or to gain access to data stored in or generated by our products. We encourage reporting of potential vulnerabilities in the security of our products and we aim to remedy any reported and verified vulnerability. Accordingly, we have received reports of potential vulnerabilities in the past and have attempted to remedy them. However, there can be no assurance that vulnerabilities will not be exploited in the future before they can be identified, or that our remediation efforts are or will be successful.
Any unauthorized access to or control of our products or their systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to our products, their systems or data, as well as other factors that may result in the perception that our products, their systems or data are capable of being “hacked,” could negatively affect our brand and harm our business, prospects, financial condition and operating results.
Our business has risks that may not be adequately covered by insurance or indemnity.
We may face unanticipated risks of legal liability for damages caused by the actual or alleged failure of our products. While we have attempted to secure liability insurance coverage at an appropriate cost, it is impossible to adequately insure against all risks inherent in our industry, nor can we assure you that our insurers will pay a particular claim, or that we will be able to maintain coverage at reasonable rates in the future. Our insurance policies also contain deductibles, limitations and exclusions, which increase our costs in the event of a claim. Even a partially uninsured claim of significant size, if successful, could have an adverse effect on our financial condition. In addition, we may not be able to continue to obtain insurance coverage on commercially reasonable terms, or at all, and our existing policies may be cancelled or otherwise terminated by the insurer. Maintaining adequate insurance and successfully accessing insurance coverage that may be due for a claim can require a significant amount of our management’s time, and we may be forced to spend a substantial amount of money in that process. Substantial claims in excess of or not otherwise covered by indemnity or insurance could harm our financial condition and operating results.
Risks Related to Intellectual Property
We may not be able to adequately protect our proprietary and intellectual property rights in our data or technology.
Our success is dependent, in part, upon protecting our proprietary information and technology. Our intellectual property portfolio primarily consists of patents, patent applications, registered and unregistered trademarks, unregistered copyrights, domain names, know-how,
and trade secrets. We may be unsuccessful in adequately protecting our intellectual property.

Our trade secrets,
know-how
and other unregistered proprietary rights are a key aspect of our intellectual property portfolio. While we take reasonable steps to protect our trade secrets and confidential information and enter into confidentiality and invention assignment agreements intended to protect such rights, such agreements can be difficult and costly to enforce or may not provide adequate remedies if violated, and we may not have entered into such agreements with all relevant parties. Such agreements may be breached and trade secrets or confidential information may be willfully or unintentionally disclosed, including by employees who may leave our company and join our competitors, or our competitors or other parties may learn of the information in some other way. Additionally, certain unauthorized use of our intellectual property may go undetected, or we may face legal or practical barriers to enforcing our legal rights even where unauthorized use is detected. The disclosure to, or independent development by, a competitor of any of our trade secrets, know-how
or other technology not protected by a patent or other intellectual property system could materially reduce or eliminate any competitive advantage that we may have over such competitor. This concern could manifest itself in particular with respect to our proprietary materials that are used with our systems. Portions of our proprietary materials may not be afforded patent protection. Chemical companies or other producers of raw materials used in our materials may be able to develop materials that are compatible to a large extent with our products, whether independently or in contravention of our trade secret rights and related proprietary and contractual rights. If such materials are made available to owners of our systems, and are purchased in place of our proprietary materials, our revenues and profitability would be reduced, and we could be forced to reduce prices for our proprietary materials.
Current laws may not provide for adequate protection of our products, especially in foreign jurisdictions which may have laws that provide insufficient protections to companies. In addition, legal standards relating to the validity, enforceability, and scope of protection of proprietary rights in internet-related businesses are uncertain and evolving, and changes in these standards may adversely impact the viability or value of our proprietary rights. Some license provisions protecting against unauthorized use, copying, transfer, and disclosure of our products, or certain aspects of our products may be unenforceable under the laws of certain jurisdictions. Further, the laws of some countries do not protect proprietary rights to the same extent as the laws of the United States, and the laws and mechanisms for protection and enforcement of intellectual property rights in some foreign countries may be inadequate. As we continue to operate in foreign countries and expand our international activities, we have encountered and may in the future encounter challenges in navigating the laws of foreign countries, which may adversely affect our ability to protect our proprietary rights. Further, competitors, foreign governments, foreign government-backed actors, criminals, or other third parties may gain unauthorized access to our proprietary information and technology. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our technology and intellectual property or claiming that we infringe upon or misappropriate their technology and intellectual property.
To protect our intellectual property rights, we may be required to spend significant resources to monitor, protect, and defend these rights, and we may or may not be able to detect infringement by our customers or third parties. Litigation has been and may be necessary in the future to enforce our intellectual property rights and to protect our trade secrets. Such litigation could be costly, time consuming, and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights. Our inability to protect our proprietary technology against unauthorized copying or use, as well as any costly litigation or diversion of our management’s attention and resources, could delay further sales or the implementation of our platform, impair the functionality of our platform, delay introductions of new features, integrations, and capabilities, result in our substituting inferior or more costly technologies into our platform, or injure our reputation. In addition, we may be required to license additional technology from third parties to develop and market new features, integrations, and capabilities, and we cannot be certain that we could license that technology on commercially reasonable terms or at all, and our inability to license this technology could harm our ability to compete.

If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.
We have in the past and may in the future be subject to claims that we have infringed or otherwise violated third parties’ intellectual property rights. There is patent, copyright and other intellectual property development and enforcement activity in our industry and relating to the additive manufacturing technology we use in our business. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties (including non-practicing
entities and patent holding companies) may claim that we are infringing upon or otherwise violating their intellectual property rights, and we may be found to be infringing upon or otherwise violating such rights. We may be unaware of the intellectual property rights of others that may cover some or all of our current or future technology or conflict with our rights, and the patent, copyright, and other intellectual property rights of others may limit our ability to improve our technology and compete effectively. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could:

•	be expensive and time consuming to defend;

•	cause us to cease making, licensing or using our platform or products that incorporate the challenged intellectual property;

•	require us to modify, redesign, reengineer or rebrand our platform or products, if feasible;

•	divert management’s attention and resources; or

•	require us to enter into royalty or licensing agreements to obtain the right to use a third-party’s intellectual property.
Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our platform or products, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our platform or products, or refund premium subscription fees, which could further exhaust our resources. Such disputes could also disrupt our platform or products, adversely affecting our customer satisfaction and ability to attract customers.
If we are unable to adequately protect or enforce our intellectual property rights, such information may be used by others to compete against us, in particular in developing materials that could be used with our printing systems in place of our proprietary materials.
We have devoted substantial resources to the development of our technology and related intellectual property rights. Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We rely on a combination of registered and unregistered intellectual property and protect our rights using patents, licenses, trademarks, trade secrets, confidentiality and assignment of invention agreements and other methods.
Despite our efforts to protect our proprietary rights, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies, inventions, processes or improvements. We cannot assure you that any of our existing or future patents or other intellectual property rights will not be challenged, invalidated or circumvented, or will otherwise provide us with meaningful protection. Our pending patent applications may not be granted, and we may not be able to obtain foreign patents or pending applications corresponding to our U.S. patents. Even if foreign patents are granted, effective enforcement in foreign countries may not be available.
Our trade secrets,
know-how
and other unregistered proprietary rights are a key aspect of our intellectual property portfolio. While we take reasonable steps to protect our trade secrets and confidential information and enter into confidentiality and invention assignment agreements intended to protect such rights, such agreements can be difficult and costly to enforce or may not provide adequate remedies if violated, and we may not have entered into such agreements with all relevant parties. Such agreements may be breached and trade secrets or confidential information may be willfully or unintentionally disclosed, including by employees who may leave our company and join our competitors, or our competitors or other parties may learn of the information in some other way. The disclosure to, or independent development by, a competitor of any of our trade secrets, know-how
or other technology not protected by a patent or other intellectual property system could materially reduce or eliminate any competitive advantage that we may have over such competitor. This concern could manifest itself in particular with respect to our proprietary materials that are used with our systems. Portions of our proprietary materials may not be afforded patent protection. Chemical companies or other producers of raw materials used in our materials may be able to develop materials that are compatible to a large extent with our products, whether independently or in contravention of our trade secret rights and related proprietary and contractual rights. If such materials are made available to owners of our systems, and are purchased in place of our proprietary materials, our revenues and profitability would be reduced, and we could be forced to reduce prices for our proprietary materials.
If our patents and other intellectual property do not adequately protect our technology, our competitors may be able to offer products similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents and other intellectual property. Any of the foregoing events would lead to increased competition and reduce our revenue or gross margin, which would adversely affect our operating results.
If we attempt enforcement of our intellectual property rights, we may be, and have been in the past, subject or party to claims, negotiations or complex, protracted litigation. Intellectual property disputes and litigation, regardless of merit, can be costly and disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Any of the foregoing could adversely affect our business and financial condition.
As part of any settlement or other compromise to avoid complex, protracted litigation, we may agree not to pursue future claims against a third party, including related to alleged infringement of our intellectual property rights. Part of any settlement or other compromise with another party may resolve a potentially costly dispute but may also have future repercussions on our ability to defend and protect our intellectual property rights, which in turn could adversely affect our business.
Our additive manufacturing technology contains third-party open-source software components, and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to commercialize our products.
Our additive manufacturing technology contains components that are licensed under so-called
“open source,” “free” or other similar licenses. Open source software is made available to the general public on an
“as-is”
basis under the terms of a
non-negotiable
license. We currently combine our proprietary software with open source software and intend to continue doing so in the future. Additionally, we make some of our source code available under open source licenses, which may limit our ability to protect our intellectual property rights in our source code and prevent our competitors or others from using such source code. Our use and distribution of open source software may entail greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to disclose or make available the source code of our proprietary software to third parties. We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of third-party intellectual property rights in open source software. These claims could result in litigation, require us to purchase a costly license or remove the software. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer
our solutions,

incur additional costs or discontinue the sale of our offerings if re-engineering
could not be accomplished on a timely basis. Although we monitor our use of open source software to avoid subjecting our offerings to unintended conditions, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We cannot guarantee that we have incorporated open source software in our software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
General Risk Factors
We will continue to incur increased costs as a result of operating as a public company, and our management are required to devote substantial time to new compliance initiatives.
As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and NYSE have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance.
Pursuant to Section 404 of the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”), we are required to furnish a report by our management on our internal control over financial reporting, including an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we are not required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. To achieve compliance with Section 404 of the Sarbanes Oxley Act within the prescribed period, we are engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal control over financial reporting is effective as required by Section 404 of the Sarbanes Oxley Act. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, if we are not able to continue to meet these requirements, we may not be able to remain listed on NYSE.
Changes in accounting rules and regulations, or interpretations thereof, could result in unfavorable accounting charges or require us to change our compensation policies.
Accounting methods and policies for public companies are subject to review, interpretation and guidance from our independent registered accounting firm and relevant accounting authorities, including the SEC. Changes to accounting methods or policies, or interpretations thereof, may require us to reclassify, restate or otherwise change or revise our consolidated financial statements.
Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
We designed our disclosure controls and procedures to reasonably assure that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized and reported within the time periods specified in the rules and forms of the

SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls.
Our management team has limited experience managing a public company.
Our management team has limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that govern public companies. As a public company, we are subject to significant obligations relating to reporting, procedures and internal controls, and our management team may not successfully or efficiently manage such obligations. These obligations and scrutiny require significant attention from our management and could divert their attention away from the day-to-day
management of our business, which could adversely affect our business, financial condition and results of operations.
Our internal controls over financial reporting currently do not meet all of the standards contemplated by Section 404 of the Sarbanes Oxley Act, and failure to achieve and maintain effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act could impair our ability to produce timely and accurate financial statements or comply with applicable regulations and have a material adverse effect on our business.
We operated as a private company until July 2021. Our management has significant requirements for enhanced financial reporting and internal controls as a public company. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company. If we are unable to establish or maintain appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations on a timely basis or result in material misstatements in our consolidated financial statements, which could harm our operating results. In addition, we are required, pursuant to Section 404 of the Sarbanes Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment needs to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting.
The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing, and possible remediation. Testing and maintaining internal controls may divert management’s attention from other matters that are important to our business. Our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting on an annual basis. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. If we are not able to complete our initial assessment of our internal controls and otherwise implement the requirements of Section 404 of the Sarbanes Oxley Act in a timely manner or with adequate compliance, our independent registered public accounting firm may not be able to certify as to the adequacy of our internal control over financial reporting.
In addition to our results determined in accordance with GAAP, we believe certain non-GAAP
measures may be useful in evaluating our operating performance. We present certain non-GAAP
financial measures in this prospectus and intend to continue to present certain non-GAAP
financial measures in future filings with the SEC and other public statements. Any failure to accurately report and present our non-GAAP
financial measures could cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses are as follows:

•
We did not design and maintain an effective control environment commensurate with our financial reporting requirements. Specifically, we lacked a sufficient complement of resources with (i) an appropriate level of accounting knowledge, experience and training to appropriately analyze, record and disclose accounting matters timely and accurately, and (ii) an appropriate level of knowledge and experience to establish effective processes and controls. Additionally, the lack of a sufficient number of professionals resulted in an inability to consistently establish appropriate authorities and responsibilities in pursuit of our financial reporting objectives, as demonstrated by, among other things, insufficient segregation of duties in our finance and accounting functions. This material weakness contributed to the following additional material weaknesses:

•
We did not design and maintain effective controls related to the period-end
financial reporting process, including designing and maintaining formal accounting policies, procedures and controls to achieve complete, accurate and timely financial accounting, reporting and disclosures. Additionally, we did not design and maintain controls over the preparation and review of account reconciliations and journal entries, including maintaining appropriate segregation of duties.

•
We did not design and maintain effective controls related to the identification of and accounting for certain non-routine,
unusual or complex transactions, including the proper application of U.S. GAAP of such transactions. Specifically, we did not design and maintain controls to timely identify and account for share repurchase transactions and warrant instruments.

These material weaknesses resulted in audit adjustments to the following financial statement line items in the historical Markforged financial statements: operating expense, other expense, interest expense, other assets, other liabilities, additional paid in capital, treasury stock, retained earnings, note receivable—equity, and series D preferred stock. These adjustments were recorded prior to the issuance of the consolidated financial statements as of and for the years ended December 31, 2020 and 2019. The material weakness related to accounting for warrant instruments resulted in the restatement of the previously issued financial statements of the entity acquired as part of the July 14, 2021 merger agreement related to warrant liabilities and equity. Additionally, these material weaknesses could result in a misstatement of substantially all of our accounts or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

•
We did not design and maintain effective controls over information technology (“IT”) general controls for information systems that are relevant to the preparation of our financial statements. Specifically, we did not design and maintain (i) program change management controls for financial systems to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately; (ii) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to financial applications, programs, and data to appropriate Company personnel; (iii) computer operations controls to ensure that critical batch jobs are monitored, privileges are appropriately granted, and data backups are authorized and monitored; and (iv) testing and approval controls for program development to ensure that new software development is aligned with business and IT requirements. These IT deficiencies did not result in any misstatements to the financial statements, however, the deficiencies, when aggregated, could impact our ability to maintain effective segregation of duties, as well as the effectiveness of
IT-dependent
controls (such as automated controls

that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. Accordingly, management has determined these deficiencies in the aggregate constitute a material weakness.

We will take certain measures to remediate the material weaknesses described above, including the following:

•	Hiring additional accounting and IT personnel, including a new chief financial officer, to bolster our reporting, technical accounting and IT capabilities.

•	Engaging a third party to assist in designing and implementing controls related to period-end financial reporting, segregation of duties, and IT general controls.

•	Designing and implementing controls to formalize roles and review responsibilities to align with our team’s skills and experience and designing and implementing controls over segregation of duties.

•
Designing and implementing controls to timely identify and account for non-routine,
unusual or complex transactions and other technical accounting and financial reporting matters, including controls over the preparation and review of accounting memoranda addressing these matters.

•
Designing and implementing formal accounting policies, procedures and controls supporting our period-end
financial reporting process, including controls over the preparation and review of account reconciliations and journal entries.

•
Designing and implementing IT general controls, including controls over change management, the review and update of user access rights and privileges, controls over batch jobs and data backups, and program development approvals and testing.

We have begun to hire additional accounting and IT personnel, including the hiring of a new chief financial officer in March 2021, engaged third party resources to assist it in designing and implementing controls related to period-end
financial reporting, segregation of duties, and IT general controls, and begun to implement appropriate segregation of duties in the operation of manual controls. The material weaknesses will not be considered remediated until management completes the design and implementation of the measures described above and the controls operate for a sufficient period of time and management has concluded, through testing, that these controls are effective.
We are working to remediate the material weaknesses as efficiently and effectively as possible and expects full remediation could potentially go beyond December 31, 2021. At this time, we cannot provide an estimate of costs expected to be incurred in connection with implementing this remediation plan; however, these remediation measures will be time consuming, will result in us incurring significant costs, and will place significant demands on our financial and operational resources.
Our ability to use net operating loss (“NOL”) carryforwards and other tax attributes may be limited in connection with the proposed business combination and other ownership changes.
We have incurred substantial losses during our history and our ability to become profitable in the near future is uncertain. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire (if at all). As of December 31, 2020, we had federal NOL carryforwards of approximately $65.3 million, of which $15.0 million are subject to expire at various times beginning in 2033, and $50.3 million that have no expiration date and will be carried forward indefinitely. We also had state NOL carryforwards of approximately $33.1 million that will begin to expire in 2027, unless previously utilized. On December 31, 2020, we had federal and state research and development credit carryforwards of approximately $2.0 million and $1.3 million, respectively. The federal research and development credit carryforwards will begin expiring in 2033 while the state credit carryforwards will begin expiring in 2029, unless previously utilized.
Federal NOLs incurred in tax years beginning after December 31, 2017 and before January 1, 2021 may be carried back to each of the five tax years preceding such loss, and NOLs arising in tax years beginning after December 31, 2020 may not be carried back. Because we have had no taxable income in prior years, we do not anticipate carrying back any of our net operating losses. Moreover, federal NOLs generated in taxable years ending after December 31, 2017, may be carried forward indefinitely, but the deductibility of such federal NOLs may be limited to 80% of our taxable income annually for tax years beginning after December 31, 2020. Our NOL carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. In addition, in general, under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs or tax credits to offset future taxable income or taxes. For these purposes, an ownership change generally occurs where the aggregate stock ownership of one or more stockholders or groups of stockholders who own at least 5% of a corporation’s stock increases their ownership by more than 50 percentage points over their lowest ownership percentage within a specified testing period. Our existing NOLs or credits may be subject to limitations arising from previous ownership changes, and if we undergo an ownership change in connection with, or undergo an ownership change following, the proposed business combination, our ability to utilize NOLs or credits could be further limited by Sections 382 and 383 of the Code. In addition, future changes in our stock ownership, many of which are outside of our control, could result in an ownership change under Sections 382 and 383 of the Code. Our NOLs or credits may also be impaired under state law. Accordingly, we may not be able to utilize a material portion of our NOLs or credits. If we determine that an ownership change has occurred and our ability to use our historical NOLs or credits is materially limited, it would harm our future operating results by effectively increasing our future tax obligations. Section 382 and 383 of the Code would apply to all net operating loss and tax credit carryforwards, whether the carryforward period is indefinite or not. If we earn taxable income, such limitations could result in increased future tax liability to us and our future cash flows could be adversely affected. We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
Comprehensive tax reform legislation could adversely affect our business and financial condition.
On December 22, 2017, the U.S. government enacted comprehensive tax legislation that includes significant changes to the taxation of business entities. These changes include, among others, a permanent reduction to the corporate income tax rate. Notwithstanding the reduction in the corporate income tax rate, the overall impact of this tax reform is uncertain, and our business and financial condition could be adversely affected. The U.S. government in the future may enact additional legislation that affects the taxation of business entities, including with respect to the treatment of NOLs.
Further, the changes in tax laws could negatively impact our effective tax rate. Prior to the U.S. presidential election, President Biden proposed an increase in the U.S. corporate income tax rate from 21% to 28%, doubling the rate of tax on certain earnings of foreign subsidiaries, the creation of a 10% surtax on certain imports and a 15% minimum tax on worldwide book income. If any or all of these (or similar) proposals are ultimately enacted into law, in whole or in part, they could have a negative impact to our effective tax rate. Holders of our securities are urged to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of holding our securities.
Currently, we incur losses in certain countries where we do not receive a financial statement benefit, and we operate in countries which have different statutory rates. Consequently, changes in the mix and source of earnings between countries could have a material impact on our overall effective tax rate.

The historical financial results of Markforged and unaudited pro forma financial information included elsewhere in this prospectus may not be indicative of what Markforged Holding Corporation’s actual financial position or results of operations would have been.
The historical financial results of Markforged included in this prospectus do not reflect the financial condition, results of operations or cash flows they would have achieved as a standalone company during the periods presented or those Markforged Holding Corporation will achieve in the future. This is primarily the result of the following factors: (i) Markforged Holding Corporation will incur additional ongoing costs as a result of the Merger, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) Markforged Holding Corporation’s capital structure is different from that reflected in Markforged’s historical financial statements. Markforged Holding Corporation’s financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare Markforged Holding Corporation’s future results to historical results or to evaluate its relative performance or trends in its business.
Similarly, the unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and has been prepared based on a number of assumptions including, but not limited to, AONE being treated as the “acquired” company for financial reporting purposes in the Merger and the total debt obligations and the cash and cash equivalents of Markforged on the Closing Date. Accordingly, such pro forma financial information may not be indicative of Markforged Holding Corporation’s future operating or financial performance and Markforged Holding Corporation’s actual financial condition and results of operations may vary materially from Markforged Holding Corporation’s pro forma results of operations and balance sheet contained elsewhere in this prospectus, including as a result of such assumptions not being accurate. See “
Unaudited Pro Forma Condensed Combined Financial Information
”.
Additional Risks Related to Ownership of Our Common Stock and Us Operating as a Public Company
The price of our common stock and warrants may be volatile.
The price of our Common Stock as well as our Warrants may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our customers operate;

•	developments involving our competitors;

•	changes in laws and regulations affecting its business;

•	variations in its operating performance and the performance of its competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or its industry;

•	the public’s reaction to our press releases, its other public announcements and its filings with the SEC;

•	actions by stockholders, including the sale by the PIPE Investors of any of their shares of our common stock;

•	additions and departures of key personnel;

•	commencement of, or involvement in, litigation involving the combined company;

•	changes in its capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Common Stock available for public sale; and

•
general economic and political conditions, such as the effects of the
COVID-19
pandemic, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Common Stock and warrants regardless of the operating performance of us.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.
If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.
The trading market for our common stock depends in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, demand for our common stock could decrease and our common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the
lock-up
restrictions agreed to into in connection with the Merger Agreement, subject to certain exceptions, the Sponsor and certain related parties and certain of our Stockholders (who collectively own approximately 77.6% of our outstanding Common Stock) are contractually restricted from selling or transferring any of its or their shares of common stock (the
“Lock-up
Shares”). Such restrictions began at Closing and end 180 days after Closing. The lock-up
restrictions described above supersede the
lock-up
provisions set forth in Section 7 of that certain letter agreement, dated as of August 17, 2020, by and among AONE, the Sponsor and each of the other parties thereto (the “Insider Letter”) which provisions in Section 7 of the Insider Letter shall be of no further force or effect as of the date of the Registration Rights Agreement and the
Lock-Up
Agreement. However, following the expiration of the respective lockups described above, the Sponsor and our Stockholders will not be restricted from selling shares of our Common Stock held by them, other than by applicable securities laws. In addition, upon certain events, up to 2,610,000 Sponsor Earnout Shares will vest and become salable by Sponsor or its transferees. Additionally, the PIPE Investors will not be restricted from selling any of the shares of our Common Stock acquired in the PIPE Investment, other than by applicable securities laws. As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock. The Sponsor and the Markforged Stockholders collectively own approximately 80.1% of the outstanding shares of our Common Stock.
The shares held by Sponsor and our Stockholders may be sold after the expiration of the applicable lock-up
periods agreed to in connection with the Merger Agreement. As restrictions on resale end, and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price, or the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
The obligations associated with being a public company involve significant expenses and require significant resources and management attention, which may divert from our business operations.
As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we incur significant legal, accounting and other expenses that we did not previously incur. Our entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.
These rules and regulations result in us incurring substantial legal and financial compliance costs and make some activities more time-consuming and costly. For example, these rules and regulations will likely continue to make it more difficult and more expensive for us to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on its board of directors, its board committees or as executive officers.
We are currently an emerging growth company within the meaning of the Securities Act, and to the extent we have taken advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are currently an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

When we cease to be an emerging growth company, we will no longer be able to take advantage of certain exemptions from reporting, and, absent other exemptions or relief available from the SEC, we will also be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will incur additional expenses in connection with such compliance and our management will need to devote additional time and effort to implement and comply with such requirements.
Delaware law and the Organizational Documents contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The Organizational Documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in our management. Among other things, the Organizational Documents include provisions regarding:

•
the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•
the board of directors are classified into three classes, with only one class being elected each year to serve three-year terms. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual stockholders meetings;

•	the certificate of incorporation will prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the limitation of the liability of, and the indemnification of, our directors and officers;

•
the ability of our board of directors to amend the bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.
The provisions of the Bylaws requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against the directors and officers of us, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable.
The Bylaws provide that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that such court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for any state law claims for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer or other employee of us to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Bylaws or Certificate of Incorporation (as either may be amended from time to time) (including the interpretation, validity and enforceability thereof), (iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, and (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL (the “Delaware Forum Provision”). The Delaware Forum Provision, however, does not apply to actions or claims arising under the Exchange Act. The Bylaws also provide that, unless we consent in writing to the selection of an alternate forum, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, and the rules and regulations promulgated thereunder, will be the Federal District Courts of the United States (the “Federal Forum Provision,” and with the Delaware Forum Provision, the “Exclusive Forum Provisions”). In addition, the Bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision. However, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder; our cannot and will not be deemed to have waived compliance with the U.S. federal securities laws and the rules and regulations thereunder.
These provisions may impose additional litigation costs on stockholders in pursuing any such claims and have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against our directors and officers of, by limiting plaintiffs’ ability to bring a claim in a judicial forum that they find favorable. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid, and if the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Court of Chancery of the State of Delaware and the Federal District Courts of the United States may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
The private placement warrants are being accounted for as a warrant liability and are being recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our Common Stock.
Under U.S. GAAP, we are required to evaluate our warrants to determine whether they should be accounted for as a warrant liability or as equity. We have concluded that the warrants contain provisions requiring liability classification. Therefore, as described in the financial statements of AONE included herein, we are accounting for the warrants as a warrant liability and are recording that liability at fair value upon issuance. We will record any subsequent changes in fair value as of the end of each period for which earnings are reported. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock and may cause fluctuations in our results of operations based on factors that are outside of our control.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash.
The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DIVIDEND POLICY
We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.
Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the term “Markforged” refers to MarkForged, Inc. and its subsidiaries prior to the Closing, and the term “AONE” refers to one prior to the Closing. The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the final rule, Release
33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.
Introduction
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Markforged and AONE, adjusted to give effect to the Business Combination, Employee Transactions, and related transaction adjustments (together, the “Transactions”) described in the accompanying notes.
The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical condensed consolidated balance sheet of AONE and the historical condensed consolidated balance sheet of Markforged as of June 30, 2021 giving effect to the Business Combination on a pro forma basis as if it had been completed as of June 30, 2021. The unaudited condensed combined pro forma consolidated statement of operations for the six months ended June 30, 2021 combines, as applicable, the historical condensed consolidated statement of operations of AONE for the six months ended June 30, 2021, with the historical condensed consolidated statement of operations of Markforged for the six months ended June 30, 2021, giving effect to the Business Combination on a pro forma basis as if it had been completed on January 1, 2020. The unaudited condensed combined pro forma consolidated statement of operations for the year ended December 31, 2020 combines, as applicable, the historical consolidated statement of operations of AONE for the period from inception (June 24, 2020) to December 31, 2020 (As Restated), with the historical consolidated statement of operations of Markforged for the year ended December 31, 2020, giving effect to the Business Combination on a pro forma basis as if it had been completed on January 1, 2020.
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes and do not necessarily reflect what Markforged Holding Corporation’s financial condition or results of operations would have been had the Business Combination occurred on the date indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Markforged Holding Corporation. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information should be read in conjunction with “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
,” and the following historical financial statements and accompanying notes of AONE and Markforged, which are included elsewhere in this prospectus:

•
AONE’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021 and the audited consolidated financial statements for the year ended December 31, 2020 (As Restated); and

•
Markforged’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021 and the audited consolidated financial statements for the year ended December 31, 2020.

Description of the Transactions
Immediately prior to the Merger, AONE domesticated as a Delaware corporation, and was renamed Markforged Holding Corporation. Pursuant to the Merger Agreement, Merger Sub was merged with and into MarkForged,

Inc, with MarkForged, Inc. surviving as a wholly-owned subsidiary of Markforged Holding Corporation. The consideration to Markforged’s stockholders in the Business Combination consisted entirely of Markforged Holding Common Stock valued at $10.00 per share. Immediately following the closing of the transaction, Markforged Holding Corporation began trading on the NYSE under the ticker symbol “MKFG”.
In connection with consummation of the Merger, the AONE public shares and Class B ordinary shares were automatically converted by operation of law into shares of Markforged Holding Common Stock on a one-for-one
basis. Each of the issued and outstanding redeemable warrants of AONE (the “AONE Warrants”) converted automatically, on a one-for-one
basis, into redeemable warrants to acquire one share of Markforged Holding Common Stock (the “Markforged Holding Warrants”); and each of the issued and outstanding units of AONE that have not been previously separated into the underlying AONE Class A ordinary shares and underlying AONE warrants upon the request of the holder thereof (the “AONE units”), were canceled and have entitled the holder thereof to one share of Markforged Holding Common Stock and one-fourth
of one Markforged Holding Warrant. The aforementioned warrants will become exercisable at any time commencing on the later of 30 days after the closing and 12 months from the closing of AONE’s initial public offering.
Prior to the effective time of the Merger, approximately $45.0 million of cash on hand at Markforged was used to fund a repurchase of shares of certain of its stockholders, referred to herein as the Employee Transactions. At the effective time of the Merger, among other things, each outstanding share of Markforged common stock as of immediately prior to the effective time of the Merger (including each share of Markforged preferred stock that was converted on a one-for-one
basis into shares of Markforged common stock immediately prior to such time) was converted into Markforged Holding Common Stock based on the Exchange Ratio and each outstanding Markforged Award as of immediately prior to the effective time of the Merger was converted into Markforged Holding Corporation awards based on the Exchange Ratio.
The “Exchange Ratio” is defined as (i) $1.7 billion minus the aggregate amount paid pursuant to the Employee Transactions (the “Equity Value,” or $1.655 billion), divided by
(ii) $10.00,
divided by
(iii) the number of issued and outstanding shares of Markforged common stock, on a fully diluted and as-converted
basis (including shares subject to Markforged Awards and shares available for issuance in respect of Markforged Awards not yet granted under the 2013 Incentive Plan) was approximately 0.9522514.
In connection with the execution of the Merger Agreement, AONE entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, in the aggregate, 21,000,000 shares of Markforged Holding Common Stock at $10.00 per share for an aggregate amount of $210 million (the “PIPE Investment”).
In connection with the Closing, and under the terms of the Sponsor Support Agreement, 2,610,000 shares of the 5,220,000 shares of Markforged Holding Common Stock held by the Sponsor after giving effect to the Domestication became subject to vesting conditions based on the achievement of certain market-based share price thresholds. The shares will be forfeited if the set price thresholds are not reached by the end of the five year period following the Closing. The Sponsor Earnout Shares will immediately vest in the event of a change of control or a liquidation of Markforged Holding Corporation during the five year period following the Closing. As the Earnout Triggering Events have not yet been achieved, these issued and outstanding Sponsor Earnout Shares are treated as contingently recallable in the pro forma financial information.
In connection with the closing, the holders of Markforged common stock and Markforged Awards immediately prior to the Effective Time will be entitled to receive, on a pro rata basis, up to 14,666,667 additional shares of Markforged Holding Common Stock or, if the Markforged Awards are unvested, Markforged Earnout Shares will be issued in the form of RSUs in respect of Markforged Holding Common Stock (“Markforged Earnout RSUs”). Markforged Earnout Shares or Markforged Earnout RSUs will be issued upon the achievement of certain market-based share price thresholds within five years post-Closing. The issuance of 14,666,667 Earnout Shares would dilute all Markforged Holding Common Stock outstanding at that time. Assuming the expected capital structure as of the Closing, the 8,000,000 and 6,666,667 shares issued in connection with each Earnout

Triggering Event would represent approximately 4.3% and 3.6% of shares outstanding, respectively. Upon a change of control or a liquidation of Markforged Holding Corporation during the five year period following the Closing, all previously unearned Markforged Earnout Shares will be issued. Markforged stockholders will not receive any Markforged Earnout Shares not earned within five years of the date that the Business Combination is consummated.
Markforged Holding Corporation adopted the 2021 Incentive Plan. The terms of the plan allow for an increase to the amount of awards that may be issued by the Markforged Holding Corporation under the plan. Outstanding awards of MarkForged, Inc. under the 2013 Incentive Plan will be converted into awards governed by the 2021 Incentive Plan under the same vesting provisions, subject only to equitable adjustment based on the Exchange Ratio.
Expected Accounting Treatment for the Merger
The Merger will be accounted for as a reverse recapitalization in accordance with GAAP because Markforged has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, AONE is treated as the “acquired” company for financial reporting purposes. Accordingly, the consolidated assets, liabilities and results of operations of MarkForged, Inc. became the historical financial statements of Markforged Holding Corporation and AONE’s assets, liabilities and results of operations were consolidated with Markforged beginning on the acquisition date. For accounting purposes, the financial statements of Markforged Holding Corporation represent a continuation of the financial statements of Markforged with the Transaction being treated as the equivalent of Markforged issuing stock for the net assets of AONE, accompanied by a recapitalization. The net assets of AONE are stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Merger are presented as those of Markforged in future reports of Markforged Holding Corporation.
MarkForged, Inc. has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Markforged has the largest portion of the voting rights in the combined entity.

•	Markforged appoints the majority of the directors.

•	Markforged’s existing senior management team comprises the senior management of the combined company.

•	Markforged will comprise the ongoing operations of the combined company.

•	The post-combination company will assume Markforged’s name.

•	Markforged is the larger entity in terms of relative size.
The unaudited pro forma condensed combined financial information reflects AONE stockholders’ approval of the Business Combination on July 13, 2021, and that AONE public stockholders holding 6,418,667 shares have elected to redeem their shares prior to the Closing.
The following table summarizes the pro forma shares of Markforged Holding Common Stock outstanding as it relates to the pro forma balance sheet, excluding the potential dilutive effect of Markforged Earnout Shares, AONE warrants, and Markforged Awards on an as-converted
basis:

	Shares	%
AONE Class A shareholders	15,081,333	8.1%
Markforged existing shareholders 1,2,& 3	143,795,504	77.6%
PIPE investors	21,000,000	11.3%
AONE Class B shareholders 4	5,375,000	2.9%

Closing shares	185,251,837	100.0%

1
Amount excludes 17,015,512 shares, on an
as-converted
basis, that may be issued upon the exercise of outstanding options as well as 1,419,065 outstanding RSUs subject to vesting, as well as 24,065,423 shares reserved for future issuance under the 2021 Plan

2	Amount excludes 4,700,000 shares reserved for future issuance under the Markforged Holding Corporation 2021 Employee Stock Purchase Plan
3	Amount excludes 14,666,667 Markforged Earnout shares contingently issuable based upon achieving certain share price thresholds that have not yet been achieved
4	Amount includes 2,610,000 Sponsor Earnout shares subject to forfeiture
The unaudited pro forma condensed combined balance sheet and statement of operations are based on the assumption that there are no adjustments for 8,524,984 outstanding AONE warrants issued in connection with its IPO as such securities are not exercisable until 30 days after the Closing. There are also no adjustments for the estimated shares reserved for the potential future issuance of Markforged Holding Common Stock upon the exercise of the Markforged Holding Corporation Options or settlement of Markforged Holding Corporation RSUs to be issued to holders of Markforged Options and Markforged RSUs upon the consummation of the Business Combination, as such events have not yet occurred.
If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2021
(in thousands)

	As of June 30, 2021		Transaction Accounting Adjustments			Pro Forma Condensed Combined
	AONE (Historical)	Markforged (Historical)		Ref
Assets
Current assets
Cash and cash equivalents	307	33,144	215,099	(A	)	316,024
			210,000	(B	)
			(64,217)	(C	)
			(45,000)	(D	)
			(33,309)	(E	)
Accounts receivable, net	—	17,567	—			17,567
Inventory	—	7,926	—			7,926
Prepaid expenses	249	1,691	—			1,940
Other current assets	—	814	—			814

Total current assets	556	61,142	282,573			344,271
Property and equipment, net	—	4,480	—			4,480
Deferred transaction costs	—	4,884	(4,884)	(E	)	—
Investments held in Trust Account	215,099	—	(215,099)	(A	)	—
Other assets	—	645	—			645

Total Assets	215,655	71,151	62,590			349,396

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	5	6,340	(435)	(E	)	5,910
Accrued expenses	2,716	8,432	(697)	(E	)	10,451
Deferred revenue	—	5,192	—			5,192
Other current liabilities	—	331	—			331

Total current liabilities	2,721	20,295	(1,132)			21,884
Long term deferred revenue	—	2,820	—			2,820
Deferred rent	—	1,483	—			1,483
Deferred underwriting commissions	7,525	—	(7,525)	(E	)	—
Earnout liabilities	—	—	120,420	(F	)	120,420
Other liabilities	—	—	—			—
Derivative warrant liabilities	19,608	—	(12,363)	(M	)	7,245

Total liabilities	29,854	24,598	99,400			153,852

Commitments and Contingencies
Class A shares subject to possible redemption $10.00 per share	180,801	—	(116,584)	(H	)	—
			(64,217)	(C	)
Convertible preferred stock	—	137,952	(137,952)	(G	)	—
Stockholders’ deficit
Common stock, $0.00001 par value; 183,300,000 shares authorized at June 30, 2021; 42,537,176 shares issued and outstanding at June 30, 2021	—	—	—			—
Class A Common Stock	—	—	—			—
Class B Common Stock	1	—	(1)	(K	)	—
Markforged Holding Common Stock	—	—	21	(B	)	34
			1	(H	)
			11	(G	)
			—	(J	)
			1	(K	)
Additional paid-in-capital	12,552	10,724	209,979	(B	)	306,107
			116,583	(H	)
			(45,000)	(D	)
			(23,629)	(E	)
			(120,420)	(F	)
			137,941	(G	)
			(7,553)	(I	)
			(1,450)	(J	)
			4,017	(L	)
			12,363	(M	)
Treasury stock		(1,450)	1,450	(J	)	—
Accumulated deficit	(7,553)	(100,673)	(5,907)	(E	)	(110,597)
			7,553	(I	)
			(4,017)	(L	)

Total stockholders’ deficit	5,000	(91,399)	281,943			195,544

Total liabilities, convertible preferred stock and stockholders’ deficit	215,655	71,151	62,590			349,396

Unaudited Pro Forma Condensed Combined Statement of Operations
For the six months ended June 30, 2021
(in thousands, except share and per share data)

	For the six months ended June 30, 2021	For the six months ended June 30, 2021	Transaction Accounting Adjustments	Ref	Pro Forma Condensed Combined
	AONE (Historical)	Markforged (Historical)
Revenue	—	40,539	—		40,539
Cost of revenue	—	16,435	75	AA	16,510

Gross profit	—	24,104	(75)		24,029

Operating expense
Sales and marketing	—	15,312	236	AA	15,548
Research and development	—	11,703	925	AA	12,628
Administrative expenses—related party	60	—	—		60
General and administrative expenses	3,199	16,822	2,100	AA	22,121

Total operating expenses	3,259	43,837	3,261		50,357

Loss from operations	(3,259)	(19,733)	(3,336)		(26,328)
Change in fair value of derivative warrant liabilities	(1,705)	—	1,075	CC	(630)
Offering costs associated with derivative warrant liabilities	—	—	—		—
Net gain from investments held in Trust Account	23	—	(23)	DD	—
Other income (expense)	—	(1,368)	—		(1,368)
Interest expense	—	(9)	—		(9)
Interest income	—	3	—		3

Loss before income taxes	(4,941)	(21,107)	(2,284)		(28,332)

Income tax expense	—	2	—		2

Net loss and comprehensive loss	(4,941)	(21,109)	(2,284)		(28,334)

Net loss and comprehensive loss attributable to common shareholders	(4,941)	(21,109)	(2,284)		(28,334)

Weighted average Markforged Holding Common Stock shares outstanding—basic and diluted	—	—	182,641,837		182,641,837
Net income (loss) per Markforged Holding Common Stock share	—	—	—		$(0.16)
Weighted average class A ordinary shares outstanding—basic and diluted	21,500,000	—	(21,500,000)		—
Net income (loss) per class A ordinary share—basic and diluted	$0.00	—			—
Weighted average class B ordinary shares outstanding—basic and diluted	5,375,000	—	(5,375,000)		—
Net loss per class B ordinary share—basic and diluted	$(0.92)	—	—		—
Weighted average shares outstanding of Markforged common stock—basic and diluted	—	41,638,408	(41,638,408)		—
Net loss per Markforged common stock—basic and diluted	—	$(0.51)	—		—

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2020
(in thousands, except share and per share data)

	For the period from June 24, 2020 to December 31, 2020	For the year ended December 31, 2020	Transaction Accounting Adjustments	Ref	Pro Forma Condensed Combined
	AONE (Historical) (As Restated)	Markforged (Historical)
Revenue	—	71,851	—		71,851
Cost of revenue	—	29,921	2,471	AA	32,392

Gross profit	—	41,930	(2,471)		39,459

Operating expense
Sales and marketing	—	22,413	2,426	AA	24,839
Research and development	—	17,176	2,908	AA	20,084
Administrative expenses—related party	40	—	—		40
General and administrative expenses	341	20,080	2,977	AA	25,213
			1,815	BB

Total operating expenses	381	59,669	10,126		70,176

Loss from operations	(381)	(17,739)	(12,597)		(30,717)
Change in fair value of derivative warrant liabilities	(1,705)	—	1,075	CC	(630)
Offering costs associated with derivative warrant liabilities	(602)	—	—		(602)
Net gain from investments held in Trust Account	76	—	(76)	DD	—
Other income (expense)	—	(184)	—		(184)
Interest expense	—	(98)	—		(98)
Interest income	—	147	—		147

Loss before income taxes	(2,612)	(17,874)	(11,598)		(32,084)

Income tax expense	—	111	—		111

Net loss and comprehensive loss	(2,612)	(17,985)	(11,598)		(32,195)

Deemed dividend—repurchase of common stock	—	(826)	—		(826)

Net loss and comprehensive loss attributable to common shareholders	(2,612)	(18,811)	(11,598)		(33,021)

Weighted average Markforged Holding Common Stock shares outstanding—basic and diluted	—	—	182,641,837		182,641,837
Net income (loss) per Markforged Holding Common Stock share	—	—	—		$(0.18)
Weighted average class A ordinary shares outstanding—basic and diluted	21,500,000	—	(21,500,000)		—
Net income (loss) per class A ordinary share—basic and diluted	$0.00	—	—		—
Weighted average class B ordinary shares outstanding—basic and diluted	5,265,873	—	(5,265,873)		—
Net loss per class B ordinary share—basic and diluted	$(0.51)	—	—		—
Weighted average shares outstanding of Markforged common stock—basic and diluted	—	40,258,968	(40,258,968)		—
Net loss per Markforged common stock—basic and diluted	—	$(0.47)	—		—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, AONE will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Markforged Holding Corporation will represent a continuation of the financial statements of Markforged with the Business Combination treated as the equivalent of Markforged issuing stock for the net assets of AONE, accompanied by a recapitalization. The net assets of AONE will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Markforged in future reports of Markforged Holding Corporation.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 present pro forma effect to the Transactions as if they had been completed on January 1, 2020.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes, which are included elsewhere in this prospectus:

•
AONE’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021 and the audited consolidated financial statements for the year ended December 31, 2020 (As Restated); and

•
Markforged’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2021 and the audited consolidated financial statements for the year ended December 31, 2020; and

•	Other information relating to AONE and Markforged included in this prospectus.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. No tax adjustment has been computed for the pro forma combined company, as it expects to remain in a net loss position and maintain a full valuation allowance against its U.S. deferred tax assets.
The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Markforged Holding Corporation. They should be read in conjunction with the historical financial statements and notes thereto of AONE and Markforged.

Markforged equityholders are eligible to participate in the Markforged Earnout and receive additional shares of Markforged Holding Common Stock as consideration for the Business Combination. The contingent obligations to issue Markforged Earnout Shares in respect of Markforged common stock and release from lock-up
Sponsor Earnout Shares, are accounted for as liability classified instruments because the Earnout Triggering Events that determine the number of Sponsor and Markforged Earnout Shares required to be released or issued, as the case may be, include events that are not solely indexed to the fair value of common stock of Markforged. Pro forma adjustments have been made to account for the Markforged Earnout Shares issuable in respect of Markforged common stock and Sponsor Earnout Shares, as if they are liability classified.
Markforged Earnout Shares issuable to employees with vested equity awards and Earnout RSUs issuable to employees with unvested equity awards are considered a separate unit of account from the Markforged Earnout Shares issuable in respect of Markforged common stock and are accounted for as equity classified stock compensation. As the Earnout Shares issuable to employees with vested equity awards are fully vested upon issuance, there is no requisite service period and pro forma adjustments have been made to recognize a one-time
stock compensation expense for the grant date fair value. Earnout RSUs are contingent upon an employee completing a service vesting condition, and as such, reflect a transaction in which the Company acquires employee services by offering to issue its shares, the amount of which is based in part on the Company’s share price. Pro forma adjustments have been made to recognize compensation expense ratably over the requisite service period for Earnout RSUs.
One-time
direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Markforged Holding Corporations’ additional paid-in
capital and are assumed to be cash settled.
2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release
No. 33-10786
permits entities to present other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). AONE has elected not to present Management’s Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the period presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of AONE’s shares outstanding, assuming the Transactions occurred on January 1, 2020.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

A.	Reflects the liquidation and reclassification of investments held in the Trust Account that became available upon consummation of the Business Combination.

B.
Reflects proceeds of $210.0 million from the issuance and sale of 21,000,000 shares of Markforged Holding Common Stock with a par value of $0.0001 per share at $10.00 per share in the PIPE Investment pursuant to the Subscription Agreements. Refer to Tickmark E for the treatment of the associated direct and incremental transaction costs.

C.
Represents the cash disbursement to redeem 6,418,667 AONE Class A ordinary shares for $64.2 million allocated to Class A ordinary shares and additional paid-in
capital using par value of $0.0001 per share and at a redemption price of $10.00 per share, using the funds held in the Trust Account as of June 30, 2021.

D.	Represents adjustment for the Employee Transactions, to reflect the share repurchases of 4,725,641 shares by Markforged at per share purchase price of $9.52.

E.	Reflects the settlement of $33.3 million of transaction costs expected to be incurred in connection with the Business Combination. The components of the transaction costs are as follows:

Deferred transaction costs paid that expected to reduce additional paid in capital	(4,000)
Deferred transaction costs not yet paid and included in accounts payable expected to reduce additional paid in capital	(884)
Markforged transaction costs included in accounts payable	435
Markforged transaction costs included in accrued expenses	697
AONE Deferred Underwriting Commissions	7,525
PIPE Fees adjusted against additional paid in capital	8,400
Advisory, legal, and other fees direct and incremental to the transaction expected to be incurred and the reclassification of deferred transaction costs adjusted against additional paid in capital	15,229
Advisory, legal, and other fees incurred and adjusted against accumulated deficit	5,907

Total Transaction Costs	$33,309

F.
Reflects the recognition of a liability at the preliminary estimated fair value of $99.9 million for Earnout Shares and Earnout RSUs and $20.5 million for Sponsor Earnout Shares issued to Markforged existing shareholders and the Sponsor that vest contingent upon the achievement of certain weighted average share price thresholds. The preliminary fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing. Refer to Note 4 for more information.

G.
Reflects the recapitalization of Markforged equity comprised of 113,083,557 Markforged Convertible Preferred Stock into 113,083,557 shares of Markforged, Inc. common stock at a 1:1 conversion, which are then converted to Markforged Holding Common Stock with a par value of $0.0001 per share, at the Exchange Ratio of approximately 0.9522514.

H.
Reflects the conversion of 11.7 million AONE Class A ordinary shares subject to possible redemption to Markforged Holding Corporation Class A Common Stock after giving affect to the redemptions shown in adjustment C.

I.	Reflects the reclassification of AONE’s historical accumulated deficit to additional paid in capital as part of the reverse recapitalization.

J.	Represents conversion of 507,722 Markforged shares held in treasury into Markforged Holding Common Stock.

K.	Represents the reclassification of 5,375,000 shares of AONE Class B ordinary shares into Markforged Holding Common Stock, including 2,610,000 Sponsor Earnout Shares subject to vesting conditions.

L.
Reflects the recognition of $4.0 million of stock compensation expense for Markforged Earnout Shares related to employees with fully vested awards. Stock compensation expense for these awards is recognized immediately upon transaction close because there is no future service condition associated with the new grants. Compensation cost is subject to change as additional analyses are performed and such changes could be material once the final valuation as of the grant date of the new awards are determined. The estimate of the preliminary valuation of the Markforged Earnout Shares is described in Note 4.

M.	Reflects the reclassification of AONE’s derivative warrant liability related to the public warrants as the AONE public warrants are expected to be equity classified upon Closing of the Transaction.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are as follows:

AA.
To recognize stock compensation expense for
one-time
compensation costs associated with Markforged Earnout Shares and ongoing compensation costs associated with Earnout RSUs. Expense related to Markforged Earnout Shares totals $4.0 million and is reflected as an adjustment for the year ended December 31, 2020. Markforged Earnout Shares are granted to employees with fully vested awards that have no future service condition. Expense related to Earnout RSUs totals $3.3 million for the six months ended June 30, 2021 and $6.8 million for the year ended December 31, 2020. Earnout RSUs are granted to employees with unvested equity awards as of the transaction close date and recognized over the requisite service period. The actual compensation expense recorded may differ from this estimate and such difference may be material. The estimate of the preliminary valuation of the Markforged Earnout Shares and Earnout RSUs is described in Note 4.

BB.	Reflects the settlement of estimated transaction costs for advisory, legal and other fees expected to be incurred and adjusted against general and administrative expenses.

CC.
To eliminate the loss related to AONE’s change in fair value of derivative warrant liability related to the public warrants as the AONE public warrants are expected to qualify for equity classification upon the Closing of the transaction.

DD.
To eliminate net gain from investments held in Trust Account of $0.02 million for the six months ended June 30, 2021 and $0.08 million for the year ended December 31, 2020. Investments held in Trust Account were released upon Closing of the Business Combination.

3. Loss per Share
Net loss per share is calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented.
The unaudited pro forma condensed combined financial information has been prepared to reflect the actual redemptions as of the Closing date for the six months ended June 30, 2021 and year ended December 31, 2020:

(in thousands, except share and per share data)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro forma net loss attributable to common stockholders	$(28,334)	$(33,021)
Weighted average shares outstanding—basic and diluted	182,641,837	182,641,837
Net loss per share—basic and diluted	$(0.16)	$(0.18)
Weighted average share outstanding—basic and diluted
SPAC Public Shareholders	15,081,333	15,081,333
SPAC Sponsor	2,765,000	2,765,000
Markforged	143,795,504	143,795,504
PIPE shareholders	21,000,000	21,000,000

Pro forma weighted average shares outstanding—basic and diluted	182,641,837	182,641,837

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in AONE’s initial public offering, warrants sold in the private placement, outstanding restricted stock, and options are exchanged for common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted loss per share. The potential shares of common stock that were excluded from the computation of diluted net loss per share attributable to stockholders for the period presented because including them would have an antidilutive effect were as follows:

	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Outstanding Incentive Plan Awards	18,434,577	18,434,577
Sponsor warrants	3,150,000	3,150,000
Public warrants	5,374,984	5,374,984

Total potentially dilutive common share equivalents	26,959,561	26,959,561

4. Earnout Shares
The Sponsor Earnout Shares and Markforged Earnout Shares are expected to be accounted for as liability classified equity instruments that are earned upon the achievement of the Earnout Triggering Events. The Markforged Earnout Shares issuable to employees with vested equity awards and Earnout RSUs issuable to employees with unvested equity awards are accounted for as equity classified stock based compensation. The preliminary estimated fair value of the Sponsor Earnout Shares and Markforged Earnout Shares issuable to nonemployees is $20.5 million and $99.9 million, respectively, as of June 30, 2021. The preliminary estimated fair value of the Markforged Earnout Shares issuable to employees with vested equity awards and Earnout RSUs is $4.0 million and $11.4 million, respectively, as of June 30, 2021.
The estimated fair values of the Sponsor Earnout Shares, Markforged Earnout Shares, and Earnout RSUs were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the five-year Earnout Period. The preliminary estimated fair values of Sponsor Earnout Shares, Markforged Earnout Shares, and Earnout RSUs were determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:
Current stock price: the current stock price was set at the deemed value of $8.97 per share for Markforged Holding Common Stock on July 13, 2021, which was one business day prior to the transaction close.
Expected volatility: the volatility rate of 70% was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.
Risk-free interest rate: The risk-free interest rate of 0.85% is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon
U.S. Treasury notes with maturities corresponding to the expected five year term of the Earnout Period.
Expected term: The expected term is the five year term of the Earnout Period.
Expected dividend yield: The expected dividend yield is zero as Markforged has never declared or paid cash dividends and has no current plans to do so during the expected term.
The actual fair values of Sponsor Earnout Shares, Markforged Earnout Shares, and Earnout RSUs are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.

BUSINESS
Unless the context otherwise requires, all references in this section to the “company”, “we”, “us”, or “our” refer to the business of MarkForged, Inc. and its subsidiaries prior to the consummation of the Merger and to Markforged Holding Corporation after giving effect to the Merger.
Company Overview
Our platform, The Digital Forge, is an intuitive additive manufacturing platform powering engineers, designers and manufacturing professionals globally. The Digital Forge combines precise & reliable 3D printers and metal and composite proprietary materials seamlessly with its cloud-based learning software offering to empower manufacturers to create more resilient and agile supply chains. Founded in 2013 by two
MIT-educated
engineers, Markforged is based in greater Boston, Massachusetts, where we have our own in-house
manufacturing facility and where we design all of our industrial 3D printers, software and metal and composite proprietary materials.
Designed to scale into the future, our software-enabled platform delivers clear value today to thousands of customers (including both direct customers and customers of our value added resellers that have purchased one or more of our products) around the world. We have printed millions of parts, meeting customer needs across the entire product development lifecycle, including prototyping, tooling, production and aftermarket spares and replacement parts as well as mid-volume
and high-volume production parts. Blue chip customers in leading-edge industries such as aerospace, military and defense, industrial automation, space exploration, healthcare and automotive rely on our platform for mission-critical, end-use
parts
on-demand
and at the
point-of-need.
Our portfolio of rugged 3D printers include: (i) desktop printers that produce quality parts in settings where space is limited, (ii) industrial composite printers that provide powerful, predictable functionality through their software, sensors, materials and print modes and (iii) metal printers that can fabricate strong, complex metal parts in a variety of advanced metals. Across all our models, our powerful yet easy-to-use
platform, and our industrial-grade materials, enable engineers to make functional parts for manufacturing environments and other demanding applications.
Our software platform was developed alongside our first printers and shipped as a fully integrated solution. As we have grown, we have continued to develop and scale our software, providing a single platform to interact with each of our hardware devices and driving consistent reliability for our customers. From simple file storage and versioning to accessible live telemetry, our products are designed to address the unseen minutiae that can inhibit manufacturers’ productivity. In a manufacturing ecosystem inundated with non-intuitive
user experiences, the simplicity and power of our software drives adoption of our platform with higher customer satisfaction and retention rates.
Today, manufacturers face many limitations from idea generation to finished industrial goods. Part design is inherently limited by traditional subtractive manufacturing methods, such as Computer Numerically Controlled (“CNC”) machining. In addition, in many cases, the existing manufacturing workforce does not have the necessary skills to meet the demands of the next generation of manufacturing, which is embracing digital technologies.
We envision a different future where smart 3D printers distributed in networks that extend directly to the point-of-need
can overcome these limitations. We are making this future a reality today. For example, a military customer stations Markforged printers in combat zones to create digital supply chains, producing parts in the field, on-demand.
A state government customer recently sponsored a pandemic-readiness project that distributed 300 Markforged printers across the state to create a large emergency alert system for manufacturing physical parts on demand. As a further example, a global consumer products company has utilized Markforged printers in more than 30 factories to optimize assembly line production. As we continue to innovate with faster, larger and more precise machines capable of reliably printing more specific materials, we expect to see examples like these scale in both the value they deliver our customers and the impact of additive technology on the broader manufacturing industry.
In 2014, we first commercialized our patented Continuous Fiber Reinforcement (“CFR”), which is a process that uses continuous strands of composite fibers to make parts as strong as and capable of replacing aluminum. In 2018, we released the Metal X system, which is now capable of printing
17-4
PH Stainless Steel, Copper, H13 Tool Steel, Inconel 635, and A2 and D2 Tool Steel in a shop or office environment. These products connect to our secure cloud infrastructure and are controlled via web browser, providing a single, simple digital workflow for printing both carbon fiber and metal for organizations that scale from one user to thousands. We have the ability to leverage data from our existing global fleet of printers connected to cloud architecture to enhance our research and development capabilities for the future benefit of our customers. The data generated by our fleet of thousands of connected printers flows into Blacksmith, an
AI-powered,
closed-loop manufacturing solution, which is currently offered as a software subscription.
For the years 2012 to 2020, according to the Wohlers Report 2021, the additive manufacturing industry grew at a CAGR of 24%, from $2 billion in 2012 to $12 billion in 2020. The Wohlers Report 2021 projects that for the 10 year period of 2020 to 2030, the additive manufacturing industry will grow at a similar CAGR of 25%, reaching $115 billion in 2030. As additive manufacturing technology adoption spreads across the $13 trillion global manufacturing industry, we believe we are well-positioned to take advantage of these trends due to our industry-leading materials, broad portfolio of products, and a cloud architecture that continually learns and will improve our global fleet of industrial printers.
The Markforged team combines cutting-edge technical expertise with industry experience in commercializing new technologies. Our co-founders,
Gregory Mark, an aeronautics and astronautics engineer, and David Benhaim, a computer science engineer, both of whom are graduates of MIT, have helped to transform 3D printing by bringing the power of agile software to industrial manufacturing. Shai Terem, our President and Chief Executive Officer, is a veteran of the digital printing technology industry - previously serving as President of the Americas at Kornit, where he led an aggressive and successful restructuring of the region and, prior to that, as Americas VP of Finance & Operations for Stratasys, where he held several operational responsibilities within the company.
Industry Background
Traditional Manufacturing Faces Many Limitations.
Engineers and product developers are constrained by the physical parameters of conventional manufacturing processes. These parameters define the design possibilities, adding cost and lead time to manufacturing programs and placing firm boundaries on the performance of parts and products. Additive manufacturing lifts many of these limitations, opening up new design capabilities that allow engineers to harness and sustain measurable advantages in durability, weight and customizability.
Traditional manufacturing faces significant limitations that impact profitability and market responsiveness. In mature economies, like the United States, manufacturers find it increasingly difficult to hire the skilled technicians required to operate the legacy equipment that powers a majority of manufacturing operations. According to a 2020 report from The Economist, the generation of specialized tool and die makers that are exiting the labor market and the emerging workforce that is replacing these individuals are trained on completely different educational foundations built on information technology and digital aptitude.
We believe this phenomenon will intensify the struggle to find skilled technicians for businesses that fail to adopt modern manufacturing technologies.
Traditional manufacturing equipment and labor conditions require complex networks of supply sources or “nodes”, connected to one or more manufacturing hubs. These manufacturing hubs rely on intricate chains of logistics and distribution to deliver their products to the market and into the hands of end customers. Each supply node, manufacturing site and logistics bridge represents a single point of failure that has the potential to compromise business continuity and customer relationships in the event of disruptions. For example, the
COVID-19
pandemic caused plant shutdowns, shipping port closures, labor strikes and myriad unforeseen changes in operating conditions. Digital manufacturing decouples part production from these complex and vulnerable supply chains, empowering individual “Makers” and large, global businesses alike to position fabrication capabilities as close to the point of need as possible.
This flexibility also allows modern manufacturers to adapt to changing demand signals with greater responsiveness. As an example, in the early months of the
COVID-19
pandemic, the collective 3D printing community was able to quickly produce early batches of face shields and other personal protective equipment (“PPE”). In contrast, many traditional manufacturers struggled in the face of global supply chain disruptions and significant spikes in demand for key products.
According to a Forbes article published on October 18, 2019, approximately 20% of every dollar in manufacturing is wasted. Additionally, the complex web of logistics and transportation required to convert raw material into goods in end customers’ hands add many wasteful steps. These factors increase costs to manufacturing programs and incur substantial carbon footprints. As modern businesses seek opportunities to reduce their ecological impacts, both due to proactive and conscientious attitudes as well as government regulations and emissions penalties, digital manufacturing solutions like The Digital Forge present a viable means of producing products more sustainably and at a lower cost.
Additive Manufacturing has the Potential to Overcome Many of these Limitations.
Additive manufacturing as a category has the potential to overcome many of the limitations of conventional manufacturing. The new design capabilities provide significant possibilities for superior products that drive higher performance and more closely match customer preferences. The simple, empowering interfaces used to operate our printers are more applicable to an emerging workforce that consists of digital natives trained in IT educational foundations. With additive manufacturing technology, manufacturers may now combat supply chain constraints, allowing them to respond more quickly to sharp changes in demand signals. Machines the size of microwave ovens that require no skilled labor can now help manufacturers circumvent expensive and time-consuming supply chains by printing parts when and where they are needed.
Most 3D Printing Solutions Today are Focused on Design and Prototyping Applications.
Despite the apparent benefits of additive manufacturing relative to conventional manufacturing, it has taken the industry nearly four decades to arrive at a solution that is widely adopted for applications beyond one-offs
and prototypes. Part of the reason for such slow adoption is that before Markforged, there were only two limited categories of 3D printers available. On one end of the cost spectrum, there were relatively inexpensive machines that printed in brittle plastic, only suitable for concept models or mock-ups.
On the other end of the cost spectrum, there were complicated, potentially hazardous systems that cost in excess of $1 million to implement and required highly skilled technicians to operate. Additionally, both categories were engineered as point solutions for a single factory, making distributed digital manufacturing across a network of printers cumbersome or infeasible. For these reasons, neither of these choices was appropriate for the manufacturing floor or distributed manufacturing at scale.
Markforged is Delivering the Promise of Additive Manufacturing Today.
We invented The Digital Forge, a platform designed to overcome both the constraints of conventional manufacturing as well as the limitations of legacy 3D printing solutions. Manufacturers can produce parts that are functionally applicable for the most demanding engineering applications on affordable machines roughly the size of a microwave or conventional oven. The parts printed on The Digital Forge are based in continuous carbon fiber, a high-strength material that empowers engineers to use the parts for applications that were previously reserved for metal parts. Moreover, the software that powers The Digital Forge was designed to be cloud-first. In contrast to legacy additive solutions, Markforged’s printers can be accessed and controlled from anywhere in the world and entire libraries of part inventory can be digitized and printed only when needed. This smart, simple, empowering and robust platform is designed to give engineers, designers and manufacturing professionals the power to solve their manufacturing problems today and build anything they imagine.
Our Growth Strategy
Our future growth is driven by a
five-key
strategy:

•
Continue to Fuel Integrated Platform with Software Solutions.
Our integrated platform is designed to scale in both capability and size over time. As we invest additional resources into the feature set of our platform, we expect to be able to solve more customer problems and applications. As we solve more problems, customers will print more parts. As we print more parts, more data will be generated, making our premium software solutions, including Blacksmith and enterprise-grade fleet management, smarter. As our premium software solutions get smarter, we will be able to print better, more accurate parts. As we print better parts, more customers will adopt our premium software solutions, which will continue to drive this growth and improvement cycle more rapidly.

•
Expand Customer Use Cases and Applications.
As we develop printers that are faster, larger and more precise, and add new industrial materials to our capabilities, we continually expand the possible use cases for our customers. We regularly release new printers, software functionality and materials that customers may apply to a variety of new problems and use cases.

•
Drive Deeper, More Efficient
Go-To-Market
Coverage.
As we grow our global distribution footprint and drive optimizations in our go-to-market
model, we will grow our sales. For example, in the last year, we formed partnerships with global distributors, such as DesignPoint, Hawk Ridge Systems, LLC, GovSmart, Inc., MLC CAD Systems, LLC, Mark3D UK Limited, Würth Additive Group, Phillips Corporation and others, providing scale and access to hundreds of thousands of potential manufacturing customers across the world.

•
Expand Position as a Trusted Brand.
Due to the innovative technology that we have invented, which is addressing significant global problems in manufacturing, we have the opportunity to invest resources to build a meaningful industrial technology brand. As our brand grows, we expect to generate more organic interest in our products, lowering our cost-to-acquire
customers, which will facilitate our growth and improvement cycle and help expand our business.

•	Target Strategic M&A Opportunities. With increased resources, we have the opportunity to grow inorganically by acquiring companies with technologies and people to complement our platform and team.
Our Competitive Strengths

•
Markforged delivers accessible, industrial-strength parts.
We offer a range of proprietary composite and metal materials that address numerous industrial applications. We invented and patented the CFR composite additive manufacturing process. The capabilities that CFR enables are unmatched by our competitors, and a significant portion of our customers use our CFR materials today to replace traditionally manufactured steel and aluminum parts. In addition, we have designed and optimized the Metal X printer, a loose powder-free metal device that can be purchased for less than $100,000. Conventional metal 3D printing solutions have MSRPs starting at $250,000 and those that exceed $1,000,000. The lower acquisition cost for the Metal X broadens the potential market for these machines and presents a more compelling path to value.

•
Markforged offers customers a clear and tangible ROI.
We provide simple, cost-effective and reliable solutions to manufacture mission critical parts. With The Digital Forge platform, our customers realize significant cost and time savings, relative to conventional manufacturing, which in turn drives purchases of incremental printers and further development of new applications. For example, one global consumer products customer that purchased its first printer in 2019 realized 45 times cost savings on a key application tool for its automated assembly line. Since the initial purchase, that customer has purchased more than 30 printers primarily focused on this application.

•
Markforged’s integrated, modern software platform drives faster innovation.
We built our entire platform on cloud-based architecture, bringing benefits traditionally confined to Software as a Service (“SaaS”) space to hardware. This architecture connects us to our customer’s printers in the field, creating a fleet of connected printers generating data to power our
AI-learning
algorithms that in turn guides the future development of our 3D printers with each part printed.

•
Visionary and experienced management team. Our leadership team is passionate about the future of manufacturing. Shai Terem, our President and Chief Executive Officer, has extensive operational experience in additive manufacturing and digital printing. Our co-founder
and CTO, David Benhaim, is an expert in software and robotics and has led the design of our cloud-based platform to connect hardware. Our CFO, Mark Schwartz, has spent much of his career delivering complex contract manufacturing services to hardware OEMs.
 Our SVP of Sales, Ken Clayton, has spent his career partnering with hardware resellers to provide CAD solutions.
This team is surrounded by an executive leadership team with decades of industry and category expertise. Our engineering and product leadership hails from a variety of leading hardware, materials and software companies, while our go-to-market
leadership combines extensive channel selling and manufacturing industry expertise with invaluable perspectives from category leaders outside of 3D printing.

The Digital Forge
The Digital Forge is the intuitive additive manufacturing platform for modern manufacturers, bringing the power and speed of agile software development to industrial manufacturing. Composed of hardware, software and materials working seamlessly as a unified platform, it is purpose-built to integrate into our customers’ existing manufacturing ecosystems and eliminate the barriers between design and functional parts. The Digital Forge adopters can achieve immediate benefits through savings of time and money on end-use
parts. Through increased adoption, the platform can drive competitive advantages by making our customers’ entire operations more efficient and responsive.
3D Printers
We offer a rugged line of 3D printers all designed around one goal - putting functional parts in our customers’ hands. Our machines combine high build quality, intuitive user experience and broad platform connectivity. Featuring unibody aluminum frames and precision mechanical components, our printers produce reliable, repeatable results.
We offer three principal categories of 3D printers and systems:

•
Desktop
: Our Desktop 3D Printers are precision-built professional machines designed to reliably print quality parts. These printers deliver precise results with a smaller form factor, making them ideal when space is at a premium.

•	Industrial : Our Industrial 3D Printers provide best-in-class predictability and functionality through sensors, software, materials and print modes.

•	Metal : Our Metal 3D Printers fabricate complex metal parts in a variety of advanced metals.
We also offer the Onyx Pro and Mark Two desktop composite printers, the X3 and X5 industrial composite printers, a ruggedized X7 Field Edition composite printer, and the
Wash-1
and
Sinter-1,
which are components of the Metal X system.

Materials
We offer the only industrial 3D printing family for fabricating Composite, Continuous Fiber and Metal parts on the same platform. All the materials available for printing on The Digital Forge are safe and easy to handle and offer a high degree of flexibility for part design and manufacturing. Our 3D printers are simple to use and do not require intensive buildouts or trained technicians. We currently offer the following materials:

•	Composite: Onyx ™ , Onxy FR, Onyx FR-A, Onyx ESD and Nylon.

•	Continuous Fiber: Carbon Fiber, Carbon Fiber FR, Carbon Fiber FR-A, Aramid Fiber (Kevlar ® ), HSHT Fiberglass, and Fiberglass.

•	Metal: 17-4 PH Stainless Steel, Copper, Inconel 625, H13 Tool Steel, and A2 and D2 Tool Steel.
Our customers can print the right material for the right applications. If a customer requires strength and low weight, composites can replace metal parts and accelerate production times. If customers need something to withstand high temperatures and provide wear resistance, metals can be utilized. In addition, customers can combine parts made of different materials for even higher-performing parts using the CFR process.
CFR augments traditional Fused Filament Fabrication (“FFF”) technology, enabling our printers to reinforce FFF parts with continuous fibers. A
CFR-capable
machine uses two extrusion systems for two unique materials: one for conventional FFF polymer filament, and a second for long strand continuous fibers. Continuous fibers are laid down in-layer,
replacing FFF infill. As a result, a
CFR-capable
printer can print both traditional
FFF-only
parts or CFR parts (FFF parts reinforced with continuous fibers).
CFR represents a step-change improvement in part performance for only an incremental increase in effort. CFR parts are significantly stronger (up to 25 times stronger than ABS plastics) and can replace machined aluminum parts. The process is inherently flexible: simple enough for anyone to use and powerful enough to enable deep customization of part mechanical properties. This means that an engineer can reinforce a part with continuous fibers with two clicks of a button and customize reinforcement on a layer-by-layer
basis on the same platform. With five available fibers and multiple reinforcement techniques that can be granularly configured, parts can be highly customized for applications. We believe the capabilities that CFR enables are unmatched by current alternatives.
Software
Our software pairs advanced 3D printing software with the first connected additive manufacturing platform. Our software is an integrated platform designed to help customers get from design to part quickly. It empowers users to take control of their manufacturing workflow in three ways:

•
Advanced part slicing and printing.
Our software is an integrated, connected platform designed to take customers from CAD to functional part quickly. The browser-based workflow is secure, fast and intuitive. Users can design parts for printing with a single click, or drill deeply into part settings to specially optimize part properties. Our software fully integrates with all of Markforged’s 3D printers, enabling customers to create builds, print parts, and monitor prints in a seamless workflow.

•
Integrated cloud part repository.
A secure part library enables customers to dynamically manage engineering projects of any size. Our software’s part files are securely stored and can be versioned, edited and printed anywhere.
Easy-to-use
filters and folders enable customers to quickly store and find the parts they need when they need it.

•
Real time enterprise-grade fleet management accessible through premium software subscriptions.
Our premium software subscription will provide a single place to manage our customers’ printer fleets in real time, whether in one spot or worldwide. Users will benefit from automatic updates while getting analytics, usage data and live telemetry. Our premium software will update automatically, unlocking new features and continuously improving printer performance. Support is fully integrated into the software experience and is directly accessible from both part and printer pages.

Customers
We have thousands of customers (including both direct customers and customers of our value added resellers that have purchased one or more of our products) around the world, and have printed millions of parts, meeting customer needs across the entire product development lifecycle, including prototyping, tooling, production and aftermarket spares and replacement parts. Our customers range from small and medium-sized
organizations to Fortune 100 companies in leading edge industries such as aerospace, military and defense, industrial automation, space exploration, healthcare and automotive rely on our platform today for mission critical end-use
parts
on-demand
and at the
point-of-need.
Our customer base is diverse and broad, with no customer, or customers known to us to be under common control, comprising more than 10% of our business.
Research and Development
Investment in research and development is at the core of our business strategy. Our research and development team is responsible for designing, developing and enhancing our products, as well as performing product testing and quality assurance activities. Members of our research and development team specialize in mechanical engineering, electrical engineering, material science, product realization and software engineering.
Research and development expense totaled $17.2 million and $20.3 million in the years ended December 31, 2020 and 2019, respectively, and $11.7 million and $8.9 million in the six months ended June 30, 2021 and 2020, respectively. We expect our research and development expense to increase significantly for the foreseeable future as we enhance existing products, develop new products for current markets and introduce new products in new markets.
The majority of our research and development operations are conducted in our facility in Watertown, Massachusetts.
Sales and Marketing
We primarily sell our products and services through a global channel of third-party value-added reseller partners (“VARs”). We have over 100 VARs spanning the globe with over a thousand talented full-time employees who market, sell and support our platform. Our VAR channel allows us to have global scale, engage deeply with our customers and provide significant operating leverage to our business today. We have and will continue to optimize our VAR network focused on global manufacturing. This includes VARs such as DesignPoint, Hawk Ridge Systems, LLC, GovSmart, Inc. MLC CAD Systems, LLC, Mark3D UK Limited, and others, that distribute mission-critical end-use
parts and functional parts for the manufacturing floor to hundreds of thousands of end customers worldwide.
Our global marketing team drives new customer acquisition, retention and expansion of existing customers and the demonstration and capabilities set of our products.
Manufacturing and Suppliers
Our goal is to create an excellent customer experience by shipping quality products on time and providing meaningful support after delivery, all while working safely. We accomplish this goal by being selective with our resources, dedicating our focus to areas where it adds a strategic advantage, and working with high quality outsourced partners to manage the rest. Our printer manufacturing operations include both our internal manufacturing facility in Billerica, Massachusetts as well as third-party contract manufacturers who source materials, manufacture components and assemble products in accordance with our specifications and quality standards. We currently source and manufacture our consumable materials, which provides flexibility, increased responsiveness and a distinct competitive advantage.

Our Competition
The industry in which we operate is fragmented and competitive. We compete for customers with a wide variety of conventional and additive manufacturing solution providers. We believe that the market is in its early phases of adoption of additive manufacturing technology, and that the potential for growth will be significant as our target customers seek more flexible, customized, software-enabled manufacturing processes.
We believe we compare favorably to other industry participants on the basis of the following competitive factors:

•	cloud-based, AI-learning software platform;

•	proprietary CFR process;

•	highly accessible metal printing;

•	robust intellectual property;

•	proven customer adoption in mission critical applications;

•	ease of deployment, implementation and use;

•	platform scalability; and

•	security and reliability.
Intellectual Property
Our ability to drive innovation in the additive manufacturing market depends in part upon our ability to protect our core technology and intellectual property. We attempt to protect our intellectual property rights, both in the United States and abroad, through a combination of patent, trademark, domain names, copyright and trade secret laws, as well as through contractual provisions and restrictions on access to our proprietary technology which includes nondisclosure and invention assignment agreements with our consultants and employees and through non-disclosure
agreements with our vendors and business partners. We further control the use of our proprietary technology and intellectual property through provisions in both general and product-specific terms of use. Unpatented research, development, know-how
and engineering skills make an important contribution to our business, but we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding intellectual property.
As of August 1, 2021, we own 46 issued United States patents, 31 issued foreign patents and have 101 pending or allowed patent applications. Our patents and patent applications are directed to, among other things, additive manufacturing and related technologies.
We have two issued United States trademarks and 18 issued foreign trademarks, including “Markforged” in the European Union, Australia, Canada, China, Israel, Japan, Republic of Korea. We have no pending United States trademark applications and five pending foreign applications.
Employees and Human Capital
We consider our employees to be critical to our success. As of August 1, 2021, we had 333 full-time employees based primarily in the greater Boston, Massachusetts area. A majority of our employees are engaged in engineering, operations and related functions. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are subject to a collective bargaining agreement or represented by a labor union.
Our success depends upon our ability to attract and retain highly qualified employees. We are committed to creating and maintaining an inclusive culture which values equality, opportunity and respect. We expect all of our employees to observe the highest levels of business ethics, integrity, mutual respect, tolerance and inclusivity. Our employee handbook and Code of Conduct and Ethics set forth policies reflecting these values and also provide direction for registering complaints in the event of any violation of our policies. An “open door” policy is maintained at all levels of the organization and any form of retaliation against an employee is strictly prohibited.
The success of our business is fundamentally connected to the physical and mental well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees and contractors. We provide our employees with a wide range of benefits, including benefits directed to their health, safety and long-term financial security. In response to the
COVID-19
pandemic, we have implemented significant changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. This includes allowing our employees to work remotely as appropriate, while implementing significant safety measures designed to protect the health of all those working in and entering our facilities.
Facilities
Our corporate headquarters is located in an approximately 36,000 square foot facility that we lease at 480 Pleasant Street, Watertown, Massachusetts 02472. The lease of this facility expires in July 2028. We lease another 32,000 facility at 85 School Street, Watertown, Massachusetts 02472. The lease of that facility expires in July 2028. In addition, we lease a 25,000 square foot facility at 4 Suburban Park Drive, Billerica, Massachusetts 10821. The Billerica facility lease does not expire until March 2026. We believe that our facilities are adequate for our current needs and, should the company need additional space, we believe we will be able to obtain additional space on commercially reasonable terms.
Government Regulations
We are subject to various laws, regulations and permitting requirements of federal, state and local authorities, including related to environmental, health and safety; anti-corruption and export controls. We believe that we are in material compliance with all such laws, regulations and permitting requirements.
Environmental Matters
We are subject to domestic and foreign environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials and the health and safety of our employees. We are required to obtain environmental permits from governmental authorities for certain operations.
The export of our products internationally from our production facilities subjects us to environmental laws and regulations concerning the import and export of chemicals and hazardous substances such as TSCA and REACH. These laws and regulations require the evaluation and registration of some chemicals that we ship along with, or that form a part of, our systems and other products.
Export and Trade Matters
We are subject to anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010,

as well as the laws of the countries where we do business. We are also subject to various trade restrictions, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our operations. For example, in accordance with trade sanctions administered by the Office of Foreign Assets Control and the U.S. Department of Commerce, we are prohibited from engaging in transactions involving certain persons and certain designated countries or territories. In addition, our products are subject to export regulations that can involve significant compliance time and may add additional overhead cost to our products. In recent years the United States government has a renewed focus on export matters related to additive manufacturing. Some of our products are already more tightly controlled for export, and other of our products may in the future become more tightly controlled for export. For example, the Export Control Reform Act of 2018 and regulatory guidance thereunder have imposed additional controls and may result in the imposition of further additional controls, on the export of certain “emerging and foundational technologies.” Our current and future products may be subject to these heightened regulations, which could increase our compliance costs.
Legal Proceedings
From time to time we are involved in claims that arise during the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, we do not currently believe that the outcome of any of these other legal matters (including the matter involving Continuous Composites Inc., which is described in Note 12 to our consolidated financial statements and incorporated herein by reference) will have a material adverse effect on our results of operation or financial condition. Regardless of the outcome, litigation can be costly and time consuming, as it can divert management’s attention from important business matters and initiatives, negatively impacting our overall operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.
Unless otherwise indicated or the context otherwise requires, references in this section to “Markforged,” “we,” “us,” “our” and other similar terms refer to MarkForged, Inc. and its subsidiaries prior to the Merger, which will be the business of Markforged Holding Corporation and its consolidated subsidiaries after giving effect to the Merger. The following discussion and analysis summarizes the significant factors affecting the consolidated operating results, financial condition, liquidity and cash flows of our company as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The discussion contains forward-looking statements that are based on the beliefs of management, as well as assumptions made by, and information currently available to, our management. Actual results could differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Business Overview
Our platform, The Digital Forge, is an intuitive additive manufacturing platform powering engineers, designers and manufacturing professionals globally. The Digital Forge combines precise & reliable 3D printers and metal and composite proprietary materials seamlessly with its cloud-based learning software offering to empower manufacturers to create more resilient and agile supply chains. Founded in 2013 by two
MIT-educated
engineers, Markforged is based in greater Boston, Massachusetts, where we have our own in-house
manufacturing facility and where we design all of our industrial 3D printers, software and metal and composite proprietary materials.
Since our inception, we have incurred significant operating losses. Our ability to generate revenue sufficient to achieve profitability will depend on the successful further development and commercialization of our products. We generated revenue of $71.9 million and $72.5 million for the years ended December 31, 2020 and 2019, respectively, and incurred net losses of $18.0 million and $29.9 million for those same years. We generated revenue of $40.5 million and $31.9 million for the six months ended June 30, 2021 and 2020, respectively, and incurred net losses of $21.1 million and $10.9 million for those same periods. As of June 30, 2021, we had an accumulated deficit of $101.0 million. We expect to continue to incur net losses as we focus on growing commercial sales of our products in both the United States and international markets, including growing our sales teams, scaling our manufacturing operations, continuing research and development efforts to develop new products and further enhance our existing products. Further, following the closing of the business combination, we expect to incur additional general and administrative expenses associated with operating as a public company. In addition, we will need substantial additional funding to build out the global footprint of our sales network, continue investing in research and development to accelerate product innovation, and fund inorganic growth opportunities.
Recent Developments
Merger agreement
As previously disclosed, on February 23, 2021, one, a Cayman Islands exempted company (“AONE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Caspian Merger Sub Inc., a wholly owned subsidiary of AONE (“Merger Sub”), and MarkForged, Inc. (“Markforged”), pursuant to which (i) AONE would deregister as a Cayman Islands company and domesticate as a corporation in the State of Delaware and would be renamed “Markforged Holding Corporation” (the “Domestication”) and (ii) Merger Sub would merge with and into Markforged, with Markforged surviving as a wholly owned subsidiary of Markforged Holding Corporation (the “Merger”). AONE’s shareholders approved the transactions contemplated by the Merger Agreement on July 13, 2021, and the Domestication and the Merger were completed on July 14, 2021.

Cash proceeds of the Merger were funded through a combination of AONE’s $123.8 million of cash held in trust (after redemptions) and an aggregate of $210.0 million in fully committed common stock transactions at $10.00 per share. Upon closing of the Merger, Markforged repurchased shares of common stock from certain of its stockholders, for a total value of $45.0 million of cash on hand, referred to as the “Employee Transactions”. Total net proceeds upon closing of the Merger, net of share repurchases, were $288.8 million.
Impact of the
COVID-19
Pandemic
In December 2019, a novel coronavirus disease
(“COVID-19”)
was identified and on March 11, 2020, the World Health Organization characterized
COVID-19
as a pandemic. We are continuing to closely monitor the impact of the
COVID-19
pandemic on all aspects of our business, including how it is impacting our customers, employees, supply chain, and distribution network, as well as the demand for our products in the markets that we serve.
As governments worldwide scrambled to control the
COVID-19
pandemic, local governments imposed restrictions on facilities in order to contain the spread of
COVID-19.
As a result of these facilities closures, we experienced delays in shipments and installations as well as decreased utilization of our installed products, leading to a decrease in sales of consumables materials, which had an adverse effect on our revenue. While vaccines have become publicly available, a number of states that had begun to ease restrictions, including Massachusetts where our headquarters is located, have recently re-initiated
efforts to tighten restrictions. The extent to which our operations may continue to be impacted by the
COVID-19
pandemic will depend largely on future developments, which are uncertain and cannot be accurately predicted, including the timing, pace and scale of the recovery of global economic conditions. Furthermore, the impacts of a potential worsening of global economic conditions and the continued disruptions to and volatility in the financial markets remain unknown.
We have undertaken certain measures to mitigate the impacts of the
COVID-19
pandemic on our financial position, cash flows and supply chain. In 2020, we executed a reduction in force to control headcount related costs. Throughout the pandemic, we have continued to work closely with certain of our suppliers to enable us to procure sufficient inventory for our near-term manufacturing and sales forecasts. Additionally, the health and safety of our employees is among our highest priorities. To that end, we have designed and implemented supplemental safety measures and appropriate social distancing protocol, in compliance with government regulations, to enable the continued operation of our manufacturing facilities.
Our focus on longer term profitability is based on our investments in research and development, our VAR network, and go to market strategy. Research and development are core to our growth strategy to enable our platform to expand customer use cases and additive technology. We endeavor to expand and optimize our network of VARs which has been key to our expanding unit economics and global distribution.
For more information on operations and risks related to the pandemic, please see the section of this prospectus titled “
Risk Factors — General Risk Factors, The global
COVID-19
pandemic has significantly affected our business and operations
”.
Key Factors Affecting Operating Results
We believe that our financial performance has been and in the foreseeable future will continue to be primarily driven by the factors discussed below. While each of these factors presents significant opportunities for our business, they also pose important challenges that we must successfully address in order to sustain our growth and improve our results of operations.
Hardware sales
Our financial performance has largely been driven by, and in the future will continue to be impacted by, the rate of sales of our hardware. Management focuses on hardware sales as an indicator of current business success and a leading indicator of likely future recurring revenue from consumables, success plans, and premium software subscriptions. We expect our hardware sales to continue to grow as we increase penetration in our existing markets and expand into new markets.
Recurring revenue
We regularly assess trends relating to recurring revenue which includes consumables, services, and premium software subscriptions. The consumables revenue stream includes metals, continuous fiber, and chopped fiber materials used by customers as print media. Our services revenue is made up of revenue generated from hardware maintenance contracts (which we also refer to as “Success Plans”) and premium software subscriptions. The Success Plan revenue stream primarily consists of hardware maintenance services generally realized over a period of one to three years. Premium software subscriptions relate to certain cloud software solutions sold separately from our standard cloud-based software platform offering that is fully integrated with our hardware. Recurring revenue was 30% of total revenue for the three months ended June 30, 2021 and 2020. Recurring revenue was 30% and 29% of total revenue for the six months ended June 30, 2021 and 2020, respectively. Recurring revenue was 28% and 21% of total revenue for the years ended December 31, 2020 and 2019, respectively. Our recurring revenue as a percentage of total revenue will vary based upon new product placements in the period as well as consumption trends impacted by macroeconomic factors, customer behavior, and the useful life of our hardware. As our cumulative historical hardware sales increase, recurring revenue on an absolute basis is expected to increase and over time should be an increasingly important contributor to our total revenue.
Go to market
We believe that we are ideally positioned to transform the industry with our accessible solutions that offer users design flexibility and industrial strength parts. Accordingly, we continue to invest in operations and sales channels necessary to scale and continue to gain market share. We have proven an ability to design, manufacture, and distribute products through channels that provide a high value to customers at gross margins higher than many of our competitors. In addition to our go to market strategy, our integrated platform of hardware, software and consumables has been core to our success and we will continue to drive value through research and development as we introduce smarter and more adaptive technology that is expected to improve our integrated platform and, ultimately, the value provided by our 3D printers. These investments are critical to achieve the long-term scale we are capable of, but expect the near term impacts will be a muting of our short term profitability.
Seasonality
Historically, the sales of our 3D printers have been subject to seasonality and we have seen higher hardware sales in the fourth quarter. We believe this trend is likely driven by available funds in customers’ capital budgets at year end which they direct towards the evolution of their manufacturing processes through investments in additive manufacturing.
Components of Results of Operations
Revenue
The majority of our revenue results from the sale of hardware, including our additive manufacturing products, and related consumables. We deliver products and services primarily through our VAR network, who purchase and resell our products to end users. Hardware and consumables revenue is recognized upon transfer of control to the customer, which is typically the VAR, and generally takes place at the point of shipment. We also generate a portion of our revenue from hardware maintenance services and our premium software subscriptions. Revenue from hardware maintenance services for our additive manufacturing products is primarily generated through one-year
or three-year contracts and is recognized ratably over the term of the agreement. Revenue related to software subscriptions is recognized ratably over the term of the subscription. Our VARs may provide installation services, as needed depending on the product.
Cost of revenue
Our cost of revenue consists of the cost of product, software subscriptions, maintenance services, personnel costs, third party logistics, warranty fulfillment costs, and overhead. Cost of products includes the manufacturing cost of our additive manufacturing products and consumables. We primarily utilize third party manufacturers for the production of our additive manufacturing hardware while we utilize our own manufacturing facilities and personnel for the production of our consumables. The costs of revenue for internally manufactured products include the cost of raw materials, labor conversion costs, and overhead related to our manufacturing operations, including depreciation. Cost of maintenance services includes personnel-related costs associated with our customer success teams’ provision of remote and on-site
support services to our customers and the costs of replacement parts.
Our cost of revenue also includes indirect costs of providing our products and services to customers which consist primarily of reserves for excess and obsolete inventory and stock-based compensation.
We expect our cost of revenue to increase in absolute dollars in future periods as we expect our revenues to continue to grow.
Gross profit and gross margin
Our gross profit is calculated based on the difference between our revenues and cost of revenue. Gross margin is the percentage obtained by dividing gross profit by our revenue. Our gross profit and gross margin are, or may be, influenced by a number of factors, including:

•	Market conditions and competition that may impact our pricing;

•	Product mix changes between our printer product lines and consumables trends;

•	The impact of COVID-19 on the cost to both procure materials and ship materials and finished goods;

•
Growth in the number of customers utilizing our additive manufacturing products and changes in customer utilization rates, which affects sales of our consumable materials and may result in excess or obsolete inventories;

•
Our cost structure for manufacturing operations, including the extent to which we utilize contract manufacturers compared to in-house
manufacturing, the ability to achieve economies of scale in our purchase volumes, and any impacts to changes in our manufacturing on our product warranty obligations; and

•	Our ability to directly monetize the capabilities of our software solutions in the future.
We expect our gross margins to fluctuate over time, depending on the factors described above.
Research and development
Our research and development expenses represent costs incurred to support activities that advance the development of innovative additive manufacturing technology, new printer products, development of proprietary printing materials, as well as activities that enhance the functionality of our offerings. Our research and development expenses consist primarily of employee-related personnel expenses, prototypes, facilities costs, and engineering services. We expect research and development costs will increase in absolute dollars over time as we continue to invest in our product portfolio.

Sales and marketing
Sales and marketing expenses consist primarily of personnel-related costs for our sales and marketing departments, costs related to sales commissions, trade shows, advertising, facilities costs, and other demand generation services. We expect our sales and marketing costs will increase over time as we expand our headcount, optimize our reseller network and invest in brand awareness and demand generation.
General and administrative
General and administrative expenses consist primarily of personnel-related costs for our executive leadership and finance, human resources and IT departments. We expect our general and administrative costs will increase over time as we expand our headcount to support growth in our global business, our VAR network and our customer base.
Other expense
Other expense includes other
non-operating
expenses and fair market value adjustments on our derivative liability.
Interest expense
Interest expense includes interest accrued on our debt and the amortization of deferred debt issuance costs.
Interest income
Interest income includes interest earned on deposits and short-term investments.
Income taxes
Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, changes in deferred tax assets and liabilities and changes in tax law. Due to cumulative losses, we maintain a valuation allowance against our U.S. and state deferred tax assets.
Results of Operations
The results of operations presented below should be reviewed in conjunction with the condensed consolidated financial statements and notes included elsewhere in this prospectus. The following tables set forth our results of operations for the periods presented.

Comparison of the three months ended June 30, 2021 and 2020

	Three Months Ended June 30,
(dollars in thousands)	2021	2020	$ Change	% Change
Revenue	$20,419	$14,174	$6,245	44%
Cost of revenue	8,496	6,720	1,776	26%

Gross profit	11,923	7,454	4,469	60%

Operating expense
Sales and marketing	8,255	5,296	2,959	56%
Research and development	6,444	4,206	2,238	53%
General and administrative	7,959	3,623	4,336	120%

Total operating expense	22,658	13,125	9,533	73%

Loss from operations	(10,735)	(5,671)	(5,064)	89%

Other (expense) income, net	(345)	10	(355)	(3,550)%
Interest expense	(5)	(20)	15	(75)%
Interest income	1	21	(20)	(95)%

Loss before income taxes	(11,084)	(5,660)	(5,424)	96%

Income tax expense	6	29	(23)	(79)%

Net loss and comprehensive loss	$(11,090)	$(5,689)	$(5,401)	95%

Revenue, cost of revenue, and gross margin
We earn revenue from the sale of hardware, consumables, and services contracts. The hardware revenue stream includes 3D metal printers, 3D composite printers, and sintering furnaces. The consumables revenue stream includes metals, continuous fiber, and chopped fiber materials used by customers as print media. The services revenue stream primarily consists of hardware maintenance services and software subscriptions.
The following table sets forth the changes in the components of gross margin for the three months ended June 30, 2021 and 2020.

	Three Months Ended June 30,
(dollars in thousands)	2021	2020	$ Change	% Change
Revenue	$20,419	$14,174	$6,245	44%
Cost of revenue	8,496	6,720	1,776	26%
Gross profit	11,923	7,454	4,469	60%
Gross margin	58%	53%	—	11%

Comparison of revenue
The following table disaggregates the Company’s revenue based on the nature of the products and services:

	For the Three Months Ended June 30,
(in thousands)	2021	2020	$ Change	% Change
Hardware	$14,331	$9,919	$4,412	44%
Consumables	4,780	3,429	1,351	39%
Services	1,308	826	482	58%

Total Revenue	$20,419	$14,174	$6,245	44%

Consolidated revenue for the three months ended June 30, 2021 was $20.4 million compared with revenue of $14.2 million for the three months ended June 30, 2020 representing an increase of 44%, primarily driven by an increase in hardware revenue as well as increases in consumables revenue.
Hardware revenue increased approximately 44% for the three months ended June 30, 2021 compared to the three months ended June 30, 2020 primarily due to an increase in units sold of our industrial composite and metal printers. Consumables revenue increased approximately 39% for the three months ended June 30, 2021 compared to the three months ended June 30, 2020, driven by the increase in active printers being utilized in the field, both from the incremental volume of new printer sales and the return of certain printers to active duty as a result of the
COVID-19
pandemic. Services revenue increased approximately 58% for the three months ended June 30, 2021 compared to the three months ended June 30, 2020, driven primarily by an increase in the percentage of hardware units sold with a maintenance contract.
Cost of revenue and gross profit
Consolidated cost of revenue for the three months ended June 30, 2021 was $8.5 million compared with cost of revenue of $6.7 million for the three months ended June 30, 2020 representing an increase of 26%, primarily due to an increase in the volume of materials to support increased hardware sales, offset by efficiencies in hardware production and a favorable product mix in hardware sales. Gross profit for the three months ended June 30, 2021 was $11.9 million compared with gross profit of $7.5 million for the three months ended June 30, 2020 representing an increase of 60%. Gross profit margin for the three months ended June 30, 2021 was 58% while the gross profit margin for the three months ended June 30, 2020 was 53%. The increase in consolidated gross profit is primarily due to the increase in revenue.
Operating expenses
The following table sets forth the components of operating expenses for the three months ended June 30, 2021 and 2020.

	Three Months Ended June 30,
	2021		2020		Change
(dollars in thousands)	Amount	% Revenue	Amount	% Revenue	$	%
Operating expenses
Sales and marketing	$8,255	40%	$5,296	37%	$2,959	56%
Research and development	6,444	32%	4,206	30%	2,238	53%
General and administrative	7,959	39%	3,623	26%	4,336	120%

Total operating expenses	$22,658	111%	$13,125	93%	$9,533	73%

Sales and marketing expense increased 56% for the three months ended June 30, 2021, as compared to the three months ended June 30, 2020, primarily due to increased spending on personnel costs of $1.4 million and an increase in advertising and demand generation of $0.8 million. Market development funds, tradeshow costs and non-commission
sales incentives increased by $0.5 million over the comparative period. Additionally, marketing costs associated with preparing to become a public company and public relations expenses increased by $0.2 million.
Research and development expense increased 53% for the three months ended June 30, 2021, as compared to the three months ended June 30, 2020, primarily due to increases in personnel costs of $1.8 million. Additionally, expenses related to prototype research and development and software and subscriptions increased by $0.2 million over the comparative period while lab related expenses such as supplies and facility costs increased by $0.2 million over the comparative period.
General and administrative expenses increased 120% for the three months ended June 30, 2021, as compared to the three months ended June 30, 2020, primarily due to increased personnel costs of $3.0 million and expenses related to increased headcount of $0.3 million. Additionally, the Company incurred expenses with preparing to become a public company of $0.5 million. Other increases in general and administrative expenses related to an increase in the bad debt reserve of $0.2 million and professional fees, software and subscriptions, sales tax and rent of $0.3 million.
Other (expense) income, net, interest expense, and interest income
The following table sets forth other (expense) income, net, interest expense, and interest income for the three months ended June 30, 2021 and 2020.

	Three Months Ended June 30,
(dollars in thousands)	2021	2020	$ Change	% Change
Other (expense) income, net	$(345)	$10	$(355)	(3,550)%
Interest expense	(5)	(20)	15	(75)%
Interest income	1	21	(20)	(95)%
The decrease of other (expense) income, net of $0.4 million for the three months ended June 30, 2021, compared to the three months ended June 30, 2020, primarily related to the change in fair value of our derivative liability.
Provision for income taxes
We recorded a de minimis provision for income taxes for the three months ended June 30, 2021 and 2020, respectively.

Comparison of the six months ended June 30, 2021 and 2020

	Six Months Ended June 30,
(dollars in thousands)	2021	2020	$ Change	% Change
Revenue	$40,539	$31,875	$8,664	27%
Cost of revenue	16,435	14,997	1,438	10%

Gross profit	24,104	16,878	7,226	43%

Operating expense
Sales and marketing	15,312	11,761	3,551	30%
Research and development	11,703	8,852	2,851	32%
General and administrative	16,822	7,250	9,572	132%

Total operating expense	43,837	27,863	15,974	57%

Loss from operations	(19,733)	(10,985)	(8,748)	80%

Other (expense) income, net	(1,368)	23	(1,391)	(6,048)%
Interest expense	(9)	(29)	20	(69)%
Interest income	3	144	(141)	(98)%

Loss before income taxes	(21,107)	(10,847)	(10,260)	95%

Income tax expense	2	87	(85)	(98)%

Net loss and comprehensive loss	$(21,109)	$(10,934)	$(10,175)	93%

Revenue, cost of revenue, and gross margin
The following table sets forth the changes in the components of gross margin for the six months ended June 30, 2021 and 2020.

	Six Months Ended June 30,
(dollars in thousands)	2021	2020	$ Change	% Change
Revenue	$40,539	$31,875	$8,664	27%
Cost of revenue	16,435	14,997	1,438	10%
Gross profit	24,104	16,878	7,226	43%
Gross margin	59%	53%	—	12%
Comparison of revenue
The following table disaggregates the Company’s revenue based on the nature of the products and services:

	Six Months Ended June 30,
(in thousands)	2021	2020	$ Change	% Change
Hardware	$28,569	$22,473	$6,096	27%
Consumables	9,397	7,582	1,815	24%
Services	2,573	1,820	753	41%

Total Revenue	$40,539	$31,875	$8,664	27%

Consolidated revenue for the six months ended June 30, 2021 was $40.5 million compared with revenue of $31.9 million for the six months ended June 30, 2020 representing an increase of 27%, primarily driven by an increase in hardware revenue as well as increases in consumables revenue.
Hardware revenue increased approximately 27% for the six months ended June 30, 2021 compared to the six months ended June 30, 2020 primarily due to an increase in units sold of our composite printers.

Consumables revenue increased approximately 24% for the six months ended June 30, 2021 compared to the six months ended June 30, 2020, driven by a higher volume of active printers being utilized in the field. Services revenue increased approximately 41% for the six months ended June 30, 2021 compared to the six months ended June 30, 2020, driven by both an increase in the percentage of hardware units sold with a maintenance contract and the sale of software subscriptions.
Cost of revenue and gross profit
Consolidated cost of revenue for the six months ended June 30, 2021 was $16.4 million compared with cost of revenue of $15.0 million for the six months ended June 30, 2020 representing an increase of 10%, primarily due to an increase in the volume of materials to support increased hardware sales, offset by efficiencies in hardware production and a favorable product mix in hardware sales. Gross profit for the six months ended June 30, 2021 was $24.1 million compared with gross profit of $16.9 million for the six months ended June 30, 2020 representing an increase of 43%. Gross profit margin for the six months ending June 30, 2021 was 59% while the gross profit margin for the six months ended June 30, 2020 was 53%.
Operating expenses
The following table sets forth the components of operating expenses for the six months ended June 30, 2021 and 2020.

	Six Months Ended June 30,
	2021		2020		Change
(dollars in thousands)	Amount	% Revenue	Amount	% Revenue	$	%
Operating expenses
Sales and marketing	$15,312	38%	$11,761	37%	$3,551	30%
Research and development	11,703	29%	8,852	28%	2,851	32%
General and administrative	16,822	41%	7,250	23%	9,572	132%

Total operating expenses	$43,837	108%	$27,863	87%	$15,974	57%

Sales and marketing expense increased 30% for the six months ended June 30, 2021 primarily due to increased spending on advertising and demand generation of $1.6 million. Additionally, sales and marketing expense related to external contractors increased by $1.4 million over the comparative period. Market development funds and non-commission
sales incentives were up $0.3 million and
non-contractor
personnel costs increased by $0.3 million. Marketing expenses related to becoming a public company and public relations expenses increased by $0.4 million. This was offset by decreases in travel related expenses of $0.4 million due to
COVID-19
restrictions.
Research and development expense increased 32% for the six months ended June 30, 2021 primarily due to increases in personnel costs of $2.0 million, external contractors of $0.5 million, prototype research and development of $0.3 million and software and subscriptions of $0.2 million over the comparative period. This was offset by decreases in expenses for utility and facility costs of $0.1 million and travel costs of $0.1 million.
General and administrative expenses increased 132% in the six months ended June 30, 2021 primarily due increased costs associated with preparing to become a public company, including transaction related expenses of $3.8 million and increases in personnel costs of $4.8 million driven by our ongoing hiring efforts to position the company for future growth. Other increases included recruiting of $0.7 million and rent, software and subscriptions, and the bad debt reserve of $0.7 million. These increases were offset by a reduction in professional fees of $0.5 million.

Other (expense) income, net, interest expense, and interest income
The following table sets forth other (expense) income, net, interest expense, and interest income for the six months ended June 30, 2021 and 2020.

	Six Months Ended June 30,
(dollars in thousands)	2021	2020	$ Change	% Change
Other (expense) income, net	$(1,368)	$23	$(1,391)	(6,048)%
Interest expense	(9)	(29)	20	(69)%
Interest income	3	144	(141)	(98)%
The decrease of other (expense) income, net of $1.4 million related primarily to the increase in fair value of our derivative liability due to a higher valuation.
The decrease in interest income was primarily driven by a decrease in cash balance in interest bearing accounts.
Provision for income taxes
We recorded de minimis and $0.1 million provision for income taxes for the six months ended June 30, 2021 and 2020, respectively.
Comparison of the year ended December 31, 2020 and 2019

	Year Ended December 31,
(dollars in thousands)	2020	2019	$ Change	% Change
Revenue	$71,851	$72,549	$(698)	(1)%
Cost of revenue	29,921	36,321	(6,400)	(18)%

Gross profit	41,930	36,228	5,702	16%

Operating expenses
Sales and marketing	22,413	31,018	(8,605)	(28)%
Research and development	17,176	20,270	(3,094)	(15)%
General and administrative	20,080	15,683	4,397	28%

Total operating expenses	59,669	66,971	(7,302)	(11)%

Loss from operations	(17,739)	(30,743)	13,004	(42)%

Other expense	(184)	(121)	(63)	52%
Interest expense	(98)	(49)	(49)	100%
Interest income	147	1,053	(906)	(86)%

Loss before income taxes	(17,874)	(29,860)	11,986	(40)%

Income tax expense	111	15	96	640%

Net loss and comprehensive loss	$(17,985)	$(29,875)	$11,890	(40)%

Revenue, cost of revenue, and gross margin
We earn revenue from the sale of hardware, consumables, and hardware maintenance contracts. The hardware revenue stream includes 3D metal printers, 3D composite printers, and sintering furnaces. The consumables revenue stream includes metals, continuous fiber, and chopped fiber materials used by customers as print media. The services revenue stream primarily consists of hardware maintenance services.

The following table sets forth the changes in the components of gross margin for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
(dollars in thousands)	2020	2019	$ Change	% Change
Revenue	$71,851	$72,549	$(698)	(1)%
Cost of revenue	29,921	36,321	(6,400)	(18)%
Gross profit	41,930	36,228	5,702	16%
Gross margin	58%	50%	—	17%
Comparison of revenue
The following table disaggregates the Company’s revenue based on the nature of the products and services:

	Year Ended December 31,
(in thousands)	2020	2019	$ Change	% Change
Hardware	$52,119	$57,285	$(5,166)	(9)%
Consumables	15,498	12,584	2,914	23%
Services	4,234	2,680	1,554	58%

Total revenue	$71,851	$72,549	$(698)	(1)%

Consolidated revenue for the year ended December 31, 2020 was $71.9 million compared with revenue of $72.5 million representing a decrease of 1%, predominantly driven by a decrease in hardware revenue, partially offset by marginal increases in consumables and hardware maintenance revenue.
Hardware revenue decreased approximately 9% for the year ended December 31, 2020 compared to the year ended December 31, 2019 primarily driven by fewer hardware units sold. Consumables revenue increased 23% while services increased 58% due to increased sales of our success plans for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Cost of revenue and gross profit
Consolidated cost of revenue for the year ended December 31, 2020 was $29.9 million compared with cost of revenue of $36.3 million for the year ended December 31, 2019 representing a decrease of 18%. Gross profit for the year ended December 31, 2020 was $41.9 million compared with gross profit of $36.2 million for the year ended December 31, 2019 representing an increase of 16%. Gross profit margin for the year ending December 31, 2020 was 58% while the gross profit margin for the year ended December 31, 2019 was 50%.
The increase in consolidated gross profit is due to the decrease in cost of revenue, as revenue was flat year over year. The reduction in cost of revenue and improvement in gross profit was primarily driven by a reduced number of hardware units sold and operational efficiencies, coupled with a higher portion of recurring revenue, that led to lower charges to indirect cost of revenue in the current year.

Operating expenses
The following table sets forth the components of operating expenses for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
	2020		2019		Change
(dollars in thousands)	Amount	% Revenue	Amount	% Revenue	$	%
Operating expenses
Sales and marketing	$22,413	31%	$31,018	43%	$(8,605)	(28)%
Research and development	17,176	24%	20,270	28%	(3,094)	(15)%
General and administrative	20,080	28%	15,683	22%	4,397	28%

Total operating expenses	$59,669	83%	$66,971	92%	$(7,302)	(11)%

Sales and marketing expense decreased 28% for the year ended December 31, 2020, primarily due to decrease in personnel costs of $2.8 million as well as significant reductions in trade shows, events advertising, and related expenses of $5.5 million due to widespread cancellations and travel restrictions as a result of the ongoing
COVID-19
pandemic.
Research and development expense decreased 15% for the year ended December 31, 2020 primarily due to reductions in spending with engineering consultants of $1.3 million and personnel costs of $0.5 million.
General and administrative expenses increased 28% in the year ended December 31, 2020 primarily due to increases in legal fees of $1.5 million due to ongoing litigation and personnel costs of $1.2 million driven by augmentation of our executive team to position the company for future growth.
Other expense, interest expense, and interest income
The following table sets forth other expense, interest expense, and interest income for the years ended December 31, 2020 and 2019.

	Year Ended December 31,
(dollars in thousands)	2020	2019	$ Change	% Change
Other expense	$(184)	$(121)	$(63)	52%
Interest expense	(98)	(49)	(49)	100%
Interest income	147	1,053	(906)	(86)%
The decrease of other expense of $0.1 million related primarily to the change in fair value of our derivative liability.
The decrease in interest income was primarily driven by a decrease in cash balance in interest bearing accounts.
Provision for income taxes
We recorded a $0.1 million and de minimis provision for income taxes for the years ended December 31, 2020 and 2019, respectively.
Non-GAAP
Financial Measures
In addition to our financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP
financial measure, is useful in evaluating the performance of our business.

We define Adjusted EBITDA, a
non-GAAP
financial measure, as net loss and comprehensive loss less net interest income, provision for income taxes, depreciation expense and stock-based compensation expense.
We monitor Adjusted EBITDA as a measure of our overall business performance, which enables us to analyze our past and future performance without the effects of non-cash
items and
one-time
charges. While we believe that Adjusted EBITDA is useful in evaluating our business, Adjusted EBITDA is a non-GAAP
financial measure that has limitations as an analytical tool. Adjusted EBITDA can be useful in evaluating our performance by eliminating the effect of financing, capital expenditures, and non-cash
expenses such as stock-based compensation, however, we may incur such expenses in the future which could impact future results. We also believe that the presentation of the non-GAAP
financial measures in this prospectus provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP
financial measures to investors.
In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces the usefulness of this measure as a tool for comparison.
A summary of our cash flows from operating, investing and financing activities is provided below. We recommend that you review the reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measures, and that you not rely on any single financial measure to evaluate our business.
EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2021	2020	2021	2020
Net loss and comprehensive loss	$(11,090)	$(5,689)	$(21,109)	$(10,934)
Interest income	(1)	(21)	(3)	(144)
Interest expense	5	20	9	29
Income tax expense	6	29	2	87
Depreciation and amortization	411	456	841	907

EBITDA	$(10,669)	$(5,205)	$(20,260)	$(10,055)
Stock compensation expense	1,777	503	2,971	1,007

Adjusted EBITDA	$(8,892)	$(4,702)	$(17,289)	$(9,048)

	Year Ended December 31,
{dollars in thousands)	2020	2019
Net loss and comprehensive loss	$(17,985)	$(29,875)
Interest income	(147)	(1,053)
Interest expense	98	49
Income tax (benefit) expense	111	15
Depreciation and amortization	1,795	1,395

EBITDA	$16,128)	$(29,505)
Stock compensation expense	2,569	858

Adjusted EBITDA	$(13,559)	$(28,647)

Liquidity and Capital Resources
We have historically funded our operations through convertible preferred stock offerings. Since inception we have focused on growth which has required ongoing investment to support scaling of our business, research and development efforts, and day to day operations. We had cash balances of $33.1 million as of June 30, 2021. We incurred net losses of $21.1 million and $10.9 million for the six months ended June 30, 2021 and 2020, respectively, and net losses of $18.0 million and $29.9 million for the years ended December 31, 2020 and 2019, respectively.
Since inception we have received unrestricted proceeds of $138 million from the sale of our convertible preferred stock to fund operations. Additionally, in April 2020 we applied for and were granted a loan under the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The loan proceeds were approximately $5.0 million. The Company repaid the PPP loan on January 27, 2021.
As noted in the “Recent Developments” section, we have completed the Merger with AONE. At the close of the transaction we received $288.8 million in cash, which we expect to provide funding for the build out of the global footprint of our sales network, continued investing in research and development to accelerate product innovation, as well as the potential funding of inorganic growth opportunities. We believe that our existing capital resources as of June 30, 2021 with the cash proceeds from the Merger will be sufficient to fund our operations in the near term.
Cash flows
For the six months ended June 30, 2021 and 2020
The following table sets forth a summary of Markforged’s cash flows for the periods indicated:

	Six Months Ended June 30,		Change
(dollars in thousands)	2021	2020	$	%
Net cash used in operating activities	$(16,384)	$(5,094)	$(11,290)	222%
Net cash used in investing activities	(1,039)	(243)	(796)	328%
Net cash (used in) provided by financing activities	(8,148)	6,026	(14,174)	(235)%

Net change in cash and cash equivalents	$(25,571)	$689	$(26,260)	(3,811)%

Cash flow from operations
Net cash used in operating activities for the six months ended June 30, 2021 and 2020 was $16.4 million and $5.1 million, respectively. The increase in cash used of $11.3 million was partly due to the increased net loss of the Company of $10.2 million, which was driven by the ongoing costs of completing the Merger, such as expenses paid to external advisers, professional fees, and our aggressive hiring policy. Net operating assets and liabilities also increased by $3.1 million, correspondingly increasing our cash usage. This was offset by an increase in non-cash
expenses of $1.9 million, principally due to an increase in stock compensation expense of $2.0 million.
Cash flow from investing activities
Net cash used in investing activities for the six months ended June 30, 2021 and 2020 was $1.0 million and $0.2 million, respectively. The increase in cash used of $0.8 million was due to an increase in investments in property and equipment.
Cash flow from financing activities
Net cash used for financing activities was $8.1 million for the six months ended June 30, 2021. Net cash provided by financing activities was $6.0 million for the six months ended June 30, 2020. The increase in cash used for financing activities of $14.2 million was primarily due to the $5.0 million repayment of bank debt in Q1 2021 and $4.0 million in payments of transaction costs.

Cash flow from financing activities
Net cash used for financing activities was $6.7 million for the three months ended March 31, 2021. Net cash provided by financing activities was $0.6 million for the three months ended March 31, 2020. The increase in cash used for financing activities of $7.4 million was primarily due to the $5.0 repayment of bank debt in Q1 2021 and $2.2 million in payments of transaction costs.
For the years ended December 31, 2020 and 2019
The following table sets forth a summary of Markforged’s cash flows for the periods indicated:

	Year Ended December 31,		Change
(dollars in thousands)	2020	2019	$	%
Net cash used in operating activities	$(6,459)	$(30,667)	$24,208	79%
Net cash used in investing activities	(522)	(4,632)	4,110	89%
Net cash provided by financing activities	5,928	81,185	(75,257)	(93)%

Net change in cash and cash equivalents	$(1,053)	$45,886	$(46,939)	(102)%

Cash flow from operations
Net cash used in operating activities for the years ended December 31, 2020 and 2019 was $6.5 million and $30.7 million, respectively. The decrease in cash used of $24.2 million was primarily due to the decrease in net loss of $11.9 million, coupled with an increase in advance payments from customers we support through hardware maintenance contracts of $3.8 million, and a $3.4 million change related to the timing of payments to our VARs and suppliers.
Cash flow from investing activities
Net cash used in investing activities for the years ended December 31, 2020 and 2019 was $0.5 million and $4.6 million, respectively. The decrease in cash used of $4.1 million was primarily due to a decrease in investments in property and equipment as a substantial portion of our property and equipment was purchased in 2019 coinciding with the build out of our newly leased office and manufacturing space.
Cash flow from financing activities
Cash provided by financing activities was $5.9 million and $81.2 million for the years ended December 31, 2020 and 2019, respectively. The decrease in cash provided of $75.4 million was primary due to the net cash proceeds of approximately $82.2 million received with the Series D convertible preferred shares issued in March of 2019, compared with the $5.0 million proceeds received in April 2020 related to our borrowings under the PPP Loan program.
Off balance sheet arrangements
We do not have any relationships with unconsolidated entities or special purpose entities which were established for the purpose of off-balance
sheet financing or other obligations that are reasonably likely to have a material current or future impact on our consolidated financial statements.
Critical accounting policies and estimates
Our consolidated financial statements are prepared in accordance with GAAP and require management to make certain estimates and assumptions that impact the reported balances of assets, liabilities, revenue, and expenses. On an ongoing basis, as required by GAAP, we update our estimates and assumptions. The actual results may differ from our estimates if our circumstances and conditions that occur do not align with our assumptions.

Revenue
Our customer contracts include multiple products and services. We are required to perform allocations of the contract value to the products and services deemed to be distinct performance obligations by GAAP in order to recognize revenue at the appropriate time. These allocations are based on a relative standalone selling price methodology, which requires us to determine the standalone selling price for each performance obligation. We utilize selling prices from standalone sales of the product or service when available. However, certain products are not sold on a standalone basis or do not have a sufficient history of standalone sales and we are required to estimate the standalone selling price for the purposes of our allocation. We utilize market information, historical selling practices, and other available information to produce as accurate an estimate as possible. However, to the extent our pricing practices change or estimated selling prices differ from actual standalone sales in the future, the timing of our revenue recognition in contracts with multiple products and services may change.
Inventory
Inventory is stated at average costs subject to impairment when carrying value is in excess of the net realizable value. The costs included materials, labor, and manufacturing overhead related to the acquisition of raw materials and production into finished goods. The net realizable value considers our intent and ability to utilize the inventory prior to perishing as well as the estimated selling price and costs of completion and sale. We regularly review our inventory on hand, product development plans, and sales forecasts to identify carrying values in excess of net realizable value.
Stock-based compensation
Compensation costs related to stock-based compensation for employees is measured using the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC,
Topic 718 Compensation-Stock Compensation
. We recognize compensation costs related to stock options granted based on the estimated fair value of the award on the date of grant. The methodology used to estimate the grant date fair value of stock awards is described below and in Note 2. Summary of Significant Accounting Policies in the accompanying consolidated financial statements.
Common Stock Valuation
One of the inputs to the estimate of grant date fair value of stock awards is the fair value of our common stock. There has been no public market for our equity instruments through the consummation of the Merger; as a result, the estimated fair value of our common shares has historically been determined by our board of directors as of the grant date. The assumptions used to determine the estimated fair value of our common stock are based on numerous objective and subjective factors, combined with management’s judgment, including:

•	contemporaneous third-party valuations of our common stock;

•	external market conditions affecting our industry and trends within the industry;

•	the rights, preferences and privileges of our convertible preferred stock relative to those of our common stock;

•	our financial condition and operating results, including liquidity and capital resources;

•	the likelihood of achieving a liquidity event, such as an initial public offering or a sale given prevailing market conditions;

•	the history and nature of our business, industry trends and competitive environment;

•	the lack of marketability of our common stock; and

•	equity market conditions affecting comparable public companies.

Estimates of the fair value of our common shares consider our most recently available third-party valuations of common shares and have historically coincided with an issuance of convertible preferred shares. We issued our Series D convertible preferred stock on March 13, 2019. The Company subsequently engaged third party valuation specialists to perform valuation estimates of our common stock as of March 13, 2020, September 30, 2020, March 31, 2021, and June 10, 2021.
For the March 13, 2019 valuation, we used the Option Pricing Method (OPM), which models each class of equity securities as a call option with a unique claim on our assets. The OPM treats Markforged common stock and convertible preferred stock as call options on an equity value with exercise prices based on the liquidation preference of our convertible preferred stock. The common stock is modeled as a call option with a claim on the equity value at an exercise price equal to the remaining value immediately after our convertible preferred stock is liquidated. The exclusive reliance on the OPM until March 2020 was appropriate when the range of possible future outcomes was difficult to predict and resulted in a highly speculative forecast.
For the March 13, 2020 valuation, we used a combination of the income and market approaches. Specifically, we used the guideline public company method under the market approach, employing guideline public multiples as an input, and the discounted cash flow method under the income approach. We then weighted the indicated values from each approach to arrive at the fair value of equity as of the valuation date.
For the September 30, 2020, March 31, 2021 and June 10, 2021 valuations, we used a probability-weighted expected return method (“PWERM”), which was performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants, or AICPA, Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation. The PWERM is a scenario-based methodology that estimates the fair value of common stock based upon an analysis of future values for Markforged, assuming various outcomes. The common stock value is based on the probability-weighted present value of expected future investment returns considering each of the possible outcomes available. The future value of the common stock under each outcome is discounted back to the valuation date at an appropriate risk-adjusted discount rate and probability weighted to arrive at an indication of value for the common stock. For the September 30, 2020 valuation, we assigned a 10% probability that a SPAC exit will be completed by September 30, 2021 and a 90% probability of staying private. For the March 31, 2021 and the June 10, 2021 valuation, we assigned a 95% probability of completing the Merger with AONE and a 5% probability of remaining a private entity. We then used the OPM to arrive at a valuation given the assumptions.
We considered all objective and subjective factors that we believed to be relevant for each valuation conducted in accordance with the AICPA’s Practice Aid, including our best estimate of our business condition, prospects, operating performance, and potential future outcomes as of each valuation date. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock. Subsequent to closing the Merger discussed in this prospectus we will no longer have a need to rely on such complex valuation estimates and will rely on observable market prices to determine the fair value of our common stock.
Recent accounting pronouncements
Refer to Note 2 of Markforged’s condensed consolidated financial statements included elsewhere in this prospectus for the recent accounting pronouncements adopted and not yet adopted by the Company.
Qualitative and quantitative disclosure about market risk
The Company does not have any material exposure to interest rates or foreign exchange rates.
Internal control over financial reporting
In connection with the audit of our financial statements for the years ended December 31, 2020 and 2019, Markforged management identified material weaknesses in our internal controls. See the section titled “
Risk

Factors, — We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future or fail to maintain effective internal control over financial reporting, which may result in material misstatements of our consolidated financial statements or cause us to fail to meet our periodic reporting obligations.
”
JOBS Act accounting election
Markforged Holding Corporation is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. The JOBS Act permits companies with emerging growth company status to delay adopting new or revised accounting standards until those standards apply to private companies. Markforged Holding Corporation intends to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date Markforged Holding Corporation (1) is no longer an emerging growth company or (2) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. Accordingly, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
Markforged Holding Corporation intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act.

MANAGEMENT
Executive Officers and Directors
The following table sets forth certain information concerning our executive officers and directors
.

Name	Age	Position
Executive Officers :
Shai Terem	43	Director, President and Chief Executive Officer
David Benhaim	30	Chief Technology Officer
Mark Schwartz	54	Chief Financial Officer
Stephen Karp	46	General Counsel
Significant Employees :
Ken Clayton	62	Senior Vice President of Sales
Matt Gannon	34	Vice President of Operations
Dorit Liberman	51	Chief Human Resources Officer
Assaf Zipori	47	Vice President, Corporate Development and Strategy
John Howard	61	Vice President, Engineering
Directors :
Edward Anderson*(1)(2)	71	Director
Kevin E. Hartz*(2)	51	Director
Gregory Mark	39	Director
Michael Medici*(1)(3)	42	Director
Paul Milbury*(1)	72	Director
Antonio Rodriguez*(3)	46	Director
Carol Meyers*(2)	60	Director
Alan Masarek*(3)	60	Chairman

*	Indicates non-employee director.
(1)	Audit Committee Member.
(2)	Compensation Committee Member.
(3)	Nominating and Corporate Governance Committee Member.
Executive Officers, Significant Employees and
Non-Employee
Directors
Shai Terem
has been our President and Chief Executive Officer and a member of our board of directors since July 2021. Mr. Terem has also served as President, Chief Executive Officer, and director of MarkForged, Inc. from October 2020 until July 2021. Mr. Terem previously served as our President and COO from December 2019 to October 2020. Prior to that, Mr. Terem was President, Americas at Kornit Digital Ltd. from May 2017 to December 2019. Mr. Terem was VP of Finance & Operations, Americas at Stratasys from January 2015 to April 2017. Mr. Terem served in the Israeli Defense Forces from January 1997 to December 2007, reaching the rank of Lieutenant Commander. He has a B.A. in Economics from Tel Aviv University, and an M.B.A. from The University of Chicago - Booth School of Business.
David Benhaim
 is has served as our Chief Technology Officer since July 2021 and as CTO of MarkForged, Inc. from July 2017 to July 2021. Mr. Benhaim was also a member of MarkForged, Inc.’s board of directors from October 2020 until July 2021. Mr. Benhaim previously served as MarkForged, Inc.’s Director of Software Engineering from January 2015 to July 2017. Mr. Benhaim holds a B.S. in Computer Science from the Massachusetts Institute of Technology.
Mark Schwartz
 has served as our Chief Financial Officer since July 2021, and as MarkForged, Inc.’s Chief Financial Officer from April 2021 to July 2021. Mr. Schwartz previously served as Chief Financial Officer of Trax Technology Solutions PTE Ltd. (“Trax Retail”) from January 2018 through March 2021. Before joining

Trax Retail, he was the General Partner at Launchpad Digital Health, LLC from March 2014 to January 2017. Earlier in his career, he served as Chief Financial Officer and Head of Strategy and Corporate Development at Fabrinet from May 2000 to April 2012. Mr. Schwartz holds a J.D. from University of San Diego School of Law and a B.S. in Financing and Accounting from University of Miami.
Stephen Karp
 has served as our General Counsel since July 2021 and as MarkForged, Inc.’s General Counsel from October 2020 until July 2021. Previously, Mr. Karp served as in-house
counsel at Aspen Technology, Inc. from February 2011 through November 2020, most recently as Vice President and Associate General Counsel from October 2019 through November 2020. Prior to AspenTechnology, Inc., Mr. Karp served as Corporate Counsel at Phase Forward Incorporated until the company’s sale to Oracle Corporation in May 2010. Earlier in his career, Mr. Karp served as in-house
counsel at IBM and as a corporate associate at the law firm Ropes & Gray LLP. He received a J.D. from Columbia Law School and a B.A. in Political Science and Spanish from Tufts University.
Ken Clayton
 has served as our Senior Vice President of Global Sales since July 2021, and as MarkForged, Inc.’s Senior Vice President of Global Sales from March 2021 until July 2021. Previously, Mr. Clayton served as Chief Executive Officer of GoEngineer, Inc. from February 2020 through February 2021. Mr. Clayton previously spent more than 20 years at SOLIDWORKS within Dassault Systèmes SE, including as Senior Vice President of Worldwide Sales from January 2011 through February 2020 and Vice President of Americas from 2010-2011 and Vice President of North America from 2007-2010. Mr. Clayton holds a B.A. in Communications from California State University, Chico.
Matt Gannon
 has served as our Vice President of Operations since July 2021 and as MarkForged, Inc.’s Vice President of Operations from August 2017 until July 2021. Mr. Gannon previously served as MarkForged, Inc.’s Director of Operations and Senior Sourcing Manager from December 2014 to August 2017. Prior to that, Mr. Gannon worked for Newell Rubbermaid Inc. for over four years starting in their Supply Chain Management Development Program and eventually serving as Global Sourcing Manager from July 2010 to December 2014. Mr. holds a B.S. in Mechanical Engineering from Tufts University.
Dorit Liberman
 has served as our Chief Human Resource Officer since July 2021 served in the same role at MarkForged, Inc. from January 2020 until July 2021. Previously, she was Vice President of Human Resources at Enerpac Tool group (previously Actuant Corporation) from November 2018 through January 2020, where she was responsible for a large global workforce across all continents. Before that, Ms. Liberman served as Director of Human Resources at Kornit Digital Ltd. from January 2017 to June 2018 and Corporate Director of Human Resources at Ellsworth Adhesives from October 2015 to October 2016. Earlier in her career, Ms. Liberman served as Vice President of Technology and Process Improvement at MRA Inc. and Vice President of Business Administration at 3M Company. Ms. Liberman holds a B.S. in Business Management from Cardinal Stritch University, Milwaukee.
Assaf Zipori
 has served as our Vice President, Corporate Development and Strategy since July 2021 and served in the same role at MarkForged, Inc. from April 2021 to July 2021. Prior to that, Mr. Zipori served as MarkForged, Inc.’s Acting Chief Financial Officer from November 2019 through April 2021. Previously, he served as Vice President of Corporate Development at Yotpo Ltd., an eCommerce marketing platform from March 2019 through November 2019. Prior to that, from September 2016 to November 2019, Mr. Zipori was Director of Corporate Development and Ventures at Amdocs Limited. Before joining Amdocs Limited, Mr. Zipori served as Chief Financial Officer at Component Control, Inc. from January 2015 to August 2016. Earlier in his career, he served as Director of Corporate Development & Alliances at Retailix Ltd., Manager at KPMG LLP and Consultant at Ernst & Young LLP. Mr. Zipori holds a B.B.A. from Pace University and an M.S. in Finance from Baruch College.
John Howard
has served as our Vice President, Engineering since August 2021. Prior to that, Mr. Howard served as Director, Advanced Products at Amazon Lab126 at Amazon, Inc. from October 2014 through August

2021. Mr. Howard previously served as Director, Advanced Materials Development at Amazon Lab126 from August 2011 through October 2014. Earlier in his career, he served as Vice President, Research and Development at Intuity Medical, Inc. from October 2007 through July 2011 and, prior to that, served in senior roles at Nektar Therapeutics, Inc. and as a Product Design Manager at Apple Computer Inc. In addition, Mr. Howard has taught as a Lecturer and Adjunct Professor at Stanford University since 1989. Mr. Howard holds a B.A. in Mechanical Engineering and an M.S. in Manufacturing Systems Engineering from Stanford University.
Edward Anderson
 has served on our board of directors since July 2021, and served as a director on the MarkForged, Inc. board of directors from September 2015 until July 2021. Since June 1994, Mr. Anderson has served as the Founder and a Managing Partner of North Bridge Venture Partners, a venture capital firm. Mr. Anderson currently serves on the board of directors of Lyra Therapeutics, Inc. and Couchbase, Inc., as well as several privately held companies. Mr. Anderson holds a B.F.A. from the University of Denver and an M.A. from Columbia University Graduate School of Business. We believe that Mr. Anderson’s extensive experience in venture capital investments qualifies him to serve on our board of directors.
Kevin E. Hartz
 has served as a member of our board of directors since July 2021. Prior to joining our board, Mr. Hartz was the Chief Executive Officer,
Co-Founder
and a member of the board of directors of AONE since its formation in July 2020. He currently serves as the Chairman of the board of directors and has served on the board of directors of Eventbrite, LLC, a global self-service ticketing platform, since October 2005. From September 2016 until June 2018, Mr. Hartz served as a partner and entrepreneur in residence at Founders Fund, a venture capital investment fund. From October 2005 to September 2016, Mr. Hartz served as the Chief Executive Officer of Eventbrite, LLC. From 2001 to 2015, Mr. Hartz
co-founded
and held various roles at Xoom Corporation, a publicly-traded payments processing company that was sold to PayPal in 2015, including serving as its Chief Executive Officer from 2001 to 2005 and director from 2001 to 2015. Mr. Hartz holds a M.S. degree in History from Oxford University and a B.A. and B.S. in History and Applied Earth Science from Stanford University. We believe that Mr. Hartz’s broad operational and transactional experience makes him well qualified to serve on our board of directors.
Gregory Mark
 is our Founder and has served on our board of directors since July 2021. Mr. Mark also served as a director of MarkForged, Inc. from its founding until July 2021. Mr. Mark founded MarkForged, Inc. in 2013 and served as its Chief Executive Officer from 2013 until October 2020. Mr. Mark holds a B.S. and M.S. from the Massachusetts Institute of Technology. We believe that Mr. Mark’s experience as our founder and former Chief Executive Officer makes him well qualified to serve on our board of directors.
Michael Medici
 has served as a member of our board of directors since July 2021 and served as a director on the MarkForged, Inc. board of directors from March 2019 until July 2021. Mr. Medici is a Managing Director of Summit Partners, L.P., where he has been employed since March 2005, and serves or has served as a director of several private companies. Mr. Medici has a B.S. in Finance and International Business from Georgetown University. We believe that Mr. Medici’s extensive financial and industry experience qualify him to serve on our board of directors.
Paul Milbury
 has served on our board of directors since July 2021 and served as a director of MarkForged, Inc. from May 2019 until July 2021. Since May 2010, Mr. Milbury has served on the board of Infinera Corporation, where he is Chair of the Audit Committee. Mr. Milbury was also a Director and Chair of the Audit Committee for Gigamon Inc. (NYSE:GIMO) from January 2014 to December 2017. From July 2011 to March 2017, Mr. Milbury served as Director and Audit Committee Chair of Accedian Networks Inc. From October 2014 to February 2017, Mr. Milbury was Director and Audit Committee Chair of SimpliVity Corporation. Mr. Milbury holds a B.B.A. and an M.B.A. from the University of Massachusetts, Amherst. We believe that Mr. Milbury’s extensive financial expertise qualifies him to serve on our board of directors.
Antonio Rodriguez
 has served on our board of directors since July 2021 and served as a director of MarkForged, Inc. from May 2014 until July 2021. Mr. Rodriguez is Partner at Matrix Partners, a role he has held since 2010.

Prior to joining Matrix Partners, Mr. Rodriguez was Chief Technology Officer of HP Inc.’s Consumer Imaging and Printing Division. In 2005, Mr. Rodriguez
co-founded
Tabblo, which was sold to HP Inc. in 2007. Mr. Rodriguez holds an A.B. from Harvard University and an M.B.A. from Stanford University. We believe that Mr. Rodriguez’ extensive experience in investments in technology companies qualifies him to serve on our board of directors.
Carol Meyers
 has served on our board of directors since July 2021. Ms. Meyers has served as a venture partner at Glasswing Ventures, LLC, a venture capital firm that invests in artificial intelligence and technology startups, since October 2020. She served as Chief Marketing Officer of Rapid7, a cybersecurity analytics and automation company, from December 2011 to December 2019, as Senior Vice President and Chief Marketing Officer at LogMeIn, Inc. from 2008 to 2010, and Senior Vice President and Chief Marketing Officer at Unica Corporation from 1999 to 2007. Ms. Meyers has served on the boards and audit committees of Zipwhip, Inc., a business-texting software and API provider, since July 2020, and Hear.com, the world’s largest online provider of medical-grade hearing aids, since April 2021. She served on the board of directors of Emarsys eMarketing Systems AG, a global provider of marketing automation software, from March 2016 to November 2020, when it was acquired by SAP SE. She also served on the board of directors of Mineral Tree, Inc., a provider of accounts payable and payment automation solutions, from July 2014 to March 2019. Ms. Meyers holds a B.S. in finance from Fairfield University and is a graduate of the General Electric Financial Management Program. We believe that Ms. Meyers’ broad operational and board governance experience makes her well qualified to serve on our board of directors.
Alan Masarek
has served on our board of directors since July 2021. Mr. Masarek served as Chief Executive Officer and a member of the Board of Directors of Vonage (NASDAQ: VG) from November 2014 to June 30, 2020. Mr. Masarek came to Vonage from Google, Inc., where he was Director, Chrome & Apps from June 2012 until October 2014, following the acquisition of his prior company, Quickoffice, Inc. Mr. Masarek was
Co-founder
and CEO of Quickoffice, Inc. Mr. Masarek serves as a Director of Virtuoso Acquisition Corp (NASDAQ: VOSO) and Chairman of the Boards of privately held SalesIntel, Inc. and CircleBack, Inc. Mr. Masarek earned his M.B.A. from Harvard Business School and his B.B.A. from the University of Georgia. We believe Mr. Masarek is qualified to serve on our Board of Directors due to his extensive industry and board experience
Corporate Governance
As a result of our common stock being listed on the NYSE, we must comply with the applicable rules of such exchange in determining whether a director is independent. We undertook a review of the independence of the individuals named above and have determined that each of Edward Anderson, Kevin E. Hartz, Michael Medici, Paul Milbury, Antonio Rodriguez, Carol Meyers, and Alan Masarek qualifies as “independent as defined under applicable SEC rules and NYSE listing standards.
Election of Officers
Each executive officer of Markforged Holding Corporation serves at the discretion of the board of directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.
Board Composition
The board of directors of Markforged Holding Corporation consists of up to nine directors. Each of the directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of the board of directors. Vacancies on the board of directors can be filled by resolution of the board of directors.

The board of directors is divided into three classes, each serving staggered, three-year terms:

•	the Class I directors are Antonio Rodriguez, Edward Anderson and Michael Medici, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•	the Class II directors are Shai Terem, Gregory Mark and Paul Milbury, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Kevin Hartz, Carol Meyers, and Alan Masarek and their terms will expire at the annual meeting of stockholders to be held in 2024.
As a result of the staggered board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.
Independence of our Board of Directors
The board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, the board has determined that the board of directors will meet independence standards under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, the board considered the current and prior relationships that each non-employee
director has with our company and all other facts and circumstances the parties deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee
director, and the transactions involving them described in the section titled “
Certain Relationships and Related Party Transactions—MarkForged, Inc.
” and “
Certain Relationships and Related Person Transactions -
 AONE.” As a result of this review, Edward Anderson, Kevin E. Hartz, Michael Medici, Paul Milbury, Antonio Rodriguez, Carol Meyers, and Alan Masarek are considered “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act.
Board Committees
The board of directors has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each of the committees reports to the board of directors as it deems appropriate and as the board of directors may request. The composition, duties and responsibilities of these committees are set forth below. Our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
Paul Milbury, Edward Anderson and Michael Medici serve as members of the audit committee. The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and take those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in
rules and a limited exception, the rules of the NYSE and
Rule 10A-3 of
the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Our audit committee meets the requirements for independence of audit committee members under applicable SEC and NYSE rules. All of the members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. In addition, Paul Milbury qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation
S-K.
Our board of directors has adopted a new written charter for the audit committee, which is available on the Investor Relations section of our website at investors.markforged.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Compensation Committee
Edward Anderson, Kevin Hartz and Carol Meyers serve as members of the compensation committee. The compensation committee determines Markforged Holding Corporation’s general compensation policies and the compensation provided to the company’s officers. The compensation committee also makes recommendations to the board of directors regarding director compensation. In addition, the compensation committee reviews and determines equity and non-equity
compensation for the company’s executive officers other than its chief executive officer and reviews and recommends to the board of directors equity and non-equity
compensation for directors. The compensation committee oversees management’s decisions regarding the compensation of senior management, employees and consultants and administers the company’s equity incentive plans. The compensation committee also oversees the company’s corporate compensation programs. Each member of our compensation committee is independent, as defined under the NYSE listing rules, and satisfies the NYSE’s additional independence standards for compensation committee members. The parties have determined that each of the members of the compensation committee are independent. Edward Anderson will serve as chairman of the compensation committee. Each member of the compensation committee is a non-employee
director (within the meaning of
Rule 16b-3 under
the Exchange Act).
The company’s board of directors has adopted a new written charter for the compensation committee, which is available on the Investor Relations section of the company’s website at investors.markforged.com. The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
Nominating and Corporate Governance Committee
Antonio Rodriguez, Michael Medici, and Alan Masarek serve as members of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing the company’s corporate governance guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. Each member of the nominating and corporate governance committee is independent as defined under the NYSE listing rules.
The company’s board of directors has adopted a written charter for the nominating and corporate governance committee, which is available on the Investor Relations section of the company’s website at investors.markforged.com. The information on the company’s website is not intended to form a part of or be incorporated by reference into this prospectus.
Role of Board of Directors in Risk Oversight
One of the key functions of the board of directors is informed oversight of our risk management process. The board of directors administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, the board of directors is responsible for monitoring and assessing strategic risk exposure, and the audit committee has the responsibility to consider and discuss major financial risk exposures and the steps management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. The nominating and corporate governance committee is responsible for periodically evaluating the company’s corporate governance policies and systems in light of the governance risks that the company faces and the adequacy of the company’s policies and procedures designed to address such risks. The compensation committee assesses and monitors whether any of the company’s compensation policies and programs is reasonably likely to have a material adverse effect on the company.
Compensation Committee Interlocks and Insider Participation
No interlocking relationship exists between the board of directors or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of Markforged Holding Corporation’s compensation committee has at any time during the prior three years been one of AONE or Markforged’s officers or employees.
Code of Ethics
Markforged Holding Corporation has a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our codes of ethics are available on the Investor Relations section of our website at investors.markforged.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.
Compensation of Directors and Officers
Overview
Following the closing of the Business Combination, decisions with respect to the compensation of the company’s executive officers, including named executive officers, will be made by the compensation committee of the board of directors. The following discussion is based on the present expectations as to the compensation of the named executive officers and directors following the Business Combination. The actual compensation of the named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.
We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, executive perquisites and severance benefits. Base salaries, employee benefits, executive perquisites and severance benefits will be designed to attract and retain senior management talent. We will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of the company’s named executive officers with the long-term interests of the company’s equity-owners and to enhance executive retention.
Annual Bonuses
We expect that Markforged Holding Corporation will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.
Equity-Based Awards
We expect Markforged Holding Corporation to use equity-based awards in future years to promote the company’s interest by providing executives with the opportunity to acquire equity interests as an incentive for their remaining in the company’s service and aligning the executives’ interests with those of Markforged Holding Corporation’s stockholders. Equity-based awards will be awarded in future years under the 2021 Incentive Plan, which has been adopted by AONE’s board of directors and is being submitted to AONE’s shareholders for approval at the extraordinary general meeting.

Other Compensation
We expect Markforged Holding Corporation to continue to maintain various employee benefit plans currently maintained by Markforged, including medical, dental, vision, life insurance and 401(k) plans, paid vacation, sick leave and holidays and employee assistance program benefits in which the named executive officers will participate. We also expect Markforged Holding Corporation to continue to provide its named executive officers with specified perquisites and personal benefits currently provided by Markforged that are not generally available to all employees.
Director Compensation
Following the Business Combination,
non-employee
directors of Markforged Holding Corporation will receive varying levels of compensation for their services as directors and members of committees of Markforged Holding Corporation’s board of directors. Markforged Holding Corporation anticipates determining director compensation in accordance with industry practice and standards.

EXECUTIVE AND DIRECTOR COMPENSATION
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. References in this section to “we”, “our”, “us”, the “Company” and “Markforged”, generally refer to Markforged prior to the Business Combination and to Markforged Holding Corporation following the Business Combination.
This section discusses the material components of the executive compensation program offered to the executive officers of the Company who would have been “named executive officers” for 2020. Such executive officers consist of the following persons, referred to herein as our named executive officers (the “NEOs”):

•	Shai Terem, our President and Chief Executive Officer;

•	Gregory Mark, our Chairman and Former Chief Executive Officer

•	David Benhaim, our Chief Technology Officer; and

•	Assaf Zipori, our Vice President, Corporate Development and Strategy and, through December 31, 2020, our Acting Chief Financial Officer.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts following the closing of the Business Combination could vary significantly from our historical practices and currently planned programs summarized in this discussion.
2020 Summary Compensation Table
The following table presents information regarding the compensation earned or received by our NEOs for services rendered during the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total($)
Shai Terem	2020	500,000	200,000	3,128,473	219,294	97,194	(4)	4,144,961
President and Chief Executive Officer

Gregory Mark	2020	338,636	—	445,813	39,000	705,528	(6)	1,528,977
Chairman and Former Chief Executive Officer (5)

David Benhaim	2020	320,454	—	2,844,293	20,600	—		3,185,347
Chief Technology Officer

Assaf Zipori	2020	275,000	75,000	179,962	1,000	—		530,962
Vice President, Corporate Development and Strategy and, through December 31, 2020, our Acting Chief Financial Officer (7)

(1)	Includes a $200,000 one-time relocation bonus for Mr. Terem and a $75,000 discretionary bonus for Mr. Zipori.
(2)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to the named executive officers during fiscal year 2020, calculated in accordance with Financial Accounting

Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for the stock options and does not correspond to the actual economic value that may be received upon exercise of the stock option or any sale of any of the underlying shares of common stock.
(3)
The amounts represent actual bonuses earned as of December 31, 2020, upon the attainment of one or more pre-established
company and individual performance goals established by our board of directors on an annual basis by Mr. Terem, Mr. Zipori, Mr. Benhaim and Mr. Mark. Mr. Zipori was entitled to a discretionary bonus of $75,000 from January to October 2020 (which is reported in the “Bonus” column), and any annual bonus related to work performed in 2020 was prorated based on the applicable pre-established
company and individual performance goals in effect during 2020. For Mr. Terem, such amounts also include a quarterly payment of a special milestone bonus. The amounts were paid in 2021.

(4)	The amount represents $97,194 in moving expenses.
(5)	Mr. Mark stepped down as Chief Executive Officer in October 2020 and transitioned to Chairman.
(6)
We repurchased 263,031 shares of our common stock from Mr. Mark in October 2020. The amount reported represents the excess of the per-share
purchase price over the fair market value of our common stock at the time of the transaction.

(7)	During the year ended December 31, 2020, Mr. Zipori held the title of Acting Chief Financial Officer.
Narrative Disclosure to Summary Compensation Table
Base Salaries.
We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the year ended December 31, 2020, the annual base salaries for each of Messrs. Terem, Mark, Benhaim and Zipori were $500,000, $500,000 (increased from $300,000 upon his transition), $400,000 (increased from $300,000 upon his promotion) and $275,000, respectively.
Annual Cash Bonuses.
Each of Messrs. Terem, Mark and Benhaim is eligible to earn an annual cash incentive bonus which is awarded by our board of directors in its sole discretion. Mr. Zipori is eligible to earn an annual cash incentive bonus based on the achievement of specified company and individual performance criteria established by the Company, which is awarded by the Company in its sole discretion. For 2020, each of Messrs. Terem, Mark, Benhaim and Zipori were eligible to earn a target bonus amount of $200,000, $200,000, $100,000 (for which he first became eligible in October 2020) and $100,000, respectively. In addition, beginning with his promotion to CEO in October 2020, Mr. Terem is eligible to earn a special milestone bonus of up to $100,000 per year, to be paid on a quarterly basis, based on satisfactory attainment of certain key performance indicators (as determined within the sole discretion of the Board).
Equity Compensation.
Although we do not yet have a formal policy with respect to the grant of equity incentive awards to our executive officers, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time.

In October 2020 our board of directors approved stock options to our NEOs. Messrs. Terem, Mark, Benhaim and Zipori were granted stock options to purchase 2,961,167 shares, 421,972 shares, 2,700,620 shares, and 170,000 shares, respectively, as described in more detail in the “Outstanding equity awards at fiscal 2020 year-end”
table.
Employment arrangements with our named executive officers
The material terms of each NEO’s existing employment arrangements are summarized below.
Offer letter with Mr. Shai Terem
On October 21, 2020, we entered into an amended and restated offer letter with Mr. Terem, as amended, pursuant to which we employ Mr. Terem as our President and Chief Executive Officer. The offer letter provides for Mr. Terem’s at-will
employment and an annual base salary, a target annual bonus of $200,000, an annual $100,000 special milestone bonus based on attainment of certain key performance indicators, and a $200,000 relocation bonus paid in 2020. In addition, in connection with his relocation to the Boston metropolitan area, the Company will reimburse Mr. Terem for his relocation costs, including commissions for the sale of his home (assumed to be 6% of $1,000,000) and other hotel and travel costs as needed during the gap between permanent housings (such reimbursements to be made on a
“grossed-up”
basis). The offer letter also provided Mr. Terem with a stock option award, as well as his ability to participate in our employee benefit plans generally. Mr. Terem’s offer letter provides that upon the occurrence of a Qualifying Termination (as defined in Mr. Terem’s offer letter, including a termination without “cause” or a resignation by Mr. Terem for “good reason”), subject to his execution and non-revocation
of a separation and release agreement, he will be entitled to certain severance benefits. The severance benefits are a right to receive salary continuation payments for the period ending on the earlier of (i) the
12-month
period following a Qualified Termination or (ii) the date immediately preceding the date he commences employment (more than on a half-time basis) with another employer. If a Qualifying Termination occurs between the end of a calendar year and the date of payouts of bonuses for such calendar year, the Company will also pay Mr. Terem the bonus for the recently completed calendar year. In addition, if after the consummation of a change in control transaction (as such term is defined in Mr. Terem’s offer letter) of the Company, Mr. Terem is terminated without cause, then all unvested equity awards shall vest and become fully exercisable.
Offer letter with Mr. Gregory Mark
On October 5, 2020, we entered into an offer letter with Mr. Mark pursuant to which we transitioned Mr. Mark from serving as our Chief Executive Officer to Chairman. The offer letter provides for Mr. Mark’s at-will
employment and an annual base salary, a target annual bonus and a stock option award. We also agreed to repurchase 526,061 shares, with 50% of the shares being repurchased in connection with this offer letter and 50% of the shares being repurchased in connection with the Business Combination. Mr. Mark’s offer letter provides that upon the occurrence of a Qualifying Termination (as defined in Mr. Mark’s offer letter), subject to his execution and non-revocation
of a separation and release agreement, he will be entitled to certain severance benefits. The severance benefits are a right to receive salary continuation payments for the period ending on the earlier of (i) the
12-month
period following a Qualified Termination or (ii) the date immediately preceding the date he commences employment with another employer. If a Qualifying Termination occurs between the end of a calendar year and the date of payouts of bonuses for such calendar year, the Company will also pay Mr. Mark the bonus for the recently completed calendar year.
Offer letter with Mr. David Benhaim
On August 9, 2017, we entered into an offer letter with Mr. Benhaim, most recently amended October 18, 2020, pursuant to which we employ Mr. Benhaim as our Chief Technology Officer. The offer letter provides for Mr. Benhaim’s at-will
employment and an annual base salary, a target annual bonus, a stock option award, as well as his ability to participate in our employee benefit plans generally. Mr. Benhaim’s offer letter provides that upon the occurrence of a Qualified Termination (as defined in Mr. Benhaim’s offer letter, including a termination without “cause” or a resignation by Mr. Benhaim for “good reason”), subject to his execution and non-revocation
of a separation and release agreement, he will be entitled to certain severance benefits. The severance benefits are a right to receive salary continuation payments for the period ending on the earlier of (i) the last day of the
12-month
period following a Qualified Termination or (ii) the date immediately preceding the date he commences employment (more than on a half-time basis) with another employer. In addition, if after the consummation of a “change in control transaction” (as defined in Mr. Benhaim’s offer letter) of the Company, Mr. Benhaim’s employment is terminated without cause, then all unvested equity awards shall vest and become fully exercisable.
Offer letter with Mr. Assaf Zipori
On November 3, 2020, we entered into an amended and restated offer letter with Mr. Zipori, pursuant to which we employed Mr. Zipori as our Acting Chief Financial Officer. Effective April 1, 2021, upon the commencement of employment of our Chief Financial Officer, Mr. Zipori transitioned to the role of Vice President, Corporate Development and Strategy. The offer letter provides for Mr. Zipori’s at-will
employment and an annual base salary, a target annual bonus, a special bonus in connection with the Business Combination (as defined in Mr. Zipori’s offer letter) and a stock option award. Mr. Zipori’s offer letter provides that upon the occurrence of a Qualifying Termination (as defined in Mr. Zipori’s offer letter, including a termination without “cause” or a resignation by Mr. Zipori for “good reason”), subject to his execution and non-revocation
of a separation and release agreement, he will be entitled to certain severance benefits. The severance benefits are a right to receive salary continuation payments for the period ending on the earlier of (i) the
6-month
period following a Qualified Termination or (ii) the date immediately preceding the date he commences employment with another employer (more than on a half-time basis). If a Qualifying Termination occurs between the end of a calendar year and the date of payouts of bonuses for such calendar year, the Company will also pay Mr. Zipori the bonus for the recently completed calendar year. Mr. Zipori is also eligible to receive an additional $200,000 bonus (“SPAC Bonus”) related to the Business Combination, with $100,000 of the SPAC Bonus payable upon consummation of the Business Combination and the remaining $100,000 payable upon the
12-month
anniversary of the Business Combination, subject to his continued employment. However, if the Company terminates Mr. Zipori’s employment “without cause” (as defined in Mr. Zipori’s offer letter), after closing of the Business Combination, but prior to the
12-month
anniversary of the closing of the Business Combination, the Company will, subject to his execution and non-revocation
of a separation and release agreement, pay Mr. Zipori the remaining $100,000 SPAC Bonus.
In addition, our NEOs have entered into restrictive covenant agreements with us that generally contain
12-month
post-employment
non-competition
and
non-solicitation
covenants.

Outstanding equity awards at 2020 fiscal
year-end
The following table sets forth information concerning outstanding equity awards held by each of our NEOs as of December 31, 2020.

	Option Awards (1)
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Shai Terem	11/13/2019		1,140,845	3,071,509	$2.00	11/12/2029
	10/22/2020		—	2,961,167	$2.07	10/21/2030
Gregory Mark	10/22/2020		—	421,972	$2.07	10/21/2030
David Benhaim	6/22/2014	(2)	183,270	—	$0.06	6/17/2024
	3/17/2015	(2)	378,000	—	$0.06	3/16/2025
	4/27/2016	(2)	158,666	11,334	$0.14	4/26/2026
	6/21/2017	(2)	77,805	33,346	$0.20	6/20/2027
	2/9/2019		130,375	154,081	$0.84	2/8/2029
	10/22/2020	(3)	112,525	2,588,095	$2.07	10/21/2030
Assaf Zipori	11/12/2019		184,166	495,834	$2.00	11/11/2029
	10/30/2020		—	170,000	$2.07	10/29/2030

(1)
Each of the stock options in the table above was granted pursuant to our Amended and Restated 2013 Stock Option and Grant Plan (the “2013 Plan”), and is exercisable for shares of our common stock. Except as otherwise set forth below, each stock option vests over four years, with 25% of the shares subject to each option vesting 12 months after the vesting commencement date, and 1/48 of the shares subject to the option vesting on each monthly anniversary of the vesting commencement date thereafter, in each case, subject to the NEO’s continuous service. To the extent that the stock options are assumed and continued in connection with a “sale event,” the stock options will fully accelerate upon the executive’s termination without “cause” or resignation for “good reason” if such termination or resignation occurs within the 12 month period following such sale event.

(2)
This stock option vests over five years, with 20% of the shares subject to each option vesting 12 months after the vesting commencement date, and 1/60 of the shares subject to the option vesting on each monthly anniversary of the vesting commencement date thereafter, in each case, subject to the NEO’s continuous service.

(3)
This stock option vests over four years, with 1/48 of the shares subject to the option vesting on each monthly anniversary of the vesting commencement date, in each case, subject to the NEO’s continuous service.

Employee benefit and equity compensation plans and arrangements
Amended and Restated 2013 Stock Option and Grant Plan
Markforged’s 2013 Plan was initially approved by its board of directors and stockholders on June 17, 2013, and was most recently amended and restated by Markforged’s board of directors on October 22, 2020 and approved by its stockholders on October 23, 2020. Under the 2013 Plan, we have reserved for issuance an aggregate of 36,313,607 shares of our common stock. The number of shares of common stock reserved for issuance is subject to adjustment in the event of any merger, consolidation, sale of all or substantially all of our assets, reorganization, recapitalization, reclassification, stock split, stock dividend, reverse stock split or other similar transaction.
The shares of common stock underlying awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) and shares of common stock that are withheld upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are currently added back to the shares of common stock available for issuance under the 2013 Plan.
Markforged’s board of directors has acted as administrator of the 2013 Plan. The administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. Persons eligible to participate in the 2013 Plan are those employees, officers and directors of, and consultants and advisors to, the company as selected from time to time by the administrator in its discretion.
The 2013 Plan permits the granting of (1) options to purchase shares of common stock intended to qualify as incentive stock options under Section 422 of the Code, and (2) options that do not so qualify. No more than 36,313,607 shares of Markforged common stock may be issued pursuant to incentive stock options. The per share exercise price of each option is determined by the administrator but may not be less than 100% of the fair market value of Markforged’s shares of common stock on the date of grant. The term of each option is fixed by the administrator but may not exceed 10 years from the date of grant. The administrator determines at what time or times each option may be exercised. In addition, the 2013 Plan permits the granting of restricted shares of common stock, unrestricted shares of common stock, and restricted stock units.
The 2013 Plan provides that upon the occurrence of a “sale event,” as defined in the 2013 Plan, all outstanding stock options will terminate at the effective time of such sale event, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of a termination of the 2013 Plan and all options issued thereunder in connection with a sale event, optionees will be provided an opportunity to exercise options that are then exercisable or will become exercisable as of the effective time of the sale event within a specified period of time prior to the consummation of the sale event. In addition, we have the right to provide for cash payment to holders of options, in exchange for the cancellation thereof, in an amount per share equal to the difference between the value of the consideration payable per share of common stock in the sale event and the per share exercise price of such options. In the event of, and subject to the consummation of, a sale event, restricted stock and restricted stock units (other than those becoming vested as a result of the sale event) will be forfeited immediately prior to the effective time of a sale event unless such awards are assumed or continued by the successor entity. In the event that shares of restricted stock are forfeited in connection with a sale event, such shares of restricted stock shall be repurchased at a price per share equal to the original per share purchase price of such shares. We have the right to provide for cash payment to holders of restricted stock or restricted stock units, in exchange for the cancellation thereof, in an amount per share equal to the value of the consideration payable per share of common stock in the sale event.
Additionally, the 2013 Plan provides for certain drag along rights pursuant to which grantees may be obligated to, on the request of the Company or the accepting requisite holder, sell, transfer, and deliver, or cause to be sold, transferred, and delivered, to a buyer, their shares in the event the Company or the accepting requisite holder determine to enter into a sale event with a buyer.
The board of directors may amend or discontinue the 2013 Plan at any time, subject to stockholder approval where such approval is required by applicable law. The administrator of the 2013 Plan may also amend or cancel any outstanding award, provided that no amendment to an award may adversely affect a participant’s rights without his or her consent. The administrator of the 2013 Plan is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options or effect the repricing of such awards through cancellation and re-grants.
The 2013 Plan will automatically terminate upon the earlier of 10 years from the date on which the 2013 Plan was initially adopted by Markforged’s board of directors or 10 years from the date the 2013 Plan was initially approved by its stockholders. As of December 31, 2020, options to purchase 19,599,305 shares of common stock were outstanding under the 2013 Plan. However, in connection with the Incentive Plan Proposal set forth elsewhere in this prospectus, AONE stockholders are being asked to approve the Markforged Holding

Corporation 2021 Stock Option and Incentive Plan, which is intended as the successor to the 2013 Plan following the Business Combination.
Employee Benefits
The NEOs are eligible to participate in standard welfare benefit plans, including medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. The Company also maintains a 401(k) plan for the benefit of its eligible employees, including the named executive officers, as discussed in the section below entitled “-
 401(k) plan
.”
401(k) plan
The Company maintains the MarkForged, Inc. Retirement Plan (the “401(k) Plan”), that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the 401(k) Plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. The Company’s employees’
pre-tax
contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified
retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.
Senior Executive Cash Incentive Bonus Plan
In connection with the closing of the Business Combination, the Company adopted the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for annual cash bonus payments based upon the attainment of company and individual performance targets established by the compensation committee. The payment targets will be related to financial and operational measures or objectives with respect to the Company, or the Corporate Performance Goals (as defined in the Bonus Plan), as well as individual performance objectives.
The Company may select Corporate Performance Goals from among the following: cash flow (including, but not limited to, operating cash flow and free cash flow); revenue; corporate revenue; earnings before interest, taxes, depreciation and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s common stock; economic value-added; acquisitions or strategic transactions, including licenses, collaborations, joint ventures or promotion arrangements; operating income (loss); return on capital, assets, equity, or investment; stockholder returns; return on sales; gross or net profit levels; productivity; expense efficiency; margins; operating efficiency; customer satisfaction; working capital; earnings (loss) per share of the Company’s common stock; bookings, new bookings or renewals; sales or market shares; number of customers, number of new customers or customer references; operating income and/or net annual recurring revenue, any of which may be (A) measured in absolute terms or compared to any incremental increase, (B) measured in terms of growth, (C) compared to another company or companies or to results of a peer group, (D) measured against the market as a whole and/or as compared to applicable market indices and/or (E) measured on a pre-tax
or
post-tax
basis (if applicable).
Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity (and may also have a minimum hurdle and/or a maximum amount) set for each performance period. The bonus formulas will be adopted in each performance period by the compensation committee and communicated to each executive. The Corporate Performance Goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as the compensation committee determines. If the Corporate Performance Goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period, but no later than 74 days after the end of the year in which such performance period ends. Subject to the rights contained in any agreement between the executive officer and us, an executive officer must be employed by the Company on the bonus payment date to be eligible to receive a bonus payment. Within the sole discretion of the compensation committee, a bonus may be pro-rated
based on the number of days of actual employment during the applicable performance period. The Bonus Plan also permits the compensation committee to approve additional bonuses to executive officers in its sole discretion.
Equity Compensation Plan Information
As of December 31, 2020, Markforged Holding Corporation did not maintain any equity compensation plans.
Director Compensation
We have not made annual cash or equity compensation awards to our non-employee
directors for service on the board of directors, although we have granted stock options to Paul Milbury in recognition of his service on our board. None of our other non-employee
directors held any option awards or unvested stock awards in us as of December 31, 2019. As of December 31, 2020, Mr. Milbury held unexercised stock options to purchase 839,070 shares.
The following table sets forth compensation earned and paid to the non-employee
directors of Markforged during the fiscal year ended December 31, 2020. Mr. Terem, our Chief Executive Officer, Mr. Mark, our former Chief Executive Officer and chairman, and Mr. Benhaim, our Chief Technology Officer, did not receive any compensation for their service as members of our board of directors during 2020. The compensation for their service for fiscal year 2020 is presented above under the heading “-
 2020 Summary Compensation Table.
”

Name	Option Awards ($) (1)	Total ($)
Antonio Rodriguez, Edward T. Anderson, Michael Medici, Lak Ananth, Gus Tai	—	—
Paul Milbury (2)	351,932	351,932

(1)
The amounts reported represent the aggregate grant date fair value of the stock options awarded to the directors during fiscal year 2020, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our financial statements included elsewhere in this prospectus. The amounts reported in this column reflect the accounting cost for the stock options and does not correspond to the actual economic value that may be received upon exercise of the stock option or any sale of any of the underlying shares of common stock.

(2)
Mr. Milbury received an option to purchase 332,670 shares that vests in 16 quarterly installments through October 2024. This option will fully accelerate if Mr. Milbury continues to serve as a director through the consummation of a “sale event” (as such term is defined in the 2013 Plan).

Non-Employee
Director Compensation Policy of the Company
Following the closing of the Business Combination, the Company’s board of directors adopted a non-employee
director compensation policy. The policy is designed to attract, and retain, on a long-term basis, highly qualified non-employee
directors. Under the policy, each director who is not an employee will be paid cash compensation from and after the consummation of the Business Combination as set forth below:

Position	Annual Retainer
Board of Directors:
Members	$50,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance:
Members (other than chair)	$4,000
Retainer for chair	$8,000
In addition, the
non-employee
director policy provides that, upon initial election to Markforged Holding Corporation’s board of directors will be granted an equity award of restricted stock units, with a value of $300,000 (the “Initial Grant”). The Initial Grant will vest in equal annual installments over three (3) years, subject to continued annual service through the applicable vesting date. Furthermore, on the date of each of our annual meeting of stockholders upon the consummation of the Business Combination, each non-employee
director who continues as a
non-employee
director following such meeting will be granted an annual equity award of restricted stock units, with a value of $150,000 (an “Annual Grant”), which shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the next annual meeting of stockholders; provided, however, that all vesting shall cease if the director resigns from the board of directors or otherwise ceases to service as a non-employee
director, unless the board of directors determines that the circumstances warrant continuation of vesting. All outstanding Initial Grants and Annual Grants will become fully vested upon a sale event (as such term is defined in the non-employee
director compensation policy).

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of our voting shares by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our named executive officers and directors; and

•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of July 14, 2021.
Percentage ownership of our voting securities is based on 185,251,837 shares of our common stock issued and outstanding as of July 14, 2021.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares	% of Ownership
5% Holders
Entities affiliated with Matrix Ventures (2)	29,920,109	16.2%
North Bridge Venture Partners 7, L.P. (3)	29,126,742	15.7%
Entities affiliated with Trinity Ventures (4)	17,258,748	9.3%
Entities associated with Summit Partners (5)	14,527,328	7.8%
Gregory Thomas Mark (6)	23,306,793	12.6%
Directors and Named Executive Officers
Kevin Hartz (7)	8,370,000	4.4%
Shai Terem (8)	1,674,908	*
Antonio Rodriguez (10)	29,920,109	16.2%
Edward T. Anderson (11)	29,126,742	15.7%
Michael Medici (12)	14,527,328	7.8%
Paul Milbury (13)	330,644	*
Gregory Thomas Mark (14)	23,306,793	12.6%
Assaf Zipori (15)	296,784	*
Carol Meyers	—	—%
Alan Masarek	—	—%
All directors and executive officers as a group (12 individuals)	105,138,577	55.9%

*	Indicated less than 1%
(1)	Unless otherwise noticed, the business address of each of those listed in the table above is 480 Pleasant Street, Watertown, MA 02472.
(2)
Consists of 28,495,912 shares held by Matrix IX in Markforged Holding Corporation and 1,424,197 shares held by Weston IX in Markforged Holding Corporation. Antonio Rodriguez is a partner at Matrix Partners and a member of the board of directors post-closing of the Merger. Mr. Rodriguez is a managing member of Matrix IX Management Co., L.L.C. and as such has sole voting and dispositive power with respect to the Matrix IX and Weston IX shares. Mr. Rodriguez disclaims beneficial ownership of the Matrix IX and Weston IX shares, except to the extent of his pecuniary interest therein. The principal mailing address for each of Mr. Rodriguez, Matrix IX, and Weston IX is 101 Main Street, 17th Floor, Cambridge, MA 02142.

(3)
Consists of 29,126,742 shares held by NBVP 7 in Markforged Holding Corporation. North Bridge Venture Management 7, L.P. (“NBVM 7”) is the sole general partner of NBVP 7. NBVM GP, LLC (“NBVM GP”) is the sole general partner of NBVM 7. Each of Edward T. Anderson, a member of the board of directors post-closing of the Merger, and Richard A. D’Amore are the managers of NBVM GP and may be deemed to have shared voting and dispositive power over the shares held by NBVP 7. The principal address for North Bridge Venture Partners and the Managers is 60 William Street, Suite 350, Wellesley, MA 02481.
(4)
Consists of 16,853,513 shares held by Trinity Ventures XI, L.P. in Markforged Holding Corporation, 270,617 shares held by Trinity XI Entrepreneurs’ Fund, L.P. in Markforged Holding Corporation and 134,618 shares held by Trinity XI
Side-By-Side
Fund, L.P. in Markforged Holding Corporation. Trinity TVL XI, LLC is the General Partner of the Trinity Entities and the Management Members of Trinity TVL XI, LLC share voting and dispositive power over the shares held by each of the Trinity Entities. The Management Members of Trinity TVL XI, LLC are Ajay Chopra, Noel Fenton, Nina Labatt, Patricia Nakache and Larry Orr. The principal mailing address for the Trinity Entities is 2480 Sand Hill Rd #200, Menlo Park, CA 94025.

(5)
Consists of 8,886,205 shares held by Summit Partners Growth Equity Fund
IX-A,
L.P. in Markforged Holding Corporation, 5,548,423 shares held by Summit Partners Growth Equity Fund
IX-B,
L.P. in Markforged Holding Corporation, 82,285 shares held by Summit Investors GE IX/VC IV, LLC in Markforged Holding Corporation, and 10,415 shares held by Summit Investors GE IX/VC IV (UK), L.P. in Markforged Holding Corporation. Summit Master Company, LLC is (i) the general partner of Summit Partners, L.P., which is the managing member of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, L.P., which is the general partner of Summit Partners Growth Equity Fund
IX-A,
L.P. and Summit Partners Growth Equity Fund
IX-B,
L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the general partner of Summit Investors GE IX/VC IV (UK), L.P. and the manager of Summit Investors GE IX/VC, LLC. Summit Master Company, LLC, as the general partner of Summit Partners, L.P. and as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power of the shares held directly by Summit Partners Growth Equity Fund
IX-A,
L.P., Summit Partners Growth Equity Fund
IX-B,
L.P., Summit Investors GE IX/VC IV (UK), L.P., and Summit Investors GE IX/VC IV, LLC, to Summit Partners, L.P. and its three-person investment committee responsible for investment decisions with respect to the Company’s securities, currently composed of Peter Chung, Scott Collins and Len Ferrington, who act by a majority vote. Accordingly, Mr. Chung, Mr. Collins and Mr. Ferrington disclaim beneficial ownership of the reported shares. The address for each of the reporting entities is 222 Berkeley Street, 18th Floor, Boston, MA 02116.

(6)
Consists of (a) 19,301,998 shares held directly by Mr. Mark in Markforged Holding Corporation, (b) 2,669,863 shares held by The Gregory Mark Irrevocable Family Trust in Markforged Holding Corporation and (c) 1,334,932 shares held by The Gregory Mark 2020 Grantor Retained Annuity Trust in Markforged Holding Corporation. The trustees of The Gregory Mark Irrevocable Family Trust are Mr. Mark and two immediate family members and the trustee of The Gregory Mark 2020 Grantor Retained Annuity Trust is Mr. Mark. Voting and investment power over the shares held of record by the trusts is exercised by Mr. Mark and his co-trustees.

(7) The
shares reported herein are held by
A-Star,
which is governed by its managers, Kevin E. Hartz, Spike Lipkin and Troy B. Steckenrider III. Includes 5,220,000 shares of common stock, and 3,150,000 shares of common stock issuable upon the exercise of warrants. The managers have voting and investment discretion with respect to such securities. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)	Consists of 1,674,908 shares in Markforged Holding Corporation subject to options held by Mr. Terem exercisable within 60 days in of July 14, 2021.
(9)	Consists of 278,447 shares held directly by Mr. Benhaim and 753,606 shares subject to options that are held by Mr. Benhaim exercisable within 60 days of July 14, 2021.
(10)	Consists of shares identified in footnote (2) above. Mr. Rodriguez is a partner at Matrix Partners.
(11)	Consists of shares identified in footnote (3) above. Mr. Anderson is a managing director at North Bridge.
(12)	Consists of shares identified in footnote (5) above. Mr. Medici is a managing director at Summit Partners.
(13)	Consists of 330,644 shares in Markforged Holding Corporation subject to options that are held by Mr. Milbury exercisable within 60 days of July 14, 2021.
(14)	Consists of shares identified in footnote 6 above.

(15)	Consists of 296,784 shares in Markforged Holding Corporation subject to options that are held by Mr. Zipori exercisable within 60 days of July 14, 2021.

SELLING SECURITYHOLDERS
This prospectus relates to:

•	the resale of 21,000,000 shares of common stock issued in the PIPE Investment by certain of the Selling Securityholders;

•	the resale of 134,874,248 shares of common stock issued in connection the Merger by certain of the Selling Securityholders;

•	the resale of 3,150,000 private placement warrants; and

•	the resale of 3,150,000 shares of common stock reserved for issuance upon the exercise of the private placement warrants;
The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, the holders of shares of common stock reserved for issuance upon the exercise of options to purchase common stock and the settlement of restricted stock units covered by this prospectus, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock or warrants, other than through a public sale. The percentage of beneficial ownership of after the offered securities are sold is calculated based on 185,251,837 shares of common stock outstanding as of July 14, 2021.
The following table is prepared based on information provided to us by the Selling Securityholders. The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, and the aggregate number of shares of common stock and warrants that the Selling Securityholders may offer pursuant to this prospectus.

	Securities Beneficially Owned Prior to the Offering		Securities Being Offered in this Offering	Securities Beneficially Owned After the Offered Securities are Sold
Name of Selling Securityholder	Number of Shares of Common Stock	Number of Warrants Being Offered	Number of Shares of Common Stock and Warrants	Number of shares of Common Stock and Warrants	%
A-Star (1)	8,370,000	3,150,000	11,520,000	—	—
David Benhaim (2)	278,447	—	278,447	—	—
Gregory Mark (3)	23,306,793	—	23,306,793	—	—
North Bridge Venture Partners 7, L.P. (4)	29,126,742	—	29,126,742	—	—
Entities affiliates with Summit Partners (5)	14,527,328	—	14,527,328	—	—
Entities affiliated with Matrix Partners (6)	29,920,109	—	29,920,109	—	—
Entities affiliated with Trinity Ventures (7)	17,258,748	—	17,258,748	—	—
Entities affiliated with the Next47 Funds (8)	7,682,091	—	7,682,091	—	—
Entities affiliated with Blackrock, Inc. (9)	2,500,000	—	2,500,000	—	—
Wasatch Small Cap Growth Fund (10)	2,500,000	—	2,500,000	—	—
Entities managed by Wellington Management Company LLP (11)	2,500,00	—	2,500,00	—	—

	Securities Beneficially Owned Prior to the Offering		Securities Being Offered in this Offering	Securities Beneficially Owned After the Offered Securities are Sold
Name of Selling Securityholder	Number of Shares of Common Stock	Number of Warrants Being Offered	Number of Shares of Common Stock and Warrants	Number of shares of Common Stock and Warrants	%
Artisan Small Cap Fund (12)	500,000	—	500,000	—	—
Entities affiliated with Baron (13)	2,000,000	—	2,000,000	—	—
40 North Latitude Master Fund Ltd. (14)	500,000	—	500,000	—	—
Soroban Opportunities Master Fund LP (15)	750,000	—	750,000	—	—
Entities affiliated with DSAM (16)	431,500	—	431,500	—	—
The Nineteen77 Entities managed by UBS O’Connor LLC (17)	500,000	—	500,000	—	—
Alyeska Master Fund, L.P. (18)	1,200,000	—	1,200,000	—	—
MMF LT, LLC(19)	500,000	—	500,000	—	—
Microsoft Global Finance (20)	5,493,237	—	5,493,237	—	—
Porsche Dritte Beteiligung GmbH (21)	2,860,753	—	2,860,753	—	—
Entities within the D.E. Shaw group (22)	500,000	—	500,000	—	—
Miller Opportunity Trust, a series of Trust for Advised Portfolios (23)	2,425,000	—	2,425,000	—	—
Patient Partners, L.P. (24)	75,000	—	75,000	—	—
Entities affiliated with Millennium Management LLC (25)	1,068,500	—	1,068,500	—	—
Arena Capital Fund, LP (26)	500,000	—	500,000	—	—
Ghisallo Master Fund LP (27)	500,000	—	500,000	—	—
Millais Limited (28)	300,000	—	300,000	—	—
Entities affiliated with Senvest Master Fund, LP (29)	750,000	—	750,000	—	—
Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (30)	200,000	—	200,000	—	—

(1)
Consists of (i) 5,220,000 shares of common stock received in respect of the Class B Ordinary Shares, (ii) 3,150,000 private placement warrants and (iii) 3,150,000 shares of common stock that may be issued upon exercise of the private placement warrants. These shares and warrants are subject to a contractual lock-up
for 180 days following the Closing. The shares and warrants in the table above are held directly by
A-Star,
the Sponsor of AONE, which is governed by its managers, Kevin E. Hartz, Spike Lipkin and Troy B. Steckenrider III. The managers have shared voting and investment discretion with respect to the shares of common stock, the private placement warrants, and the shares issuable upon exercise of the private placement warrants. The managers and members of A-star disclaim beneficial interest in such securities except to the extent of their respective pecuniary interests therein. The address of
A-Star
is 16 Funston Avenue, Suite A, The Presidio of San Francisco, San Francisco, California 94129.

(2)	These shares are subject to a contractual lock-up for 180 days following the Closing. The address of Mr. Benhaim is 480 Pleasant Street, Watertown, Massachusetts 02472.
(3)
Consists of (i) 19,201,998 shares of common stock held directly by Mr. Mark, (ii) 2,669,863 shares of common stock held by The Gregory Mark Irrevocable Family Trust and (iii) 1,334,932 shares of common stock held by The Gregory Mark 2020 Grantor Retained Annuity Trust. All of such shares are subject to a contractual lock-up
for 180 days following the Closing. The address of Mr. Mark, The Gregory Mark Irrevocable Family Trust and The Gregory Mark 2020 Grantor Retained Annuity Trust is 480 Pleasant Street, Watertown, Massachusetts 02472.

(4)
These shares are held by North Bridge Venture Partners 7, L.P. (“NBVP 7”). These shares are subject to a contractual lock-up
for 180 days following the Closing. North Bridge Venture Management 7, L.P. (“NBVM 7”) is the sole general partner of NBVP 7. NBVM GP, LLC (“NBVM GP”) is the sole general partner of NBVM 7. Each of Edward T. Anderson, a member of the board of directors post-closing of the Business Combination, and Richard A. D’Amore are the managers of NBVM GP and may be deemed to have shared voting and dispositive power over the shares held by NBVP 7. Each of messrs. Anderson and D’Amore, NBVM 7 and NBVM GP disclaims beneficial ownership of the shares held by NBVM 7, except to the extent of their respective pecuniary interests therein, if any. The address of North Bridge Venture Partners and the managers is 60 William Street, Suite 350, Wellesley, MA 02481.

(5)
Consists of 8,886,205 shares held by Summit Partners Growth Equity Fund
IX-A,
L.P., 5,548,423 shares held by Summit Partners Growth Equity Fund
IX-B,
L.P., 82,285 shares held by Summit Investors GE IX/VC IV, LLC, and 10,415 shares held by Summit Investors GE IX/VC IV (UK), L.P. These shares are subject to a contractual lock-up
for 180 days following the Closing. Summit Master Company, LLC is (i) the general partner of Summit Partners, L.P., which is the managing member of Summit Partners GE IX, LLC, which is the general partner of Summit Partners GE IX, L.P., which is the general partner of Summit Partners Growth Equity Fund
IX-A,
L.P. and Summit Partners Growth Equity Fund
IX-B,
L.P., and (ii) the managing member of Summit Investors Management, LLC, which is the general partner of Summit Investors GE IX/VC IV (UK), L.P. and the manager of Summit Investors GE IX/VC, LLC. Summit Master Company, LLC, as the general partner of Summit Partners, L.P. and as the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power of the shares held directly by Summit Partners Growth Equity Fund
IX-A,
L.P., Summit Partners Growth Equity Fund
IX-B,
L.P., Summit Investors GE IX/VC IV (UK), L.P., and Summit Investors GE IX/VC IV, LLC, to Summit Partners, L.P. and its three-person investment committee responsible for investment decisions with respect to the Company’s securities, currently composed of Peter Chung, Scott Collins and Len Ferrington, who act by a majority vote. Accordingly, Mr. Chung, Mr. Collins and Mr. Ferrington disclaim beneficial ownership of the reported shares. The address for each of such entities is 222 Berkeley Street, 18th Floor, Boston, MA 0211.

(6)
Consists of 28,495,912 shares held by Matrix Partners IX, L.P. (“Matrix IX”) and 1,424,197 shares held by Weston & Co. IX LLC, as Nominee (“Weston IX”). These shares are subject to a contractual lock-up for 180 days following the Closing. Antonio Rodriguez is a partner at Matrix Partners and a member of the board of directors post-closing of the Business Combination. Mr. Rodriguez is a managing member of Matrix IX Management Co., L.L.C. and as such has sole voting and dispositive power with respect to the Matrix IX and Weston IX shares. Mr. Rodriguez disclaims beneficial ownership of the Matrix IX and Weston IX shares, except to the extent of his pecuniary interest therein. The principal mailing address for each of Mr. Rodriguez, Matrix IX, and Weston IX is 101 Main Street, 17th Floor, Cambridge, MA 02142.

(7)
Consists of 16,853,513 shares held by Trinity Ventures XI, L.P., 270,617 shares held by Trinity XI Entrepreneurs’ Fund, L.P. and 134,618 shares held by Trinity XI
Side-By-Side
Fund, L.P. (together with Trinity Ventures XI, L.P. and Trinity XI Entrepreneurs’ Fund, L.P., the “Trinity Entities”). These shares are subject to a contractual lock-up
for 180 days following the Closing. Trinity TVL XI, LLC is the General Partner of the Trinity Entities and the Management Members of Trinity TVL XI, LLC share voting and dispositive power over the shares held by each of the Trinity Entities. The Management Members of Trinity TVL XI, LLC are Ajay Chopra, Noel Fenton, Nina Labatt, Patricia Nakache, Larry Orr, and TVL Management Corp. The principal mailing address for the Trinity Entities is 2480 Sand Hill Rd #200, Menlo Park, CA 94025.

(8)
Consists of 6,888,725 shares held by Next47 Fund 2018, LP (“Next47 2018”) and 793,366 shares held by Next 47 Fund 2019, LP (“Next47 2019” and, together with Next47 2018, “Next47 Funds”). These shares are subject to a contractual lock-up
for 180 days following the Closing. The address of the Next47 Funds is 537 Hamilton Avenue, 2nd Floor, Palo Alto, CA 94301.

(9)
The registered holders of the referenced shares of common stock to be sold are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BGF ESG Fixed Income Global Opportunities Fund, BGF Fixed Income Global Opportunities Fund, Blackrock Capital Allocation Trust, Blackrock Global Allocation Collective Fund, Blackrock Global Allocation Fund, Inc., Blackrock Global

Allocation Portfolio of Blackrock Series Fund, Inc., BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc., BlackRock Global Funds — Global Dynamic Equity Fund, BlackRock Global Funds — Global Allocation Fund, BlackRock Global Long/Short Credit Fund of Delaware BlackRock Funds IV, Master Total Return Portfolio of Master Bond LLC, BlackRock Global Funds — Next Generation Technology Fund, BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V, Strategic Income Opportunities Bond Fund, and BlackRock Total Return Bond Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The addresses of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members are 55 East 52nd Street, New York, NY 10055 and 400 Howard Street San Francisco, CA 94105. Shares of common stock shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(10)	The address of Wasatch Small Cap Growth Fund is 505 Wakara Way; 3 rd Floor, Salt Lake City, UT 84108
(11)
Consists of (i) 214,200 shares of common stock held by Desjardins American Equity Fund, (ii) 726,000 shares of common stock held by The Hartford Small Company Trust, (iii) 446,400 shares of common stock held by Hartford Small Company HLS Fund; (iv) 41,400 shares of common stock held by John Hancock Pension Plan, (v) 341,400 shares of common stock held by John Hancock Variable Insurance Trust Small Cap Stock Trust, (vi) 178,500 shares of common stock held by MassMutual Select Small Cap Growth Equity Fund, (vii) 31,500 shares of common stock held by MassMutual Select Small Cap Growth Equity CIT, (viii) 74,800 shares of common stock held by MML Small Cap Growth Equity Fund, (ix) 217,600 shares of common stock held by Treasurer of the State of North Carolina, and (x) 228,200 shares of common stock held by Wellington Trust Company, National Association Multiple Collective Investment Funds Trust II, Select Small Cap Growth Portfolio. These accounts are managed by direct or indirect subsidiaries of Wellington Management Company LLP. The address of each of the Selling Securityholders named above is c/o Wellington Management LLP, 208 Congress Street, Boston, MA 02210.

(12)
Artisan Small Cap Fund is a mutual fund series of Artisan Partners Funds, Inc. Artisan Partners Limited Partnership is its discretionary investment advisor. The principle business address of Artisan Small Cap Fund is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202, Attn: Portfolio Operations.

(13)
Consists of (i) 1,000,000 shares of common stock held by Baron Discovery Fund, and (ii) 1,000,000 shares of common stock held by Baron Opportunity Fund. Baron Discovery Fund and Baron Opportunity Fund (the “Selling Securityholder entities”) are investment companies registered under the Investment Company Act of 1940. The business address of the Selling Securityholder entities is 767 Fifth Avenue, 49th Floor, New York, NY 10153. Mr. Ronald Baron has voting and/or investment control over the shares held by the Selling Securityholder entities. Mr. Baron disclaims beneficial ownership of the shares held by the Selling Securityholder entities.

(14)	40 North Management is the investment manager for 40 North Latitude Master Fund Ltd. The address of 40 North Latitude Master Fund Ltd. is 9 West 57 th Street, 46 th Floor, New York, NY 10019.
(15)	The address for Soroban Opportunities Master Fund LP is c/o Soroban Capital Partners, 55 West 46th Street, Floor 32, New York, NY 10036.
(16)
Consists of (i) 129,300 shares of common stock held by DSAM Alpha + Master Fund, (ii) 100,000 shares of common stock held by DSAM
Co-Invest
Ltd, (iii) 154,400 shares of common stock held by DSAM + Master Fund, and (iv) 47,800 shares of common stock held by LMA SPC – MAP 112 Segregated Portfolio. These accounts are managed by DSAM Partners (London) Ltd. The address of DSAM Alpha + Master Fund, DSAM Co-Invest Ltd, and DSAM + Master Fund is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman
KY1-1104.
The address of LMA SPC -- MAP 112 Segregated Portfolio is c/o Walkers Corporate Services Ltd, 190 Elgin Avenue, George Town, KY1-9001.

(17)	Consists of (i) 229,950 shares of common stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, (ii) 229,950 shares of common stock held by Nineteen77 Global Merger Arbitrage Master

Limited, (iii) 38,400 shares of common stock held by Nineteen77 Global Merger Arbitrage Opportunity Fund, and (iv) 1,700 shares of common stock held by IAM Investments ICAV – O’Connor Event Driven UCITS Fund (collectively, the “UBS Entities”). Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the shares held by the UBS Entities. The address of the Nineteen77 Entities and Mr. Russell is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, IL 60606.
(18)	Alyeska Investment Group, L.P. is the investment manager for Alyeska Master Fund, L.P. The address of Alyeska Master Fund, L.P. is 77 W. Wacker Drive, Suite 700, Chicago, IL 60601.
(19)
Moore Capital Management, LP, the investment manager of MMF LT, LLC, has voting and investment control of the shares held by MMF LT, LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares of the Company held by MMF LT, LLC. Mr. Bacon also is the indirect majority owner of MMF LT, LLC. The address of MMF LT, LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036.

(20)	The address of Microsoft Global Finance is 70 Sir John Rogerson’s Quay, Dublin, Ireland.
(21)	The address of Porsche Dritte Beteiligung GmbH is Porcheplatz 1, 70435 Stuttgart. Germany.
(22)
Consists of (i) 125,000 shares of common stock held by D. E. Shaw Oculus Portfolios, L.L.C., and (ii) 375,000 shares of common stock held by D. E. Shaw Valence Portfolios, L.L.C. (each a “D. E. Shaw Entity” and collectively, the “D. E. Shaw Entities”). Each D. E. Shaw Entity has the power to vote or to direct the vote of (and the power to dispose or direct the disposition of) the shares directly owned by such entity. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of the D. E. Shaw Entities, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of the D. E. Shaw Entities, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the shares owned by the D. E. Shaw Entities on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the shares owned by the D. E. Shaw Entities. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares owned by the D. E. Shaw Entities and, therefore, David E. Shaw may be deemed to be the beneficial owner of the shares owned by the D. E. Shaw Entities. David E. Shaw disclaims beneficial ownership of the shares owned by the D. E. Shaw Entities. The address of the entities and individuals named above is c/o D. E. Shaw group, 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.

(23)
William H. Miller is the Manager of Miller Value Partners, LLC, the discretionary advisor for the Miller Opportunity Trust, and may be deemed to have voting and dispositive power over the securities held by the Selling Securityholder. The address of the Selling Securityholder is One South Street, Suite 2550, Baltimore, MD 21202.

(24)
Samantha Mclemore is the Manager of Patient Capital Management, LLC, the discretionary investment manager for Patient Partners, LP, and may be deemed to have voting and dispositive power over the securities held by the Selling Securityholder. The address of the Selling Securityholder is One South Street, Suite 2550, Baltimore, MD 21202.

(25)
Consists of (i) 868,500 shares of common stock held by Integrated Core Strategies (US) LLC, and (ii) 200,000 shares of common stock held by Riverview Group LLC. The address of each of the Selling Securityholders named above is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.

(26)
Consists of (i) 200,000 shares held by Arena Capital Fund, LP - Series 3, (ii) 200,000 shares held by Arena Capital Fund, LP - Series 5 and (iii) 100,000 shares held by Arena Capital Fund, LP Series 14. Arena Capital Advisors, LLC is the General Partner for the funds and accounts it manages. The address of Arena Capital Advisors, LLC is 12121 Wilshire Blvd Ste 1010, Los Angeles, CA 90025.

(27)	The address of Ghisallo Master Fund LP is 190 Elgin Avenue, George Town, Grand Cayman KY1-9001.
(28)	The address of Millais Limited is c/o Millais USA LLC, 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(29)
Consists of (i) 500,000 shares held by Senvest Master Fund, LP and (ii) 250,000 shares held by Senvest Technology Master Fund. The address of each of the Selling Securityholders named above is 540 Madison Avenue, 32nd Floor, New York, NY 10022.

(30)
The address of Blackstone Aqua Master Sub-Fund is 345 Park Avenue, New York, NY 10154. Blackstone Aqua Master Sub-Fund (the “Aqua Fund”) is a sub-fund of Blackstone Global Master Fund ICAV. Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each, other than the Aqua Fund to the extent of its direct holdings, disclaims beneficial ownership of such securities.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of Selling Securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of common stock or warrants registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares of common stock or warrants in this offering. See “
Plan of Distribution
”.
For information regarding transactions between us and the Selling Securityholders, see the section titled “
Certain Relationships and Related Person Transactions
”.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships and Related Person
Transactions - Markforged Pre-Business
Combination
The following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•	Markforged has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•
any of Markforged’s directors, executive officers or holders of more than 5% of Markforged’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Markforged believes the terms of the transactions described below were comparable to terms it could have obtained in arm’s-length
dealings with unrelated third parties.
Sales of Securities
Series D Preferred Stock Financing
In March 2019, Markforged sold an aggregate of 17,305,052 shares of its Series D preferred stock at a purchase price of $4.7523 per share. The following table summarizes purchases of Markforged’s Series D preferred stock by related persons:

Participant	Shares of Series D Preferred Stock	Total Purchase Price ($)
Matrix Partners IX, L.P. (1)	793,490	3,770,903
Weston & Co. IX LLC (2)	39,658	188,467
Summit Partners Growth Equity Fund IX-A, L.P. (3)	9,331,785	44,347,442
Summit Partners Growth Equity Fund IX-B, L.P. (4)	5,826,637	27,689,928
Summit Investors GE IX/VC IV, LLC (5)	86,411	410,651
Summit Investors GE IX/VC IV (UK), L.P. (6)	10,937	51,976

(1)
Matrix Partners IX, L.P., or Matrix IX, is an affiliate of Matrix Partners, or Matrix, and is a holder of five percent or more of Markforged’s capital stock. Antonio Rodriguez is a Partner at Matrix and a member of Markforged’s board of directors.

(2)	Weston & Co. IX LLC, or Weston, is an affiliate of Matrix. Mr. Rodriguez is a Managing Member at Matrix and a member of Markforged’s board of directors.
(3)
Summit Partners Growth Equity Fund
IX-A,
L.P., is an affiliate of Summit Partners, or Summit, and is a holder of five percent or more of Markforged’s capital stock. Michael Medici is a Managing Director at Summit and a member of Markforged’s board of directors.

(4)	Summit Partners Growth Equity Fund IX-B, L.P., is an affiliate of Summit. Mr. Medici is a Managing Director at Summit and a member of Markforged’s board of directors.
(5)	Summit Investors GE IX/VC IV, LLC, is an affiliate of Summit. Mr. Medici is a Managing Director at Summit and a member of Markforged’s board of directors.
(6)	Summit Investors GE IX/VC IV (UK), L.P., is an affiliate of Summit. Mr. Medici is a Managing Director at Summit and a member of Markforged’s board of directors.
Agreements With Stockholders
In connection with the Series D Financing, Markforged and certain of its stockholders, including Matrix, Summit, Trinity Ventures and North Bridge, each of which currently holds more than 5% of Markforged’s capital stock, entered into the third amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”), the third amended and restated voting agreement (the “Voting Agreement”), and the third amended and restated right of first refusal and co-sale
agreement (the “ROFR Agreement”). Antonio Rodriguez, Michael Medici and Ed Anderson, each of whom are directors of Markforged, are affiliated with Matrix, Summit and North Bridge, respectively.
The Investors’ Rights Agreement provides certain holders of Markforged’s capital stock, including entities affiliated with Matrix, Summit, Trinity Ventures and North Bridge Capital, with a participation right to purchase their pro rata share of new securities that we may propose to sell and issue, subject to certain exceptions, certain information rights, the right to require Markforged to file certain registration statements and covenants regarding the operation of its business. The Investors’ Rights Agreement terminated upon the closing of the Business Combination.
The Voting Agreement contains provisions with respect to the composition and election of Markforged’s board of directors and provides for drag along rights. Pursuant to the Voting Agreement, Matrix, Summit and North Bridge each received the right to designate one member of Markforged’s board of directors and designated Antonio Rodriguez, Michael Medici and Ed Anderson, respectively. The Voting Agreement terminated upon the closing of the Business Combination.
The ROFR Agreement provides Markforged the right to purchase shares of its capital stock which certain stockholders propose to sell to other parties. Certain holders of Markforged capital stock, including Matrix, Summit, Trinity Ventures and North Bridge, have rights of first refusal and co-sale
under the ROFR Agreement. The ROFR Agreement terminated upon the closing of the Business Combination.
Stock Repurchases
In connection with the closing of the Business Combination, Markforged repurchased 84,012 shares of common stock from Shai Terem, Markforged’s Chief Executive Officer, 3,917,064 shares of common stock from Gregory Mark, a holder of five percent or more of Markforged’s capital stock and a member of its board of directors, and 724,604 shares of common stock from David Benhaim, Markforged’s Chief Technology Officer, in each case pursuant to a Stock Repurchase Agreement in exchange for $0.8 million, $37.3 million and $6.9 million, respectively. The repurchased shares were returned to the authorized but unissued shares of Markforged.
In October 2020, Markforged repurchased 263,031 shares of common stock from Gregory Mark, a holder of five percent or more of Markforged’s capital stock and a member of its board of directors, pursuant to a Stock Repurchase Agreement in exchange for payment of $1.25 million. The repurchased shares were returned to the authorized but unissued shares of Markforged.
In June 2019, Markforged repurchased 150,000 shares of common stock from David Benhaim, Markforged’s Chief Technology Officer, pursuant to a Stock Repurchase Agreement in exchange for payment of $0.71 million. The repurchased shares were returned to the authorized but unissued shares of Markforged.
Indemnification Of Directors And Officers
In connection with the closing of the Business Combination, Markforged entered into indemnification agreements with each of Markforged’s directors and executive officers, the form of which is attached as an exhibit to the registration statement. The indemnification agreements and Markforged’s amended and restated certificate of incorporation and amended and restated bylaws require Markforged to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Other Transactions
Markforged has entered into compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, which are, when required, described herein under the sections titled “
Management
” and “
Executive and Director Compensation
”.
Certain Relationships and Related Person
Transactions - AONE Pre-Business
Combination
AONE Class B Ordinary Shares
In June 2020, the Sponsor purchased 5,750,000 AONE Class B ordinary shares in exchange for the Sponsor’s payment of offering costs of $25,000, or approximately $0.0004 per share. On August 10, 2020, the Sponsor transferred 25,000 AONE Class B ordinary shares to each of Michelle Gill, Lachy Groom, Gautam Gupta, Trina Spear, and Laura de Petra, and 30,000 AONE Class B ordinary shares to Pierre Lamond. The Sponsor agreed to forfeit up to an aggregate of 750,000 AONE Class B ordinary shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the such shares would represent 20.0% of the Company’s issued and outstanding shares after the AONE’s initial public offering. On August 20, 2020, the underwriters exercised their over-allotment option in part and, accordingly, an aggregate of 375,000 AONE Class B ordinary shares were forfeited by the Sponsor for no consideration.
The AONE Class B ordinary shares are identical to the AONE Class A ordinary shares included in the units sold in AONE’s initial public offering, except that (i) only the holders of the AONE Class B ordinary shares have the right to vote on the election of directors prior to the initial business combination (as defined in the Cayman Constitutional Documents), (ii) the AONE Class B ordinary shares are subject to certain transfer restrictions, (iii) the holders of the AONE Class B ordinary shares have agreed pursuant to a letter agreement to waive (x) their redemption rights with respect to the AONE Class B ordinary shares and public shares held by them in connection with the completion of a business combination, (y) their redemption rights with respect to any AONE Class B ordinary shares and public shares held by them in connection with a shareholder vote to amend the Cayman Constitutional Documents (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination by August 20, 2022 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity and (z) their rights to liquidating distributions from the trust account with respect to the AONE Class B ordinary shares if AONE fails to complete a business combination by August 20, 2022, (iv) the founder shares are automatically convertible into AONE Class A ordinary shares at the time of the initial business combination and (v) the AONE Class B ordinary shares are entitled to registration rights.
In connection with the Business Combination, upon the Domestication, the 5,375,000 AONE Class B ordinary shares outstanding converted automatically into 5,375,000 shares of Markforged Holding Common Stock. For additional information, see
 “Domestication Proposal”.
 Pursuant to the Sponsor Support Agreement, 50%, or 2,610,000 of the shares of Markforged Holding Common Stock that were issued to the Sponsor upon the conversion of such AONE Class B ordinary shares and are subject to vesting provisions.
Pursuant to a letter agreement entered into in connection with AONE’s initial public offering, the AONE Class B ordinary shares are not transferrable prior to the initial business combination, except to permitted transferees of the AONE Initial Shareholders. Upon consummation of the Business Combination, the shares of Markforged Holding Common Stock issued in respect of the AONE Class B ordinary shares are subject to the transfer restrictions provided in the
Lock-Up
Agreement, and accordingly will not be transferrable until 180 days after the Closing.
Private Placement Warrants
Simultaneously with the consummation of the initial public offering of AONE, the Sponsor purchased 3,150,000 warrants to purchase one AONE Class A ordinary share at an exercise price of $11.50 (the “private placement warrants”) at a price of $2.00 per warrant, or $6.3 million in the aggregate, in a private placement. Each private placement warrant entitles the holder to purchase one AONE Class A ordinary share for $11.50 per share. A portion of the proceeds from the sale of the private placement warrants was placed in the Trust Account. The private placement warrants may not be redeemed by AONE so long as they are held by the Sponsor or its permitted transferees, except as described in this prospectus. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by AONE and exercisable by the holders on the same basis as the warrants included in the units that were sold as part of the initial public offering of AONE. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis.
The private placement warrants are identical to the warrants included in the units sold in the initial public offering of AONE except that the private placement warrants: (i) are generally not redeemable by AONE except as described herein, (ii) may be exercised for cash or on a cashless basis so long as they are held by the Sponsor or any of its permitted transferees and (iii) are entitled to registration rights (including the shares issuable upon exercise of the private placement warrants). Pursuant to a letter agreement entered into in connection with AONE’s initial public offering, the Sponsor agreed not to transfer, assign or sell any of the private placement warrants, including the AONE Class A ordinary shares issuable upon exercise of the private placement warrants (except to certain permitted transferees), until 30 days after the completion of AONE’s initial business combination. Upon consummation of the Business Combination, the private placement warrants (as converted in connection with the Domestication) and the shares of Markforged Holding Common Stock issuable upon exercise of such warrants will be subject to the transfer restrictions provided in the
Lock-Up
Agreement, and accordingly will not be transferrable until 180 days after the Closing.
In connection with the Business Combination, upon the Domestication, each of the 3,150,000 private placement warrants converted automatically into a warrant to acquire one share of Markforged Holding Common Stock, pursuant to the Warrant Agreement.
Registration Rights
The holders of the AONE Class B ordinary shares, private placement warrants, and warrants that may be issued upon conversion of working capital loans, if any (and any AONE Class A ordinary shares issuable upon the exercise or conversion of such securities) are entitled to registration rights pursuant to a registration and shareholder rights agreement signed August 17, 2020, requiring AONE to register such securities for resale (in the case of the AONE Class B ordinary shares, only after conversion to AONE Class A ordinary shares). The holders of these securities are entitled to make up to three demands, excluding short form demands, that AONE register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of AONE’s initial business combination and rights to require AONE to register for resale such securities pursuant to Rule 415 under the Securities Act. AONE will bear the expenses incurred in connection with the filing of any such registration statements. The agreement also provides that our Sponsor, upon and following our initial business combination, is entitled to nominate three individuals for appointment to our board of directors, as long as our Sponsor holds any securities covered by the registration and shareholder rights agreement.
Upon consummation of the Business Combination, the registration and shareholder rights agreement was replaced by the Registration Rights Agreement, a copy of which is attached as Annex E to this prospectus. At the Closing, Markforged Holding Corporation, the AONE Initial Shareholders, and the Markforged stockholders party thereto entered into the Registration Rights Agreement, pursuant to which Markforged Holding Corporation agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Markforged Holding Common Stock and other equity securities of Markforged Holding Corporation that are held by the parties thereto from time to time.

Related Party Loans
On June 26, 2020, the Sponsor agreed to loan AONE up to $300,000 to be used for the payment of costs related to AONE’s initial public offering pursuant to a promissory note (the “Note”). The Note was non-interest
bearing and payable on the earlier of December 31, 2020 or the completion of the initial public offering. AONE borrowed approximately $163,000 under the Note, and then fully repaid the Note on August 20, 2020.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor (or an affiliate of the Sponsor), or certain of AONE’s officers and directors may, but are not obligated to, loan AONE funds as may be required (“Working Capital Loans”). In the event that a business combination does not close, AONE may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $2.00 per warrant. The warrants would be identical to the private placement warrants. As of the date of this prospectus, AONE had no borrowings under the Working Capital Loans.
Certain Relationships and Related Person Transactions — Markforged Holding Corporation
Policies and Procedures for Related Person Transactions
Following the closing of the Business Combination, Markforged Holding Corporation’s audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between Markforged Holding Corporation and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of Markforged Holding Corporation’s audit committee provides that Markforged Holding Corporation’s audit committee shall review and approve in advance any related party transaction.
In connection with the closing of the Business Combination, Markforged Holding Corporation plans to adopt a formal written policy for the review and approval of transactions with related persons. Such policy will require, among other things, that:

•	The audit committee shall review the material facts of all related person transactions.

•
In reviewing any related person transaction, the committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to Markforged Holding Corporation than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

•
In connection with its review of any related person transaction, Markforged Holding Corporation shall provide the committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of Markforged Holding Corporation in connection with such related person transaction.

•	If a related person transaction will be ongoing, the committee may establish guidelines for Markforged Holding Corporation’s management to follow in its ongoing dealings with the related person.
All of the transactions described above were entered into prior to the adoption of this policy. Accordingly, each was approved by disinterested members of Markforged’s or AONE’s (as applicable) board of directors after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third-party.

DESCRIPTION OF OUR SECURITIES
Common Stock
Holders of Markforged Holding Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of Markforged Holding Corporation Common Stock do not have cumulative voting rights in the election of directors. Upon Markforged Holding Corporation’s liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of Markforged Holding Common Stock will be entitled to receive pro rata Markforged Holding Corporation’s remaining assets available for distribution. Holders of Markforged Holding Common Stock do not have preemptive, subscription, redemption or conversion rights. The common stock is not subject to further calls or assessment by Markforged Holding Corporation. There are no redemption or sinking fund provisions applicable to the common stock. All shares of Markforged Holding Common Stock outstanding are fully paid and non-assessable.
The rights, powers, preferences and privileges of holders of Markforged Holding Common Stock are subject to those of the holders of any shares of Markforged Holding Corporation’s preferred stock Markforged Holding Corporation may authorize and issue in the future.
Warrants
Public Shareholders’ Warrants
Each whole warrant will entitle the registered holder to purchase one share of Markforged Holding Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of AONE’s initial public offering and 30 days after the completion of the Business Combination, provided in each case that we have an effective registration statement under the Securities Act covering the shares of Markforged Holding Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Markforged Holding Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue shares of Markforged Holding Common Stock upon exercise of a warrant unless the shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Markforged Holding Common Stock underlying such unit.
We are registering the shares of Markforged Holding Common Stock issuable upon exercise of the warrants on the registration statement of which this prospectus forms a part. Pursuant to the Warrant Agreement, we have agreed to use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Markforged Holding Common Stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if such shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the shares of Markforged Holding Common Stock issuable upon exercise of the warrants is not effective by the 60th day after the Closing, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption.
Redemptions for warrants for cash when the price per share of Markforged Holding Common Stock equals or exceeds $18.00.
 Once the warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the shares of Markforged Holding Common Stock equals or exceeds $18.00 per share (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of shares of Markforged Holding Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of a share of Markforged Holding Common Stock may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants for shares of Markforged Holding Common Stock when the price per share equals or exceeds $10.00
. Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided
 that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of a share of Markforged Holding Common Stock (as defined below) except as otherwise described below provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, we shall redeem such warrants for $0.10 per share;

•
if, and only if, the closing price of shares of Markforged Holding Common Stock equals or exceeds $10.00 per public share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders;

•	if, and only if, the private placement warrants are also concurrently called for redemption on the same terms as the outstanding public warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of the shares of Markforged Holding Common Stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the
30-day
period after written notice of redemption is given.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Markforged Holding Common Stock that a warrant holder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our shares of Markforged Holding Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of such shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading
 “— Anti-dilution Adjustments”
 below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

Redemption Date	Fair Market Value of Class A Ordinary Shares ($)
(period to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Markforged Holding Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume-weighted average price of shares of Markforged Holding Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Markforged Holding Common Stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of shares of Markforged Holding Common Stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Markforged Holding Common Stock for each whole warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Markforged Holding Common Stock.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when shares of Markforged Holding Common Stock are trading at or above $10.00, which may be at a time when the trading price of such shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above. Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when Markforged Holding Common Stock is trading at a price starting at $10.00 per share, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Markforged Holding Common Stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares than they would have received if they had chosen to wait to exercise their warrants if and when such Markforged Holding Common Stock was trading at a price higher than the exercise price of $11.50.
No fractional shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the shares of Markforged Holding Common Stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than shares of Markforged Holding Common Stock pursuant to the Warrant Agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Markforged Holding Common Stock, Markforged Holding Corporation (or the surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures and cashless exercise.
 If we call the warrants for redemption when the price per share of Markforged Holding Common Stock equals or exceeds $18.00 as described above, Markforged Holding Corporation will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” Markforged Holding Corporation will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares issuable upon the exercise of our warrants. If this option is elected, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Markforged Holding Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of Markforged Holding Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In such event, the notice of redemption will contain the information necessary to calculate the number of shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the warrants are called for redemption and cashless exercise is not elected, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of Markforged Holding Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
 If the number of outstanding shares of Markforged Holding Common Stock is increased by a capitalization or share dividend payable in such shares, or by a sub-divisions
of common stock or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions
or similar event, the number of shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Markforged Holding Common Stock. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase shares of Markforged Holding Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares equal to the product of (i) the number of shares of Markforged Holding Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Markforged Holding Common Stock) and (ii) one minus the quotient of (x) the price per share of Markforged Holding Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Markforged Holding Common Stock, in determining the price payable for such shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Markforged Holding Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the such shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of shares of Markforged Holding Common Stock on account of such shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on Markforged Holding Common Stock during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Markforged Holding Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (b) to satisfy the redemption rights of the holders of AONE Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of AONE Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of our initial public offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each such share in respect of such event.
If the number of outstanding shares of Markforged Holding Common Stock is decreased by a consolidation, combination, reverse share sub-division
or reclassification of such shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division,
reclassification or similar event, the number of shares of Markforged Holding Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares.

Whenever the number of shares of Markforged Holding Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Markforged Holding Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Markforged Holding Common Stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Markforged Holding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Markforged Holding Common Stock in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and AONE. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the Warrant Agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Refer to the Warrant Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive shares of Markforged Holding Common Stock. After the issuance of shares of Markforged Holding Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
AONE has agreed that, subject to applicable law, any action, proceeding or claim against AONE arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and AONE irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants
The private placement warrants (including the Markforged Holding Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial Business Combination, subject to limited exceptions, and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants sold as part of the units in AONE’s initial public offering. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Markforged Holding Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Markforged Holding Common Stock underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) less the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of Markforged Holding Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.
Upon consummation of the Business Combination, the private placement warrants (and the shares of Markforged Holding Common Stock issuable upon the exercise thereof) are subject to the transfer restrictions contained in the
Lock-up
Agreement, pursuant to which they may not be transferred until 180 days after the Closing.
Preferred Stock
Markforged Holding Corporation’s charter authorizes Markforged Holding Corporation’s board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by the NYSE, the authorized shares of preferred stock will be available for issuance without further action by stockholders. Markforged Holding Corporation’s board of directors may determine, with respect to any series of preferred stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•	the designation of the series;

•
the number of shares of the series, which Markforged Holding Corporation’s board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Markforged Holding Corporation’s affairs;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of Markforged Holding Corporation or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.
Markforged Holding Corporation is also expressly authorized to increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of preferred stock shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
Markforged Holding Corporation could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of Markforged Holding Common Stock might believe to be in their best interests or in which the holders of Markforged Holding Common Stock might receive a premium for their Markforged Holding Common Stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of Markforged Holding Common Stock by restricting dividends on the Markforged Holding Common Stock, diluting the voting power of the Markforged Holding Common Stock or subordinating the liquidation rights of the Markforged Holding Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Markforged Holding Common Stock. Markforged Holding Corporation has no current plans to issue any series of preferred stock.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend will be subject to the discretion of Markforged Holding Corporation’s board of directors. The time and amount of dividends will be dependent upon Markforged Holding Corporation’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in Markforged Holding Corporation’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors Markforged Holding Corporation’s board of directors may consider relevant. Markforged Holding Corporation has no current plans to pay dividends on its common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of Markforged Holding Corporation’s board of directors and will depend on, among other things, Markforged Holding Corporation’s results of operations, cash requirements, financial condition, contractual restrictions and other factors that Markforged Holding Corporation’s board of directors may deem relevant. Because Markforged Holding Corporation is a holding company and has no direct operations, Markforged Holding Corporation will only be able to pay dividends from funds it receive from its subsidiaries. In addition, Markforged Holding Corporation’s ability to pay dividends may be limited by the agreements governing indebtedness that it or its subsidiaries incur in the future.
Annual Stockholder Meetings
Markforged Holding Corporation’s bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by Markforged Holding Corporation’s board of directors. To the extent permitted under applicable law, Markforged Holding Corporation may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law
The Certificate of Incorporation and the Bylaws contain and the DGCL contains provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of Markforged Holding Corporation’s board of directors. These provisions are intended to avoid costly takeover battles, reduce Markforged Holding Corporation’s vulnerability to a hostile change of control and enhance the ability of Markforged Holding Corporation’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire Markforged Holding Corporation. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Markforged Holding Corporation by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Markforged Holding Common Stock held by stockholders.
Delaware Law
Markforged Holding Corporation is governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in Markforged Holding Corporation’s control.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares, however the listing requirements of the NYSE apply if and so long as the Markforged Holding Common Stock remains listed on the NYSE. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
Markforged Holding Corporation’s board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of Markforged Holding Corporation or the removal of Markforged Holding Corporation’s management. Moreover, Markforged Holding Corporation’s authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable Markforged Holding Corporation’s board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Markforged Holding Corporation by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Markforged Holding Corporation’s management and possibly deprive Markforged Holding Corporation’s stockholders of opportunities to sell their shares of Markforged Holding Corporation Common Stock at prices higher than prevailing market prices.
Classified Board of Directors
The Certificate of Incorporation provides that Markforged Holding Corporation’s board of directors will be divided into three classes of directors, with each director serving a three-year term. As a result, approximately one-third
of Markforged Holding Corporation’s board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of Markforged Holding Corporation’s board of directors.

Removal of Directors; Vacancies
Under the DGCL, unless otherwise provided in Markforged Holding Corporation’s charter, a director serving on a classified board may be removed by the stockholders only for cause. The Proposed Certificate of Incorporation provide that directors may be removed for cause only by the affirmative vote of the holders of not less than two-thirds
(2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors, voting together as a single class, subject to the rights, if any, of any series of preferred stock to elect directors and to remove any director whom the holders of any such series have the right to elect. Further, at least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof must be sent to the director whose removal will be considered at the meeting. In addition, the number of directors constituting the board of directors will be permitted to be set only by a resolution adopted by a majority vote of Markforged Holding Corporation’s entire board of directors and only the board of directors, and not stockholders, may fill vacancies on the board of directors. These provisions would prevent a stockholder from increasing the size of Markforged Holding Corporation’s board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of Markforged Holding Corporation’s board of directors and promote continuity of management.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Proposed Certificate of Incorporation does not authorize cumulative voting.
Special Stockholder Meetings
Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock then outstanding, special meetings of the stockholders of Markforged Holding Corporation may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of Markforged Holding Corporation. These provisions might delay the ability of Markforged Holding Corporation’s stockholders to force consideration of a proposal or for stockholders controlling a majority of Markforged Holding Corporation’s capital stock to take any action, including the removal of directors.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” by a stockholder before a meeting, a stockholder will have to comply with advance notice requirements and provide Markforged Holding Corporation with certain information. Generally, to be timely, a stockholder’s notice relating to the nomination of a director to Markforged Holding Corporation’s board of directors or other business at an annual meeting must be received at Markforged Holding Corporation’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Markforged Holding Corporation’s bylaws also specify requirements as to the form and content of a stockholder’s notice. Stockholders may not bring nominations for the election of a director or other business before a special meeting of stockholders, unless such special meeting is to be held in lieu of an annual meeting of stockholders, in which case, the foregoing requirements for “timely notice” will apply. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Markforged Holding Corporation.

Consent of Stockholders in Lieu of Meeting
Any action required or permitted to be taken by the stockholders of Markforged Holding Corporation at any annual or special meeting of stockholders must be effected at a duly called meeting of stockholders, and may not be taken or effected by a written consent of stockholders in lieu thereof.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Markforged Holding Corporation’s stockholders will have appraisal rights in connection with a merger or consolidation of Markforged Holding Corporation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of Markforged Holding Corporation’s stockholders may bring an action in Markforged Holding Corporation’s name to procure a judgment in Markforged Holding Corporation’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Markforged Holding Corporation’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum Selection
Markforged Holding Corporation’s bylaws provide that, unless Markforged Holding Corporation consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any state law claim for (1) any derivative action or proceeding brought on Markforged Holding Corporation’s behalf, (2) any action asserting a claim of breach of or based on a fiduciary duty owed by any of Markforged Holding Corporation’s current or former directors, officers, or employees to Markforged Holding Corporation or its stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, Markforged Holding Corporation’s certificate of incorporation or Markforged Holding Corporation’s bylaws (including the interpretation, validity or enforceability thereof) or (4) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Markforged Holding Corporation’s bylaws will further provide that, unless Markforged Holding Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. In addition, Markforged Holding Corporation’s bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of Markforged Holding Corporation’s common stock is deemed to have notice of and consented to the foregoing provisions; provided, however, that stockholders cannot and will not be deemed to have waived Markforged Holding Corporation’s compliance with the federal securities laws and the rules and regulations thereunder. This exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation and bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Amendment of Bylaws
Markforged Holding Corporation’s bylaws may be amended or repealed by a majority vote of Markforged Holding Corporation’s board of directors or by the holders of at least two thirds (2/3) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class.

Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Markforged Holding Corporation’s amended and restated certificate of incorporation will include a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Markforged Holding Corporation and its stockholders, through stockholders’ derivative suits on Markforged Holding Corporation’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. Markforged Holding Corporation’s bylaws provide that Markforged Holding Corporation must indemnify and advance expenses to Markforged Holding Corporation’s directors and officers to the fullest extent authorized by the DGCL. Markforged Holding Corporation also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Markforged Holding Corporation’s directors, officers and certain employees for some liabilities. Markforged Holding Corporation believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in Markforged Holding Corporation’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Markforged Holding Corporation and its stockholders. In addition, your investment may be adversely affected to the extent Markforged Holding Corporation pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Markforged’s or AONE’s directors, officers or employees for which indemnification is sought.
Transfer Agent and Registrar
Upon the completion of this offering, the transfer agent and registrar for Markforged Holding Corporation’s common stock will be Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street 30th Floor, New York, New York 10004.
Listing
Markforged Holding Common Stock is listed on the NYSE under the symbol “MKFG”.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Markforged Holding Common Stock or Markforged Holding Warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Markforged Holding Corporation at the time of, or at any time during the three months preceding, a sale and (ii) Markforged Holding Corporation is subject to periodic reporting requirements under the Exchange Act for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as Markforged Holding Corporation was required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Markforged Holding Common Stock or Markforged Holding Warrants for at least six months but who are affiliates of Markforged Holding Corporation at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Markforged Holding Common Stock then outstanding; or

•	the average weekly reported trading volume of Markforged Holding Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by affiliates of Markforged Holding Corporation under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Markforged Holding Corporation.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form
8-K;
and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, the Sponsor will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the consummation of the Business Combination.

PLAN OF DISTRIBUTION
The Selling Securityholders, which, as used herein, includes donees, pledgees, transferees, distributees or other successors-in-interest
selling shares of common stock or warrants, which we refer to collectively as the securities, or interests in the securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their securities or interests in the securities on any stock exchange, market or trading facility on which the securities are traded, or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholders may use any one or more of the following methods when disposing of the securities or their interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings on a firm commitment or best efforts basis;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	distributions or transfers to their members, partners or shareholders;

•	short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule
10b5-1
under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through agents;

•	through broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or warrant;

•
by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our ordinary shares; and

•	a combination of any such methods of sale or any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some portion or all of the securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, as applicable, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of the securities or interests in the securities, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the securities short and deliver the securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell the securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of the securities, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of such securities less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.
There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. The Selling Securityholders also may in the future resell securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests in the securities may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholders is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.
Our common stock and warrants are listed on the NYSE under the symbols “MKFG” and “MKFG WS”, respectively.
The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts. The underwriters, broker-dealers
and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.
Under the Registration Rights Agreement and the Series 1 Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of this prospectus until all such securities have been sold under this prospectus or Rule 144 under the Securities Act or are no longer outstanding. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses relating to the offering. We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.
Selling Securityholders may use this prospectus in connection with resales of the securities. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders, the terms of the securities and any material relationships between us and the Selling Securityholders. Selling Securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholders will receive all the net proceeds from the resale of the securities.
A Selling Securityholder that is an entity may elect to make an in-kind
distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus, which we expect to be approximately $0.2 million.

LEGAL MATTERS
Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the securities of Markforged Holding Corporation offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The financial statements of AONE, as of December 31, 2020, and for the period from June 24, 2020 (inception) through December 31, 2020 (as restated), have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The financial statements of MarkForged, Inc. as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the Internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.markforged.com. The information contained on, or otherwise accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

Markforged Financial Statements
Condensed Consolidated Financial Statements as of and for the periods ended June 30, 2021 and 2020
Unaudited condensed Consolidated Balance Sheets	F-2
Unaudited condensed Consolidated Statements of Operations	F-3
Unaudited condensed Consolidated Statements of Cash Flows	F-5
Notes to unaudited condensed Consolidated Financial Statements	F-6

Audited Consolidated Financial Statements as of and for the periods ended December 31, 2020 and 2019
Report of Independent Registered Public Accounting Firm	F-22
Consolidated Balance Sheets	F-23
Consolidated Statements of Operations	F-24
Consolidated Statements of Cash Flows	F-26
Notes to Consolidated Financial Statements	F-27

AONE Financial Statements
Unaudited Condensed Financial Statements of one
Condensed Balance Sheet as of June 30, 2021 (unaudited) and December 31, 2020	F-48
Unaudited Condensed Statements of Operations for the three and six months ended June 30, 2021	F-49
Unaudited Condensed Statements of Changes in Stockholders’ Equity for the three and six months ended June 30, 2021	F-50
Unaudited Condensed Statement of Cash Flows for the three and six months ended June 30, 2021	F-51
Notes to Unaudited Condensed Financial Statements	F-52

Audited Financial Statements of one
Report of Independent Registered Public Accounting Firm	F-70
Unaudited Condensed Consolidated Balance Sheets as of June 30, 2021 and December 31, 2020	F-71
Unaudited Condensed Consolidated Statements of Operations for the Three and Six months Ended June 30, 2021 and for the Period from June 24 (inception) through June 30, 2020	F-72
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Equity for the Three and Six Months Ended June 30, 2021 and for the Period from June 24 (inception) through June 30, 2020	F-73
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2021 and for the Period from June 24 (inception) through June 30, 2020	F-74
Notes to Unaudited Condensed Consolidated Financial Statements	F-75

MARKFORGED, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2021 and December 31, 2020
(In thousands, except share data and par value amounts) (Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$33,144	$58,715
Accounts receivable, net	17,567	16,601
Inventory	7,926	6,553
Prepaid expenses	1,691	1,496
Other current assets	814	1,373

Total current assets	61,142	84,738
Property and equipment, net	4,480	4,281
Deferred transaction costs	4,884	—
Other assets	645	584

Total assets	$71,151	$89,603

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$6,340	$3,369
Accrued expenses	8,432	8,168
Deferred revenue	5,192	6,196
Other current liabilities	331	300

Total current liabilities	20,295	18,033
Long-term debt	—	5,022
Long-term deferred revenue	2,820	2,905
Deferred rent	1,483	1,073
Other liabilities	—	545

Total liabilities	24,598	27,578

Commitments and contingencies (Note 12)
Convertible preferred stock (Note 8)	137,952	137,497
Stockholders’ deficit
Common stock, $0.00001 par value; 183,300,000 shares authorized at June 30, 2021 and December 31, 2020; 42,537,176 and 41,491,257 shares issued and outstanding at June 30 , 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	10,724	5,542
Treasury stock, 507,722 shares at cost at June 30, 2021 and December 31, 2020	(1,450)	(1,450)
Accumulated deficit	(100,673)	(79,564)

Total stockholders’ deficit	(91,399)	(75,472)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$71,151	$89,603

See notes to the unaudited condensed consolidated financial statements.

MARKFORGED, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
For the Three and Six Months Ended June 30, 2021 and 2020
(In thousands, except share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$20,419	$14,174	$40,539	$31,875
Cost of revenue	8,496	6,720	16,435	14,997
Gross profit	11,923	7,454	24,104	16,878
Operating expense
Sales and marketing	8,255	5,296	15,312	11,761
Research and development	6,444	4,206	11,703	8,852
General and administrative	7,959	3,623	16,822	7,250
Total operating expense	22,658	13,125	43,837	27,863
Loss from operations	(10,735)	(5,671)	(19,733)	(10,985)
Other (expense) income, net	(345)	10	(1,368)	23
Interest expense	(5)	(20)	(9)	(29)
Interest income	1	21	3	144
Loss before income taxes	(11,084)	(5,660)	(21,107)	(10,847)
Income tax expense	6	29	2	87
Net loss and comprehensive loss	$(11,090)	$(5,689)	$(21,109)	$(10,934)
Weighted average shares outstanding basic and diluted	41,853,841	39,980,784	41,638,004	39,856,193
Basic and diluted net loss per common share	$(0.26)	$(0.14)	$(0.51)	$(0.27)
See notes to the unaudited condensed consolidated financial statements.

MARKFORGED, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
For the Three and Six Months Ended June 30, 2021 and 2020
(In thousands, except share data) (Unaudited)

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Treasury Stock		Note Receivable	Accumulated Deficit	Total Stockholders’ Deficit	Total
	Shares	Amount	Shares	Amount		Shares	Amount
Balance as of December 31, 2020	112,987,810	$137,497	41,491,257	$—	$5,542	507,722	$(1,450)	$—	$(79,564)	$(75,472)	$62,025
Exercise of common stock options	—	—	749,980	—	356	—	—	—	—	356	356
Stock-based compensation	—	—	—	—	1,194	—	—	—	—	1,194	1,194
Exercise of Series D warrants	21,042	100	—	—	—	—	—	—	—	—	100
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	(10,019)	(10,019)	(10,019)

Balance as of March 31, 2021	113,008,852	$137,597	42,241,237	$—	$7,092	507,722	$(1,450)	$—	$(89,583)	$(83,941)	$53,656

Exercise of common stock options	—	—	107,363	—	62	—	—	—	—	62	62
Stock-based compensation	—	—	—	—	1,777	—	—	—	—	1,777	1,777
Exercise of Series D warrants	74,705	355	—	—	—	—	—	—	—	—	355
Exercise of common stock warrants, net of shares withheld for exercise	—	—	188,576	—	1,793	—	—	—	—	1,793	1,793
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	(11,090)	(11,090)	(11,090)

Balance as of June 30, 2021	113,083,557	$137,952	42,537,176	$—	$10,724	507,722	$(1,450)	$—	$(100,673)	$(91,399)	$46,553

	Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Treasury Stock		Note Receivable	Accumulated Deficit	Total Stockholders’ Deficit	Total
	Shares	Amount	Shares	Amount		Shares	Amount
Balance as of December 31, 2019	112,840,517	$136,797	39,259,717	$—	$2,012	244,691	$(624)	$(170)	$(61,579)	$(60,361)	$76,436
Exercise of common stock options	—	—	850,079	—	430	—	—	170	—	600	600
Stock-based compensation	—	—	—	—	504	—	—	—	—	504	504
Exercise of Series D warrants	10,520	50	—	—	—	—	—	—	—	—	50
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	(5,245)	(5,245)	(5,245)

Balance as of March 31, 2020	112,851,037	$136,847	40,109,796	$—	$2,946	244,691	$(624)	$—	$(66,824)	$(64,502)	$72,345

Exercise of common stock options	—	—	354,787	—	55	—	—	—	—	55	55
Stock-based compensation	—	—	—	—	503	—	—	—	—	503	503
Exercise of Series D warrants	63,126	300	—	—	—	—	—	—	—	—	300
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	(5,689)	(5,689)	(5,689)

Balance as of June 30, 2020	112,914,163	$137,147	40,464,583	$—	$3,504	244,691	$(624)	$—	$(72,513)	$(69,633)	$67,514

See notes to the unaudited condensed consolidated financial statements.

MARKFORGED, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the Six Months Ended June 30, 2021 and 2020
(In thousands, except share data) (Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities:
Net loss	$(21,109)	$(10,934)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	841	907
Provision for doubtful accounts	378	397
Reserve for excess and obsolete inventory	56	263
Stock-based compensation expense	2,971	1,007
Changes in operating assets and liabilities
Accounts receivable	(1,345)	5,678
Inventory	(1,430)	(3,244)
Prepaid expenses	(196)	(206)
Other current assets	559	1,457
Other assets	(60)	(17)
Accounts payable and accrued expenses	2,350	(1,398)
Other current liabilities	31	(242)
Deferred rent	409	(76)
Other liabilities	1,249	13
Deferred revenue	(1,088)	1,301

Net cash used in operating activities	(16,384)	(5,094)

Investing Activities:
Purchases of property and equipment	(1,039)	(243)

Net cash used in investing activities	(1,039)	(243)

Financing Activities:
Proceeds (repayments) of debt obligations	(5,022)	5,192
Payment of transaction costs	(4,000)	—
Proceeds from exercise of Series D warrants	455	350
Proceeds from the exercise of common stock options	419	485
Principal repayments of capital lease obligations	—	(1)

Net cash (used in) provided by financing activities	(8,148)	6,026

Net change in cash and cash equivalents	(25,571)	689
Cash and cash equivalents
Beginning of year	58,715	59,768

End of period	$33,144	$60,457

Non - cash financing and investing activities
Deferred transaction costs included in accounts payable and accrued expenses	885	—
De-recognition of warrant liability to additional paid-in capital	1,793	—
Note receivable for exercise of common stock options	—	(170)
See notes to the unaudited condensed consolidated financial statements.

MARKFORGED, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1. Organization, Nature of the Business, and Risks and Uncertainties
Organization and Nature of Business
MarkForged, Inc. and its subsidiaries (the “Company”, “Markforged”) was founded in 2013 to transform the manufacturing industry with high strength, cost effective parts using additive manufacturing. The Company produces and sells 3D printers and materials worldwide to customers who can build parts strong enough for the factory floor with significantly reduced lead time and cost. The printers print in plastic, nylon, metal, and the parts can be reinforced with carbon fiber for industry leading strength at an affordable price point
.
As previously disclosed, on February 23, 2021, one, a Cayman Islands exempted company (“AONE”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Caspian Merger Sub Inc., a wholly owned subsidiary of AONE (“Merger Sub”), and MarkForged, Inc. (“Markforged”), pursuant to which (i) AONE would deregister as a Cayman Islands company and domesticate as a corporation in the State of Delaware and would be renamed “Markforged Holding Corporation” (the “Domestication”) and (ii) Merger Sub would merge with and into Markforged, with Markforged surviving as a wholly owned subsidiary of Markforged Holding Corporation (the “Merger”). AONE’s shareholders approved the transactions contemplated by the Merger Agreement on July 13, 2021, and the Domestication and the Merger were completed on July 14, 2021.
Cash proceeds of the merger were funded through a combination of AONE’s $123.8 million of cash held in trust (after redemptions) and an aggregate of $210.0 million in fully committed common stock transactions at $10.00 per share. Upon closing of the Merger, Markforged repurchased shares of common stock from certain of its stockholders, for a total value of $45.0 million of cash on hand, referred to as the “Employee Transactions”. Total net proceeds upon closing of the Merger, net of share repurchases, were $288.8 million.
Risks and Uncertainties
While COVID-19 had an impact on the Company’s results, primarily in the second and third quarters of 2020, the Company is unable to predict the ultimate impact that the virus may have on the business, future results of operations, financial position or cash flows. Further COVID-19 impact on the Company is largely dependent on future developments and subsequent government responses. The Company identified potential risks to the business to include certain accounting estimates around accounts receivable, inventory and related reserves, and long-lived assets. As of and for the six months ended June 30, 2021 these risks were assessed and had no material impact on the realizability of accounts receivables, inventories, long- lived assets or the related estimates used in the Company’s condensed consolidated financial statements. There may be changes to those estimates in future periods, and actual results could differ from those estimates.
The Company has funded its operations to date primarily through the sale of convertible preferred stock and the sale of its products. Management believes that existing cash will be sufficient to fund operating and capital expenditure requirements through at least one year after the date these condensed consolidated financial statements are available to be issued. The accompanying condensed consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.
Note 2. Summary of Significant Accounting Policies
The unaudited condensed consolidated financial statements include the accounts of MarkForged, Inc. and its wholly owned subsidiaries. The Company’s fiscal year end is December 31 and, unless otherwise stated, all years and dates refer to the fiscal year.

Unaudited Interim Financial Statements
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) regarding interim financial reporting and include the accounts of MarkForged, Inc. and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. Therefore, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s audited consolidated financial statements for the year ended December 31, 2020. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The accompanying condensed consolidated financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for a fair statement of the Company’s financial position as of June 30, 2021 and results of operations for the three and six months ended June 30, 2021 and 2020 and cash flows for the six months ended June 30, 2021 and 2020. The financial data and other information disclosed in these notes related to the three and six months ended June 30, 2021 and 2020 are also unaudited. The condensed balance sheet at December 31, 2020, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements. Other than policies noted below, there have been no significant changes to the significant accounting policies disclosed in Note 2 of the audited consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019.
The results for the three and six months ended June 30, 2021 and 2020 are not necessarily indicative of results to be expected for the year ending December 31, 2021, any other interim periods, or any future year or period. These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited annual consolidated financial statements as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020.
Basis of Presentation
The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation.
Reporting Currency
The Company’s reporting currency is the U.S. Dollar, while the functional currencies of its foreign subsidiaries are their respective local currencies. The effect of foreign currency translation was immaterial for all periods presented.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s significant estimates include allowance for doubtful accounts, reserve for excess and obsolete inventory, fair value of equity awards and assumptions in revenue recognition. Actual results could differ from those estimates.

Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based on management’s assessment of the collectability of the accounts receivable which considers historical write-off
experience and any specific risks identified in customer collection matters
.
The following presents the changes in the balance of the Company’s allowance for doubtful accounts:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Balance at beginning of period	$1,012	$1,060	$1,070	$1,038
Additions	296	236	378	397
Write – offs	(63)	(14)	(64)	(14)
Recoveries	(80)	(179)	(219)	(318)

Balance at end of period	$1,165	$1,103	$1,165	$1,103

Fair Value of Financial Instruments
The Company is required to provide information according to the fair value hierarchy based on the observability of the inputs used in the valuation techniques. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities
The following table presents information about the Company’s assets and liabilities that are measured at fair value as of June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation:

	Fair Value Measurements
(in thousands)	Level 1	Level 2	Level 3	Total
June 30, 2021
Money market funds included in cash and cash equivalents	$31,337	$—	$—	$31,337
December 31, 2020
Money market funds included in cash and cash equivalents	$56,907	$—	$—	$56,907
Warrant liability	—	—	545	545

The Company remeasures its warrant liability at fair value at each reporting period using Level 3 inputs via the Black-Scholes option-pricing model. The significant assumptions used in preparing the option pricing model are disclosed in Note 10 Stock Warrants. All warrants were exercised in June 2021. There were no transfers between levels during the periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Balance at beginning of period	$1,555	$382	$545	$370
Change in fair value	241	—	1,251	12
Derecognition of liability	(1,796)	—	(1,796)	—

Balance at end of period	$—	$382	$—	$382

At December 31, 2020, the fair value of the Company’s debt using Level 2 inputs was approximately $
4.7
 million
calculated using a discounted cash flow method. All debt was paid off in January 2021 as disclosed in Note 7 Borrowings.
Concentration of Credit Risk
Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents held on deposit at one financial institution and accounts receivable. The Company does not require collateral from customers for amounts owed. At June 30, 2021 and December 31, 2020, no one customer represented greater than 10% of the accounts receivable balance. For the three and six months ended June 30, 2021 no one customer represented more than 10% of total revenue. Historically, the Company has not experienced any significant credit loss related to any individual customer.
Impairment of Long-Lived Assets
The Company evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant reassessment or that the carrying value of these assets may not be recoverable. When a triggering event is identified, management assesses the recoverability of the asset group, which is the lowest level where identifiable cash flows are largely independent, by comparing the expected undiscounted cash flows of the asset group to the carrying value. When the carrying value is not recoverable and an impairment is determined to exist, the asset group is written down to fair value. The Company did not identify any triggering events or record any impairment during the three and six months ended June 30, 2021 and 2020.
Sales and Marketing
Advertising costs, a component of sales and marketing expenses, were
$1.2 million and $3.0
million during the three and six months ended June 30, 2021, respectively, compared to $0.5 million and $1.5 million for the three and six months ended June 30, 2020.
Warranty Reserves
Substantially all of the Company’s hardware products are covered by a standard assurance warranty of one year. In the event of a failure of a product covered by this warranty, the Company may repair or replace the product, at its option. The Company’s warranty reserve reflects estimated material and labor costs for potential or actual product issues for which the Company expects to incur an obligation. The Company periodically assesses the appropriateness of the warranty reserve and adjusts the amount as necessary. If the data used to calculate the appropriateness of the warranty reserve are not indicative of future requirements, additional or reduced warranty reserves may be necessary.

Warranty reserves are included within accrued expenses on the condensed consolidated balance sheets. The following table presents changes in the balance of the Company’s warranty reserve:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Balance at beginning of period	$538	$1,261	$564	$1,260
Additions to warranty reserve	366	250	633	482
Claims fulfilled	(336)	(144)	(629)	(375)

Balance at end of period	$568	$1,367	$568	$1,367

Warranty reserve is recorded through cost of revenue in the condensed consolidated statements of operations and comprehensive loss.
Segment Information
The Company determines its chief operating decision maker (“CODM”) based on the person responsible for making resource allocation decisions. Operating segments are components of the business for which the CODM regularly reviews discrete financial information. The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions.
Recently Adopted Accounting Pronouncements
The Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time period as private companies
.
In August 2018, the FASB issued ASU
2018-15,
Intangibles — Goodwill and Other —
Internal-Use
Software (Subtopic
350-40)
(“ASU
2018-15”),
which aligns the requirements for capitalizing implementation costs incurred where the entity is the customer in a hosting arrangement that is a service contract with those of developing or obtaining internal-use
software. These changes become effective for the Company for the fiscal year beginning on January 1, 2021 and interim periods beginning on January 1, 2022, with early adoption permitted. The adoption of this standard on January 1, 2021 did not have a material effect on the Company’s condensed consolidated financial statements.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes
(“ASU
2019-12”)
,
which simplifies the accounting for income taxes by eliminating some exceptions to the general approach in Accounting Standards Codification 740,
Income Taxes
. It also clarifies certain aspects of the existing guidance to promote more consistent application. As a result of the ASU, accounting for changes in tax law and year-to-date
losses in interim periods will be simplified. These changes become effective for the Company for the fiscal year beginning after December 15, 2020 and interim periods within those fiscal years. The Company has determined that the adoption of ASU
2019-12
will not have a material impact on its condensed consolidated financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
(“ASU
2016-13”),
which requires immediate recognition of expected credit losses for financial assets carried at amortized cost, including trade and other receivables, loans and

commitments,
held-to-maturity
debt securities and other financial assets, held at the reporting date to be measured based on historical experience, current conditions and reasonable supportable forecasts. The new credit loss model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. These changes become effective for the Company on January 1, 2023. The Company is currently evaluating the impact that the adoption of ASU
2016-13
will have on its condensed consolidated financial statements.
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842)
(“ASU
2016-02”),
which improves transparency and comparability among companies by recognizing lease assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements. ASU
2016-02
requires lessees to recognize assets and liabilities on the balance sheet for all leases with terms longer than twelve months. The new standard also requires lessees to apply a dual approach, classifying leases as either finance or operating leases. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. These changes become effective for the Company for the fiscal year beginning on January 1, 2022 and interim periods beginning on January 1, 2023, with early adoption permitted. The Company previously disclosed that it would adopt ASU
2016-02
for its 2021 fiscal year, the Company has reevaluated the planned adoption date and has determined it will adopt ASU
2016-02
for its 2022 fiscal year. Although the Company is currently evaluating the method of adoption of this guidance and the impact that the adoption of ASU
2016-02
will have on its condensed consolidated financial statements, it expects changes to its balance sheet due to the recognition of right-of-use
assets and lease liabilities related to its leases.
Note 3. Revenue
Contract Balances
For the three and six months ended June 30, 2021, the Company recognized $1.6 million and $3.6 million of revenue, respectively, from the deferred revenue account balance as of December 31, 2020. For the three and six months ended June 30, 2020, the Company recognized $0.7 million and $1.2 million of revenue, respectively, from the deferred revenue account balance as of December 31, 2019.
Deferred revenue is expected to be recognized when the Company provides hardware maintenance services or contractual performance obligations for which the customer has already provided payment with $3.6 million expected to be recognized in the remainder of 2021, $2.7 million expected to be recognized in 2022, $1.3 million expected to be recognized in 2023, and $0.4 million thereafter.
Disaggregation of Revenue
The following table disaggregates the Company’s revenue based on the nature of the products and services:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020

Hardware	$14,331	$9,919	$28,569	$22,473
Consumables	4,780	$3,429	9,397	$7,582
Services	1,308	$826	2,573	$1,820

Total Revenue	$20,419	$14,174	$40,539	$31,875

Note 4. Property and Equipment, net
Property and equipment consist of the following:

(in thousands)	June 30, 2021	December 31, 2020
Machinery and equipment	$4,990	$4,761
Leasehold improvements	2,190	2,190
Computer equipment	1,393	1,109
Furniture and fixtures	345	345
Computer software	246	246
Construction in process	562	36

Property and equipment, gross	9,726	8,687
Less: Accumulated depreciation	(5,246)	(4,406)

Property and equipment, net	$4,480	$4,281

For the three and six months ended June 30, 2021, depreciation expense for property and equipment was $0.4 million and $0.8 million, respectively, compared to $0.5 million and $0.9 million, respectively, for the three and six months ended June 30, 2020.
Note 5. Inventory
Inventory consists of the following:

(in thousands)	June 30, 2021	December 31, 2020
Raw material	$989	$1,669
Work in process	219	79
Finished goods	6,718	4,805

Total inventory	$7,926	$6,553

The Company maintained reserves for obsolete inventory of $0.9 million and $0.8 million as of June 30, 2021 and December 31, 2020, respectively. The impairment of obsolete inventory is wholly related to raw materials. The impairment of obsolete inventories are recorded within cost of revenue in the condensed consolidated statements of operations and comprehensive loss
.
Note 6. Accrued Expenses
The following table summarizes the Company’s components of accrued expenses:

(in thousands)	June 30, 2021	December 31, 2020

Warranty reserve	$568	$564
Compensation and benefits	3,882	3,100
VAR commissions	789	520
Professional services	1,629	2,907
Marketing and advertising	634	780
Other	930	297

Total accrued expense s	$8,432	$8,168

Note 7. Borrowings
PPP Loan
On April 10, 2020, the Company was granted a loan (the “Loan”) from a lending institution in the aggregate amount of $5.0 million, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which was enacted March 27, 2020.
The Loan, which was in the form of a note dated April 21, 2020, was scheduled to mature on April 21, 2022 and bore interest at a rate of 1% per annum, payable monthly commencing on November 22, 2020.
The terms of the note permitted prepayment by the borrower at any time prior to maturity with no prepayment penalties. The Company paid off the loan in full in January 2021.
Note 8. Convertible Preferred Stock, Common Stock and Stockholders’ Deficit
The following table summarizes details of convertible preferred stock authorized, issued and outstanding as of June 30, 2021 and December 31, 2020:

	June 30, 2021
(in thousands, except for share counts)	Shares Authorized	Shares Issued and Outstanding	Issuance Price Per Share	Net Carrying Value	Liquidation Preference
Series Seed	18,233,848	17,918,211	$0.0618	$1,107	$1,107
Series A	28,725,920	28,725,920	0.2959	8,437	8,500
Series B	34,391,480	34,391,480	0.4414	15,096	15,180
Series C	14,468,290	14,468,290	2.0735	29,881	30,000
Series D	17,599,646	17,579,656	4.7523	83,431	83,544

Total convertible preferred stock	113,419,184	113,083,557		$137,952	$138,331

	December 31, 2020
(in thousands, except for share counts)	Shares Authorized	Shares Issued and Outstanding	Issuance Price Per Share	Net Carrying Value	Liquidation Preference
Series Seed	18,233,848	17,918,211	$0.0618	$1,107	$1,107
Series A	28,725,920	28,725,920	0.2959	8,437	8,500
Series B	34,391,480	34,391,480	0.4414	15,096	15,180
Series C	14,468,290	14,468,290	2.0735	29,881	30,000
Series D	17,599,646	17,483,909	4.7523	82,976	83,089

Total convertible preferred stock	113,419,184	112,987,810		$137,497	$137,876

The terms of Series Seed, Series A, Series B, Series C, and Series D preferred stock are as follows:
Voting
The holders of the Series Seed, Series A, Series B, Series C, and Series D preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. Series A class is entitled to elect two representatives to the Board of Directors. Each of the Series B, Series C, and Series D classes is entitled to elect one representative to the Board of Directors. The Series Seed class is not entitled to elect a representative to the Board of Directors.

Dividends
The holders of the Series Seed, Series A, Series B, Series C, and Series D preferred stock are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, dividends payable in preference and priority to any dividend payment on common stock. As of June 30, 2021, no dividends have been declared or paid by the Company.
Liquidation Preference
In the event of any liquidation, dissolution, change of control or winding-up of the affairs of the Company, the holders of the then outstanding Series Seed, Series A, Series B, Series C, and Series D preferred stock are entitled to receive, on a pari passu basis, an amount equal to the original issue price of $0.06, $0.29, $0.44, $2.07 and $4.75, respectively, per share plus any declared and unpaid dividends. If the amount paid would be greater had the preferred stockholders converted to common stock, the calculation of the amount to be distributed to the preferred shareholders shall be calculated as if the preferred stockholders had converted just prior to the distribution without having them first convert to common stock. After payment to the preferred stockholders, the remaining proceeds shall be distributed on a pro-rata basis
.
Conversion
Each share of Series Seed, Series A, Series B, Series C and Series D preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time. The initial conversion price of Series Seed preferred stock is $0.06 per share and is subject to adjustment in accordance with anti- dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series A preferred stock is $0.29 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series B preferred stock is $0.44 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series C preferred stock is $2.07 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series D preferred stock is $4.75 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation.
With respect to Series Seed, Series A, Series B, and Series C, conversion is at the holder’s option, however, all outstanding shares of preferred stock shall automatically convert immediately upon the closing of a sale of shares of common stock to the public at a price per share of at least $2.59 per share. At the election of the majority of all preferred stockholders and 10% of the outstanding Series C holders, shares of Series Seed, Series A, Series B, and Series C stock shall be automatically converted. With respect to
Series D, conversion is at the holder’s option, however, all outstanding shares of preferred stock shall automatically convert immediately upon the closing of a sale of shares of common stock to the public at a price per share of at least $4.75 per share. The Series D stock shall be automatically converted at the election of the majority of Series D holders.
Redemption
The preferred stock is not redeemable at the option of the holder.
Repurchases
There were no repurchases for the three and six months ended June 30, 2021. During the year ended December 31, 2020 the Company repurchased common stock from an employee. Concurrent to the repurchase,

the Company was contractually obligated to repurchase an additional 263,030 shares of common stock from this employee for $4.75 per share in 2021, subject to certain conditions. This obligation was waived by the parties in April of 2021.
Management determines the fair value of its common stock using the methodology described in the Summary of Significant Accounting Policies in its
S-4/A
proxy statement/prospectus, adjusting for changes in inputs based on material information known at the time of a repurchase transaction such as estimated timing to exit events and respective probabilities of such events occurring.
Common Stock Reserved for Future Issuance
The Company has reserved the following shares of common stock for future issuance:

	June 30, 2021	December 31, 2020
Common stock options outstanding	18,399,068	19,420,305
Shares available for issuance under the plan	3,322,966	4,649,322
Convertible preferred stock outstanding	113,083,557	112,987,810
Warrants to purchase Series D convertible preferred stock	19,990	115,737
Common stock warrants outstanding	—	190,000

Total shares of authorized common stock reserved for future issuance	134,825,581	137,363,174

Note 9. Equity Based Awards
The Company adopted the 2013 Stock Plan (the “2013 Plan”) under which a total of 36,313,607 shares of the Company’s common stock have been reserved for issuance to employees, directors and consultants as of June 30, 2021. Option activity under the plan for the year to date period ending June 30, 2021 is as follows:

	Number of Shares	Weighted- Average Exercise Price (Per Share)	Weighted- Average Remaining Contractual Life (in years)

Outstanding at December 31, 2020	19,420,305	$1.72	8.71
Exercised	(857,343)	0.49
Forfeited	(163,894)	1.91

Outstanding at June 30, 2021	18,399,068	$1.78	8.33

Options exercisable at June 30, 2021	5,648,643	$1.31	7.07
The aggregate intrinsic value of stock options outstanding at June 30, 2021 was $114.7 million. As of June 30, 2021, the Company had 17,877,383 shares vested and expected to vest.
Additional information regarding the exercise of stock options is as follows:

	Six Months Ended June 30,
(in thousands, except weighted average)	2021	2020
Weighted-average grant date fair value of options granted	$—	$1.01
Intrinsic value of options exercised	6,450	2,017

In the six months ended June 30, 2021, the Company did not grant any options to purchase shares of common stock. In the six months ended June 30, 2020, the Company granted options to purchase 850,300 shares of common stock with aggregate fair values of $0.9 million, calculated via the Black-Scholes option pricing model (see Note 2) using the following assumptions:

Six Months Ended June 30, 2020
Expected option term (in years)	6.06
Expected volatility%	52.2%
Risk-free interest rate%	1.50%
Expected dividend yield%	0%
Fair value of common stock (per share)	$1.01
Restricted Stock Units
During the six months ended June 30, 2021, the Company awarded restricted stock units to newly hired employees. The fair value per share of these awards was determined based on the fair market value of our stock in June 2021 and is being recognized as stock-based compensation expense over the requisite service period. The following table summarizes the restricted stock unit activity for the year-to-date
period ending June 30, 2021:

	Number of Shares	Weighted- Average Grant Date Fair Value (Per Share)
Outstanding at December 31, 2020	—	$—
Granted	1,494,250	8.17
Vested	—	—
Forfeited	(4,000)	8.01

Unvested at June 30, 2021	1,490,250	$8.17

Stock-Based Compensation Expense
During the three and six months ended June 30, 2021 and 2020, the Company recognized the following stock-based compensation expense in the following captions within the condensed consolidated statements of operations and comprehensive loss:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Cost of revenue	$62	$124	$89	$258
Research and development	394	171	725	225
Sales and marketing	237	135	320	227
General and administrative	1,084	73	1,837	297

Total stock-based compensation expense	$1,777	$503	$2,971	$1,007

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Stock Options	$1,188	$503	$2,382	$1,007
Restricted Stock Units	589	—	589	—

Total stock-based compensation expense	$1,777	$503	$2,971	$1,007

Total unrecognized stock-based compensation expense for all stock-based awards outstanding was $21.9 million at June 30, 2021, which is expected to be recognized over a weighted-average period of 1.4 years.
Note 10. Stock Warrants
As part of a loan agreement entered into with a lending institution during 2015, the Company issued warrants to the lender granting the right to purchase 190,000 shares of the Company’s common stock at an exercise price of $0.06 per share. The loan agreement was terminated prior to January 1, 2018. The warrants were due to expire on February 17, 2025.
The warrants were classified as a derivative liability within other liabilities prior to exercise in the condensed consolidated balance sheets and subsequent adjustments to fair value are shown in other expense in the condensed consolidated statements of operations and comprehensive loss
.
In June 2021, the lender exercised the warrant on a cashless basis and the Company issued 188,576 shares of common stock. The fair value is measured at each reporting date using the Black-Scholes model using the following inputs. The inputs below correspond to June 10, 2021, the date of exercise for the June 30, 2021 reporting period:

	June 30,
	2021	2020
Expected (remaining) option term (in years)	3.69	4.64
Expected volatility%	65.0%	54.3%
Risk-free interest rate%	0.45%	0.29%
Expected dividend yield%	0%	0%
Fair value of common stock (per share)	$9.51	$2.07
Management considers contemporaneous third-party valuations in its determination of the fair value of common stock. The fair value of common stock increased significantly between the three and six months ended June 30, 2021 and 2020 in large part due to the change in the probability of special purpose acquisition company (SPAC) exit. For the June 10, 2021 valuation, the Company assigned a 95% probability of a SPAC exit and a 5% probability of staying a private company.
As part of a development agreement executed with a customer in 2019, the Company agreed, to issue warrants to the customer to purchase common stock that would vest upon the achievement of certain payment milestones. The warrants granted the customer the right to purchase up to 294,594 shares of the Company’s Series D convertible preferred stock at an exercise price of $0.0001 per share at a fair value based on the company’s Series D valuation. As the customer remits payment for goods purchased from the company under the development agreement, a pro-rata
share of warrants vest. These warrants expire on September 24, 2029.
The Company accounts for the warrants issued to the customer as consideration payable to the customer and a reduction of revenue with a corresponding adjustment to convertible preferred stock. The Company accounts for the warrants that vest to the customer as a reduction to deferred revenue and a corresponding adjustment to convertible preferred stock. The value of the warrants is measured based on the grant date fair value. The grant date was considered to occur at the execution date of the development agreement.
In accordance with the development agreement, 74,705 and 63,126 warrants vested during the three months ended June 30, 2021 and 2020, respectively, and 95,747 and 73,646 warrants vested during the six months ended June 30, 2021 and 2020, respectively. As a result, the Company recorded $0.4 million and $0.3 million related to the warrants in the three months ended June 30, 2021 and 2020, respectively, and of $0.5 million and $0.3 million related to the warrants in the six months ended June 30, 2021 and 2020, respectively. As of June 30, 2021, there were 19,990 outstanding but unvested warrants remaining under the terms of the development agreement.

Note 11. Income Taxes
The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s condensed consolidated financial statements and tax returns. Deferred tax assets and liabilities are determined based upon the differences between the consolidated financial statements carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards, using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that these assets may not be realized. The Company recognized a de minimis tax expense due to small state refunds and extension filings in some US states during the three and six months ended June 30, 2021
.
The Company provides reserves for potential payments of taxes to various tax authorities related to uncertain tax positions. Amounts recognized are based on a determination of whether a tax benefit taken by the Company in its tax filings or positions is “more likely than not” to be sustained on audit. The amount recognized is equal to the largest amount that is more than 50% likely to be sustained. Interest and penalties associated with uncertain tax positions are recorded as a component of income tax expense. As of June 30, 2021 and December 31, 2020, the Company’s uncertain tax positions are not material and would not impact the effective tax rate if recognized as a result of the valuation allowance maintained against the Company’s net deferred tax assets.
The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are primarily comprised of net operating loss carryforwards and capitalized research and development costs at December 31, 2020. Since its inception, the Company has not recorded any income tax benefits for the net losses incurred or for the research and development tax credits earned in each year and interim period, as the Company believes, based upon the weight of available evidence, that it is more likely than not that all of its net operating loss carryforwards and tax credit carryforwards will not be realized. Management has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a full valuation allowance has been established at December 31, 2020. Management has also asserted that there is no material adjustment to the valuation allowance at June 30, 2021.
Note 12. Commitments and Contingencies
Operating Leases
The Company leases two spaces with two locations in Watertown, Massachusetts and one location in Billerica, Massachusetts for office and manufacturing, under noncancellable operating lease agreements. These leases provide for escalating monthly payments and are set to expire in December 2023, April 2027, and July 2028. Rent expense under the Company’s lease agreements was $0.7 million and $0.6 million for the three months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, rent expense was $1.3 million and $1.2 million
,
respectively. Future minimum lease payments under these agreements are as follows:

(in thousands)	Amount
2021	$1,207
2022	2,866
2023	3,070
2024	2,132
2025	2,089
After 2025	5,088

Total future minimum lease payments	$16,452

Minimum Commitment Arrangements
The Company may enter into
non-binding
purchase agreements with suppliers to acquire inventory and other materials during the normal course of business. The Company did not have any minimum commitment arrangements.
Legal Proceedings
From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that address accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings.
In July 2021, Continuous Composites Inc. (“Continuous Composites”), a company based out of Idaho, brought a claim in the United States District Court for the District of Delaware against the Company regarding patent infringement. While the Company takes any claims of infringement seriously, MarkForged believes that Continuous Composite’s claims are baseless and without merit. The Company intends to mount a vigorous defense against Continuous Composites in court. However, the Company can provide no assurance as to the outcome of any such disputes, and any such actions may result in judgments against MarkForged for significant damages. The Company does no
t believe that a loss is probable and did not record a loss contingency for the three and six months ended June 30, 2021.
Note 13. Net Loss Per Share
The Company computes basic net loss per share using net loss attributable to MarkForged, Inc. common stockholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2021	2020	2021	2020
Numerator for basic and diluted net loss per share:
Net loss and comprehensive loss	$(11,090)	$(5,689)	$(21,109)	$(10,934)
Denominator for basic and diluted net loss per share:
Weighted average shares outstanding	41,853,841	39,980,784	41,638,004	39,856,193
Net loss per common share:
Basic	$(0.26)	$(0.14)	$(0.51)	$(0.27)
Diluted	$(0.26)	$(0.14)	$(0.51)	$(0.27)
For the three and six months ended June 30, 2021 and 2020, the Company was in a net loss position, thus the effect of potentially dilutive securities, including non-vested
stock options, restricted stock awards, warrants, and convertible preferred stock, was excluded from the denominator for the calculation of diluted net loss per share because the inclusion of such securities would be antidilutive. The following dilutive securities are excluded from the denominator:

	Three and Six Months Ended June 30,
	2021	2020
Convertible preferred stock	113,083,557	112,914,163
Unvested awards	14,241,592	8,231,273
Warrants	—	190,000

Total	127,325,149	121,335,436

Note 14. Segment Information
In the operation of the business, the Chief Executive Officer, who is the Company’s chief operating decision maker, reviews the business as one segment. The Company currently sells its product in the Americas, Europe, Middle East and Africa (“EMEA”), and Asia Pacific (“APAC”) markets. The Company measures revenue based on the physical location of where the customer who is receiving the promised goods or service is located. Disaggregated revenue data for those markets is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Americas	$9,806	$7,437	$20,232	$18,308
EMEA	6,425	4,555	12,687	8,390
APAC	4,188	2,182	7,620	5,177

Total	$20,419	$14,174	$40,539	$31,875

Revenue generated from customers within the Company’s country of domicile, the United States, amounted to $9.8 million and $6.1 million for the three months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, revenue in the United States was $19.4 million and $14.8 million, respectively. The Company’s long-lived assets are substantially located in the United States, where the Company’s primary operations are located.
Note 15. Subsequent Events
The Company has evaluated subsequent events through August 12, 2021, the date the financial statements were available to be issued, and has determined that the following subsequent events require disclosure in the condensed consolidated financial statements:
On July 14, 2021, as contemplated by the Merger Agreement and described in the section titled “
BCA Proposal
” beginning on page 98 of the final prospectus and definitive proxy statement, dated June 24, 2021 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), Markforged Holding Corporation (f/k/a AONE) consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Markforged, with the separate corporate existence of Merger Sub ceasing and Markforged being the surviving corporation and a wholly owned subsidiary of Markforged Holding Corporation (the “Merger” and, together with the Domestication, the “Transactions”).
Immediately prior to the effective time of the Merger (the “Effective Time”), Markforged purchased approximately $45.0 million of its securities from certain of its stockholders (the “Employee Transactions”), and each outstanding share of Markforged preferred stock was converted on a one-for-one
basis into shares of Markforged common stock, par value $0.0001 per share (the “Markforged Common Stock”) (the “Preferred Stock Conversion”). Holders of 6,418,667 Class A Ordinary Shares sold in AONE’s initial public offering properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from AONE’s initial public offering, calculated as of two business days prior to the consummation of the Merger, which was approximately $10.005 per share, or $64.2 million in the aggregate (the “Redemption”). The remaining approximately $150.9 million in AONE’s trust account was released to Markforged Holding Corporation, net of transaction expenses
.
At the Effective Time, among other things, each outstanding share of Markforged Common Stock as of immediately prior to the effective time of the Merger (after giving effect to the Employee Transactions and the Preferred Stock Conversion), other than (x) any shares of Markforged Common Stock subject to Markforged Awards (as defined below) and (y) any shares of Markforged capital stock held in treasury by Markforged, which treasury shares were canceled as part of the Merger, was canceled and converted into the right to receive a number of shares of New Common Stock equal to the product of one share of Markforged Common Stock multiplied by the Exchange Ratio (as defined below). No fractional shares were issued in the Merger, and any fractional shares that a holder of Markforged securities would have otherwise been entitled to in the Merger were eliminated in accordance with the terms of the Merger Agreement.
At the Effective Time, all options to purchase shares of Markforged Common Stock and all restricted stock units based on shares of Markforged Common Stock outstanding as of immediately prior to the Merger (together, the “Markforged Awards”) were converted into (a) options to purchase shares of New Common Stock (“New Options”), and (b) restricted stock units based on shares of New Common Stock (“New RSUs”), respectively.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of MarkForged, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of MarkForged, Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, of changes in convertible preferred stock and stockholders’ deficit, and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Change in Accounting Principle
As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for revenue from contracts with customers in 2019.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 1, 2021
We have served as the Company’s auditor since 2019.

MARKFORGED, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and 2019
(In thousands, except share data)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$58,715	$59,768
Accounts receivable, net	16,601	18,159
Inventory	6,553	5,782
Prepaid expenses	1,496	1,163
Other current assets	1,373	2,214

Total current assets	84,738	87,086
Property and equipment, net	4,281	5,553
Other assets	584	633

Total assets	$89,603	$93,272

Liabilities, Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities
Accounts payable	$3,369	$5,023
Accrued expenses	8,168	5,760
Deferred revenue	6,196	2,446
Other current liabilities	300	666

Total current liabilities	18,033	13,895
Long-term debt	5,022	—
Long-term deferred revenue	2,905	1,597
Deferred rent	1,073	973
Other liabilities	545	371

Total liabilities	27,578	16,836

Commitments and contingencies (Note 12)
Convertible preferred stock (Note 8)	137,497	136,797
Stockholders’ deficit
Common stock, $0.00001 par value; 183,300,000 and 173,300,000 shares authorized at December 31, 2020 and 2019, respectively; 41,491,257 and 39,259,717 shares issued and outstanding at December 31, 2020 and 2019, respectively	—	—
Additional paid-in capital	5,542	2,012
Treasury stock, 507,722 and 244,691 shares at cost at December 31, 2020 and 2019, respectively	(1,450)	(624)
Note receivable	—	(170)
Accumulated deficit	(79,564)	(61,579)

Total stockholders’ deficit	(75,472)	(60,361)

Total liabilities, convertible preferred stock, and stockholders’ deficit	$89,603	$93,272

MARKFORGED, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Years Ended December 31, 2020 and 2019
(In thousands, except share data)

	Year Ended December 31,
	2020	2019
Revenue	$71,851	$72,549
Cost of revenue	29,921	36,321

Gross profit	41,930	36,228

Operating expense
Sales and marketing	22,413	31,018
Research and development	17,176	20,270
General and administrative	20,080	15,683

Total operating expense	59,669	66,971

Loss from operations	(17,739)	(30,743)
Other expense	(184)	(121)
Interest expense	(98)	(49)
Interest income	147	1,053

Loss before income taxes	(17,874)	(29,860)

Income tax expense	111	15

Net loss and comprehensive loss	$(17,985)	$(29,875)

Deemed dividend – redemption of Series Seed convertible preferred stock	—	(785)
Deemed dividend – redemption of common stock	(826)	(624)

Net loss attributable to MarkForged, Inc. common stockholders	(18,811)	(31,284)

Weighted average shares outstanding basic and diluted	40,258,968	38,673,218
Basic and diluted net loss per common share	$(0.47)	$(0.81)

MARKFORGED, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
For the Years Ended December 31, 2020 and 2019
(In thousands, except share data)

	Convertible Preferred Stock		Common Stock			Additional Paid-in Capital	Treasury Stock		Note Receivable	Accumulated Deficit	Total Stockholders’ Deficit	Total
	Shares	Amount	Shares	Amount			Shares	Amount
Balance as of December 31, 2018	95,819,538	$54,541	37,010,424		$—	$1,379	—	$—	$—	$(31,704)	$(30,325)	$24,216
Issuance of Series D convertible preferred stock	17,305,052	82,126	—		—	—	—	—	—	—	—	82,126
Exercise of common stock options	—	—	2,249,293		—	560	—	—	(170)	—	390	390
Repurchase of Series Seed convertible preferred stock	(315,637)	(20)	—		—	(785)	—	—	—	—	(785)	(805)
Repurchase of common stock	—	—	—		—	—	244,691	(624)	—	—	(624)	(624)
Stock-based compensation	—	—	—		—	858	—	—	—	—	858	858
Exercise of Series D warrants	31,564	150	—		—	—	—	—	—	—	—	150
Net loss and comprehensive loss	—	—	—		—	—	—	—	—	(29,875)	(29,875)	(29,875)

Balance as of December 31, 2019	112,840,517	$136,797	39,259,717	$	— $	2,012	244,691	$(624)	$(170)	$(61,579)	$(60,361)	$76,436
Exercise of common stock options	—	—	2,231,540		—	961	—	—	170	—	1,131	1,131
Repurchase of common stock	—	—	—		—	—	263,031	(826)	—	—	(826)	(826)
Stock-based compensation	—	—	—		—	2,569	—	—	—	—	2,569	2,569
Exercise of Series D warrants	147,293	700	—		—	—	—	—	—	—	—	700
Net loss and comprehensive loss	—	—	—		—	—	—	—	—	(17,985)	(17,985)	(17,985)

Balance as of December 31, 2020	112,987,810	$137,497	41,491,257		$—	$5,542	507,722	$(1,450)	$—	$(79,564)	$(75,472)	$62,025

MARKFORGED, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2020 and 2019
(In thousands, except share data)

	Year Ended December 31,
	2020	2019
Operating Activities:
Net loss	$(17,985)	$(29,875)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation	1,795	1,359
Provision for doubtful accounts	591	1,014
Inventory write-down	37	762
Stock-based compensation	2,569	858
Loss on sale of assets	—	35
Changes in operating assets and liabilities
Accounts receivable	967	(3,959)
Inventory	(808)	(2,180)
Prepaid expenses	(333)	150
Other current assets	840	(1,644)
Other assets	49	183
Accounts payable and accrued expenses	852	(318)
Other current liabilities	(366)	484
Deferred rent	100	198
Other liabilities	175	220
Deferred revenue	5,058	2,046

Net cash used in operating activities	(6,459)	(30,667)

Investing Activities:
Purchases of property and equipment	(640)	(4,770)
Proceeds from sale and disposal of fixed assets	118	138

Net cash used in investing activities	(522)	(4,632)

Financing Activities:
Proceeds from debt obligations	5,022	—
Proceeds from the issuance of Series D convertible preferred stock	—	82,239
Costs from issuance of Series D convertible preferred stock	—	(113)
Proceeds from exercise of Series D warrants	700	150
Proceeds from the exercise of common stock options	1,131	390
Repurchase of Seed Series convertible preferred stock	—	(805)
Repurchase of common stock	(826)	(624)
Taxes paid related to net share settlement of equity awards	(98)	—
Payment of financing costs	—	(38)
Principal repayments of capital lease obligations	(1)	(14)

Net cash provided by financing activities	5,928	81,185

Net change in cash and cash equivalents	(1,053)	45,886
Cash and cash equivalents
Beginning of year	59,768	13,882

End of year	$58,715	$59,768

Supplemental disclosure of cash flow information
Cash paid for interest	—	1
Cash paid for income taxes	84	15
Supplemental disclosure of noncash financing activities
Note receivable for exercise of common stock options . . . .	—	170

MARKFORGED, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Organization, Nature of the Business, and Risks and Uncertainties
Organization and Nature of Business
MarkForged, Inc. and its subsidiaries (the “Company”, “Markforged”) was founded in 2013 to transform the manufacturing industry with high strength, cost effective parts using additive manufacturing. The Company produces and sells 3D printers and materials worldwide to customers who can build parts strong enough for the factory floor with significantly reduced lead time and cost. The printers print in plastic, nylon, metal, and the parts can be reinforced with carbon fiber for industry leading strength at an affordable price point
.
Risks and Uncertainties
While
COVID-19
had an impact on the Company’s results, primarily in the second and third quarters of 2020, the Company is unable to predict the ultimate impact that the virus may have on the business, future results of operations, financial position or cash flows. Further
COVID-19
impact on the Company is largely dependent on future developments and subsequent government responses. The Company identified potential risks to the business to include certain accounting estimates around accounts receivable, inventory and related reserves, and long-lived assets. As of the year ended December 31, 2020 these risks were assessed and had no material impact on the realizability of accounts receivables, inventories, long-lived assets or the related estimates used in the Company’s consolidated financial statements. There may be changes to those estimates in future periods, and actual results could differ from those estimates.
The Company has funded its operations to date primarily through the sale of convertible preferred stock and the sale of its products. Management believes that existing cash will be sufficient to fund operating and capital expenditure requirements through at least one year after the date these financial statements are available to be issued. The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business.
Note 2. Summary of Significant Accounting Policies
The consolidated financial statements include the accounts of MarkForged, Inc. and its wholly owned subsidiaries. The Company’s fiscal year end is December 31 and, unless otherwise stated, all years and dates refer to the fiscal year.
Basis of Presentation
The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation.
Reporting Currency
The Company’s reporting currency is the U.S. Dollar, while the functional currencies of its foreign subsidiaries are their respective local currencies. The effect of foreign currency translation was immaterial for all periods presented.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s significant estimates include allowance for doubtful accounts, reserve for excess and obsolete inventory, fair value of equity awards and assumptions in revenue recognition. Actual results could differ from those estimates.
Treasury Stock
Treasury stock is accounted for using the cost method, with the purchase price of the common stock and Seed stock separately recorded as a deduction from stockholders’ deficit.
Revenue Recognition
The Company recognized revenue in accordance with Accounting Standards Codification (‘‘ASC’’) Topic 606,
Revenue from Contracts with Customers
(“ASC Topic 606”) during the years ended December 31, 2020 and 2019.
Under ASC Topic 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration which the entity expects to be entitled to in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of the new revenue recognition accounting standard, the Company performs the following five steps:

•	identifies the contract with a customer;

•	identifies the performance obligations in the contract;

•	determines the transaction price;

•	allocates the transaction price to the performance obligations in the contract; and

•	recognizes revenue when (or as) the entity satisfies a performance obligation.
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. Cash equivalents consist of money market funds as of December 31, 2020 and 2019.
Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based on management’s assessment of the collectability of the accounts receivable which considers historical write-off
experience and any specific risks identified in customer collection matters.
The following presents the changes in the balance of the Company’s allowance for doubtful accounts:

	Year Ended December 31,
(in thousands)	2020	2019
Balance at beginning of year	$1,038	$175
Additions	591	1,014
Write – offs	(559)	(151)

Balance at end of year	$1,070	$1,038

Fair Value of Financial Instruments
The Company is required to provide information according to the fair value hierarchy based on the observability of the inputs used in the valuation techniques. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The following table presents information about the Company’s assets that are measured at fair value as of December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation:

	Fair Value Measurements
(in thousands)	Level 1	Level 2	Level 3	Total
December 31, 2020
Money market funds included in cash and cash equivalents	$56,907	$—	$—	$56,907
Warrant liability	—	—	545	545

December 31, 2019
Money market funds included in cash and cash equivalents	$58,182	$—	$—	$58,182
Warrant liability	—	—	370	370
The Company remeasures its warrant liability at fair value at each reporting period using Level 3 inputs via the Black-Scholes option-pricing model. The significant assumptions used in preparing the option pricing model are disclosed in Note 10 Stock Warrants.

	Year ended December 31,
(in thousands)	2020	2019
Balance at beginning of year	$370	$150
Change in fair value	175	220

Balance at end of year	$545	$370

At December 31, 2020, the fair value of the Company’s debt using Level 2 inputs is approximately $4.7 million calculated using a discounted cash flow method.
Concentration of Credit Risk
Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents held on deposit at one financial institution and accounts receivable. The Company does not require collateral from customers for amounts owed. At December 31, 2020 and 2019, no one customer represented greater than 10% of the accounts receivable balance. For the years ended December 31, 2020 and 2019, no one customer represented more than 10% of total revenue. Historically, the Company has not experienced any significant credit loss related to any individual customer.

Property and Equipment
Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the determination of net income or loss. Repairs and maintenance costs are expensed as incurred
.
The cost of property and equipment is depreciated based upon the following asset lives:

Asset Classification	Estimated Useful Life
Machinery and equipment	5 years
Leasehold improvements	Shorter of estimated useful life or remaining lease term
Computer equipment	3 years
Computer software	3 years
Furniture and fixtures	3 years
Impairment of Long-Lived Assets
The Company evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets may warrant reassessment or that the carrying value of these assets may not be recoverable. When a triggering event is identified, management assesses the recoverability of the asset group, which is the lowest level where identifiable cash flows are largely independent, by comparing the expected undiscounted cash flows of the asset group to the carrying value. When the carrying value is not recoverable and an impairment is determined to exist, the asset group is written down to fair value. The Company did not identify any triggering events or record any impairment during the years ended December 31, 2020 and 2019.
Inventory
Inventory is stated at lower of cost or net realizable value. Cost is based on a standard costing system which approximates the cost on a first in, first out method. The Company regularly reviews inventory for excess and obsolescence and records a provision to write down inventory to its net realizable value.
Cost of Revenue
Cost of revenue is primarily comprised of cost of product and software subscriptions, maintenance services, personnel-related costs, third party logistics, warranty fulfillment costs, and overhead. For the production of consumables, the Company utilizes its internal manufacturing facilities and personnel, while for the production of the Company’s additive manufacturing hardware, third party manufacturers are utilized.
For internally manufactured products, the cost of revenue includes raw material, labor conversion costs, and overhead related to the manufacturing operations, inclusive of associated depreciation. Cost of revenue for maintenance services is comprised of costs associated with the Company’s customer success teams’ provision of remote and on-site
support services to customers in addition to the cost of replacement parts.
The Company’s cost of revenue also includes indirect costs of providing products and services to its customers. These indirect costs consist primarily of reserves for excess and obsolete inventory and stock- based compensation.
Research and Development
The Company expenses all research and development costs as incurred. These costs consist mainly of employee compensation and other personnel-related costs, product prototypes, facility costs, as well as engineering services.

Sales and Marketing
Sales and marketing costs are expensed as incurred and are primarily comprised of personnel-related costs for the Company’s sales and marketing departments, costs related to sales commissions, trades shows, facilities costs, as well as advertising and other demand generating services. Sales and marketing expenses include advertising costs which were $3.0 million and $5.4 million during 2020 and 2019, respectively.
Shipping and Handling Costs
The Company recognizes shipping and handling costs in cost of revenue within the consolidated statements of operations and comprehensive loss. When shipping and handling services are provided subsequent to the point in time control is transferred, the Company accounts for the shipping and handling services as a fulfillment activity and accrues the related costs.
Stock-Based Compensation
The Company recognizes expense for stock-based compensation awards based on the estimated fair value of the award on the date of grant, which is amortized on a straight-line basis over the employee’s or director’s requisite service period, generally the vesting period of the award. The Company uses the Black- Scholes pricing model to estimate the fair value of options on the date of grant
.
The Company uses the Black-Scholes pricing model to estimate the fair value of options on the date of grant. The use of a valuation model requires management to make certain assumptions with respect to selected model inputs. The Company grants stock options at exercise prices determined equal to the fair value of common stock on the date of the grant, as determined by the Board of Directors. The fair value of the Company’s common stock at each measurement date is based on a number of factors, including the results of third-party valuations, the Company’s historical financial performance, and observable arms-length sales of the Company’s capital stock including convertible preferred stock, and the prospects of a liquidity event, among other inputs. The computation of expected option life is based on an average of the vesting term and the maximum contractual life of the Company’s stock options, as the Company does not have sufficient history to use an alternative method to the simplified method to calculate an expected life for employees. The Company estimates an expected forfeiture rate for stock options, which is factored into the determination of stock-based compensation expense. The volatility assumption is based on the historical and implied volatility of the Company’s peer group with similar business models. The risk-free interest rate is based on U.S. Treasury zero-coupon
issues with a remaining term equal to the expected life assumed at the date of grant. The dividend yield percentage is zero because the Company does not currently pay dividends nor does the Company intend to do so in the future.
These estimates involve inherent uncertainties and the use of different assumptions may have resulted in stock-based compensation expense that was different from the amounts recorded.
The Company has repurchased fully vested restricted common shares from its employees pursuant to individual repurchase agreements. The Company allows its employee to elect the Company to retain an amount to cover the employee’s tax withholding obligations incurred as a result of the repurchase. The employee tax withholding related to net settlement is recorded in the accrued expenses caption on the Company’s consolidated balance sheets.
Warranty Reserves
Substantially all of the Company’s hardware products are covered by a standard assurance warranty of one year. In the event of a failure of a product covered by this warranty, the Company may repair or replace the product, at its option. The Company’s warranty reserve reflects estimated material and labor costs for potential or actual

product issues for which the Company expects to incur an obligation. The Company periodically assesses the appropriateness of the warranty reserve and adjusts the amount as necessary. If the data used to calculate the appropriateness of the warranty reserve are not indicative of future requirements, additional or reduced warranty reserves may be necessary.
Warranty reserves are included within accrued expenses on the consolidated balance sheets. The following table presents changes in the balance of the Company’s warranty reserve:

	Year Ended December 31,
(in thousands)	2020	2019
Balance at beginning of year	$1,260	$80
Additions to warranty reserve	821	2,415
Claims fulfilled	(882)	(1,235)
Change in estimate related to pre-existing warranties	(635)	—

Balance at end of year	$564	$1,260

Warranty reserve is recorded through cost of revenue in the consolidated statements of operations and comprehensive loss.
Common Stock
The holders of the common stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings).
Dividends may be declared and paid on common stock from funds lawfully available as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding preferred stock. Through the year ended December 31, 2020, no dividends had been declared.
Warrants
Warrants to purchase the Company’s common stock issued in conjunction with the Company’s former term loan facility debt are recorded as a liability and classified as other liabilities on the consolidated balance sheets. The change in the fair value is recognized in other expense in the consolidated statements of operations and comprehensive loss.
Warrants to purchase the Company’s Series D convertible preferred stock issued in conjunction with a customer contract are recorded as additional Series D convertible preferred stock and classified as mezzanine equity on the consolidated balance sheets.
Earnings Per Share
The Company calculates basic and diluted net loss per share attributable to common stockholders in conformity with the two-class
method required for participating securities. The Company’s convertible preferred stock contractually entitles the holders of such shares to participate in dividends but does not contractually require the holders of such shares to participate in the Company’s losses. As such, net losses for the periods presented were not allocated to these securities.
The Company presents basic and diluted loss per common share amounts. Basic loss per common share is calculated by dividing net loss attributable to common stockholders, less any participating dividends by the weighted average number of common shares outstanding during the applicable period. See Note 13 for further information.

Income Taxes
The Company files U.S. federal and state tax returns where applicable. The
non-U.S.
subsidiaries file income tax returns in their respective jurisdictions. The Company accounts for income taxes under the asset and liability method, which recognizes deferred tax assets or liabilities for the expected future tax consequences based on the differences between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate, in effect when the differences are expected to reverse. Valuation allowances are provided, if based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. Significant management judgement is required in determining the Company’s provision for income taxes, the Company’s deferred tax assets and liabilities, and any valuation allowance recorded against those net deferred tax assets.
The Company follows the authoritative guidance on accounting for and disclosure of uncertainty in tax positions which requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not
threshold, the tax amount recognized in the financial statements is reduced to the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority.
Loss Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs for loss contingencies are expensed as incurred.
Segment Information
The Company determines its chief operating decision maker (“CODM”) based on the person responsible for making resource allocation decisions. Operating segments are components of the business for which the CODM regularly reviews discrete financial information. The Company manages its operations as a single segment for the purposes of assessing performance and making operating decisions.
Recently Adopted Accounting Pronouncements
The Company is provided the option to adopt new or revised accounting guidance as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“the JOBS Act”) either (1) within the same periods as those otherwise applicable to public business entities, or (2) within the same time periods as private companies, including early adoption when permissible. With the exception of standards the Company elected to early adopt, when permissible, the Company has elected to adopt new or revised accounting guidance within the same time period as private companies
.
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2014-09
and its related amendments regarding ASC Topic 606,
Revenue from Contracts with Customers
. The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers with the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard also provides guidance on the recognition of incremental costs related to obtaining customer contracts. The Company adopted ASC Topic 606 on January 1, 2019, using the modified retrospective method for all contracts not completed as of the date of adoption. The adoption of ASC Topic 606 did not result in a material impact to the consolidated financial statements as of the adoption date; however, adoption did result in changes to the Company’s financial statement disclosures.
In June 2018, the FASB issued ASU
No. 2018-07,
Compensation-Stock Compensation (Topic 718): Improvements to Non employee Share-Based Payment Accounting
(“ASU
2018-07”),
which substantially aligns

the measurement and classification guidance for share based payments to non employees with the guidance for share based payments to employees. The ASU also clarifies that any share based payment issued to a customer should be evaluated by ASC Topic 606 and the consideration payable to a customer guidance. The new ASU was adopted using a modified retrospective transition approach. The ASU is effective for the Company beginning January 1, 2020 for annual periods and January 1, 2021 for interim periods. The adoption of this standard on January 1, 2020 did not have a material effect on the Company’s consolidated financial statements.
In August 2018, the FASB issued ASU
2018-13,
Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement
(“ASU
2018-13”),
which modifies the disclosure requirements on fair value measurements in ASC 820, Fair Value Measurement. After the adoption of this update, an entity will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; the policy for timing of transfers between levels; the valuation processes for Level 3 fair value measurements. ASU
2018-13
is effective in fiscal years beginning after December 15, 2019. The amendments on changes in unrealized gains and losses are applied prospectively for only the most recent period presented in the initial fiscal year of adoption. The adoption of this standard on January 1, 2020 did not have an impact on the consolidated financial statements of the Company.
In November 2019, the FASB issued ASU
2019-08,
Compensation Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Codification Improvements — Share-Based Consideration Payable to a Customer
(“ASU
2019-08”),
which requires that share based consideration payable to a customer is measured under stock compensation guidance. Under ASU
2019-08,
awards issued to customers are measured and classified following the guidance in Topic 718 while the presentation of the fair value of the award is determined following the guidance in ASC 606. ASU
2019-08
is effective in fiscal years beginning after December 15, 2019. The new ASU was adopted using a modified retrospective transition approach. The adoption of this standard on January 1, 2020 did not have an impact on the consolidated financial statements.
Recent Accounting Pronouncements Not Yet Adopted
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes
(“ASU
2019-12”)
,
which simplifies the accounting for income taxes by eliminating some exceptions to the general approach in Accounting Standards Codification 740, Income Taxes. It also clarifies certain aspects of the existing guidance to promote more consistent application. As a result of the ASU, accounting for changes in tax law and year-to-date
losses in interim periods will be simplified. These changes become effective for the Company for the fiscal year beginning on January 1, 2022 and interim periods beginning on January 1, 2023, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU
2019-12
will have on its consolidated financial statements.
In August 2018, the FASB issued ASU
2018-15,
Intangibles — Goodwill and Other —
Internal-Use
Software (Subtopic
350-40)
(“ASU
2018-15”),
which aligns the requirements for capitalizing implementation costs incurred where the entity is the customer in a hosting arrangement that is a service contract with those of developing or obtaining internal-use
software. These changes become effective for the Company for the fiscal year beginning on January 1, 2021 and interim periods beginning on January 1, 2022, with early adoption permitted. The Company is currently evaluating the impact that the adoption of ASU
2018-15    will
have on its consolidated financial statements.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
(“ASU
2016-13”),
which requires immediate recognition of expected credit losses for financial assets carried at amortized cost, including trade and other receivables, loans and commitments, held-to-maturity
debt securities and other financial assets, held at the reporting date to be measured based on historical experience, current conditions and reasonable supportable forecasts. The new credit loss model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. These changes become effective for the Company on January 1, 2023. The Company is currently evaluating the impact that the adoption of ASU
2016-13
will have on its consolidated financial statements.
In February 2016, the FASB issued ASU
2016-02,
Leases (Topic 842)
(“ASU
2016-02”),
which improves transparency and comparability among companies by recognizing lease assets and lease liabilities on the balance sheet and by disclosing key information about leasing arrangements. ASU
2016-02
requires lessees to recognize assets and liabilities on the balance sheet for all leases with terms longer than twelve months. The new standard also requires lessees to apply a dual approach, classifying leases as either finance or operating leases. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. These changes become effective for the Company for the fiscal year beginning on January 1, 2022 and interim periods beginning on January 1, 2023, with early adoption permitted. The Company will adopt ASU
2016-02
for its 2021 fiscal year. Although the Company is currently evaluating the method of adoption of this guidance and the impact that the adoption of ASU
2016-02
will have on its consolidated financial statements, it expects changes to its balance sheet due to the recognition of right-of-use
assets and lease liabilities related to its leases
.
Note 3. Revenue
The Company derives revenue from the sale of 3D printers, consumable materials, and hardware maintenance agreements, through its global channel of third-party value-added reseller partners (“VARs”). Typically the VAR is the Company’s customer. Customers are invoiced at the time of shipment or at the beginning of the maintenance term and payment is typically due within 60 days. Contracts primarily contain fixed consideration although certain VAR contracts include performance rebates that may be earned based on sales targets which are accounted for as variable consideration and a reduction of revenue. The Company’s variable consideration is primarily based on performance metrics measured over the fiscal year, thus uncertainties related to variable consideration are resolved at December 31, 2020 and 2019.
Revenue associated with the Company’s products are generally recognized when the customer obtains control of the Company’s product, which occurs at a point in time, and may be upon shipment or upon delivery based on the contractual shipping terms of a contract. Revenue associated with hardware maintenance arrangements is recognized ratably over the term of the arrangements. For its premium cloud software subscription offering, the Company recognizes revenue ratably over time beginning on the date the customer is capable of accessing the software under “Services” in the revenue disaggregation table.
Significant Judgements
The Company enters into certain contracts that have multiple performance obligations. These performance obligations may include 3D printers, consumables, premium cloud software subscriptions, and hardware maintenance. Contracts with more than one performance obligation require the Company to allocate the transaction price to each performance obligation. As the Company’s contracts predominantly contain fixed consideration, the allocation of transaction price is based on a relative standalone selling price method. The Company determines standalone selling prices based on the price at which the performance obligation is sold separately. If the performance obligation is not sold separately, the Company estimates the standalone selling price considering available information such as market conditions and internally approved pricing guidelines related to the performance obligations.
Contract Balances
Timing of revenue recognition may differ from the timing of invoicing to customers. The Company has a right to bill when products are shipped, which is often the point in time revenue is recognized. As a result, the Company will have accounts receivable for billings and also deferred revenue for the portion of billings in advance of service in its hardware maintenance agreements.

The Company recognized $2.4 million of revenue in 2020 from deferred revenue as of December 31, 2019. The Company recognized $1.2 million of revenue in 2019 from deferred revenue as of December 31, 2018.
Deferred revenue is expected to be recognized when the Company provides hardware maintenance services or contractual performance obligations for which the customer has already provided payment with $6.2 million recognized in 2021, $2.2 million recognized in 2022, $0.6 million recognized in 2023, and $0.1 million thereafter.
Contract Costs
When costs to obtain a contract are incremental and the amortization period is greater than one year, the cost is capitalized and amortized over the period that aligns with the transfer of related goods and services. The amortization period does not extend beyond the initial contract term because there is not a sufficient history of renewals. When the costs to obtain a contract are capitalized for a contract that includes multiple performance obligations, the amortization pattern is consistent with the pattern of revenue recognition for the performance obligations.
The Company expenses sales commissions when incurred when the amortization period is one year or less. These costs are recorded within sales and marketing in the consolidated statement of operations and comprehensive loss.
Disaggregation of Revenue
The following table disaggregates the Company’s revenue based on the nature of the products and services:

	Year Ended December 31,
(in thousands)	2020	2019
Hardware	$52,119	$57,285
Consumables	15,498	12,584
Services	4,234	2,680

Total Revenue	$71,851	$72,549

Note 4. Property and Equipment, net
Property and equipment consist of the following:

	December 31,
(in thousands)	2020	2019
Machinery and equipment	$4,761	$4,467
Leasehold improvements	2,190	2,146
Computer equipment	1,109	1,048
Furniture and fixtures	345	307
Computer software	246	52
Construction in process	36	146

Property and equipment, gross	8,687	8,166
Less: Accumulated depreciation	(4,406)	(2,613)

Property and equipment, net	$4,281	$5,553

Depreciation expense for property and equipment was $1.8 million and $1.4 million for the years ended December 31, 2020 and 2019, respectively. Disposal of property and equipment amounted to $0.1 million for the years ended December 31, 2020 and 2019.

Note 5. Inventory
Inventory consists of the following:

	December 31,
(in thousands)	2020	2019
Raw material	$1,669	$900
Work in process	79	23
Finished goods	4,805	4,859

Total inventory	$6,553	$5,782

The Company maintained reserves for obsolete inventory of $0.8 million as of December 31, 2020 and 2019. The impairment of obsolete inventory is wholly related to raw materials. The impairment of obsolete inventories are recorded within cost of revenue in the consolidated statements of operations and comprehensive loss.
Note 6. Accrued Expenses
The following table summarizes the Company’s components of accrued expenses:

	December 31,
(in thousands)	2020	2019
Warranty reserve	$564	$1,260
Compensation and benefits	3,100	2,893
VAR commissions	520	—
Professional services	2,907	1,101
Marketing and advertising	780	46
Other	297	460

Total accrued expense	$8,168	$5,760

Note 7. Borrowings
Secured Credit Facility
During October 2018, the Company entered into a Loan and Security Agreement with a lending institution for a revolving line of credit. The Company can draw up to the amount of 80% of its receivables not to exceed $15.0 million. The available balance is secured by the accounts receivable of the Company.
The Company had no draws on the line of credit as of December 31, 2019. The Loan and Security Agreement expired in
September 2020
.
PPP Loan
On April 10, 2020, the Company was granted a loan (the “Loan”) from a lending institution in the aggregate amount of $5.0 million, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), which was enacted March 27, 2020
.
The Loan, which was in the form of a note dated
April 21, 2020
, matures on
April 21, 2022
and bears interest at a rate of 1% per annum, payable monthly commencing on November 22, 2020. The note may be prepaid by the borrower at any time prior to maturity with no prepayment penalties.
Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations that have been entered into prior to

February 15, 2020. The Company intended to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act. The Company paid off the loan in full in January 2021.
Note 8. Convertible Preferred Stock, Common Stock and Stockholders’ Deficit
The following table summarizes details of convertible preferred stock authorized, issued and outstanding as of December 31, 2020 and 2019:

	December 31, 2020
		Share Issued	Issuance	Net
(in thousands, except for share counts)	Shares Authorized	and Outstanding	Price Per Share	Carrying Value	Liquidation Preference
Series Seed	18,233,848	17,918,211	$0.0618	$1,107	$1,107
Series A	28,725,920	28,725,920	0.2959	8,437	8,500
Series B	34,391,480	34,391,480	0.4414	15,096	15,180
Series C	14,468,290	14,468,290	2.0735	29,881	30,000
Series D	17,599,646	17,483,909	4.7523	82,976	83,089

Total convertible preferred stock	113,419,184	112,987,810		$137,497	$137,876

	December 31, 2019
		Share Issued	Issuance	Net
(in thousands, except for share counts)	Shares Authorized	and Outstanding	Price Per Share	Carrying Value	Liquidation Preference
Series Seed	18,233,848	17,918,211	$0.0618	$1,107	$1,107
Series A	28,725,920	28,725,920	0.2959	8,437	8,500
Series B	34,391,480	34,391,480	0.4414	15,096	15,180
Series C	14,468,290	14,468,290	2.0735	29,881	30,000
Series D	17,599,646	17,336,616	4.7523	82,276	82,389

Total convertible preferred stock	113,419,184	112,840,517		$136,797	$137,176

The terms of Series Seed, Series A, Series B, Series C, and Series D preferred stock are as follows:
Voting
The holders of the Series Seed, Series A, Series B, Series C, and Series D preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote. Series A class is entitled to elect two representatives to the Board of Directors. Each of the Series B, Series C, and Series D classes is entitled to elect one representative to the Board of Directors. The Series Seed class is not entitled to elect a representative to the Board of Directors.
Dividends
The holders of the Series Seed, Series A, Series B, Series C, and Series D preferred stock are entitled to receive, when and as declared by the Board of Directors and out of funds legally available, dividends payable in preference and priority to any dividend payment on common stock. As of December 31, 2020, no dividends have been declared or paid by the Company.
Liquidation Preference
In the event of any liquidation, dissolution, change of control or winding-up
of the affairs of the Company, the holders of the then outstanding Series Seed, Series A, Series B, Series C, and Series D preferred stock are entitled to receive, on a pari passu basis, an amount equal to the original issue price of $0.06, $0.29, $0.44, $2.07 and $4.75, respectively, per share plus any declared and unpaid dividends. If the amount paid would be greater had the preferred stockholders converted to common stock, the calculation of the amount to be distributed to the preferred shareholders shall be calculated as if the preferred stockholders had converted just prior to the distribution without having them first convert to common stock. After payment to the preferred stockholders, the remaining proceeds shall be distributed on a pro-rata
basis.
Conversion
Each share of Series Seed, Series A, Series B, Series C and Series D preferred stock, at the option of the holder, is convertible into a number of fully paid shares of common stock as determined by dividing the respective preferred stock issue price by the conversion price in effect at the time. The initial conversion price of Series Seed preferred stock is $0.06 per share and is subject to adjustment in accordance with anti- dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series A preferred stock is $0.29 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series B preferred stock is $0.44 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series C preferred stock is $2.07 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation. The initial conversion price of Series D preferred stock is $4.75 per share and is subject to adjustment in accordance with anti-dilution provisions contained in the Company’s Certificate of Incorporation
.
With respect to Series Seed, Series A, Series B, and Series C, conversion is at the holder’s option, however, all outstanding shares of preferred stock shall automatically convert immediately upon the closing of a sale of shares of common stock to the public at a price per share of at least $2.59 per share. At the election of the majority of all preferred stockholders and 10% of the outstanding Series C holders, shares of Series Seed, Series A, Series B, and Series C stock shall be automatically converted. With respect to Series D, conversion is at the holder’s option, however, all outstanding shares of preferred stock shall automatically convert immediately upon the closing of a sale of shares of common stock to the public at a price per share of at least $4.75 per share. The Series D stock shall be automatically converted at the election of the majority of Series D holders.
Redemption
The preferred stock is not redeemable at the option of the holder.
Repurchases
During the year ended December 31, 2020, the Company repurchased 263,031 shares of common stock from an employee for $4.75 per share net of withholding taxes of $0.2 million classified within accrued payroll for the employee’s related income tax liability. The fair value per share on the date of repurchase was $3.14. The repurchase resulted in additional compensation expense of $0.4 million for the value of the repurchase in excess of fair value. The expense is recognized in operating expenses within the general and administrative expenses on the consolidated statements of operations and comprehensive loss. The Company became contractually obligated to repurchase an additional 263,030 shares of common stock from this employee for $4.75 per share in 2021, with such obligation having been contingent but not probable of occurring as of December 31, 2020. However, the Company expects this obligation to be waived subsequent to the merger as described within Note 15 to the consolidated financial statements.
During the year ended December 31, 2019, the Company repurchased 244,691 shares of common stock from certain employees for $4.75 per share. The fair value per share on the date of repurchase was $2.55. The repurchase resulted in additional compensation expense of $0.5 million for the value of the repurchase in excess of fair value. The expense is recognized in operating expenses in the research and development expenses on the consolidated statements of operations and comprehensive loss.
During the year ended December 31, 2019, the Company repurchased 315,637 shares of series Seed convertible preferred stock from an employee for $4.75 per share. The fair value per share on the date of repurchase was $2.55. The repurchase resulted in additional compensation expense of $0.7 million for the value of the repurchase in excess of fair value. The expense is recognized in operating expenses in the research and development expenses on the consolidated statements of operations and comprehensive loss.
Management determines the fair value of its common stock using the methodology described in Note 2 Summary of Significant Accounting Policies, adjusting for changes in inputs based on material information known at the time of a repurchase transaction such as estimated timing to exit events and respective probabilities of such events occurring.
Common Stock Reserved for Future Issuance
The Company has reserved the following shares of common stock for future issuance:

	December 31,
	2020	2019
Common stock options outstanding	19,420,305	13,162,473
Shares available for issuance under the plan	4,649,322	2,823,610
Convertible preferred stock outstanding	112,987,810	112,840,517
Warrants to purchase Series D convertible preferred stock	115,737	263,030
Common stock warrants outstanding	190,000	190,000

Total shares of authorized common stock reserved for future issuance	137,363,174	129,279,630

Note 9. Stock Option Plan
The Company adopted the 2013 Stock Plan (the “2013 Plan”) under which a total of 36,313,607 shares of the Company’s common stock have been reserved for issuance to employees, directors and consultants as of December 31, 2020. Awards granted under the 2013 Plan may be incentive stock options, non-statutory
stock options, unrestricted common stock, or restricted common stock. Incentive stock options may only be granted to employees. The Board of Directors determines the exercise price, the period over which the awards become exercisable, the vesting conditions, and other terms and conditions of the award. The awards generally vest 25 percent after 12 months, followed by ratable vesting over 36 months. Awards granted generally expire 10 years from the date of grant. The grant date fair value of options is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

Option activity under the plan for the year ended December 31, 2020 is as follows:

	Number of Shares	Weighted-Average Exercise Price (Per Share)	Weighted-Average Remaining Contractual Life (in years)
Outstanding at December 31, 2019	13,162,473	$1.16	7.51
Granted	9,890,563	2.06
Exercised	(2,231,540)	0.42
Forfeited	(1,401,191)	1.08

Outstanding at December 31, 2020	19,420,305	$1.72	8.71

Options exercisable at December 31, 2019	4,561,561	0.37	4.14
Options exercisable at December 31, 2020	4,700,993	$0.98	6.84
The aggregate intrinsic value of stock options outstanding at December 31, 2020 was $13.6 million. As of December 31, 2020, the Company had 18,695,077 shares vested and expected to vest. In December 31, 2019, there were 240,875 options exercised by employees for which the Company did not receive the proceeds of $0.2 million prior to December 31, 2019, the proceeds are recorded as a note receivable in the consolidated statements of stockholders’ deficit.
Additional information regarding the exercise of stock options is as follows:

(in thousands, except weighted average)	2020	2019
Weighted-average grant date fair value of options granted	$1.28	$0.92
Intrinsic value of options exercised	4,455	3,909
In the years ended December 31, 2020 and 2019, the Company granted options to purchase 9,890,563 and 7,194,585 shares of common stock with aggregate fair values of $12.7 million and $6.6 million, respectively, calculated via the Black-Scholes option pricing model (see Note 2) using the following assumptions:

	Year Ended December 31,
	2020	2019
Expected option term (in years)	5.86	6.07
Expected volatility	53.1%	52.6%
Risk-free interest rate	0.56%	1.89%
Expected dividend yield	—%	—%
Fair value of common stock (per share)	$2.36	$1.81
The Company recorded compensation expense for the stock options of $2.6 million and $0.9 million for the years ended December 31, 2020 and 2019, respectively, which was recognized in the following captions within the consolidated statements of operations and comprehensive loss:

	Year Ended December 31,
(in thousands)	2020	2019
Cost of revenue	$589	$186
Research and development	693	307
Sales and marketing	578	262
General and administrative	709	103

Total stock-based compensation expense	$2,569	$858

Total unrecognized stock-based compensation expense for all stock-based awards outstanding was $15.4 million at December 31, 2020, which is expected to be recognized over a weighted-average period of 1.6 years.
Note 10. Stock Warrants
As part of a loan agreement entered into with a lending institution during 2015, the Company issued warrants to the lender granting the right to purchase 190,000 shares of the Company’s common stock at an exercise price of $0.06 per share. The loan agreement was terminated prior to January 1, 2018. The warrants expire on February 17, 2025. There has been no related warrant activity for these instruments since the date of issue. The warrant is classified as derivative liability within other liabilities in the consolidated balance sheets and subsequent adjustments to fair value are shown in other expense in the consolidated statements of operations and comprehensive loss. The fair value is measured at each reporting date using the Black- Scholes model using the following inputs:

	Year Ended December 31,
	2020	2019
Expected (remaining) option term (in years)	4.13	5.14
Expected volatility	55.4%	52.4%
Risk-free interest rate	0.36%	1.69%
Expected dividend yield	—%	—%
Fair value of common stock (per share)	2.93	2.00
As part of a development agreement with a customer signed in 2019, the Company will issue warrants to the customer, granting the right to purchase up to 294,594 shares of the Company’s Series D convertible preferred stock at an exercise price of $0.0001 per share and a grant date fair value equal to the Series D valuation. As the customer remits payment to the Company under the development agreement, a pro-rata
share of warrants will vest. These warrants expire on September 24, 2029.
The Company accounts for the warrants issued to the customer as consideration payable to the customer and a reduction of revenue with a corresponding adjustment to convertible preferred stock. The value of the warrants is measured based on the grant date fair value. The grant date was considered to occur at the execution date of the contract. The Company recorded $0.7 million and $0.2 million related to the warrants in 2020 and 2019, respectively. In accordance with the agreement, 147,293 and 31,564 warrants vested during the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, there are 115,737 outstanding warrants to be issued under the terms of the development agreement
.
Note 11. Income Taxes
The components of the Company’s loss before income taxes are as follows:

	Year Ended December 31,
(in thousands)	2020	2019
Loss before income taxes:
Domestic	$(18,269)	$(29,944)
Foreign	395	84

Total	$(17,874)	$(29,860)

The components of the income tax provision are as follows:

	Year Ended December 31,
(in thousands)	2020	2019
Current Provision
Federal	$—	$—
State	5	10
Foreign	106	5

Total current provision	111	15

Deferred Provision
Federal	—	—
State	—	—
Foreign	—	—

Total deferred provision	—	—

Total income tax expense	$111	$15

The overall effective tax rate differs from the statutory federal tax rate as follows:

	Year Ended December 31,
	% of Pretax Loss
	2020	2019
Statutory US federal rate	21.00%	21.00%
State income taxes	1.85	2.19
Stock-based compensation	(1.06)	(0.23)
Nondeductible expenses	(0.61)	(0.22)
Global intangible low-taxed income	(0.46)	(0.06)
Research & development credits	3.48	2.35
Valuation allowance	(25.18)	(25.65)
Change in statutory tax rate	(0.20)	—
Other rate items	0.24	0.50

Effective tax rate	(0.94)%	(0.12)%

Significant components of the Company’s net deferred tax assets are as follows:

	December 31,
(in thousands)	2020	2019
Deferred tax assets
Amortization	23	27
Deferred revenue	318	86
Deferred expenses	280	322
Reserves	560	713
Accrued expenses	453	97
Stock compensation	372	43
Uniform capitalization	45	31
Net operating losses	16,266	13,184
Research and development credits	3,085	2,467
Other state credits	147	141

Gross deferred tax assets	$21,546	$17,111
Less: Valuation allowance	(21,507)	(17,001)

Deferred tax liabilities
Depreciation	(39)	(110)
Unrealized foreign currency loss	(3)	—

Net deferred tax assets	$—	$—

The Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. There is no tax provision or tax benefit attributable to the net loss which differs from the amount computed by applying the US federal income tax rates of 21% to the pretax loss, primarily due to changes in valuation allowance, generation of research and development tax credits, and state taxes.
As of December 31, 2020, the Company had federal net operating loss carryforwards of $15.0 million that are subject to expire at various dates between 2033 and 2038, and net operating losses of $53.2 million, that have no expiration date and can be carried forward indefinitely. As of December 31, 2020, the Company has state tax net operating loss carryforwards of approximately $34.6 million, that are subject to expire at various dates between 2033 and 2044. At December 31, 2020, the Company had federal and state research and development tax credit carryforwards of $2.1 million and $1.3 million, respectively, available to reduce future income taxes payable which begin to expire in 2030.
Utilization of the net operating loss and research and development credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986, and similar state provisions, due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and research and development credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. As of December 31, 2020, the Company has not completed a 382 study to assess whether a change of ownership has occurred since its formation
.
The Company has not conducted a study of its research and development credit carryforwards. This study may result in an adjustment to research and development credit carryforwards; however, until a study is completed and any adjustment is known, no amounts are being presented as an uncertain tax position. A full valuation allowance has been provided against the Company’s research and development credits and, if an adjustment is required, this adjustment would be offset by an adjustment to the valuation allowance. Thus, there would be no impact to the balance sheets or statements of operations if an adjustment were required.

Uncertain tax positions represent tax positions for which reserves have been established. The Company’s policy is to record interest and penalties related to uncertain tax positions as part of income tax expense. Reserves for uncertain tax positions as of December 31, 2020 are not material and would not impact the effective tax rate if recognized as a result of the valuation allowance maintained against the Company’s net deferred tax assets.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business the Company is subject to examination by federal, state and foreign jurisdictions, where applicable. There are currently no pending income tax examinations. The Company is open to future tax examination under statute from 2016 to the present; however, carryforward attributes that were generated prior to January 1, 2016 may still be adjusted upon examination by federal, state or local tax authorities to the extent utilized in an open tax year or in future periods.
As of December 31, 2020, the Company has not provided for deferred income taxes on undistributed earnings of its foreign subsidiaries since these earnings are deemed to be indefinitely reinvested. Upon distribution of those earnings in the form of dividends or otherwise, the Company could be subject to income taxes as well as withholding taxes. The amount of taxes attributable to the undistributed earnings is immaterial
.
The Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are primarily comprised of net operating loss carryforwards and capitalized research and development costs. Management has determined that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets and, as a result, a full valuation allowance of $21.5 million has been established at December 31, 2020.
The following table presents the changes in the balance of the Company’s deferred income tax asset valuation allowance:

	Year Ended December 31,
(in thousands)	2020	2019
Balance at beginning of year	$17,001	$9,343
Additions charged to expense	4,465	7,658

Balance at end of year	$21,466	$17,001

Note 12. Commitments and Contingencies
Operating Leases
The Company leases two spaces with two locations in Watertown, Massachusetts and one location in Billerica, Massachusetts for office and manufacturing, under noncancellable operating lease agreements. These leases provide for escalating monthly payments and are set to expire in December 2023, April 2027, and July 2028. Rent expense under the Company’s lease agreements was $2.2 million and $2.3 million for the years ended December 31, 2020 and 2019, respectively. Future minimum lease payments under these agreements are as follows:

(in thousands)	Amount
2021	$2,150
2022	2,866
2023	3,070
2024	2,132
2025	2,089
After 2025	5,088

Total future minimum lease payments	$17,395

Minimum Commitment Arrangements
The Company may enter into
non-binding
purchase agreements with suppliers to acquire inventory and other materials during the normal course of business. The Company did not have any minimum commitment arrangements.
Legal Proceedings
From time to time, the Company may face legal claims or actions in the normal course of business. At each reporting date, the Company evaluates whether a potential loss amount or a potential range of loss is probable and reasonably estimable under the provisions of the authoritative guidance that address accounting for contingencies. The Company expenses as incurred the costs related to its legal proceedings.
Note 13. Net Loss Per Share
The Company computes basic net loss per share using net loss attributable to MarkForged, Inc. common stockholders and the weighted-average number of common shares outstanding during each period. Diluted earnings per share include shares issuable upon exercise of outstanding stock options and stock-based awards where the conversion of such instruments would be dilutive.

	Year Ended December 31,
(in thousands, except per share amounts)	2020	2019
Numerator for basic and diluted net loss per share:
Net loss	$(17,985)	$(29,875)
Deemed dividend – repurchase of Series Seed convertible preferred stock	—	(785)
Deemed dividend – repurchase of common stock	(826)	(624)

Net loss attributable to MarkForged, Inc. common stockholders	$(18,811)	$(31,284)
Denominator for basic and diluted net loss per share:
Weighted average shares outstanding	40,258,968	38,673,218
Net loss per common share:
Basic	$(0.47)	$(0.81)
Diluted	$(0.47)	$(0.81)
For the year ended December 31, 2020 and 2019, the Company was in a net loss position, thus the effect of potentially dilutive securities, including non-vested
stock options, restricted stock awards, warrants, and convertible preferred stock, was excluded from the denominator for the calculation of diluted net loss per share because the inclusion of such securities would be antidilutive. The following dilutive securities are excluded from the denominator:

	Years ended December 31,
	2020	2019
Convertible preferred stock	112,987,810	112,840,517
Unvested awards	19,599,305	13,656,557
Warrants	190,000	190,000

Total	132,777,115	126,687,074

Note 14. Segment Information
In the operation of the business, the Chief Executive Officer, who is the Company’s chief operating decision maker, reviews the business as one segment. The Company currently sells its product in the Americas, Europe, Middle East and Africa (“EMEA”), and Asia Pacific (“APAC”) markets. The Company measures revenue based on the physical location of where the customer who is receiving the promised goods or service is located. Disaggregated revenue data for those markets is as follows:

	Revenue during the years ended December 31,
(in thousands)	2020	2019
Americas	$40,837	$53,183
EMEA	19,214	12,142
APAC	11,800	7,224

Total	$71,851	$72,549

Revenue generated from customers within the Company’s country of domicile, the United States, amounted to $35.1 million and $44.9 million for the years ended December 31, 2020 and 2019, respectively. The Company’s long-lived assets are substantially located in the United States, where the Company’s primary operations are located. here the Company’s primary operations are located
.
Note 15. Subsequent Events
The Company has evaluated subsequent events through April 1, 2021, the date the financial statements were available to be issued, and has determined that the following subsequent events require disclosure in the consolidated financial statements:
On February 23, 2021, Markforged entered into an Agreement and Plan of Merger with AONE a special purpose acquisition company, and Caspian Merger Sub Inc., a wholly-owned subsidiary of AONE. Pursuant to the Agreement and Plan of Merger, at the effective time of the merger, Caspian Merger Sub Inc. will merge with and into Markforged and Markforged will survive the merger as a wholly-owned subsidiary of AONE. Upon closing of the merger, AONE is expected to be named Markforged Holding Corporation and will continue to be listed on the NYSE and trade under the ticker symbol “MKFG.” Cash proceeds of the merger will be funded through a combination of AONE’s $215 million of cash held in trust (assuming no redemptions) and an aggregate of $210 million in fully committed common stock transactions at $10.00 per share. Prior to the effective time of the Merger, Markforged will repurchase or settle for cash shares of common stock and stock options, as applicable, from certain of its stockholders, for a total value of approximately $45.0 million of cash on hand, referred to as the “Employee Transactions”.

Markforged Holding Company
(f/k/a ONE)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash	$306,896	$919,823
Prepaid expenses	248,596	314,351

Total current assets	555,492	1,234,174
Investments held in Trust Account	215,099,354	215,076,225

Total Assets	$215,654,846	$216,310,399

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,921	$115,360
Accrued expenses	2,715,966	24,847

Total current liabilities	2,720,887	140,207
Deferred underwriting commissions	7,525,000	7,525,000
Derivative warrant liabilities	19,607,500	17,902,500

Total liabilities	29,853,387	25,567,707
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 18,080,145 and 18,574,269 shares subject to possible redemption at $10.00 per share at June 30, 2021 and December 31, 2020, respectively	180,801,450	185,742,690
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 3,419,855 and 2,925,731 shares issued and outstanding (excluding 18,080,145 and 18,574,269 shares subject to	342	293
possible redemption) at June 30, 2021 and December 31, 2020, respectively
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 5,375,000 shares issued and outstanding at June 30, 2021 and December 31, 2020	538	538
Additional paid-in capital	12,551,921	7,610,730
Accumulated deficit	(7,552,792)	(2,611,559)

Total shareholders’ equity	5,000,009	5,000,002

Total Liabilities and Shareholders’ Equity	$215,654,846	$216,310,399

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Markforged Holding Company
(f/k/a ONE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021	For the period from June 24, 2020 (inception) through June 30, 2020
General and administrative expenses	$1,104,977	$3,199,362	$11,030
Administrative expenses - related party	30,000	60,000	—

Loss from operations	(1,134,977)	(3,259,362)	(11,030)
Other income (expenses)
Change in fair value of derivative warrant liabilities	3,069,000	(1,705,000)	—
Net gain from investments held in Trust Account	3,248	23,129	—

Net income (loss)	$1,937,271	$(4,941,233)	$(11,030)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	21,500,000	21,500,000	—

Basic and diluted net income per share, Class A ordinary shares	$0.00	$0.00	$—

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,375,000	5,375,000	5,000,000

Basic and diluted net loss per share, Class B ordinary shares	$0.36	$(0.92)	$(0.00)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Markforged Holding Company
(f/k/a ONE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Three and Six Months Ended June 30, 2021

	Ordinary Shares
	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance - December 31, 2020	2,925,731	$293	5,375,000	$538	$7,610,730	$(2,611,559)	$5,000,002
Shares subject to possible redemption	687,851	68	—	—	6,878,442	—	6,878,510
Net loss	—	—	—	—	—	(6,878,504)	(6,878,504)

Balance - March 31, 2021 (Unaudited)	3,613,582	$361	5,375,000	$538	$14,489,172	$(9,490,063)	$5,000,008
Shares subject to possible redemption	(193,727)	(19)	—	—	(1,937,251)	—	(1,937,270)
Net income	—	—	—	—	—	1,937,271	1,937,271

Balance - June 30, 2021 (Unaudited)	3,419,855	$342	5,375,000	$538	$12,551,921	$(7,552,792)	$5,000,009

For the Period from June 24, 2020 (inception) through June 30, 2020

	Ordinary Shares
	Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance - June 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Net loss	—	—	—	—	—	(11,030)	(11,030)

Balance - June 30, 2020 (unaudited)	—	$—	5,750,000	$575	$24,425	$(11,030)	$13,970

The accompanying notes are an integral part of these condensed consolidated financial statements

Markforged Holding Company
(f/k/a ONE)
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	For the Six Months Ended June 30, 2021	For the period from June 24, 2020 (inception) through June 30, 2020
Cash Flows from Operating Activities:
Net loss	$(4,941,233)	$(11,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	1,705,000	—
Net gain from investments held in Trust Account	(23,129)	—
Changes in operating assets and liabilities:
Prepaid expenses	65,755	—
Accounts payable	(110,439)	—
Accrued expenses	2,691,119	11,030

Net cash used in operating activities	(612,927)	—

Net change in cash	(612,927)	—
Cash - beginning of the period	919,823	—

Cash - end of the period	$306,896	$—

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued expenses	$—	$158,237
Deferred offering costs included in accounts payable	$—	$8,000
Deferred offering costs paid in exchange for issuance of Class B ordinary shares to Sponsor	$—	$25,000
Change in value of Class A ordinary shares subject to possible redemption	$(4,941,240)	$—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Organization and General
Markforged Holding Corporation is an additive manufacturing company. Our platform, The Digital Forge, is an intuitive additive manufacturing platform powering engineers, designers and manufacturing professionals globally. The Digital Forge combines precise and reliable 3D printers and metal and composite proprietary materials seamlessly with its cloud-based learning software offering to empower manufacturers to create more resilient and agile supply chains. Founded in 2013 by two
MIT-educated
engineers, we are a company of over 300 engineers, builders and problem solvers. We are based in greater Boston, Massachusetts, where we have our own in-house
manufacturing facility and where we design all of our industrial 3D printers, software and metal and composite proprietary materials.
one (when referred to prior to the Business Combination, the “Company”) was an incorporated blank check company incorporated in the Cayman Islands on June 24, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
At June 30, 2021, the Company had not yet commenced operations. All activity for the period from June 24, 2020 (inception) through June 30, 2021 relates to the Company’s formation and its preparation for the initial public offering (“Initial Public Offering”), which is described below, and since the offering, the search for a prospective initial Business Combination. The Company did not generate any operating revenue prior to the completion of the Business Combination. The Company generateed non-operating
income in the form of income earned on investments on cash and cash equivalents in the Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.
Sponsor and Initial Public Offering
The Company’s sponsor was
A-star,
a Cayman Islands exempted limited partnership (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 17, 2020. On August 20, 2020, the Company consummated its Initial Public Offering of 21,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 1,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $215.0 million, and incurring offering costs of approximately $12.4 million, inclusive of approximately $7.5 million in deferred underwriting commissions (Note 5).
Trust Account
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,150,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $2.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.3 million (Note 4).
Initial Business Combination
Upon the closing of the Initial Public Offering and the Private Placement, $215.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

acting as trustee, and will be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
of the Investment Company Act, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management had broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds were intended to be applied generally toward consummating a Business Combination.
The Company provided its holders (the “Public Shareholders”) of its Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The Public Shareholders were entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount distributed to Public Shareholders who redeemed their Public Shares was not be reduced by the deferred underwriting commissions the Company paid to the underwriters (as discussed in Note 5). These Public Shares have been recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
Business Combination
The Company, and after the Domestication (as defined below), “Markforged Holding Corporation,” previously entered into an Agreement and Plan of Merger, dated as of February 23, 2021, by and among one, Caspian Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of one, and MarkForged, Inc., a Delaware corporation. On July 14, 2021, as contemplated by the Merger Agreement and described in the section titled “
Domestication Proposal
” beginning on page 138 of the final prospectus and definitive proxy statement, dated June 24, 2021 filed with the Securities and Exchange Commission, the Company filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which one was domesticated and continues as a Delaware corporation, changing its name to “Markforged Holding Corporation” (the “Domestication”).
Note 2 — Summary of Significant Accounting Policies
Basis of presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021.
The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form
10-K/A
filed by the Company with the SEC on May 14, 2021.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Emerging growth company
As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. As of June 30, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Principles of Consolidation
The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions and balances have been eliminated in consolidation.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021 and December 31, 2020, the Company had no cash equivalents.
Investments Held in the Trust Account
At June 30, 2021, the Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain from investments held in Trust Account in the accompanying unaudited condensed statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2021, the carrying values of cash, prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short-term nature of the instruments. As of June 30, 2021, the Company’s portfolio of investments held in the Trust Account is comprised entirely of investments in money market funds that invest in U.S. government securities. The Company uses NAV as a practical expedient to fair value for its investments in money market funds.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities are expensed as incurred, presented as non-operating
expenses in the statement of operations. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The 5,375,000 warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the 3,150,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued in connection with the Initial Public Offering and Private Placement were initially estimated using a Binomial Lattice in a risk-neutral framework. For each modeled future price, the warrant payoff is calculated based on the contractual terms (incorporating any optimal early exercise / redemption), and then discounted at the term-matched risk-free rate. Finally, the value of the Warrants is calculated as the probability-weighted present value over all future modeled payoffs. The fair value of warrants issued in connection with the Company’s Initial Public Offering have subsequently been measured based on the listed market price of such warrants while the fair value of the Private Placement Warrants continue to be estimated using a Binomial Lattice model.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 18,080,145 and 18,574,269 shares of Class A ordinary shares subject to possible redemption are presented as temporary equity, respectively, outside of the shareholders’ equity section of the Company’s unaudited condensed consolidated balance sheets.
Income Taxes
ASC Topic 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts for interest and penalties as of June 30, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Net Income (Loss) per Ordinary Share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” Net income (loss) per common share is computed by dividing net loss by the weighted average number of shares of ordinary shares outstanding during the period. Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period.
At June 30, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
For the three and six months ended June 30, 2021, the Company’s unaudited condensed statements of operations includes a presentation of income (loss) per Class A ordinary share subject to redemption in a manner similar to the two-class
method of income (loss) per share. Net income per Class A ordinary share, basic and diluted, is calculated by dividing the investment income earned on the Trust Account by the weighted average number of Class A ordinary shares outstanding for the periods. Net loss per Class B ordinary share, basic and diluted, is calculated by dividing the net loss, less income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the periods.
The calculation of diluted net income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering and Private Placement since the exercise price of the warrants is in excess of the average ordinary shares price for the period and therefore the inclusion of such warrants would be anti-dilutive.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following tables reflect the calculation of basic and diluted net income (loss) per ordinary share:

	For the Three Months	For the Six Months
	Ended June 30, 2021	Ended June 30, 2021
Class A ordinary share
Numerator: Income allocable to Class A ordinary share
Income from investments held in Trust Account	$3,248	$23,129
Less: Company’s portion available to be withdrawn to pay taxes	—	—

Net income attributable to Class A ordinary share	$3,248	$23,129

Denominator: Weighted average Class A ordinary share
Basic and diluted weighted average shares outstanding, Class A ordinary share	21,500,000	21,500,000

Basic and diluted net income per share, Class A ordinary share	$0.00	$0.00

Class B ordinary share
Numerator: Net income (loss) minus net income allocable to Class A ordinary share
Net income (loss)	$1,937,271	$(4,941,233)
Net income allocable to Class A ordinary share	3,248	23,129

Net income (loss) attributable to Class B ordinary share	$1,934,023	$(4,964,362)

Denominator: Weighted average Class B ordinary share
Basic and diluted weighted average shares outstanding, Class B ordinary share	5,375,000	5,375,000

Basic and diluted net income (loss) per share, Class B ordinary share	$0.36	$(0.92)

Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statement.
Note 3 — Initial Public Offering
On August 20, 2020, the Company consummated its Initial Public Offering of 21,500,000 Units, including 1,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $215.0 million, and incurring offering costs of approximately $12.4 million, inclusive of approximately $7.5 million in deferred underwriting commissions.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Each Unit consists of one Class A ordinary share, and
one-fourth
of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 6).
Note 4 — Related Party Transactions
Founder Shares
On June 26, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). Up to 750,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On August 10, 2020, the Sponsor transferred 25,000 Founder Shares to each of Michelle Gill, Lachy Groom, Gautam Gupta, Trina Spear, and Laura de Petra, and 30,000 Founder Shares to Pierre Lamond. On August 20, 2020, the underwriters exercised their over-allotment option and, an aggregate of 375,000 Founder Shares were forfeited by the Sponsor for no consideration accordingly.
The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-
trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 3,150,000 Private Placement Warrants at a price of $2.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.3 million.
Prior to the consummation of the Business Combination, each warrant was exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company did not complete a Business Combination within the Combination Period, the Private Placement Warrants would have expired worthless.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.
Sponsor Loan
On June 26, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest
bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note, and fully repaid the Note on August 20, 2020.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Working Capital Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $2.00 per warrant. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
The Company agreed to pay the Sponsor a total of $10,000 per month, commencing on date the Company’s securities are first listed on the New York Stock Exchange (the “listing date”), for office space, secretarial and administrative services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the three and six months ended June 30, 2021, the Company incurred $30,000 and $60,000, respectively for expenses in connection with the Administrative Support Agreement.
Note 5 — Commitments and Contingencies
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, were entitled to registration rights pursuant to a registration rights agreement. These holders are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the final prospectus relating to the Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On August 20, 2020, the underwriters exercised their over-allotment option of 1,500,000 Units and, an aggregate of 375,000 Class B ordinary shares were forfeited by the Sponsor for no consideration accordingly.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.3 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $7.5 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6 — Derivative Warrant Liabilities
As of June 30, 2021 and December 31, 2020, the Company has 5,375,000 and 3,150,000 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of at $11.50 per share and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sales price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, commencing ninety days after the warrants become exercisable, the Company may redeem the warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares (as defined below);

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before the Company sends the notice of redemption to the warrant holders;

•	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

•
if, and only if, there is an effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the
30-day
period after written notice of redemption is given.

The “fair market value” of the Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7 — Shareholders’ Equity
Preference Shares
 - The Company is authorized to issue 1,000,000 preference with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
 - The Company is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of June 30, 2021, there were 21,500,000 Class A ordinary shares issued or outstanding, including 18,080,145 Class A ordinary shares subject to possible redemption. As of December 31, 2020, there were 21,500,000 Class A ordinary shares issued or outstanding, including 18,574,269 Class A ordinary shares subject to possible redemption.
Class
 B Ordinary Shares
 - The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. At August 20, 2020, there were 5,750,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 750,000 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On August 20, 2020, the underwriters exercised their over-allotment option in part and, accordingly, an aggregate of 375,000 Founder Shares were forfeited by the Sponsor for no consideration accordingly. As of June 30, 2021 and December 31, 2020, there were 5,375,000 Class B ordinary shares outstanding.
Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the election of the Company’s directors prior to the initial Business Combination.
The Class B ordinary shares will automatically convert into Class A ordinary shares immediately upon the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity- linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity- linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants that may be issued upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
June 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money market fund	$215,099,354	$—	$—
Liabilities:
Derivative warrant liabilities - Public	$12,362,500	$—	$—
Derivative warrant liabilities - Private	$—	$—	$7,245,000
December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S Treasury bills maturing on February 18, 2021	$215,076,225	$—	$—
Liabilities:
Derivative warrant liabilities - Public	$11,287,500	$—	$—
Derivative warrant liabilities - Private	$—	$—	$6,615,000
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in October 2020, when the Public Warrants were separately listed and traded.
Level 1 instruments include investments in mutual funds invested in government securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The estimated fair value of warrants issued in connection with the Initial Public Offering and Private Placement were initially estimated using a Binomial Lattice in a risk-neutral framework. For each modeled future price, the

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

warrant payoff is calculated based on the contractual terms (incorporating any optimal early exercise / redemption), and then discounted at the term-matched risk-free rate. Finally, the value of the Warrants is calculated as the probability-weighted present value over all future modeled payoffs. The fair value of warrants issued in connection with the Company’s Initial Public Offering have subsequently been measured based on the listed market price of such warrants while the fair value of the Private Placement Warrants continue to be estimated using a Binomial Lattice model.
For the three months ended June 30, 2021, the Company recognized a gain to the condensed statement of operations resulting from an decrease in the fair value of liabilities of $3.1 million presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed consolidated statement of operations. For the six months ended June 30, 2021, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of $1.7 million presented as change in fair value of derivative warrant liabilities on the accompanying unaudited condensed consolidated statement of operations.
The estimated fair value of the Private Placement Warrants is determined using Level 3 inputs. Inherent in a Binomial Lattice model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of December 31, 2020	As of June 30, 2021
Volatility	25.8%	36.2%
Stock price	$10.77	9.98%
Risk-free rate	0.43%	8.88%
Dividend yield	0.0%	0.0%
The change in the fair value of the derivative warrant liabilities as classified level 3 for the three and six months ended June 30, 2021 is summarized as follows:

Level 3 - Derivative warrant liabilities at December 31, 2020	$6,615,000
Change in fair value of derivative warrant liabilities	1,764,000

Level 3 - Derivative warrant liabilities at March 31, 2021	$8,379,000
Change in fair value of derivative warrant liabilities	(1,134,000)

Level 3 - Derivative warrant liabilities at June 30, 2021	$7,245,000

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 9 — Subsequent Events
The Company (“AONE”), a Cayman Islands exempted company, and after the Domestication (as defined below), “Markforged Holding Corporation,” previously entered into an Agreement and Plan of Merger, dated as of February 23, 2021 (the “Merger Agreement”), by and among AONE, Caspian Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of AONE (“Merger Sub”), and MarkForged, Inc., a Delaware corporation (“Markforged”).
On July 14, 2021, as contemplated by the Merger Agreement and described in the section titled “
Domestication Proposal
” beginning on page 138 of the final prospectus and definitive proxy statement, dated June 24, 2021 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), AONE filed a notice of deregistration and necessary accompanying documents with the Cayman Islands Registrar of Companies, and a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which AONE was domesticated and continues as a Delaware corporation, changing its name to “Markforged Holding Corporation” (the “Domestication”).
As a result of and upon the effective time of the Domestication, among other things, (i) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share, of AONE (the “Class A Ordinary Shares”) automatically converted, on a one-for-one
basis, into a share of common stock, par value $0.0001 per share, of Markforged Holding Corporation (the “New Common Stock”); (ii) each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share, of AONE (the “Class B Ordinary Shares”) automatically converted, on a one-for-one
basis, into shares of New Common Stock; (iii) each of the then issued and outstanding redeemable warrants of AONE (the “AONE Warrants”) automatically converted, on a one-for-one
basis, into redeemable warrants to acquire one share of New Common Stock (the “New Warrants”); and (iv) each of the then issued and outstanding units of AONE that had not been previously separated into the underlying Class A Ordinary Shares and underlying AONE Warrants upon the request of the holder thereof were cancelled and entitled the holder thereof to one share of New Common Stock and one-fourth
of one New Warrant. No fractional New Warrants were issued, and no fractional shares of New Common Stock were issued or will be issuable upon the exercise of New Warrants.
On July 13, 2021, AONE held an extraordinary general meeting of stockholders (the “Special Meeting”), at which the AONE stockholders considered and adopted, among other matters, a proposal to approve the Merger (as defined below), including approving the other transactions contemplated by the Merger Agreement and related agreements described in the Proxy Statement/Prospectus.
On July 14, 2021, as contemplated by the Merger Agreement and described in the section titled “
BCA Proposal
” beginning on page 98 of the Proxy Statement/Prospectus, Markforged Holding Corporation consummated the merger transaction contemplated by the Merger Agreement, whereby Merger Sub merged with and into Markforged, with the separate corporate existence of Merger Sub ceasing and Markforged being the surviving corporation and a wholly owned subsidiary of Markforged Holding Corporation (the “Merger” and, together with the Domestication, the “Transactions”).
Immediately prior to the effective time of the Merger (the “Effective Time”), Markforged purchased approximately $45.0 million of its securities from certain of its stockholders (the “Employee Transactions”), and each outstanding share of Markforged preferred stock was converted on a one-for-one
basis into shares of Markforged common stock, par value $0.0001 per share (the “Markforged Common Stock”) (the “Preferred Stock Conversion”). Holders of 6,418,667 Class A Ordinary Shares sold in AONE’s initial public offering

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from AONE’s initial public offering, calculated as of two business days prior to the consummation of the Merger, which was approximately $10.005 per share, or $64,216,731.96 in the aggregate (the “Redemption”). The remaining approximately $150.9 million in AONE’s trust account was released to Markforged Holding Corporation, net of transaction expenses.
At the Effective Time, among other things, each outstanding share of Markforged Common Stock as of immediately prior to the effective time of the Merger (after giving effect to the Employee Transactions and the Preferred Stock Conversion), other than (x) any shares of Markforged Common Stock subject to Markforged Awards (as defined below) and (y) any shares of Markforged capital stock held in treasury by Markforged, which treasury shares were canceled as part of the Merger, was canceled and converted into the right to receive a number of shares of New Common Stock equal to the product of one share of Markforged Common Stock multiplied by the Exchange Ratio (as defined below). No fractional shares were issued in the Merger, and any fractional shares that a holder of Markforged securities would have otherwise been entitled to in the Merger were eliminated in accordance with the terms of the Merger Agreement.
At the Effective Time, all options to purchase shares of Markforged Common Stock and all restricted stock units based on shares of Markforged Common Stock outstanding as of immediately prior to the Merger (together, the “Markforged Awards”) were converted into (a) options to purchase shares of New Common Stock (“New Options”), and (b) restricted stock units based on shares of New Common Stock (“New RSUs”), respectively.
The “Exchange Ratio,” defined as (i) $1.7 billion minus the aggregate amount paid pursuant to the Employee Transactions (the “Equity Value,” or $1.655 billion), divided by (ii) $10.00, divided by (iii) the number of issued and outstanding shares of Markforged Common Stock, on a fully diluted and as-converted
basis (including shares subject to outstanding Markforged Awards and shares available for issuance in respect of Markforged Awards not yet granted under Markforged’s existing incentive plan), was approximately 0.9522514.
The holders of Markforged Common Stock and Markforged Awards (whether vested or not) immediately prior to the Effective Time are entitled to receive, on a pro rata basis, up to 14,666,667 additional shares of New Common Stock (“Markforged Earnout Shares”) as follows: (i) if the volume-weighted average price of New Common Stock is at least $12.50 for any 20 trading days in a consecutive
30-trading
day period, 8,000,000 Markforged Earnout Shares will be issued, (ii) if the volume-weighted average price of New Common Stock is at least $15.00 for any 20 trading days in a consecutive
30-trading
day period, 6,666,667 Markforged Earnout Shares will be issued and (iii) upon a change of control or a liquidation of Markforged Holding Corporation, all previously unearned Markforged Earnout Shares will be issued. Markforged stockholders will not receive any Markforged Earnout Shares not earned as of July 14, 2026. Any Markforged Earnout Share that would otherwise be distributed to a holder of a Markforged Award that is unvested as of the date of distribution will be distributed in the form of a New RSU, which will vest subject to the same vesting conditions as the underlying award. If such Markforged Award holder forfeits the underlying Markforged Award, then such holder’s right to receive the allocable Markforged Earnout Shares will immediately terminate (and such Markforged Earnout Shares would instead be distributed on a pro rata basis to the other eligible former holders of Markforged Common Stock and Markforged Awards).
Concurrently with the execution of the Merger Agreement, AONE entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), by and among AONE, Markforged,
A-star,
a Cayman Islands limited liability company and AONE’s sponsor (the “Sponsor”), and the other holders of the Class B Ordinary Shares (collections, the “Sponsor parties”), which provides, among other things, that 50% of the shares of New Common

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Stock held by the Sponsor as a result of the conversion of its Class B Ordinary Shares in connection with the Domestication (the “Sponsor Earnout Shares”) will be subject to the following vesting conditions: (i) 50% of the Sponsor Earnout Shares (25% of the Sponsor’s total shares) will vest if the volume-weighted average price of New Common Stock is at least $12.50 for any 20 trading days in a consecutive
30-trading
day period and (ii) 50% of the Sponsor Earnout Shares (25% of the Sponsor’s total shares) will vest if the volume-weighted average price of New Common Stock is at least $15.00 for any 20 trading days in a consecutive
30-trading
day period. Any Sponsor Earnout Shares not vested as of July 14, 2026 will be forfeited.
PIPE Investment
As previously announced, on February 23, 2021, concurrently with the execution of the Merger Agreement, AONE entered into subscription agreements with certain investors (collectively, the “PIPE Investors”) pursuant to which, on the terms and subject to the conditions therein, the PIPE Investors collectively subscribed for 21,000,000 shares of New Common Stock at $10.00 per share for an aggregate purchase price equal to $210,000,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Transactions.
Post-Closing Capitalization
On July 14, 2021 immediately following the Transactions and after giving effect to the Merger, the Employee Transactions, the Preferred Stock Conversion, the PIPE Investment and the Redemption, Markforged Holding Corporation’s capitalization consisted of:

185,251,837	Shares of New Common Stock outstanding
8,524,984	Shares of New Common Stock subject to outstanding New Warrants (of which 3,150,000 are in respect of private placement warrants held by Sponsor)
18,434,577	Shares of New Common Stock subject to outstanding options and RSUs under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (the “2021 Plan”)
212,211,398	Total outstanding equity at closing, including vested and unvested options and RSUs
24,065,423	Shares of New Common Stock reserved for issuance under the 2021 Plan
4,700,000	Shares of New Common Stock reserved for future issuance under the Markforged Holding Corporation 2021 Employee Stock Purchase Plan
14,666,667	Shares of New Common Stock reserved for future issuance as Markforged Earnout Shares and/or Earnout RSUs
Upon the consummation of the Transactions, AONE’s units ceased trading on the New York Stock Exchange (the “NYSE”) and, on July 15, 2021, the shares of New Common Stock and the New Warrants began trading under the symbols “MKFG” and “MKFG.WS,” respectively.
Terms used but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus and such definitions are

Markforged Holding Company
(f/k/a ONE)
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

incorporated herein by reference. Unless the context otherwise requires, all references to “we”, “us” or “our” refer to Markforged Holding Corporation.
Registration Rights Agreement
On July 14, 2021, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Markforged Holding Corporation, the Sponsor Parties and certain former stockholders of Markforged entered into the Registration Rights Agreement.
Lock-up
Agreements
On July 14, 2021, in connection with the consummation of the Transactions and as contemplated by the Merger Agreement, Markforged Holding Corporation entered into separate
Lock-Up
agreements with certain of stockholders of Markforged Holding Corporation, which agreements are identical except for, as indicated in the Form of
Lock-Up
Agreement filed as Exhibit 10.8, an additional provision applicable only to those stockholders who are also party to the Registration Rights Agreement (the Sponsor Parties and certain former holders of the preferred stock of Markforged), and an additional provision applicable only to the Sponsor Parties.
The material terms of the Registration Rights Agreement and
Lock-up
Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 115 under the section entitled “
BCA Proposal—Related Agreements
.” Such descriptions are qualified in their entirety by the text of such agreements, which are included as Exhibit 10.8 to this Report and are incorporated herein by reference.
Management has evaluated subsequent events and transactions that occurred after the balance sheet date through the date the balance sheet was available for issuance. Based upon this review, except as noted above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of one
Opinion on the Financial Statements
We have audited the accompanying balance sheet of one (the “Company”), as of December 31, 2020, the related statements of operations, changes in shareholders’ equity and cash flows for the period from June 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from June 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 13, 2021

one
BALANCE SHEET
As Restated — See Note 2
December 31, 2020

Assets
Current assets:
Cash	$919,823
Prepaid expenses	314,351

Total current assets	1,234,174
Investments held in Trust Account	215,076,225

Total Assets	$216,310,399

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$115,360
Accrued expenses	24,847

Total current liabilities	140,207
Deferred underwriting commissions	7,525,000
Derivative warrant liabilities	17,902,500

Total liabilities	25,567,707
Commitments and Contingencies
Class A ordinary shares, $0.0001 par value; 18,574,269 shares subject to possible redemption at $10.00 per share	185,742,690
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 400,000,000 shares authorized; 2,925,731 shares issued and outstanding (excluding 18,574,269 shares subject to possible redemption)	293
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 5,375,000 shares issued and outstanding	538
Additional paid-in capital	7,610,730
Accumulated deficit	(2,611,559)

Total shareholders’ equity	5,000,002

Total Liabilities and Shareholders’ Equity	$216,310,399

The accompanying notes are an integral part of these financial statements.

one
STATEMENT OF OPERATIONS
As Restated — See Note 2
For the Period From June 24, 2020 (Inception) Through December 31, 2020

General and administrative expenses	$340,824
Administrative expenses – related party	40,000

Loss from operations	(380,824)
Other income (expenses)
Change in fair value of derivative warrant liabilities	(1,705,000)
Offering costs associated with derivative warrant liabilities	(601,960)
Net gain from investments held in Trust Account	76,225

Net loss	$(2,611,559)

Basic and diluted weighted average shares outstanding of Class A ordinary shares	21,500,000

Basic and diluted net income per share, Class A ordinary shares	$0.00

Basic and diluted weighted average shares outstanding of Class B ordinary shares	5,265,873

Basic and diluted net loss per share, Class B ordinary shares	$(0.51)

The accompanying notes are an integral part of these financial statements.

one
STATEMENT OF CHANGE IN SHAREHOLDERS’ EQUITY
As Restated — See Note 2
For the period from June 24, 2020 (inception) through December 31, 2020

	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – June 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B ordinary shares to Sponsor	—	—	5,750,000	575	24,425	—	25,000
Sale of units in initial public offering, less fair value of public warrants	21,500,000	2,150	—	—	204,785,350	—	204,787,500
Offering costs	—	—	—	—	(11,773,249)	—	(11,773,249)
Excess of cash received over fair value of private placement warrants	—	—	—	—	315,000	—	315,000
Forfeiture of Class B ordinary shares	—	—	(375,000)	(37)	37	—	—
Shares subject to possible redemption	(18,574,269)	(1,857)	—	—	(185,740,833)	—	(185,742,690)
Net loss	—	—	—	—	—	(2,611,559)	(2,611,559)

Balance – December 31, 2020	2,925,731	$293	5,375,000	$538	$7,610,730	$(2,611,559)	$5,000,002

The accompanying notes are an integral part of these financial statements.

one
STATEMENT OF CASH FLOWS
As Restated — See Note 2
For the Period From June 24, 2020 (Inception) Through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(2,611,559)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party under note payable	25,000
Change in fair value of derivative warrant liabilities	1,705,000
Offering costs associated with derivative warrant liabilities	601,960
Net gain from investments held in Trust Account	(76,225)
Changes in operating assets and liabilities:
Prepaid expenses	(314,351)
Accounts payable	30,360
Accrued expenses	24,847

Net cash used in operating activities	(614,968)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(215,000,000)

Net cash used in investing activities	(215,000,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related parties	65,000
Repayment of note payable to related parties	(162,854)
Proceeds received from initial public offering, gross	215,000,000
Proceeds received from private placement	6,300,000
Offering costs paid	(4,667,355)

Net cash provided by financing activities	216,534,791

Net change in cash	919,823
Cash – beginning of the period	—

Cash – ending of the period	$919,823

Supplemental disclosure of non-cash investing and financing activities:
Offering costs paid in exchange for issuance of Class B ordinary shares to Sponsor	$25,000
Offering costs included in accounts payable	$85,000
Offering costs included in note payable – related party	$72,854
Deferred underwriting commissions	$7,525,000
Initial value of Class A ordinary shares subject to possible redemption	$187,650,100
Change in value of Class A ordinary shares subject to possible redemption	$(1,907,410)
The accompanying notes are an integral part of these financial statements.

ONE
NOTES TO FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS
Organization and General
One (the “Company”) is a newly incorporated blank check company incorporated in the Cayman Islands on June 24, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
At December 31, 2020, the Company had not yet commenced operations. All activity for the period from June 24, 2020 (inception) through December 31, 2020 relates to the Company’s formation and its preparation for the initial public offering (“Initial Public Offering”), which is described below, and since the offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of income earned on investments on cash and cash equivalents in the Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.
The Company’s sponsor is
A-star,
a Cayman Islands exempted limited partnership (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 17, 2020. On August 20, 2020, the Company consummated its Initial Public Offering of 21,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 1,500,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $215.0 million, and incurring offering costs of approximately $12.4 million, inclusive of approximately $7.5 million in deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 3,150,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $2.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.3 million (Note 5).
Upon the closing of the Initial Public Offering and the Private Placement, $215.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”), located in the United States, with Continental Stock Transfer & Trust Company acting as trustee, and will be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under
Rule 2a-7
of the Investment Company Act, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
The Company will provide its holders (the “Public Shareholders”) of its Public Shares with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares have been recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. Subsequent to the consummation of the Initial Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public
information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, officers and directors (the “Initial Shareholders”) have agreed not to propose an amendment to the amended and restated memorandum and articles of association (a) that would modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Initial Public Offering, or August 20, 2022 (the “Combination Period”) or (b) with respect to any other provision relating to shareholders’ rights or pre-initial
Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject, in the case of clauses (ii) and (iii), to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or members of the Company’s management team acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Proposed Transaction
As more fully described in Note 11, on February 23, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Caspian Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), and MarkForged, Inc., a Delaware corporation (“Markforged”). Also, in connection with Merger Agreement, the Company entered into certain related agreements including Subscription Agreements, Sponsor Support Agreement, Shareholder Support Agreement. For more information, the Company’s announcement and the related agreements have been filed on a Current Report on Form
8-K
on February 24, 2021.
Liquidity and Capital Resources
As of December 31, 2020, the Company had approximately $0.9 million in its operating bank account and working capital of approximately $1.1 million.
The Company’s liquidity needs up to December 31, 2020 had been satisfied through the payment of $25,000 from the Sponsor to cover for certain expenses on behalf of the Company in exchange for the issuance of the

Founder Shares, the loan of approximately $163,000 from the Sponsor pursuant to the Note (see Note 5), and the proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note on August 20, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loan.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
In May 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase Class A ordinary shares that the Company issued in August 2020 (the “Warrants”), the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on August 20, 2020, the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with Company’s audit committee, management concluded that the warrants should be presented as liabilities with subsequent fair value remeasurement.
Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash
changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic
815-40,
Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC
815-40).
The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC
815-40
to the warrant agreement. The Company reassessed its accounting for Warrants issued on August 20, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.

Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$216,310,399	$—	$216,310,399

Liabilities and shareholders’ equity
Total current liabilities	$140,207	$—	$140,207
Deferred legal fees	—	—
Deferred underwriting commissions	7,525,000	—	7,525,000
Derivative warrant liabilities	—	17,902,500	17,902,500

Total liabilities	7,665,207	17,902,500	25,567,707
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	203,645,190	(17,902,500)	185,742,690
Shareholders’ equity
Preference shares – $0.0001 par value	—	—	—
Class A ordinary shares – $0.0001 par value	114	179	293
Class B ordinary shares – $0.0001 par value	538	—	538
Additional paid-in-capital	5,303,949	2,306,781	7,610,730
Accumulated deficit	(304,599)	(2,306,960)	(2,611,559)

Total shareholders’ equity	5,000,002	—	5,000,002

Total liabilities and shareholders’ equity	$216,310,399	$—	$216,310,399

	Period From June 24, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(380,824)	$—	$(380,824)
Other (expense) income:
Change in fair value of derivative warrant liabilities	—	(1,705,000)	(1,705,000)
Offering costs associated with derivative warrant liabilities	—	(601,960)	(601,960)
Net gain from investments held in Trust Account	76,225	—	76,225

Total other (expense) income	76,225	(2,306,960)	(2,230,735)

Net loss	$(304,599)	$(2,306,960)	$(2,611,559)

Basic and Diluted weighted-average Class A ordinary shares outstanding	21,500,000	—	21,500,000
Basic and Diluted net loss per Class A share	$0.00	—	$0.00
Basic and Diluted weighted-average Class B ordinary shares outstanding	5,265,873	—	5,265,873
Basic and Diluted net loss per Class B share	$(0.07)	—	$(0.51)

	Period From June 24, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net loss	$(304,599)	$(2,306,960)	$(2,611,559)
Change in fair value of derivative warrant liabilities	—	$1,705,000	1,705,000
Offering costs associated with derivative warrant liabilities	—	601,960	601,960
Net cash used in operating activities	(614,968)	—	(614,968)
Net cash used in investing activities	(215,000,000)	—	(215,000,000)
Net cash provided by financing activities	216,534,791	—	216,534,791

Net change in cash	$919,823	$—	$919,823

In addition, the impact to the balance sheet dated August 20, 2020, filed on Form
8-K
on August 26, 2020 related to the impact of accounting for the public and private warrants as liabilities at fair value resulted in an $16.2 million increase to the derivative warrant liabilities line item at August 20, 2020 and offsetting decrease to the Class A ordinary shares subject to possible redemption mezzanine equity line item. There is no change to total shareholders’ equity at the reported balance sheet date.

	As of August 20, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$216,841,686	$—	$216,841,686

Liabilities and shareholders’ equity
Total current liabilities	$469,077	$—	$469,077
Deferred legal fees	—	—
Deferred underwriting commissions	7,525,000	—	7,525,000
Derivative warrant liabilities	—	16,197,500	16,197,500

Total liabilities	7,994,077	16,197,500	24,191,577
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	203,847,600	(16,197,500)	187,650,100
Shareholders’ equity
Preference shares – $0.0001 par value	—	—	—
Class A ordinary shares – $0.0001 par value	112	161	273
Class B ordinary shares – $0.0001 par value	538	—	538
Additional paid-in-capital	5,116,691	601,799	5,718,490
Accumulated deficit	(117,332)	(601,960)	(719,292)

Total shareholders’ equity	5,000,009	—	5,000,009

Total liabilities and shareholders’ equity	$216,841,686	$—	$216,841,686

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. As described in Note 2 — Restatement of Previously Issued Financial Statements and Note 10 — Quarterly Financial Information (unaudited), the Company’s financial statements for the period from June 24, 2020 (inception) through December 31, 2020, and for the unaudited interim periods ended September 30, 2020 (collectively, the “Affected Periods”), are restated in this Annual Report on Form
10-K/A
(Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2 — Restatement of Previously Issued Financial Statements for further discussion.
Emerging growth company
As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. At December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable and accrued expenses, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.
The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. Treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2020.
Offering costs associated with Initial Public Offering
The Company complied with the requirements of the ASC
340-10-S99-1.
Offering costs consist legal, accounting, underwriting fees and other incremental costs directly attributable to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating
expenses in the statement of operations. Offering costs associated with the Public Shares were charged to shareholders’ equity upon the completion of the Initial Public Offering.
Derivative Warrant liabilities
The Company does not use derivative instruments to hedge its exposures to cash flow, market, or foreign currency risks. Management evaluates all of the Company’s financial instruments, including issued warrants to purchase its Class A ordinary shares, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Company issued 5,375,000 warrants to purchase Class A ordinary shares to investors in the Company’s Initial Public Offering and simultaneously issued 3,150,000 Private Placement Warrants. All of the Company’s

outstanding warrants are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, we recognize the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Binomial Lattice in a risk-neutral framework. For each modeled future price, the warrant payoff is calculated based on the contractual terms (incorporating any optimal early exercise / redemption), and then discounted at the term-matched risk-free rate. Finally, the value of the warrants is calculated as the probability-weighted present value over all future modeled payoffs. The fair value of Public Warrants subsequently been measured based on the listed market price of such warrants while the fair value of the Private Placement Warrants continue to be estimated using a Binomial Lattice model.
Class A Ordinary Shares subject to possible redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 18,574,269 shares of Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.
Net income (loss) per ordinary share
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and Private Placement to purchase an aggregate of 8,525,000 shares of Class A ordinary shares in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the periods presented.
The Company’s statement of operations includes a presentation of income per share for ordinary share subject to redemption in a manner similar to the two-class
method of income per share. Net income per share, basic and diluted for Class A ordinary shares is calculated by dividing the investment income earned on the Trust Account of approximately $76,000 for the period from June 24, 2020 (inception) to December 31, 2020, by the weighted average number of shares of Class A ordinary shares outstanding for the period. Net loss per share, basic and diluted for Class B ordinary shares is calculated by dividing the net loss of approximately $2.6 million, less income attributable to Class A ordinary shares, by the weighted average number of shares of Class B ordinary shares outstanding for the period.
Income taxes
ASC Topic 740, “Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
On August 20, 2020, the Company consummated its Initial Public Offering of 21,500,000 Units, including 1,500,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $215.0 million, and consummated the simultaneous private placement of 3,150,000 Private Placement Warrants to the Sponsor, at a price of $2.00 per Private Placement Warrant, generating gross proceeds of $6.3 million, incurring offering costs of approximately $12.4 million, inclusive of approximately $7.5 million in deferred underwriting commissions. The Company deposited $215.0 million of the net proceeds in the Trust Account, of which $7.5 million in the aggregate will be payable to the underwriters for deferred underwriting commissions.
Each Unit consists of one Class A ordinary share, and
one-fourth
of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On June 26, 2020, the Sponsor paid $25,000, or approximately $0.004 per share, to cover certain offering costs in consideration for 5,750,000 Class B ordinary shares, par value $0.0001 (the “Founder Shares”). Up to 750,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. On August 10, 2020, the Sponsor transferred 25,000 Founder Shares to each of Michelle Gill, Lachy Groom, Gautam Gupta, Trina Spear, and Laura de Petra, and 30,000 Founder Shares to Pierre Lamond. On August 20, 2020, the underwriters exercised their over-allotment option and, an aggregate of 375,000 Founder Shares were forfeited by the Sponsor for no consideration accordingly.
The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the closing price of Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-
trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 3,150,000 Private Placement Warrants at a price of $2.00 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $6.3 million.
Each warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. A portion of the proceeds from the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Initial Business Combination.
Sponsor Loan
On June 26, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest
bearing and payable on the earlier of December 31, 2020 or the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note, and fully repaid the Note on August 20, 2020.
Working Capital Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement warrants at a price of $2.00 per warrant. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.
Administrative Support Agreement
The Company agreed to pay the Sponsor a total of $10,000 per month, commencing on date the Company’s securities are first listed on the New York Stock Exchange (the “listing date”), for office space, secretarial and administrative services. Upon completion of the Initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company incurred $40,000 for expenses in connection with the Administrative Support Agreement from the listing date through December 31, 2020.
NOTE 6. COMMITMENTS AND CONTINGENCIES
Registration and Shareholder Rights
The holders of Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any, were entitled to registration rights pursuant to a registration rights agreement. These holders are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the final prospectus relating to the Initial Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On August 20, 2020, the underwriters exercised their over-allotment option of 1,500,000 Units and, an aggregate of 375,000 Class B ordinary shares were forfeited by the Sponsor for no consideration accordingly.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.3 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $7.5 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that, while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statement. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 7. DERIVATIVE WARRANT LIABILITIES
As of December 31, 2020, the Company has 5,375,000 and 3,150,000 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of at $11.50 per share and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the ordinary shares issuable upon exercise of the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A ordinary shares issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the initial Business Combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the Public Warrants.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sales price (the “closing price”) of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, commencing ninety days after the warrants become exercisable, the Company may redeem the warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of the Class A ordinary shares (as defined below);

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before the Company sends the notice of redemption to the warrant holders;

•	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the
30-day
period after written notice of redemption is given.

The “fair market value” of the Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
NOTE 8. SHAREHOLDERS’ EQUITY
Preference Shares —
The Company is authorized to issue 1,000,000 preference with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares —
The Company is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2020, there were 21,500,000 Class A ordinary shares issued or outstanding, including 20,364,519 Class A ordinary shares subject to possible redemption.
Class
 B Ordinary Shares —
The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B ordinary shares. At August 20, 2020, there were 5,750,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 750,000 shares were subject to forfeiture to the Company for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders would collectively own 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On August 20, 2020, the underwriters exercised their over-allotment option in part and, accordingly, an aggregate of 375,000 Founder Shares were forfeited by the Sponsor for no consideration accordingly. As of December 31, 2020, there were 5,375,000 Class B ordinary shares outstanding.
Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares have the right to vote on the election of the Company’s directors prior to the initial Business Combination.

The Class B ordinary shares will automatically convert into Class A ordinary shares immediately upon the consummation of the initial Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity- linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity- linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants that may be issued upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one to one.
NOTE 9. FAIR VALUE MEASUREMENTS
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$215,076,225	$—	$—
Liabilities:
Derivative warrant liabilities – Public	$11,287,500	$—	$—
Derivative warrant liabilities – Private	$—	$—	$6,615,000
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in October 2020, when the Public Warrants were separately listed and traded.
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Binomial Lattice model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Binomial Lattice model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have been measured based on the listed market price of such warrants, a Level 1 measurement, since October 2020. For the period ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of liabilities of approximately $1.7 million presented as change in fair value of derivative warrant liabilities on the accompanying statement of operations.
The estimated fair value of the Private Placement Warrants, and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Binomial Lattice model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the expected volatility of its Class A ordinary share warrants based on the implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s Class A ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at December 31, 2020:

	As of August 20, 2020	As of December 31, 2020
Volatility	45.0%	25.8%
Stock price	n/a	$10.77
Risk-free rate	0.35%	0.43%
Dividend yield	0.0%	0.0%
The change in the fair value of Level 3 fair value measurements for the period from June 24, 2020 (inception) through December 31, 2020 is summarized as follows:

Level 3 Derivative warrant liabilities at June 24, 2020 (inception)	$—
Issuance of Public and Private Warrants	16,197,500
Transfer to Level 1 measurement – Public Warrants	(10,212,500)
Change in fair value of derivative warrant liabilities	630,000

Level 3 Derivative warrant liabilities at December 31, 2020	$6,615,000

Note 10 — Quarterly Financial Information (Unaudited)
The following tables contain unaudited consolidated quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement and revision of the Company’s consolidated financial statements as described in Note 2 — Restatement of Previously Issued Financial Statements. The restatement and revision had no impact on net cash flows from operating, investing or financing activities. The Company has not amended its previously filed Quarterly Report on Form
10-Q
for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in this Annual Report, and the financial statements and related financial information for the Affected Period contained in such previously filed report should no longer be relied upon.

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$216,445,723	$—	$216,445,723

Liabilities and shareholders’ equity
Total current liabilities	$161,956	$—	$161,956
Deferred legal fees	—
Deferred underwriting commissions	7,525,000	—	7,525,000
Derivative warrant liabilities	—	16,197,500	16,197,500

Total liabilities	7,686,956	16,197,500	23,884,456
Class A ordinary shares, $0.0001 par value; shares subject to possible redemption	203,758,760	(16,197,500)	187,561,260
Shareholders’ equity
Preference shares – $0.0001 par value	—	—	—
Class A ordinary shares – $0.0001 par value	112	162	274
Class B ordinary shares – $0.0001 par value	538	—	538
Additional paid-in-capital	5,190,381	601,798	5,792,179
Accumulated deficit	(191,024)	(601,960)	(792,984)

Total shareholders’ equity	5,000,007	—	5,000,007

Total liabilities and shareholders’ equity	$216,445,723	$—	$216,445,723

	Period From June 24, 2020 (Inception) Through September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(201,002)	$—	$(201,002)
Other (expense) income:
Change in fair value of warrant liabilities	—	—	—
Offering costs associated with derivative warrant liabilities	—	(601,960)	(601,960)
Net gain from investments held in Trust Account	9,978	—	9,978

Total other (expense) income	9,978	(601,960)	(591,982)

Net loss	$(191,024)	$(601,960)	$(792,984)

Basic and Diluted weighted-average Class A ordinary shares outstanding	21,500,000	—	21,500,000
Basic and Diluted net loss per Class A share	$0.00	—	$0.00
Basic and Diluted weighted-average Class B ordinary shares outstanding	5,162,280	—	5,162,280
Basic and Diluted net loss per Class B share	$(0.04)	—	$(0.16)
Unaudited Condensed Statement of Cash Flows
Net loss	$(191,024)	$(601,960)	$(792,984)
Offering costs associated with derivative warrant liabilities	—	601,960	601,960
Net cash used in operating activities	(393,915)	—	(393,915)
Net cash used in investing activities	(215,000,000)	—	(215,000,000)
Net cash provided by financing activities	216,459,791	—	216,459,791

Net change in cash	$1,065,876	$—	$1,065,876

NOTE 11. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review other than as described in footnote 2, and the items below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements
On February 23, 2021, the Company entered into Merger Agreement, by and among the Company, Caspian Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company formed on February 22, 2021 (“Merger Sub”), and MarkForged, Inc. (“Markforged”). The Merger Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company and Markforged.
In connection with the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, the following transactions, among other things, are expected to occur: (i) prior to the effective time of the transactions contemplated by the Merger Agreement (the “Effective Time”), the Company will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended (the “DGCL”), and the Cayman Islands Companies Law (As Revised) (the “Domestication”); (ii) prior to the Effective Time, all issued and outstanding shares of preferred stock of Markforged will convert into shares of common stock of Markforged; (iii) prior to the Effective Time, Markforged will repurchase up to approximately $45 million of Markforged securities held by certain of its shareholders (the “Employee Transactions”); (iv) at the Effective Time, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, Merger Sub will merge with and into Markforged, with Markforged continuing as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”); (v) at the

Effective Time, and after the Domestication, each issued and outstanding share of common stock of Markforged, excluding the shares repurchased in the Employee Transactions, will be cancelled and converted into the right to receive a number of shares of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), equal to the product of (x) one share of Markforged common stock and (y) the Exchange Ratio (as defined below) (such aggregate number of shares of Company Common Stock, the “Aggregate Merger Consideration”); and (iv) upon the consummation of the Merger (the “Closing”), the Company will be renamed “Markforged Holding Corporation.”
In connection with the Domestication, (i) each then issued and outstanding Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Ordinary Shares”), and each then issued and outstanding Class B ordinary share of the Company, par value $0.0001 per share (the “Class B Ordinary Shares”), will convert into one share of Company Common Stock, (ii) each then issued and outstanding warrant of the Company will convert automatically into a warrant to acquire one share of Company Common Stock, pursuant to the Company’s existing warrant agreement, and (iii) each then issued and outstanding unit of the Company that has not previously been separated into its underlying securities will be cancelled and the holder thereof will receive one share of Company Common Stock and one-fourth
of one warrant to purchase Company Common Stock.
The Exchange Ratio is defined as (i) $1,700,000,000 minus the total dollar amount paid by the Company in connection with the Employee Transactions, divided by (ii) $10.00, divided by (iii) the number of issued and outstanding shares of Markforged common stock, on a fully diluted and as-converted
basis (including shares subject to outstanding equity awards of Markforged (“Markforged Equity Awards”) and shares available for issuance in respect of Markforged Equity Awards not yet granted under the Markforged equity incentive plan). In addition, the outstanding Markforged Equity Awards will be converted into equity awards of the Company, on the terms provided in the Merger Agreement. The holders of Markforged common stock and Markforged Equity Awards (whether vested or not) immediately prior to the Effective Time will be entitled to receive, on a pro rata basis, up to 14,666,667 additional shares of Company Common Stock (“Earnout Shares”) as follows: (i) if the volume-weighted average price of Company Common Stock is at least $12.50 for any 20 days in a consecutive
30-trading
day period, 8,000,000 Earnout Shares will be issued, (ii) if the volume-weighted average price of Company Common Stock is at least $15.00 for any 20 days in a consecutive
30-trading
day period, 6,666,667 Earnout Shares will be issued and (iii) upon a change of control or a liquidation of the Company, all previously unearned Earnout Shares will be issued. Markforged shareholders will not receive any Earnout Shares not earned within five years of the Closing.
The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions and additional closing conditions, including, among others: (i) approval of the Merger and related agreements and transactions by the shareholders of the Company and by the shareholders of Markforged, (ii) the effectiveness of the merger proxy statement / registration statement on Form
S-4
to be filed by the Company in connection with the Merger, (iii) expiration or termination of the waiting period under the Hart-Scott- Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iv) receipt of approval for listing on The New York Stock Exchange (the “NYSE”) for the shares of Company Common Stock to be issued in connection with the Merger, (v) the Company having at least $5,000,001 of net tangible assets upon Closing and (vi) the size and composition of the board of directors of the Company after giving effect to the Merger being composed as agreed upon by the parties.
The Merger Agreement may be terminated under certain customary circumstances prior to the Closing.
Certain Related Agreements
Also, in connection with Merger Agreement, the Company entered into certain related agreements including Subscription Agreements, Sponsor Support Agreement, Shareholder Support Agreement.

For more information, the Company’s announcement and the related agreements have been filed on a Current Report on Form
8-K
on February 24, 2021.
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were available to be issued. Other than what is discussed herein, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

SEC registration fee		$178,977
Accounting fees and expenses			*
Legal fees and expenses			*
Financial printing and miscellaneous expenses		—
Total	$		*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all fees, expenses and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 15. Recent Sales of Unregistered Securities.
We have sold the securities described below within the past three years which were not registered under the Securities Act. All of the sales listed below were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder:

•	On August 20, 2020, AONE issued 3,150,000 private placement warrants to the Sponsor concurrently with the closing of AONE’s IPO; and

•
On July 14, 2021, we issued 21,000,000 shares of common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $210,000,000.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 16. Exhibits and Financial Statement Schedules.
The financial statements filed as part of this prospectus are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description

2.1+**	Agreement and Plan of Merger, dated as of February 23, 2021, by and among one, Caspian Merger Sub Inc. and MarkForged, Inc. (incorporated by reference to Exhibit 2.1 to one’s Registration Statement on Form S-4/A filed June 4, 2021).

3.1**	Certificate of Incorporation of Markforged Holding Corporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on July 20, 2021)

3.2**	Bylaws of Markforged Holding Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on July 20, 2021).

4.4**	Warrant Agreement, dated August 17, 2020, between one and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.4 to one’s Registration Statement on Form S-4/A filed June 4, 2021).

4.5**	Specimen Common Stock Certificate of Markforged Holding Corporation (incorporated by reference to Exhibit 4.5 to one’s Registration Statement on Form S-4/A filed June 4, 2021).

5.1	Opinion of Goodwin Procter LLP.

10.1**	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on July 20, 2021).

10.2**	Letter Agreement, dated August 17, 2020, among one, one’s directors and officers and A-Star LLC (incorporated by reference to Exhibit 10.2 to one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.5**	Sponsor Warrants Purchase Agreement, dated August 17, 2020, between one and A-Star LLC (incorporated by reference to Exhibit 10.5 to one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.15**	Sponsor Support Agreement, dated February 23, 2021, by and among A-Star LLC, one, each director and officer of one and MarkForged, Inc. (incorporated by reference to Annex B to one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.16**	Stockholder Support Agreement, dated February 23, 2021, by and among one, MarkForged, Inc. and certain stockholders of MarkForged, Inc (incorporated by reference to Annex C to one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.17**	Form of Subscription Agreement, by and between one and the undersigned subscriber party thereto (incorporated by reference to Annex D to one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.18**	Form of Registration Rights Agreement by and among Markforged Holding Corporation and certain stockholders of one and MarkForged, Inc. party thereto (incorporated by reference to Annex E to one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.19**	Form of Lock-Up Agreement by and between one and certain stockholders of one and MarkForged, Inc. party thereto (incorporated by reference to Annex E to one’s Registration Statement on Form S-4/A filed June 4, 2021)

10.20†**	MarkForged, Inc. 2013 Stock Option and Grant Plan.

Exhibit Number	Description

10.21†**	Forms of Option Agreement, Stock Option Grant Notice and Notice of Exercise under the 2013 Equity Incentive Plan.

10.22†**	Forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2013 Equity Incentive Plan.

10.23†**	Form of Markforged Holding Corporation 2021 Equity Incentive Plan (incorporated by reference to Annex G to one’s Registration Statement on Form S-4/A filed June 4, 2021)

10.24†**	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.24 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.25**	Restricted Stock Unit Award Agreement for Company Employees under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.25 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.26†**	Restricted Stock Unit Award Agreement for Consultants under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.26 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.27†**	Incentive Stock Option Agreement under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.27 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.28†**	Non-Qualified Stock Option Agreement for Company Consultants under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.28 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.29†**	Non-Qualified Stock Option Agreement for Company Employees under the Markforged Holding Corporation 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.29 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.30†**	Form of Markforged Holding Corporation 2021 Employee Stock Purchase Plan (incorporated by reference to Annex H of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.31**	Lease Agreement, dated July 29, 2020, between MarkForged, Inc. as Tenant, GRE Riverworks, LLC, as Landlord (incorporated by reference to Exhibit 10.31 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.32**	First Amendment of Lease, dated August 14, 2017, between MarkForged, Inc., as Tenant, and SDC Watertown Partners, LLC, as Landlord (incorporated by reference to Exhibit 10.32 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.33**	Lease Agreement, dated March 2019, between MarkForged, Inc. as Tenant, 900 Middlesex Property Owner, LLC, as Landlord (incorporated by reference to Exhibit 10.33 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.34**	Lease Agreement, dated January 18, 2017, between MarkForged, Inc., as Tenant, and SDC Watertown Partners, LLC, as Landlord (incorporated by reference to Exhibit 10.34 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.35†**	Amended and Restated Offer Letter, dated October 22, 2020, between MarkForged, Inc. and Shai Terem (incorporated by reference to Exhibit 10.35 of one’s Registration Statement on Form S-4/A filed June 4, 2021).

10.36†**	Offer Letter, dated October 30, 2020, between MarkForged, Inc. and Stephen Karp.

Exhibit Number	Description

10.37†**	Offer Letter, dated October 5, 2020, between MarkForged, Inc. and Greg Mark.

10.38†**	Offer Letter, dated November 13, 2019, between MarkForged, Inc. and Dorit Liberman.

10.39†**	Offer Letter As Amended, dated between MarkForged Inc. and David Benhaim.

10.40†**	Offer Letter, dated January 31, 2021, between MarkForged, Inc. and Mark Schwartz.

16.1**	Letter from WithumSmith + Brown PC to the SEC, dated July 20. 2021 (incorporated by reference to Exhibit 16.1 of the Registrant’s Current Report on Form 8-K filed on July 20, 2021.

21.1**	List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s current Report on Form 8-K filed July 20, 2021)

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page to this Registration Statement on Form S-1).

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	To be filed by amendment.
**	Previously filed.
+
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation
S-K.
The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

†	Indicates management contract or compensatory plan.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
Provided, however
, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, State of Massachusetts, on August 12, 2021.

MARKFORGED HOLDING CORPORATION
By:	/s/ Shai Terem
Name: Shai Terem
Title: Chief Executive Officer
Each person whose signature appears below constitutes and appoints each of Shai Terem, Mark Schwartz and Stephen Karp, acting alone or together with another attorney-in-fact,
as his or her true and lawful
attorney-in-fact
and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact
and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact
and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on August 12, 2021.

Signature	Title	Date

/s/ Shai Terem Shai Terem	Director, President, and Chief Executive Officer (Principal Executive Officer)	August 12, 2021

/s/ Mark Schwartz Mark Schwartz	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 12, 2021

/s/ Edward Anderson Edward Anderson	Director	August 12, 2021

/s/ Kevin Earnest Hartz Kevin Earnest Hartz	Director	August 12, 2021

/s/ Gregory Mark Gregory Mark	Director	August 12, 2021

/s/ Michael Medici Michael Medici	Director	August 12, 2021

/s/ Paul Milbury Paul Milbury	Director	August 12, 2021

/s/ Antonio Rodriguez Antonio Rodriguez	Director	August 12, 2021

/s/ Carol Meyers Carol Meyers	Director	August 12, 2021

/s/ Alan Masarek Alan Masarek	Director	August 12, 2021